SAXON SECURITIES ASSET TRUST 1997-2
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES


                                  SERIES 1997-2





                                 TRUST AGREEMENT

                            dated as of June 1, 1997,

                                      among

                         SAXON ASSET SECURITIES COMPANY,
                                  as Depositor

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION as Master Servicer, Custodian, Certificate Registrar and Paying Agent

                                       and

                                 CITIBANK, N.A.
                                   as Trustee

                                TABLE OF CONTENTS
                                                                        Page

PRELIMINARY STATEMENT......................................................1

ARTICLE I  DEFINITIONS.....................................................1
   Section 1.01.  Standard Terms; Section References.......................1
   Section 1.02.  Defined Terms............................................2

ARTICLE II  FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS..............16
   Section 2.01.  Conveyance of Mortgage Loans............................16

ARTICLE III  REMITTING TO CERTIFICATEHOLDERS..............................17
   Section 3.01.  Subaccount Distributions................................15
   Section 3.02.  Certificate Distributions...............................18
   Section 3.03.  Reports to the Depositor................................21
   Section 3.04.  Reports by Master Servicer..............................22

THE CERTIFICATES..........................................................23
   Section 4.01.  The Certificates........................................23
   Section 4.02.  Denominations...........................................23
   Section 4.03.  Interest Fund...........................................23

ARTICLE V MISCELLANEOUS PROVISIONS........................................24
   Section 5.01.  Request for Opinions....................................24
   Section 5.02.  Form of Certificates....................................24
   Section 5.03.  Schedules and Exhibits..................................24
   Section 5.04.  Governing Law...........................................24
   Section 5.05.  REMIC Administration....................................24
   Section 5.06.  Master Servicer; Month-End Interest.....................25
   Section 5.07.  Trustee; Advances.......................................24
   Section 5.08.  Auction Call............................................24

Schedule I:    The Mortgage Loans:      A. Group I Mortgage Loans
                                        B. Group II Mortgage Loans
Schedule II:   Sales Agreement and Servicing Agreements
Schedule III:  Mortgage Loans for which first payment to the Trust will be after July 1, 1997
Exhibit AF:    1: Form of Class AF-1 Certificate
               2: Form of Class AF-2 Certificate
               3: Form of Class AF-3 Certificate
               4: Form of Class AF-4 Certificate
               5: Form of Class AF-5 Certificate
               6: Form of Class AF-6 Certificate
               7: Form of Class AF-7 Certificate
Exhibit MF:    1: Form of Class MF-1 Certificate
               2: Form of Class MF-2 Certificate
Exhibit BF:       Form of Class BF Certificate
Exhibit AV-1:     Form of Class AV-1 Certificate
Exhibit MV:    1: Form of Class MV-1 Certificate
               2: Form of Class MV-2 Certificate
Exhibit BV:       Form of Class BV Certificate
Exhibit C:        Form of Class C Certificate
Exhibit R:        Form of Class R Certificate

                                 TRUST AGREEMENT

        THIS TRUST AGREEMENT dated as of June 1, 1997 (this "Agreement"), among SAXON ASSET SECURITIES COMPANY, a Virginia corporation (the "Depositor"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Master Servicer, Custodian, Certificate Registrar and Paying Agent (in such capacities, the "Master Servicer", the "Custodian", the "Certificate Registrar" and the "Paying Agent"), and CITIBANK, N.A., a national banking association, as Trustee (in such capacity, the "Trustee"), under this Agreement and the Standard Terms to Trust Agreement (January 1997 Edition) (the "Standard Terms"), all the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Trust Agreement").



                              PRELIMINARY STATEMENT

        The Board of Directors of the Depositor has duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $466,861,000 to be known as the Saxon Securities Asset Trust 1997-2, Mortgage Loan Asset Backed Certificates, Series 1997-2 (the "Certificates"). The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the following: the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2, Class BV, Class C and Class R Certificates.

        In accordance with Section 10.01 of the Standard Terms, the Trustee will make elections to treat certain assets of the Trust as real estate mortgage investment conduits for federal income tax purposes.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Master Servicer, the Custodian, the Certificate Registrar, the Paying Agent and the Trustee agree as follows:



                              ARTICLE I DEFINITIONS

Section 1.01.  Standard Terms; Section References

        (a) The Depositor, the Master Servicer, the Custodian, the Certificate Registrar, the Paying Agent and the Trustee acknowledge that the Standard Terms prescribe their duties, responsibilities and obligations with respect to the Certificates, agree to observe and perform such duties, responsibilities and obligations to the extent they are not inconsistent with the provisions of this Agreement and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms as of the Closing Date, as modified by Sections 1.02 and 5.07 hereof, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

        (b) Unless otherwise specified herein, all references in this Agreement to sections shall mean sections contained in this Agreement.

        (c) Paragraph (e) of the definition of "Trustee Mortgage Loan File" in the Standard Terms is amended to read as follows:

          "(e) in the case of a Mortgage Loan that is not identified in the Mortgage Loan Schedule as a Junior Mortgage Loan of the type described below, an original Title Insurance Policy, Certificate of Title Insurance or a written commitment to issue a Title Insurance Policy or Certificate of Title Insurance or a copy of a Title Insurance Policy or Certificate of Title Insurance certified as true and correct by the applicable Insurer and, in the case of a Mortgage Loan identified as a Junior Mortgage Loan with a principal balance of $50,000 or less, a representation of the Seller in the Sales Agreement that (i) the related senior mortgage loan is held by an institutional lender such as a bank, other financial institution or mortgage company and (ii) the Seller has determined based on a review of a property profile or title report acceptable to such Seller that the Borrower has valid title to the Mortgaged Premises;"

          (d) Section 3.04(a)(iii) of the Standard Terms is amended by adding the following sentence at the end thereof:

                    "Such other action shall first be submitted in writing to SMI and subsequently approved by SMI."

          (e) Section 3.08(a) of the Standard Terms is amended by adding the following sentence after the first sentence thereof:

                    "The Master Servicer shall use all reasonable efforts to obtain no more frequently than monthly from the Servicer and to furnish to SMI a statement itemizing the Servicer's marketing and liquidation efforts and an accounting of the proceeds and expenses associated with the liquidation of the REO Property."

          (f) The fifth sentence of Section 3.10 of the Standard Terms is deleted and the following sentence is inserted in place thereof:

                    "The Master Servicer, with approval from SMI, may waive compliance by the Servicer with certain provisions of the Servicing Agreement".

          (g) The sixth sentence of Section 3.10 of the Standard Terms is deleted and the following two sentences are added in place thereof:

                    "The Master Servicer shall then promptly instruct the Servicer or otherwise respond to any request of the Servicer. The Master Servicer shall immediately forward to SMI for approval all requests regarding forebearance or modification, partial release of collateral or disposition of REO Property. SMI shall promptly review the request and communicate its recommendation to the Master Servicer".

Section 1.02.  Defined Terms

        Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms. In addition, the following provisions shall govern the defined terms set forth below for the Trust Agreement. If a term defined in the Standard Terms is also defined herein, the definition herein shall control.

        "Accrual Period": With respect to the Group I Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date; a "calendar month" shall be deemed to be 30 days. With respect to the Group II Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Group I Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and all calculations of interest on the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

        "Auction Sale Bid Date": The first Master Servicer Remittance Date on which the sum of the Group I Certificate Principal Balance and the Group II Certificate Principal Balance has declined to 10% or less of such sum on the Closing Date.

        "Available Funds Cap": As of any Distribution Date, a per annum rate equal to the quotient of (i) the excess of (A) the total annual scheduled interest on Group II based on the Mortgage Interest Rates in effect during the related Due Period over (B) twelve times the total of the Servicing Fees and Master Servicing Fee for such Due Period for Group II divided by (ii) the Group II Certificate Principal Balance.

        "Book-Entry Certificates": The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2 and Class BV Certificates, except to the extent provided in Section 5.03 of the Standard Terms.

        "Certificate": Any of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2, Class BV, Class C or Class R Certificates.

        "Certificate Registrar": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

        "Class": Any of Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2, Class BV, Class C or Class R.

         "Certificate Definitions":

                  "Group I Certificates":


   "Class AF-1  Certificate":  Any    "Class  AF-2   Certificate":     Any   "Class  AF-3  Certificate":   Any
Certificate   designated   as    a   Certificate  designated as  a  "Class  Certificate   designated   as    a
"Class  AF-1 Certificate"  on  the   AF-2   Certificate"   on   the   face  "Class  AF-3  Certificate" on  the
face  thereof,  in  the  form   of   thereof, in the form of Exhibit  AF-2  face  thereof,  in  the   form  of
Exhibit AF-1 hereto,  representing   hereto,  representing  the  right  to  Exhibit AF-3 hereto,  representing
the right to distributions as  set   distributions as set forth herein.     the right to distributions  as set
forth herein.                                                               forth herein.

 "Class      AF-1      Certificate    "Class  AF-2  Certificate  Principal   "Class      AF-3      Certificate
Principal    Balance":         The   Balance":  The Certificate  Principal  Principal       Balance":      The
Certificate  Principal  Balance of   Balance    of    the    Class    AF-2  Certificate  Principal  Balance of
the Class AF-1 Certificates.         Certificates.                          the Class AF-3 Certificates.

 "Class  AF-1  Current  Interest":    "Class   AF-2   Current   Interest":   "Class  AF-3  Current  Interest":
With respect  to any  Distribution   With  respect  to   any  Distribution  With  respect to  any Distribution
Date, the interest accrued on  the   Date,  the  interest  accrued on  the  Date, the interest accrued  on the
Class  AF-1  Certificate Principal   Class   AF-2   Certificate  Principal  Class  AF-3  Certificate Principal
Balance immediately prior  to such   Balance  immediately  prior  to  such  Balance immediately  prior to such
Distribution   Date   during   the   Distribution Date during  the related  Distribution   Date   during   the
related  Accrual  Period   at  the   Accrual  Period  at  the  Class  AF-2  related  Accrual   Period  at  the
Class AF-1 Pass-Through  Rate plus   Pass-Through  Rate  plus  any  amount  Class AF-3  Pass-Through Rate plus
any amount  previously distributed   previously  distributed with  respect  any amount  previously distributed
with  respect   to  interest   for   to interest  for Class  AF-2 that  is  with   respect  to   interest  for
Class  AF-1   that  is   recovered   recovered during the  related Accrual  Class   AF-3  that   is  recovered
during the related  Accrual Period   Period as a voidable preference by  a  during the  related Accrual Period
as  a  voidable  preference  by  a   trustee  in bankruptcy  pursuant to a  as  a  voidable  preference  by  a
trustee in bankruptcy  pursuant to   final non-appealable order.            trustee in  bankruptcy pursuant to
a final non-appealable order.                                               a final non-appealable order.

 "Class   AF-1   Interest    Carry    "Class AF-2  Interest Carry  Forward   "Class   AF-3   Interest    Carry
Forward Amount":  With respect  to   Amount":   With   respect   to   each  Forward  Amount": With  respect to
each  Distribution Date,  the  sum   Distribution  Date,  the  sum of  (i)  each  Distribution  Date, the  sum
of  (i)  the excess  of  (A) Class   the excess  of (A) Class AF-2 Current  of  (i)  the excess  of  (A) Class
AF-1    Current   Interest    with   Interest   with  respect   to   prior  AF-3    Current   Interest    with
respect   to  prior   Distribution   Distribution  Dates   over  (B)   the  respect   to  prior   Distribution
Dates   over   (B)    the   amount   amount actually distributed  to Class  Dates   over    (B)   the   amount
actually   distributed  to   Class   AF-2  with  respect  to  interest  on  actually   distributed  to   Class
AF-1  with respect  to interest on   such  prior  Distribution  Dates  and  AF-3 with respect  to interest  on
such prior Distribution  Dates and   (ii)  interest  thereon at  the Class  such prior  Distribution Dates and
(ii)  interest   thereon  at   the   AF-2   Pass-Through  Rate   for   the  (ii)   interest  thereon   at  the
Class AF-1  Pass-Through Rate  for   related Accrual Period.                Class  AF-3 Pass-Through  Rate for
the related Accrual Period.                                                 the related Accrual Period.

 "Class  AF-1 Pass-Through  Rate":    "Class   AF-2  Pass-Through   Rate":   "Class  AF-3 Pass-Through  Rate":
With respect to  each Distribution   With  respect  to  each  Distribution  With respect  to each Distribution
Date,  the  lesser  of (i)  6.950%   Date, the  lesser of  (i) 6.570%  per  Date,  the  lesser  of (i)  6.630%
per annum  and  (ii) the  Group  I   annum and (ii)  the Group I  Net Rate  and  (ii) the Group I Net Rate for
Net Rate for such date.              for such date.                         such date.

   "Class AF-4  Certificate":  Any    "Class  AF-5   Certificate":     Any   "Class  AF-6  Certificate":   Any
Certificate   designated   as    a   Certificate  designated as  a  "Class  Certificate   designated   as    a
"Class  AF-4 Certificate"  on  the   AF-5   Certificate"   on   the   face  "Class  AF-6  Certificate" on  the
face  thereof,  in  the  form   of   thereof, in the form of Exhibit  AF-5  face  thereof,  in  the   form  of
Exhibit AF-4 hereto,  representing   hereto,  representing  the  right  to  Exhibit AF-6 hereto,  representing
the right to distributions as  set   distributions as set forth herein.     the right to distributions  as set
forth herein.                                                               forth herein.

 "Class      AF-4      Certificate    "Class  AF-5  Certificate  Principal   "Class      AF-6      Certificate
Principal    Balance":         The   Balance":  The Certificate  Principal  Principal       Balance":      The
Certificate  Principal  Balance of   Balance    of    the    Class    AF-5  Certificate  Principal  Balance of
the Class AF-4 Certificates.         Certificates.                          the Class AF-6 Certificates.

 "Class  AF-4  Current  Interest":    "Class   AF-5   Current   Interest":   "Class  AF-6  Current  Interest":
With respect  to any  Distribution   With  respect  to   any  Distribution  With  respect to  any Distribution
Date, the interest accrued on  the   Date,  the  interest  accrued on  the  Date, the interest accrued  on the
Class  AF-4  Certificate Principal   Class   AF-5   Certificate  Principal  Class  AF-6  Certificate Principal
Balance immediately prior  to such   Balance  immediately  prior  to  such  Balance immediately  prior to such
Distribution   Date   during   the   Distribution Date during  the related  Distribution   Date   during   the
related  Accrual  Period   at  the   Accrual  Period  at  the  Class  AF-5  related  Accrual   Period  at  the
Class AF-4 Pass-Through  Rate plus   Pass-Through  Rate  plus  any  amount  Class AF-6  Pass-Through Rate plus
any amount  previously distributed   previously  distributed with  respect  any amount  previously distributed
with  respect   to  interest   for   to interest  for Class  AF-5 that  is  with   respect  to   interest  for
Class  AF-4   that  is   recovered   recovered during the  related Accrual  Class   AF-6  that   is  recovered
during the related  Accrual Period   Period as a voidable preference by  a  during the  related Accrual Period
as  a  voidable  preference  by  a   trustee  in bankruptcy  pursuant to a  as  a  voidable  preference  by  a
trustee in bankruptcy  pursuant to   final non-appealable order.            trustee in  bankruptcy pursuant to
a final non-appealable order.                                               a final non-appealable order.
                                       3


 "Class   AF-4   Interest    Carry    "Class AF-5  Interest Carry  Forward   "Class   AF-6   Interest    Carry
Forward Amount":  With respect  to   Amount":   With   respect   to   each  Forward  Amount": With  respect to
each  Distribution Date,  the  sum   Distribution  Date,  the  sum of  (i)  each  Distribution  Date, the  sum
of  (i)  the excess  of  (A) Class   the excess  of (A) Class AF-5 Current  of  (i)  the excess  of  (A) Class
AF-4    Current   Interest    with   Interest   with  respect   to   prior  AF-6    Current   Interest    with
respect   to  prior   Distribution   Distribution  Dates   over  (B)   the  respect   to  prior   Distribution
Dates   over   (B)    the   amount   amount actually distributed  to Class  Dates   over    (B)   the   amount
actually   distributed  to   Class   AF-5  with  respect  to  interest  on  actually   distributed  to   Class
AF-4  with respect  to interest on   such  prior  Distribution  Dates  and  AF-6 with respect  to interest  on
such prior Distribution  Dates and   (ii)  interest  thereon at  the Class  such prior  Distribution Dates and
(ii)  interest   thereon  at   the   AF-5   Pass-Through  Rate   for   the  (ii)   interest  thereon   at  the
Class AF-4  Pass-Through Rate  for   related Accrual Period.                Class  AF-6 Pass-Through  Rate for
the related Accrual Period.                                                 the related Accrual Period.

 "Class  AF-4 Pass-Through  Rate":    "Class   AF-5  Pass-Through   Rate":   "Class  AF-6 Pass-Through  Rate":
With respect to  each Distribution   With  respect  to  each  Distribution  With respect  to each Distribution
Date,  the  lesser  of (i)  6.800%   Date, the  lesser of  (i) 7.065%  per  Date,  the  lesser  of (i)  7.285%
per annum  and  (ii) the  Group  I   annum and (ii)  the Group I  Net Rate  per annum plus, after the Step  Up
Net Rate for such date.              for such date.                         Date, 0.50% and  (ii) the Group  I
                                                                            Net Rate for such date.

         "Class AF-7 Certificate": Any Certificate designated as a "Class AF-7 Certificate" on the face thereof, in the form of Exhibit AF-7 hereto, representing the right to distributions as set forth herein.

         "Class AF-7 Certificate Principal Balance": The Certificate Principal Balance of the Class AF-7 Certificates.

         "Class AF-7 Current Interest": With respect to any Distribution Date, the interest accrued on the Class AF-7 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class AF-7 Pass-Through Rate plus any amount previously distributed with respect to interest for Class AF-7 that is recovered during the related Accrual Period as a voidable preference by a trustee in bankruptcy pursuant to a final non-appealable order.

         "Class AF-7 Interest Carry Forward Amount": With respect to each Distribution Date, the sum of (i) the excess of (A) Class AF-7 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to Class AF-7 Certificates with respect to interest on such prior Distribution Dates and (ii) interest thereon at the Class AF-7 Pass-Through Rate for the related Accrual Period.

         "Class AF-7 Pass-Through Rate": With respect to each Distribution Date, the lesser of (i) 7.000% per annum plus, after the Step Up Date, 0.50% and (ii) the Group I Net Rate for such date.

         "Class AF-7 Distribution Amount": With respect to any Distribution Date, the product of (i) a fraction the numerator of which is the Class AF-7 Certificate Principal Balance and the denominator of which is the Group I Class A Certificate Principal Balance, in each case immediately prior to such Distribution Date, (ii) the Group I Class A Principal Distribution Amount for such Distribution Date and (iii) the applicable percentage for such Distribution Date set forth below:

                       Distribution Date            Percentage
                       -----------------            ----------
                       July 1997 - June 2000            0%
                       July 2000 - June 2002            45%
                       July 2002 - June 2003            80%
                       July 2003 - June 2004           100%
                       July 2004 and thereafter        300%


"Class MF-1 Applied  Realized Loss    "Class  MF-2   Applied  Realized  Loss   "Class BF Applied Realized Loss
Amount":   As  to any Distribution   Amount":  As  to any Distribution Date,  Amount":  As to any Distribution
Date,  the  sum  of  the  Realized   the  sum of  the Realized  Losses  with  Date, the  sum of  the  Realized
Losses  with  respect  to Group  I   respect  to Group  I  which  have  been  Losses with respect  to Group  I
which   have   been   applied   in   applied in reduction of the Certificate  which   have  been   applied  in
reduction   of   the   Certificate   Principal  Balance  of  the  Class MF-2  reduction  of   the  Certificate
Principal  Balance  of  the  Class   Certificates   pursuant   to    Section  Principal  Balance of  the Class
MF-1   Certificates  pursuant   to   3.02(h) hereof.                          BF   Certificates   pursuant  to
Section 3.02(h) hereof.                                                       Section 3.02(h) hereof.

         "Class MF-1 Certificate":    "Class   MF-2   Certificate":      Any   "Class  BF  Certificate":   Any
Any  Certificate designated  as  a   Certificate designated as a "Class MF-2  Certificate   designated   as  a
"Class  MF-1 Certificate"  on  the   Certificate" on  the face  thereof,  in  "Class  BF  Certificate"  on the
face  thereof,  in  the  form   of   the  form  of   Exhibit  MF-2   hereto,  face  thereof,  in  the  form of
Exhibit MF-1  hereto, representing   representing the right to distributions  Exhibit BF  hereto, representing
the right to distributions as  set   as set forth herein.                     the  right  to  distributions as
forth herein.                                                                 set forth herein.

                                       4


"Class MF-1 Certificate  Principal    "Class   MF-2   Certificate  Principal   "Class BF Certificate Principal
Balance":     The      Certificate   Balance":  The   Certificate  Principal  Balance":     The    Certificate
Principal  Balance  of  the  Class   Balance of the Class  MF-2 Certificates  Principal  Balance of  the Class
MF-1 Certificates  less any  Class   less any  Class MF-2  Applied  Realized  BF  Certificates less  any Class
MF-1    Applied   Realized    Loss   Loss Amount.                             BF Applied Realized Loss Amount.
Amount.

"Class  MF-1  Current   Interest":    "Class MF-2 Current  Interest":   With   "Class  BF  Current  Interest":
With respect  to any  Distribution   respect to any  Distribution Date,  the  With respect to any Distribution
Date, the interest accrued on  the   interest  accrued  on  the  Class  MF-2  Date,  the  interest  accrued on
Class  MF-1  Certificate Principal   Certificate      Principal      Balance  the   Class    BF    Certificate
Balance immediately prior  to such   immediately prior  to such Distribution  Principal   Balance  immediately
Distribution   Date   during   the   Date during the related  Accrual Period  prior to  such Distribution Date
related  Accrual  Period   at  the   at  the  Class  MF-2  Pass-Through Rate  during   the   related   Accrual
Class MF-1 Pass-Through  Rate plus   plus any  amount previously distributed  Period  at  the  Class  BF Pass-
any amount  previously distributed   with respect to interest for Class MF-2  Through  Rate  plus  any  amount
with  respect   to  interest   for   that is  recovered during  the  related  previously    distributed   with
Class  MF-1   that  is   recovered   Accrual Period as a voidable preference  respect to interest for Class BF
during the related  Accrual Period   by a trustee in bankruptcy  pursuant to  that  is  recovered  during  the
as  a  voidable  preference  by  a   a final non-appealable order.            related  Accrual   Period  as  a
trustee in bankruptcy  pursuant to                                            voidable preference by a trustee
a final non-appealable order.                                                 in  bankruptcy   pursuant  to  a
                                                                              final non-appealable order.

"Class    MF-1   Interest    Carry    "Class  MF-2  Interest  Carry  Forward   "Class   BF    Interest   Carry
Forward Amount":  With respect  to   Amount":    With   respect    to   each  Forward Amount": With respect to
each  Distribution Date,  the  sum   Distribution Date,  the sum of  (i) the  each Distribution  Date, the sum
of (i)  the  excess of  (A)  Class   excess  of  (A)   Class  MF-2   Current  of (i) the excess  of (A)  Class
MF-1    Current    Interest   with   Interest   with    respect   to   prior  BF Current Interest with respect
respect   to  prior   Distribution   Distribution Dates over (B)  the amount  to prior Distribution Dates over
Dates   over   (B)    the   amount   actually distributed to Class MF-2 with  (B)    the    amount    actually
actually distributed to  Class MF-   respect  to  interest  on   such  prior  distributed  to  Class  BF  with
1  with  respect  to  interest  on   Distribution  Dates  and (ii)  interest  respect  to   interest  on  such
such prior Distribution  Dates and   thereon at the Class  MF-2 Pass-Through  prior  Distribution   Dates  and
(ii)  interest   thereon  at   the   Rate for the related Accrual Period.     (ii)  interest  thereon  at  the
Class MF-1  Pass-Through Rate  for                                            Class  BF Pass-Through  Rate for
the related Accrual Period.                                                   the related Accrual Period.

"Class  MF-1  Pass-Through  Rate":    "Class  MF-2 Pass-Through  Rate": With   "Class  BF  Pass-Through Rate":
With respect to  each Distribution   respect to each Distribution  Date, the  With     respect     to     each
Date,  the  lesser  of (i)  7.205%   lesser  of (i)  7.430%   per  annum and  Distribution Date, the lesser of
per  annum and  (ii)  the Group  I   (ii) the Group I Net Rate on such date.  (i) 7.695%  per annum  and  (ii)
Net Rate on such date.                                                        the  Group I  Net Rate  on  such
                                                                              date.

"Class MF-1  Unpaid Realized  Loss    "Class   MF-2  Unpaid   Realized  Loss   "Class BF  Unpaid Realized Loss
Amount":   As  to any Distribution   Amount":   As to any Distribution Date,  Amount":  As to any Distribution
Date, the excess of  (i) Class MF-   the  excess of  (i) Class  MF-2 Applied  Date, the excess of (i) Class BF
1  Applied  Realized  Loss  Amount   Realized Loss Amount over (ii)  the sum  Applied  Realized   Loss  Amount
over   (ii)   the   sum   of   all   of all  distributions in  reduction  of  over  (ii)   the  sum   of   all
distributions in reduction  of the   the Class  MF-2 Applied  Realized  Loss  distributions  in  reduction  of
Class MF-1  Applied Realized  Loss   Amount  on  all  previous  Distribution  the  Class  BF  Applied Realized
Amount     on     all     previous   Dates.                                   Loss  Amount   on  all  previous
Distribution Dates.                                                           Distribution Dates.

         "Group II Certificates":


                                                              "Class MV-1  Applied Realized  Loss Amount::   As  to
                                                             any Distribution Date, the sum  of the Realized Losses
                                                             with respect  to Group II  which have been  applied in
                                                             reduction  of the Certificate Principal Balance of the
                                                             Class MV-1  Certificates pursuant  to Section  3.02(i)
                                                             hereof.

    "Class AV-1 Certificate":   Any Certificate designated    "Class   MV-1   Certificate":       Any   Certificate
    as a "Class AV-1 Certificate" on the  face thereof, in   designated as a  "Class MV-1 Certificate" on  the face
    the  form  of  Exhibit AV-1  hereto  representing  the   thereof,   in  the   form  of   Exhibit  MV-1   hereto
    right to distributions as set forth herein.              representing the right  to distributions as  set forth
                                                             herein.

    "Class  AV-1  Certificate   Principal  Balance":   The    "Class  MV-1  Certificate  Principal   Balance":  The
    Certificate  Principal  Balance  of  the  Class   AV-1   Certificate  Principal  Balance  of  the  Class   MV-1
    Certificates.                                            Certificates less  any  Class  MV-1  Applied  Realized
                                                             Loss Amount.

    "Class  AV-1  Certificates  Carryover":    If  on  any    "Class  MV-1  Certificates  Carryover":   If  on  any
    Distribution Date  the Class AV-1 Pass-Through Rate is   Distribution Date  the Class MV-1 Pass-Through Rate is
    based upon the Available Funds  Cap, the excess of (i)   based upon the Available Funds  Cap, the excess of (i)
    the  amount of  interest the  Class AV-1  Certificates   the  amount of  interest the  Class MV-1  Certificates
    would  be entitled  to  receive on  such  Distribution   would  be entitled  to  receive on  such  Distribution
    Date had  the Class  AV-1 Pass-Through  Rate not  been   Date had  the Class  MV-1 Pass-Through  Rate not  been
    calculated based on the Available  Funds Cap over (ii)   calculated based on the Available  Funds Cap over (ii)
    the amount of  interest such Certificates received  on   the amount of  interest such Certificates received  on
    such Distribution  Date based  on the Available  Funds   such Distribution  Date based  on the Available  Funds
    Cap,  together with  the unpaid  portion  of any  such   Cap,  together with  the unpaid  portion  of any  such
    excess  from prior  Distribution  Dates (and  interest   excess  from prior  Distribution  Dates (and  interest
    accrued thereon  at the  then applicable  Pass-Through   accrued thereon  at the  then applicable  Pass-Through
    Rate,  without giving  effect to  the Available  Funds   Rate,  without giving  effect to  the Available  Funds
    Cap).                                                    Cap).

                                       5

    "Class AV-1  Current Interest":   With respect  to any    "Class MV-1 Current  Interest":  With respect  to any
    Distribution  Date, the interest  accrued on the Class   Distribution  Date, the interest  accrued on the Class
    AV-1 Certificate Principal  Balance immediately  prior   MV-1 Certificate Principal  Balance immediately  prior
    to such  Distribution Date during  the related Accrual   to such  Distribution Date during  the related Accrual
    Period at  the Class AV-1  Pass Through Rate  plus any   Period at  the Class MV-1  Pass Through Rate  plus any
    amount   previously   distributed   with  respect   to   amount   previously   distributed   with  respect   to
    interest for Class  AV-1 that is recovered  during the   interest for Class  MV-1 that is recovered  during the
    Accrual Period as  a voidable preference by  a trustee   Accrual Period as  a voidable preference by  a trustee
    in  bankruptcy  pursuant  to  a  final,  nonappealable   in  bankruptcy  pursuant  to  a  final,  nonappealable
    order; provided,  however, Class AV-1 Current Interest   order; provided,  however, Class MV-1 Current Interest
    shall  not   include  any   Class  AV-1   Certificates   shall  not   include  any   Class  MV-1   Certificates
    Carryover.                                               Carryover.







    "Class  AV-1  Interest  Carry  Forward  Amount":  With    "Class MV-1  Interest  Carry  Forward  Amount":  With
    respect to any Distribution  Date, the sum of (i)  the   respect to any Distribution  Date, the sum of (i)  the
    excess  of  (A)  Class   AV-1  Current  Interest  with   excess  of  (A)  Class   MV-1  Current  Interest  with
    respect  to  prior Distribution  Dates  (excluding any   respect  to  prior Distribution  Dates  (excluding any
    Class  AV-1  Certificates  Carryover)   over  (B)  the   Class  MV-1  Certificates  Carryover)   over  (B)  the
    amount   actually  distributed  to   Class  AV-1  with   amount   actually  distributed  to   Class  MV-1  with
    respect to  interest (other than  in respect  of Class   respect to  interest (other than  in respect  of Class
    AV-1    Certificate    Carryover)   on    such   prior   MV-1    Certificate    Carryover)   on    such   prior
    Distribution Dates  and (ii) interest  on such  excess   Distribution Dates  and (ii) interest  on such  excess
    at the  Class AV-1 Pass-Through  Rate for  the related   at the  Class MV-1 Pass-Through  Rate for  the related
    Accrual Period.                                          Accrual Period.

    "Class AV-1 Pass-Through  Rate":  With respect  to any    "Class MV-1 Pass-Through Rate":  With respect to  any
    Distribution Date,  the least of  (x) One  Month LIBOR   Distribution Date,  the least of  (x) One  Month LIBOR
    plus,  in the case  of any Distribution  Date prior to   plus,  in the case  of any Distribution  Date prior to
    the Step Up Date, 0.21%  per annum, or in the case  of   the Step Up Date, 0.35%  per annum, or in the case  of
    any Distribution Date that occurs on or after the        any  Distribution Date  that occurs  on  or after  the
    Step Up Date, plus 0.42%  per annum, (y) the  weighted   Step Up Date, plus 0.525% per annum,  (y) the weighted
    average of  the  Maximum  Lifetime  Mortgage  Interest   average of  the  Maximum  Lifetime  Mortgage  Interest
    Rates  on the  Mortgage  Loans in  Group  II less  the   Rates  on the  Mortgage  Loans in  Group  II less  the
    Group II  Servicing Fee Rate  and the Group  II Master   Group II  Servicing Fee Rate  and the Group  II Master
    Servicing Fee  Rate and  (z) the  Available Funds  Cap   Servicing Fee  Rate and  (z) the  Available Funds  Cap
    for such Distribution Date.                              for such Distribution Date.

                                                               "Class MV-1  Unpaid Realized  Loss Amount":   As  to
                                                             any Distribution  Date, the excess  of (i)  Class MV-1
                                                             Applied Realized Loss Amount over (ii) the  sum of all
                                                             distributions  in reduction of  the Class MV-1 Applied
                                                             Realized  Loss  Amount on  all  previous  Distribution
                                                             Dates.

    "Class  MV-2 Applied Realized Loss Amount:   As to any    "Class BV  Applied Realized Loss  Amount:  As  to any
    Distribution  Date,  the sum  of  the  Realized Losses   Distribution  Date,  the sum  of  the  Realized Losses
    with respect to  Group II which  have been applied  in   with respect to  Group II which  have been applied  in
    reduction of the Certificate Principal Balance  of the   reduction of the Certificate Principal Balance  of the
    Class MV-2  Certificates pursuant  to Section  3.02(i)   Class  BV  Certificates  pursuant  to Section  3.02(i)
    hereof.                                                  hereof.

    "Class MV-2 Certificate":  Any Certificate  designated    "Class  BV Certificate":   Any Certificate designated
    as a "Class MV-2 Certificate" on  the face thereof, in   as a "Class  BV Certificate" on  the face thereof,  in
    the  form of  Exhibit  MV-2  hereto  representing  the   the form of  Exhibit BV hereto representing  the right
    right to distributions as set forth herein..             to distributions as set forth herein..

    "Class  MV-2  Certificate   Principal  Balance":   The    "Class   BV   Certificate  Principal   Balance":  The
    Certificate  Principal  Balance  of  the  Class   MV-2   Certificate  Principal   Balance  of   the  Class   BV
    Certificates less  any  Class  MV-2  Applied  Realized   Certificates less any  Class BV Applied  Realized Loss
    Loss Amount.                                             Amount.


    "Class  MV-2  Certificates  Carryover":    If  on  any    "Class  BV  Certificates  Carryover":     If  on  any
    Distribution Date the Class MV-2 Pass-Through Rate  is   Distribution Date  the Class BV  Pass-Through Rate  is
    based upon the Available Funds  Cap, the excess of (i)   based upon the Available Funds  Cap, the excess of (i)
    the amount  of interest  the  Class MV-2  Certificates   the amount  of  interest  the  Class  BV  Certificates
    would  be  entitled to  receive  on  such Distribution   would  be  entitled to  receive  on  such Distribution
    Date had  the Class  MV-2 Pass-Through  Rate not  been   Date  had the  Class  BV  Pass-Through Rate  not  been
    calculated based on the Available  Funds Cap over (ii)   calculated based on the Available  Funds Cap over (ii)
    the amount  of interest such Certificates  received on   the amount  of interest such Certificates  received on
    such Distribution  Date based on  the Available  Funds   such Distribution  Date based on  the Available  Funds
    Cap,  together with  the unpaid  portion  of any  such   Cap,  together with  the unpaid  portion  of any  such
    excess  from prior  Distribution  Dates (and  interest   excess  from prior  Distribution  Dates (and  interest
    accrued thereon  at the  then applicable  Pass-Through   accrued thereon  at the  then applicable  Pass-Through
    Rate,  without giving  effect to  the  Available Funds   Rate,  without giving  effect to  the  Available Funds
    Cap).                                                    Cap).

                                       6


    "Class MV-2  Current Interest":   With respect  to any    "Class BV  Current Interest":   With  respect to  any
    Distribution Date,  the interest accrued on  the Class   Distribution Date,  the interest accrued on  the Class
    MV-2 Certificate Principal  Balance immediately  prior   BV Certificate Principal Balance immediately prior  to
    to such Distribution  Date during the related  Accrual   such Distribution  Date  during  the  related  Accrual
    Period at  the Class MV-2  Pass Through Rate  plus any   Period at  the Class  BV Pass  Through  Rate plus  any
    amount   previously   distributed   with  respect   to   amount   previously   distributed   with  respect   to
    interest for Class  MV-2 that is recovered  during the   interest for  Class BV  that is  recovered during  the
    Accrual Period as  a voidable preference by  a trustee   Accrual Period as  a voidable preference by  a trustee
    in  bankruptcy  pursuant  to  a  final,  nonappealable   in  bankruptcy  pursuant  to  a  final,  nonappealable
    order; provided,  however, Class MV-2 Current Interest   order; provided,  however, Class  BV Current  Interest
    shall  not   include  any   Class  MV-2   Certificates   shall   not   include  any   Class   BV   Certificates
    Carryover.                                               Carryover.

    "Class  MV-2  Interest  Carry  Forward  Amount":  With    "Class  BV  Interest  Carry   Forward  Amount":  With
    respect to each Distribution Date,  the sum of (i) the   respect to each Distribution Date,  the sum of (i) the
    excess  of  (A)  Class   MV-2  Current  Interest  with   excess of (A)  Class BV Current Interest  with respect
    respect  to prior  Distribution  Dates (excluding  any   to  prior Distribution  Dates (excluding any  Class BV
    Class  MV-2  Certificates  Carryover)  over  (B)   the   Certificates  Carryover) over (B)  the amount actually
    amount  actually  distributed   to  Class  MV-2   with   distributed  to Class  BV  with  respect  to  interest
    respect to  interest (other than  in respect  of Class   (other  than  in  respect  of  Class   BV  Certificate
    MV-2    Certificate    Carryover)   on    such   prior   Carryover) on  such prior Distribution Dates  and (ii)
    Distribution Dates  and (ii) interest  on such  excess   interest on such  excess at the Class  BV Pass-Through
    at the  Class MV-2 Pass-Through  Rate for  the related   Rate for the related Accrual Period.
    Accrual Period.

    "Class MV-2 Pass-Through  Rate":  With respect  to any    "Class BV  Pass-Through Rate":   With respect  to any
    Distribution Date,  the least of  (x) One  Month LIBOR   Distribution Date,  the least of  (x) One  Month LIBOR
    plus, in the  case of any  Distribution Date prior  to   plus, in the  case of any  Distribution Date prior  to
    the  Step Up Date, 0.56% per  annum, or in the case of   the  Step Up Date, 0.97% per  annum, or in the case of
    any  Distribution Date  that occurs  on  or after  the   any  Distribution Date  that occurs  on  or after  the
    Step Up  Date, plus 0.84% per annum,  (y) the weighted   Step Up Date, plus 1.455% per annum, (y) the  weighted
    average  of  the Maximum  Lifetime  Mortgage  Interest   average  of  the Maximum  Lifetime  Mortgage  Interest
    Rates  on the  Mortgage  Loans in  Group  II less  the   Rates  on the  Mortgage  Loans in  Group  II less  the
    Group II Servicing  Fee Rate and  the Group II  Master   Group II Servicing  Fee Rate and  the Group II  Master
    Servicing Fee  Rate and  (z) the  Available Funds  Cap   Servicing Fee  Rate and  (z) the  Available Funds  Cap
    for such Distribution Date.                              for such Distribution Date.

    "Class MV-2  Unpaid Realized Loss Amount":   As to any     "Class BV  Unpaid Realized Loss Amount":   As to any
    Distribution  Date,  the  excess  of  (i)  Class  MV-2   Distribution Date, the excess of  (i) Class BV Applied
    Applied Realized Loss Amount over  (ii) the sum of all   Realized  Loss  Amount  over  (ii)   the  sum  of  all
    distributions in reduction  of the Class  MV-2 Applied   distributions in  reduction of  the  Class BV  Applied
    Realized  Loss  Amount on  all  previous  Distribution   Realized  Loss  Amount on  all  previous  Distribution
    Dates.                                                   Dates.



         "Class C Certificate": Any of the Certificates designated as a "Class C Certificate" on the face thereof in the form of Exhibit C hereto representing the right to distributions as set forth herein.

         "Class C Distribution Amount": With respect to any Distribution Date, one-twelfth of the sum of:

         (a) the product of the AF-1 Balance and the excess of the Group I Net Rate over the Class AF-1 Pass-Through Rate;

         (b) the product of the AF-2 Balance and the excess of the Group I Net Rate over the Class AF-2 Pass-Through Rate;

         (c) the product of the AF-3 Balance and the excess of the Group I Net Rate over the Class AF-3 Pass-Through Rate;

         (d) the product of the AF-4 Balance and the excess of the Group I Net Rate over the Class AF-4 Pass-Through Rate;

         (e) the product of the AF-5 Balance and the excess of the Group I Net Rate over the Class AF-5 Pass-Through Rate;

         (f) the product of the AF-6 Balance and the excess of the Group I Net Rate over the Class AF-6 Pass-Through Rate;

         (g) the product of the AF-7 Balance and the excess of the Group I Net Rate over the Class AF-7 Pass-Through Rate;

         (h) the product of the MF-1 Balance and the excess of the Group I Net Rate over the Class MF-1 Pass-Through Rate;

         (i) the product of the MF-2 Balance and the excess of the Group I Net Rate over the Class MF-2 Pass-Through Rate;

         (j) the product of the BF Balance and the excess of the Group I Net Rate over the Class BF Pass-Through Rate; and

         (k) any excess of the amount specified pursuant to clauses (a) through
(j) above for prior Distribution Dates over the amount actually distributed pursuant to such clauses on prior Distribution Dates.

         "Class R Certificate": Any of the Certificates designated as a "Class R Certificate" on the face thereof, in the form of Exhibit R hereto and evidencing an interest designated as the "residual interest" in the Pooling and Issuing REMICs for purposes of the REMIC Provisions.

         "Closing Date": June 24, 1997.

         "Current Interest": As to any Class, the definition therefor having the corresponding designation as such Class.

         "Custodian": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

         "Cut-Off Date": As of the close of business on June 1, 1997.

         "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the last day of the Prepayment Period immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the last day of the Prepayment Period of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         "Distribution Account": The account or accounts created and maintained for the Trust pursuant to Section 3.01 hereof.

         "Distribution Amount": As to each Distribution Date and Class of Certificates, the aggregate amount distributed to such Class on such date pursuant to Section 3.02 hereof.

         "Distribution Date": The 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing July 25, 1997.

         "Fitch": Fitch Investors Service, L.P., and its successors (One State Street Plaza, 33rd Floor, New York, New York 10004).

Group Definitions:

"Group   I":  The pool of Mortgage Loans identified in     "Group II":   The pool of Mortgage  Loans identified
the  related Schedules  of  Mortgage Loans  as  having   in the related  Schedules of Mortgage Loans  as having
been  assigned  to  Group I,  including  any  Group  I   been  assigned to  Group II,  including  any Group  II
Qualified  Substitute  Mortgage  Loans   delivered  in   Qualified  Substitute  Mortgage  Loans   delivered  in
replacement thereof.                                     replacement thereof.

"Group I Certificate":   Any of the  Class AF-1, Class     "Group  II Certificate":   Any  of  the Class  AV-1,
AF-2, Class AF-3, Class AF-4,  Class AF-5, Class AF-6,   Class MV-1, Class MV-2 and Class BV Certificates.
Class  AF-7,  Class  MF-1, Class  MF-2  and  Class  BF
Certificates.

"Group I Certificate  Principal Balance":  The  sum of     "Group II Certificate  Principal Balance":  The  sum
the Class  AF-1, Class AF-2,  Class AF-3,  Class AF-4,   of  the Class AV-1,  Class MV-1, Class  MV-2 and Class
Class AF-5, Class AF-6, Class  AF-7, Class MF-1, Class   BV Certificate Principal Balances.
MF-2 and Class BF Certificate Principal Balances.

"Group I Class A Certificate  Principal Balance":  The     "Group II  Class A  Certificate Principal  Balance":
sum  of the Class AF-1, Class  AF-2, Class AF-3, Class   The Class AV-1 Certificate Principal Balance.
AF-4,   Class   AF-5,  Class   AF-6  and   Class  AF-7
Certificate Principal Balances.

                                       8

"Group I Class A  Principal Distribution Amount": With     "Group II  Class A  Principal Distribution  Amount":
respect to  any Distribution Date  before the  Group I   With  respect  to  any  Distribution  Date  before the
Stepdown Date or as  to which a Group I  Trigger Event   Group  II  Stepdown Date  or as  to  which a  Group II
has  occurred,   100%  of   the   Group  I   Principal   Trigger  Event has  occurred,  100%  of the  Group  II
Distribution  Amount  for such  Distribution  Date and   Principal  Distribution  Amount for  such Distribution
with respect to any Distribution Date on or  after the   Date  and with respect to any  Distribution Date on or
Stepdown Date  and as to which a Group I Trigger Event   after the Stepdown  Date and  as to which  a Group  II
has not  occurred, the excess of (A) the Group I Class   Trigger Event has  not occurred, the excess of (A) the
A Certificate  Principal Balance immediately  prior to   Group  II   Class  A  Certificate   Principal  Balance
such  Distribution Date  over (B)  the  lesser of  (I)   immediately prior  to such Distribution Date  over (B)
75.40% of the  Schedule Principal Balances of  Group I   the lesser  of (I)  65.80% of  the Schedule  Principal
on  the preceding  Due  Date  and (II)  the  Scheduled   Balances  of Group  II on  the preceding Due  Date and
Principal Balances  of Group  I on  the preceding  Due   (II) the Scheduled  Principal Balances of Group  II on
Date less $597,260.                                      the preceding Due Date less $1,737,045.

"Group I Class B  Principal Distribution Amount": With     "Group II  Class B  Principal Distribution  Amount":
respect  to any  Distribution Date  on  and after  the   With respect  to any  Distribution Date  on and  after
Group  I  Stepdown  Date and  as  long  as  a Group  I   the  Group II Stepdown Date and as  long as a Group II
Trigger  Event  is  not  in  effect  (subject  to  the   Trigger  Event  is  not  in  effect  (subject  to  the
proviso  set  forth in  Section  3.02(c)  hereof), the   proviso  set  forth in  Section  3.02(d)  hereof), the
excess of  (i) the  sum  of (A)  the Group  I Class  A   excess  of (i)  the sum of  (A) the  Group II  Class A
Certificate Principal  Balance,  (B)  the  Class  MF-1   Certificate Principal  Balance,  (B)  the  Class  MV-1
Certificate  Principal  Balance, (C)  the  Class  MF-2   Certificate  Principal  Balance, (C)  the  Class  MV-2
Certificate  Principal Balance  and  (D) the  Class BF   Certificate  Principal Balance  and  (D) the  Class BV
Certificate  Principal  Balance  immediately prior  to   Certificate  Principal  Balance  immediately prior  to
such Distribution  Date over  (ii) the  lesser of  (A)   such Distribution  Date over  (ii) the  lesser of  (A)
97% of the Scheduled Principal  Balances of Group I on   96.80%  of  the Scheduled  Principal  Balances  of the
the  preceding   Due  Date   and  (B)  the   Scheduled   Group  II  on  the  preceding  Due Date  and  (B)  the
Principal Balances  of Group  I on  the preceding  Due   Scheduled  Principal  Balances  of  Group  II  on  the
Date less $597,260.                                      preceding Due Date less $1,737,045.

"Group I  Class MF-1  Principal Distribution  Amount":     "Group   II   Class   MV-1  Principal   Distribution
With respect  to any  Distribution Date  on and  after   Amount": With respect to any  Distribution Date on and
the Group  I Stepdown  Date and as  long as a  Group I   after the  Group II  Stepdown Date  and as  long as  a
Trigger  Event  is  not  in  effect  (subject  to  the   Group II  Trigger Event is  not in effect  (subject to
proviso set  forth  in Section  3.02(c)  hereof),  the   the proviso set forth in  Section 3.02(d) hereof), the
excess  of (i)  the  sum of  (A) the  Group I  Class A   excess of  (i) the sum  of (A)  the Group  II Class  A
Certificate Principal  Balance and (B)  the Class MF-1   Certificate Principal  Balance and (B)  the Class MV-1
Certificate  Principal  Balance  immediately prior  to   Certificate  Principal  Balance  immediately prior  to
such Distribution  Date over  (ii) the  lesser of  (A)   such Distribution  Date over  (ii) the  lesser of  (A)
78.90% of  the aggregate Scheduled  Principal Balances   73.80% of the  Scheduled Principal  Balances of  Group
of  Group  I on  the preceding  Due  Date and  (B) the   II  on the preceding  Due Date  and (B)  the Scheduled
Scheduled  Principal  Balances  of  Group  I   on  the   Principal Balances  of Group II  on the  preceding Due
preceding Due Date less $597,260.                        Date less $1,737,045.

                                       9

"Group I  Class MF-2  Principal Distribution  Amount":     "Group   II   Class   MV-2  Principal   Distribution
With respect  to any  Distribution Date  on and  after   Amount": With respect to any  Distribution Date on and
the Group I  Stepdown Date and  as long  as a Group  I   after the  Group II  Stepdown Date  and as  long as  a
Trigger  Event  is  not  in  effect  (subject  to  the   Group  II Trigger Event  is not in  effect (subject to
proviso  set  forth  in Section  3.02(c)  hereof), the   the proviso set forth in  Section 3.02(d) hereof), the
excess  of (i)  the sum  of (A)  the  Group I  Class A   excess of  (i) the  sum of  (A) the Group  II Class  A
Certificate  Principal  Balance,  (B)  the Class  MF-1   Certificate  Principal  Balance,  (B)  the Class  MV-1
Certificate Principal  Balance and (C)  the Class MF-2   Certificate Principal  Balance and (C)  the Class MV-2
Certificate  Principal  Amount  immediately  prior  to   Certificate  Principal  Amount  immediately  prior  to
such Distribution  Date over  (ii) the  lesser of  (A)   such Distribution  Date over  (ii) the  lesser of  (A)
90.90% of the Scheduled Principal  Balances of Group I   89.30% of the  Scheduled Principal  Balances of  Group
on  the  preceding  Due Date  and  (B)  the  Scheduled   II on  the preceding Due  Date and  (B) the  Scheduled
Principal Balances  of Group  I on  the preceding  Due   Principal Balances  of Group II  on the  preceding Due
Date less $597,260.                                      Date less $1,737,045.

"Group I Extra  Principal Distribution": With  respect     "Group  II  Extra   Principal  Distribution":   With
to  any Distribution  Date, to  the extent of  Group I   respect to  any Distribution  Date, to  the extent  of
Interest  Funds  pursuant  to  Section 3.02(a)(v)  and   Group   II   Interest   Funds   pursuant  to   Section
Group  II  Interest Funds  available  for the  purpose   3.02(b)(v)  and Group  I Interest Funds  available for
pursuant to  Section 3.02(f)(viii)  hereof, (i)  prior   the purpose pursuant to  Section 3.02(e)(viii) hereof,
to the  Group I Stepdown  Date, the excess  of (A) the   (i)  prior to the  Group II Stepdown  Date, the excess
sum of (I)  the Group I Certificate  Principal Balance   of  (A)  the sum  of  (I)  the  Group  II  Certificate
and (II)  $1,791,780 over (B) the  Scheduled Principal   Principal  Balance and  (II) $5,558,544  over (B)  the
Balances of Group I and (ii)  on and after the Group I   Scheduled Principal Balances  of Group II and  (ii) on
Stepdown Date,  the excess of  (A) the sum  of (I) the   and after the  Group II Stepdown  Date, the excess  of
Group I  Certificate Principal  Balance  and (II)  the   (A) the  sum of (I) the Group II Certificate Principal
greater  of  (x)  3.00%  of  the  Scheduled  Principal   Balance  and (II)  the  greater of  (x)  3.20% of  the
Balances  of  Group I  and (y)  $597,260 over  (B) the   Scheduled  Principal Balances  of  Group  II  and  (y)
Scheduled Principal Balances of Group I.                 $1,737,045 over  (B) the Scheduled  Principal Balances
                                                         of Group II.

"Group I  Interest Funds":   With  respect to  Group I     "Group II  Interest Funds":   With respect  to Group
and  any  Master  Servicer  Remittance  Date,  to  the   II and  any Master  Servicer Remittance  Date, to  the
extent  actually  deposited  in  the  Master  Servicer   extent  actually  deposited  in  the  Master  Servicer
Custodial Account,  the sum,  without duplication,  of   Custodial Account,  the sum,  without duplication,  of
(i)  all  scheduled  interest  collected  during   the   (i)  all  scheduled  interest  collected  during   the
related Due Period  with respect to  Group I less  the   related Due Period with  respect to Group II  less the
Group  I  Servicing   Fee  and  the  Group   I  Master   Group  II  Servicing  Fee  and  the  Group  II  Master
Servicing Fee, (ii) all  Advances relating to interest   Servicing Fee, (ii) all  Advances relating to interest
with respect to  Group I, (iii) all Month End Interest   with  respect  to  Group  II,   (iii)  all  Month  End
with respect to Group I  and (iv) Liquidation Proceeds   Interest   with   respect  to   Group   II   and  (iv)
with  respect   to  Group  I   (to  the   extent  such   Liquidation Proceeds with respect to  Group II (to the
Liquidation Proceeds  relate  to  interest)  less  all   extent such Liquidation  Proceeds relate to  interest)
Non-Recoverable  Advances  relating  to  interest  and   less   all   Non-Recoverable   Advances  relating   to
expenses  pursuant to  Section  6.03 of  the  Standard   interest and expenses pursuant to  Section 6.03 of the
Terms.                                                   Standard Terms.



"Group  I Master Servicing Fee":  With respect to each     "Group  II  Master Servicing  Fee": With  respect to
Master  Servicer  Remittance Date,  an  amount payable   each  Master   Servicer  Remittance  Date,  an  amount
(or allocable)  to the  Master Servicer  equal to  the   payable  (or allocable) to  the Master  Servicer equal
product  of   one-twelfth  of   the  Group   I  Master   to the product of one-twelfth  of the Group II  Master
Servicing  Fee  Rate   and  the  aggregate   Scheduled   Servicing  Fee  Rate   and  the  aggregate   Scheduled
Principal Balance of Group  I on the first day  of the   Principal Balance  of Group II on the first day of the
Due  Period preceding such  Master Servicer Remittance   Due  Period preceding such  Master Servicer Remittance
Date.                                                    Date.

"Group  I  Master  Servicing Fee  Rate":    0.03%  per     "Group II  Master Servicing  Fee Rate":   0.03%  per
annum.                                                   annum.

                                       10


"Group  I Net Rate":   The  weighted average  Net Rate     "Group II Net Rate":  The weighted  average Net Rate
for Group I.                                             for Group II.

"Group   I  Principal  Distribution   Amount":    With     "Group  II  Principal  Distribution  Amount":   With
respect to any Distribution  Date, the sum of  (i) the   respect to any Distribution  Date, the sum of  (i) the
Group I  Principal Funds and  (ii) the  Group I  Extra   Group  II Principal Funds and (ii)  the Group II Extra
Principal Distribution Amount.                           Principal Distribution Amount.

"Group I Principal  Funds":  With  respect to Group  I     "Group II Principal  Funds":  With respect  to Group
and  any  Master  Servicer  Remittance  Date,  to  the   II and  any Master  Servicer Remittance  Date, to  the
extent  actually  deposited  in  the  Master  Servicer   extent  actually  deposited  in  the  Master  Servicer
Custodial  Account,  the sum,  without  duplication of   Custodial  Account,  the sum,  without  duplication of
(i) all  scheduled principal with  respect to  Group I   (i) all scheduled  principal with respect to  Group II
collected  by  the  Servicers during  the  related Due   collected  by  the  Servicers during  the  related Due
Period or advanced  on or before such  Master Servicer   Period or advanced  on or before such  Master Servicer
Remittance  Date,  (ii) prepayments  with  respect  to   Remittance  Date,  (ii) prepayments  with  respect  to
Group  I collected  by the  Servicers  in the  related   Group II  collected by  the Servicers  in the  related
Prepayment  Period,  (iii)  the   Scheduled  Principal   Prepayment  Period,  (iii)  the   Scheduled  Principal
Balance of each  Mortgage Loan in Group  I repurchased   Balance of each Mortgage Loan  in Group II repurchased
by  the  Depositor,  (iv)  any Substitution  Shortfall   by  the  Depositor,  (iv)  any Substitution  Shortfall
with  respect  to  Group I  and  (v)  all  Liquidation   with  respect to  Group  II  and (v)  all  Liquidation
Proceeds  with respect  to Group  I  collected by  the   Proceeds with  respect to  Group II  collected by  the
Servicer during the related Due  Period (to the extent   Servicer during the related Due  Period (to the extent
such Liquidation Proceeds  related to principal)  less   such Liquidation Proceeds  related to principal)  less
all  non-recoverable  Advances  relating to  principal   all  non-recoverable  Advances  relating to  principal
with respect to Group I  reimbursed during the related   with   respect  to  Group  II  reimbursed  during  the
Due Period.                                              related Due Period.

"Group   I  Servicing  Fee":   With  respect  to  each     "Group  II  Servicing  Fee":  With  respect to  each
Mortgage Loan  in Group  I and  each Remittance  Date,   Mortgage Loan  in Group II  and each  Remittance Date,
the product  of (x) one-twelfth  of the  Servicing Fee   the product  of (x) one-twelfth  of the  Servicing Fee
Rate and (y) aggregate  Scheduled Principal Balance of   Rate and (y) aggregate  Scheduled Principal Balance of
such Mortgage Loan  as of the  opening of business  on   such Mortgage Loan  as of the  opening of business  on
the  first  day  of  the  Due  Period  preceding  such   the  first  day  of  the  Due  Period  preceding  such
Remittance Date.                                         Remittance Date.

"Group I  Servicing Fee  Rate": With  respect to  each     "Group II Servicing Fee Rate":  With respect to each
Mortgage Loan  in Group  I, the  fixed per  annum rate   Mortgage Loan  in Group II,  the fixed per  annum rate
payable to  the applicable  Servicer of  that Mortgage   payable to  the applicable  Servicer of  that Mortgage
Loan as set out on Schedule IA to this Agreement.        Loan as set out on Schedule IB to this Agreement.

"Group I Stepdown  Date": With respect to Group I, the     "Group II Stepdown Date": With  respect to Group II,
earlier to  occur of (i) the later to occur of (A) the   the earlier  to occur of (i) the later to occur of (A)
Distribution  Date in  July  2000  and (B)  the  first   the Distribution Date in July  2000 and (B) the  first
Distribution  Date  on  which  the  Group  I  Class  A   Distribution  Date  on  which the  Group  II  Class  A
Certificate  Principal  Balance  immediately prior  to   Certificate  Principal  Balance  immediately prior  to
such Distribution  Date (less  the  Group I  Principal   such  Distribution Date  (less the Group  II Principal
Funds  for such  Distribution Date)  is  less than  or   Funds  for such  Distribution Date)  is  less than  or
equal to  75.40% of  the Scheduled Principal  Balances   equal to  65.80% of  the Scheduled Principal  Balances
of Group  I and  (ii) the Distribution  Date on  which   of  Group II and  (ii) the Distribution  Date on which
the Group I Class A  Certificate Principal Balance has   the  Group II  Class A  Certificate Principal  Balance
been reduced to zero.                                    has been reduced to zero.

"Group I Subordinated Certificates":   The Class MF-1,     "Group II  Subordinated  Certificates":   The  Class
MF-2 and Class BF Certificates.                          MV-1,    MV-2    and   Class    BV    Certificates.

                                       11


"Group I  Subordinated Trigger  Event":   With respect     "Group  II  Subordinated   Trigger  Event":     With
to Group  I, any Distribution  Date after the  Group I   respect to Group  II, any Distribution Date  after the
Stepdown Date on which:                                  Group II Stepdown Date on which:

  (a)   Realized Losses  since the  Cut-Off Date  with     (a)   Realized Losses  since the  Cut-Off Date  with
respect  to  the  Mortgage  Loans  in  Group  I  as  a   respect to  the  Mortgage  Loans  in  Group  II  as  a
percentage of  the initial Scheduled Principal Balance   percentage of  the initial Scheduled Principal Balance
of Group  I exceed the  percentage set out  below with   of Group II  exceed the percentage set  out below with
respect to such Distribution Date:                       respect to such Distribution Date:

Distribution Date (inclusive)                            Distribution Date (inclusive)

  August 1999 - July 2000       1.20%                    August 1999 - July 2000     1.60%
  August 2000 - July 2001       1.90                     August 2000 - July 2001     2.70
  August 2001 - July 2002       2.40                     August 2001 - July 2002     3.40
  August 2002 - July 2003       2.80                     August 2002 - July 2003     3.80
  August 2003 - July 2004       3.00                     August 2003 - July 2004     4.10
  August 2004 and thereafter    3.10                     August 2004 and thereafter  4.30

    and                                                      and

      (b)    the Scheduled  Principal  Balance  of  the         (b)   the  Scheduled Principal  Balance of  the
Mortgage  Loans   in  Group   I  that,   as  of   such   Mortgage  Loans   in  Group  II   that,  as   of  such
Distribution Date, are  60 or more days  Delinquent as   Distribution Date, are  60 or more days  Delinquent as
a percentage  of the  Scheduled  Principal Balance  of   a percentage  of the  Scheduled  Principal Balance  of
the Mortgage Loans  in Group I exceeds  the percentage   the Mortgage Loans in Group  II exceeds the percentage
set  out below  with  respect  to such    Distribution   set out below with respect to such Distribution Date:
Date:
                                                         Distribution Date (inclusive)
Distribution Date (inclusive)
                                                         August 1999 - July 2000     3.20%
  August 1999 - July 2000      3.0%                      August 2000 - July 2001     3.20%
  August 2000 - July 2001      3.0%                      August 2001 - July 2002     4.26%
  August 2001 - July 2002      4.5%                      August 2002 - July 2003     4.26%
  August 2002 - July 2003      4.5%                      August 2003 - July 2004     6.40%
  August 2003 - July 2004      6.0%                      August 2004 and thereafter  6.40%
  August 2004 and thereafter   6.0%

"Group I  Trigger Event":  With respect to Group I and     "Group II Trigger Event":   With respect to Group II
any  Distribution  Date  after  the Group  I  Stepdown   and any Distribution Date after  the Group II Stepdown
Date, a  Group I Trigger Event exists if two times the   Date, a  Group II Trigger  Event exists  if 2.5  times
quotient  of (i) the  Scheduled Principal  Balances of   the  quotient of (i)  the Scheduled Principal Balances
all  60 or  more  days  Delinquent Mortgage  Loans  in   of all 60  or more days  Delinquent Mortgage Loans  in
Group I and  (ii) the Scheduled Principal  Balances of   Group II and (ii) the  Scheduled Principal Balances of
Group   I  as   of  the   preceding  Master   Servicer   Group  II   as  of   the  preceding   Master  Servicer
Remittance Date equals or exceeds 24.60%.                Remittance Date equals or exceeds 34.20%.

        "Interest Carry Forward Amount": As to any Class, the definition therefor having the corresponding designation as such Class.

        "Interest Determination Date": With respect to the first Accrual Period for the Group II Certificates, June 20, 1997, and with respect to any subsequent Accrual Period for the Group II Certificates, the second London Business Day preceding such Accrual Period.

        "Interest Fund": The Fund created and maintained with the Paying Agent by the Trust pursuant to Section 4.03.

        "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "Master Servicer": Texas Commerce Bank National Association, a national banking association, and its successors, in its capacity as administrative agent of the Trust.

         "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

         "Master Servicer Reporting Date": The opening of business on the third Business Day preceding each Distribution Date.

         "Master Servicing Fee": As applicable, the Group I Master Servicing Fee or the Group II Master Servicing Fee.

         "Meritech":  Meritech Mortgage Services, Inc., a Texas corporation.

         "Moody's": Moody's Investors Service, Inc., and its successors (99 Church Street, New York, New York 10007).

         "Mortgage Loan Group":  Either Group I or Group II.

         "Mortgage Loans":  The mortgage loans listed on Schedule I.

         "Net Rate": As to each Mortgage Loan and Distribution Date, the related Mortgage Interest Rate less the sum of the Group I or Group II Servicing Fee Rate and the Group I or Group II Master Servicing Fee Rate, in each case, as applicable.

         "Notice Address": For purposes of Section 11.05 of the Standard Terms, the addresses of the Depositor, the Master Servicer and the Trustee are as follows:

         (i)      If to the Depositor:

                           Saxon Asset Securities Company.
                           4880 Cox Road
                           Glen Allen, Virginia  23060

         (ii)     If to the Master Servicer:

                           Texas Commerce Bank National Association
                           601 Travis, 8th Floor
                           Houston Texas 77002

         (iii)    If to the Trustee:

                           Citibank, N.A.
                           120 Wall Street, 13th Floor
                           New York, New York 10043

                           Attention:  Global Trust Services - Saxon 1997-2

         "One Month LIBOR": As of any Interest Determination Date, the rate for deposits in United States dollars for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent shall review Telerate Page 3750 at the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One Month LIBOR for each Interest Determination Date. The Trustee shall be entitled for a determination of One Month LIBOR to rely on the Paying Agent.

         "Paying Agent": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

         "Private Certificate": Any of the Class C Certificates and the Class R Certificates.

         "Private Subordinated Certificate": Any of the Class C Certificates and the Class R Certificates.

         "Public Subordinated Certificate": Any of the Group I Subordinated Certificates or the Group II Subordinated Certificates.

         "Rating Agency": Each of Moody's and Fitch (or, if any such agency or a successor is no longer in existence, such other nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer).

         "Reference Banks" Leading banks selected by the Paying Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         "Regular Certificates": Any of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2, Class BV and Class C Certificates which represent the "Regular Interests" in the Issuing REMIC for purposes of the REMIC Provisions.

         "Remittance Date": With respect to each Servicing Agreement, the date so specified therein which date shall in no case be later than the 21st of each month, or if the 21st of any month does not fall on a Business Day, then the Business Day immediately preceding the 21st.

         "Residual Certificates": The Class R Certificates, which represent the "residual interest" in the Pooling and Issuing REMICs for purposes of the REMIC Provisions.

         "Sales Agreement": The Sales Agreement dated June 16, 1997, between the Depositor and SMI regarding the sale of the Mortgage Loans.

         "Servicing Agreement": The Servicing Agreements listed on Schedule II hereto each of which shall be deemed to be a "Servicing Agreement" for purposes of the Standard Terms.

         "Servicing Fee Rate": With respect to each Mortgage Loan, the Servicing Rate specified on Schedule I.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Servicer": Meritech or Ameriquest Mortgage Company and their permitted successors and assigns.

         "State":  New York.

         "Step Up Date": If the auction provided for in Section 5.08 hereof has not occurred, the first Distribution Date that is 90 days after the Auction Sale Bid Date.

         "Subaccount Definitions":

                  "Balance": With respect to each Subaccount, on any Distribution date, the balance, if any, of such Subaccount immediately prior to such Distribution Date (or, in the case of the first Distribution Date, an amount equal to the initial balance of such Subaccount as of the Closing Date) less the amounts to be applied on such Distribution Date to reduce the balance of such Subaccount.

                  "Subaccounts":  Any one of the Subaccounts created pursuant to
         Section 5.05(a)(i) hereof.

         Group I:

"AF-1  Balance"  :  The Balance  of    "AF-2 Balance"  : The  Balance  of    "AF-3 Balance"  : The  Balance  of
the Subaccount AF-1.                  Subaccount AF-2.                      Subaccount AF-3.

"AF-1  Monthly  Interest   Amount":    "AF-2  Monthly  Interest  Amount":    "AF-3  Monthly  Interest  Amount":
With  respect  to any  Distribution   With  respect  to any  Distribution   With  respect  to any  Distribution
Date, the interest  accrued on  the   Date, the interest  accrued on  the   Date, the interest  accrued on  the
AF-1  Balance  during  the  Accrual   AF-2  Balance  during  the  Accrual   AF-3  Balance  during  the  Accrual
Period    for   the    Class   AF-1   Period    for   the    Class   AF-2   Period    for   the    Class   AF-3
Certificates for  that Distribution   Certificates for  that Distribution   Certificates for  that Distribution
Date at the Group I Net Rate.         Date at the Group I Net Rate.         Date at the Group I Net Rate.

                                       14


"Subaccount  AF-1": The  Subaccount    "Subaccount AF-2":  The Subaccount    "Subaccount     AF-3":         The
by that name   created pursuant  to   by that name   created pursuant  to   Subaccount by  that name    created
Section 5.05(a)(i) hereof.            Section 5.05(a)(i) hereof.            pursuant   to  Section   5.05(a)(i)
                                                                            hereof.

"AF-4  Balance"  :  The Balance  of    "AF-5 Balance"  : The  Balance  of    "AF-6 Balance"  : The  Balance  of
the Subaccount AF-4.                  Subaccount AF-5.                      Subaccount AF-6.

"AF-4  Monthly   Interest  Amount":    "AF-5  Monthly  Interest  Amount":    "AF-6  Monthly  Interest  Amount":
With  respect  to any  Distribution   With  respect  to any  Distribution   With  respect  to any  Distribution
Date, the interest  accrued on  the   Date, the interest  accrued on  the   Date, the interest  accrued on  the
AF-4  Balance  during  the  Accrual   AF-5  Balance  during  the  Accrual   AF-6  Balance  during  the  Accrual
Period    for   the    Class   AF-4   Period    for   the    Class   AF-5   Period    for   the    Class   AF-6
Certificates for that  Distribution   Certificates for that  Distribution   Certificates for that  Distribution
Date at the Group I Net Rate.         Date at the Group I Net Rate.         Date at the Group I Net Rate.

"Subaccount  AF-4":  The Subaccount    "Subaccount AF-5": The  Subaccount    "Subaccount AF-6": The  Subaccount
by that  name  created  pursuant to   by that  name  created  pursuant to   by that  name  created  pursuant to
Section 5.05(a)(i) hereof.            Section 5.05(a)(i) hereof.            Section 5.05(a)(i) hereof.

                                                                             "AF-7 Balance"  : The  Balance  of
                                                                            Subaccount AF-7.

                                                                             "AF-7  Monthly  Interest  Amount":
                                                                            With  respect  to any  Distribution
                                                                            Date, the interest  accrued on  the
                                                                            AF-7  Balance  during  the  Accrual
                                                                            Period    for   the    Class   AF-7
                                                                            Certificates for that  Distribution
                                                                            Date at the Group I Net Rate.

                                                                             "Subaccount AF-7": The  Subaccount
                                                                            by that  name  created  pursuant to
                                                                            Section 5.05(a)(i) hereof.

"MF-1  Balance"  :  The Balance  of    "MF-2 Balance"  : The  Balance  of    "BF  Balance"  :  The  Balance  of
Subaccount MF-1.                      Subaccount MF-2.                      Subaccount BF.

"MF-1  Monthly   Interest  Amount":    "MF-2  Monthly  Interest  Amount":    "BF   Monthly  Interest   Amount":
With  respect  to any  Distribution   With  respect  to any  Distribution   With  respect  to any  Distribution
Date, the interest  accrued on  the   Date, the interest  accrued on  the   Date, the interest  accrued on  the
MF-1  Balance  during  the  Accrual   MF-2  Balance  during  the  Accrual   BF   Balance  during   the  Accrual
Period    for   the    Class   MF-1   Period    for   the    Class   MF-2   Period    for    the    Class    BF
Certificates for that  Distribution   Certificates for that  Distribution   Certificates for that  Distribution
Date at the Group I Net Rate.         Date at the Group I Net Rate.         Date  at  the   Group  I Net  Rate.

"Subaccount  MF-1": The  Subaccount    "Subaccount MF-2":  The Subaccount    "Subaccount  BF":  The  Subaccount
by that name   created pursuant  to   by that name   created pursuant  to   by that name   created pursuant  to
Section 5.05(a)(i) hereof.            Section 5.05(a)(i) hereof.            Section 5.05(a)(i) hereof.

         Group II:

"AV-1 Balance" : The Balance of the Subaccount AV-1.       "MV-1 Balance" : The Balance of Subaccount MV-2.

"AV-1 Monthly  Interest Amount":  With respect to  any     "MV-1 Monthly  Interest Amount": With respect to any
Distribution  Date, the interest  accrued on  the AV-1   Distribution  Date, the interest  accrued on  the MV-1
Balance during the  Accrual Period for the  Class AV-1   Balance during the  Accrual Period for the  Class MV-1
Certificates for  that Distribution Date  at the Group   Certificates for  that Distribution Date  at the Group
II Net Rate.                                             II Net Rate.

"Subaccount  AV-1":    The  Subaccount  by  that  name     "Subaccount  MV-1":   The  Subaccount  by  that name
created pursuant to Section 5.05(a)(i) hereof.           created pursuant to Section 5.05(a)(i) hereof.

"MV-2 Balance" : The Balance of Subaccount MV-2.           "BV Balance":  The Balance of Subaccount BV.

                                       15


"MV-2 Monthly  Interest Amounts": With respect  to any     "BV  Monthly Interest Amounts":  With respect to any
Distribution  Date, the  interest accrued on  the MV-2   Distribution  Date,  the interest  accrued  on the  BV
Balance during the  Accrual Period for the  Class MV-2   Balance during  the Accrual  Period for  the Class  BV
Certificates for that Distribution  Date at the  Group   Certificates for that Distribution  Date at the  Group
II Net Rate.                                             II Net Rate.

"Subaccount  MV-2":    The  Subaccount  by  that  name     "Subaccount  BV":    The  Subaccount  by  that  name
created pursuant to Section 5.05(a)(i) hereof.           created pursuant to Section 5.05)a)(i) hereof.

         "Tax Matters Person": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

         "Telerate Page 3750" the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Trust Estate":  As defined in Section 2.01 hereof.

         "Trustee": Citibank, N.A., a national banking association, its successor in interest or any successor trustee appointed in accordance with the Trust Agreement.

         "Trustee Fee": The fee payable monthly to the Trustee by the Master Servicer.

         "Underwriters":   Merrill   Lynch,   Pierce,   Fenner   &  Smith
Incorporated,   Prudential   Securities Incorporated., Lehman Brothers Inc. and
PaineWebber Inc.

         "Underwriting Agreement": The Underwriting Agreement dated June 16, 1997, between the Depositor and SMI and the Underwriters.



                                   ARTICLE II
                FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01.  Conveyance of Mortgage Loansage Loans

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable under the Trust Agreement with respect to the Certificates and the performance of the covenants contained in the Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders all the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Qualified Substitute Mortgage Loans substituted therefor as provided by Section 2.03 of the Standard Terms and pursuant to the terms of the Sales Agreement), together in each case with the related Trustee Mortgage Loan Files and the Depositor's interest in any Collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Monthly Payments due after the Cut-Off Date and all curtailments or other principal prepayments received with respect to the Mortgage Loans paid by the Borrower after the Cut-Off Date (except for any prepayments received after the Cut-Off Date but reflected in the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date) and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) each Servicing Agreement; (iii) the Sales Agreement, except that the Depositor does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement; (iv) the Asset Proceeds Account and the Distribution Account, whether in the form of cash, instruments, securities or other properties; and (v) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (v) above, collectively, the "Trust Estate").

         The Depositor hereby assigns to the Master Servicer all right, title and interest of the Depositor in and to (i) the Interest Fund and all amounts as are deposited and maintained therein from time to time pursuant to the Trust Agreement and (ii) all proceeds of the foregoing of every kind and nature whatsoever, including, but not limited to, proceeds of proceeds and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property. The Master Servicer hereby pledges to the Trust and grants to the Trustee, on behalf of the Certificateholders, a first priority security interest in and to (i) the Interest Fund and all amounts as are deposited and maintained therein from time to time pursuant to the Trust Agreement, excluding, however, any earnings thereon, which are payable to Meritech, and (ii) all proceeds of the foregoing of every kind and nature whatsoever, including, but not limited to, proceeds of proceeds and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property in trust, subject to the limitation set forth above with respect to earnings, to have and to hold in trust to secure the Certificates. The Trustee acknowledges this grant and agrees to hold the pledged property in accordance with the terms hereof.

         The Trustee acknowledges the sales, assignments and pledges created by the foregoing paragraphs, accepts the trust hereunder in accordance with the provisions hereof and agrees to perform the duties set forth herein or required by the Standard Terms to the end that the interests of the Certificateholders may be adequately and effectively protected in accordance with the terms and conditions of this Agreement.

         By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Mortgage Loans and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders.



                                  ARTICLE III
                         REMITTING TO CERTIFICATEHOLDERS

         Section 3.01. Subaccount Distributions. On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall make the following allocations, disbursements and transfers from the Asset Proceeds Account to the Distribution Account, which shall be an Eligible Account, in the following order of priority:

         (a) from the Group I Interest Funds to Subaccounts AF-1, AF-2, AF-3, AF-4, AF-5, AF-6, AF-7, MF-1, MF-2 and BF, pro rata, the AF-1, AF-2, AF-3, AF-4, AF-5, AF-6, AF-7, MF-1, MF-2 and BF
                  Monthly Interest Amounts;

         (b) from the Group II Interest Funds to Subaccounts AV-1, MV-1, MV-2 and BV, pro rata, the AV-1, MV-1, MV-2 and BV Monthly Interest Amounts;

         (c)      from the Group I Principal Funds:

                           (A) to Subaccount AF-1 until the AF-1 Balance is
                               reduced to zero;

                           (B) to Subaccount AF-2 until the AF-2 Balance is
                               reduced to zero;

                           (C) to Subaccount AF-3 until the AF-3 Balance is
                               reduced to zero;

                           (D) to Subaccount AF-4 until the AF-4 Balance is
                               reduced to zero;

                           (E) to Subaccount AF-5 until the AF-5 Balance is
                               reduced to zero;

                           (F) to Subaccount AF-6 until the AF-6 Balance is
                               reduced to zero;

                           (G) to Subaccount AF-7 until the AF-7 Balance is
                               reduced to zero;

                           (H) to Subaccount MF-1 until the MF-1 Balance is
                               reduced to zero;

                           (I) to Subaccount MF-2 until the MF-2 Balance is
                               reduced to zero; and

                           (J) to Subaccount BF until the BF Balance is reduced
                               to zero;

                  provided, however, that (a) the Group I Principal Funds shall be applied to reduce Balances in the same order and manner that the Group I Principal Distribution Amount (excluding the Group I Extra Principal Distribution Amount) is applied to reduce Group I Certificate Principal Balance of the Class of Certificates having the corresponding class designation and Realized Losses with respect to Group I shall be applied to reduce Balances first as provided with respect to Class MF-1, Class MF-2 and Class BF Applied Realized Loss Amounts and second to Subaccounts AF-7, AF-6, AF-5, AF-4, AF-3, AF-2 and AF-1 in that order.

         (d)      from the Group II Principal Funds:

                           (A) to Subaccount AV-1 until the AV-1 Balance is reduced to zero;

                           (B) to Subaccount MV-1 until the MV-1 Balance is reduced to zero;

                           (C) to Subaccount MV-2 until the MV-2 Balance is reduced to zero;

                           (D) to Subaccount BV until the BV Balance is reduced to zero;

                  provided, however, that (a) the Group II Principal Funds shall be applied to reduce Balances in the same order and manner that the Group II Principal Distribution Amount (excluding the Group II Extra Principal Distribution Amount) is applied to reduce Group II Certificate Principal Balance of the Class of Certificates having the corresponding class designation and Realized Losses with respect to Group II shall be applied to reduce Balances first as provided with respect to Class MV-1, Class MV-2 and Class BV Applied Realized Loss Amounts and second to Subaccount AV-1.

         Section 3.02. Certificate Distributions (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations from the Distribution Account of an amount equal to the Group I Interest Funds in the following order of priority, and each such allocation shall be made only after all preceding allocations have been made until such amount shall have been fully allocated for such Distribution Date:

                  (i) to the Group I Class A Certificates, the Current Interest and any Interest Carry Forward Amount for the Group I Class A Certificates; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to all the Group I Class A Certificates, such amount will be distributed pro rata among each Class of the Group I Class A Certificates based on the ratio of
                           (x) the Current Interest and Interest Carry Forward Amount for each Class of the Group I Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Group I Class A Certificates;

                  (ii) to the Class MF-1 Certificates, the Class MF-1 Current Interest;

                  (iii) to the Class MF-2 Certificates, the Class MF-2 Current Interest;

                  (iv) to the Class BF Certificates, the Class BF Current Interest; and

                  (v)      any remainder pursuant to Section 3.02(e) hereof.

         (b) On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations from the Distribution Account of an amount equal to the Group II Interest Funds in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such amount shall have been fully allocated:

                  (i) to the Group II Class A Certificates, the Current Interest and any Interest Carry Forward Amount for the Group II Class A Certificates;

                  (ii) to the Class MV-1 Certificates, the Class MV-1 Current Interest;

                  (iii) to the Class MV-2 Certificates, the Class MV-2 Current Interest;

                  (iv) to the Class BV Certificates, the Class BV Current Interest; and

                  (v)      any remainder pursuant to Section 3.02(f) hereof.

         (c) On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations from the Distribution Account of an amount equal to the Group I Principal Distribution Amount in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such amount shall have been fully allocated for such Distribution Date:

                  (i)      to the  Group I Class  A  Certificates,  the  Group
                           I Class A Principal Distribution Amount to be distributed as follows: (x) the Class AF-7 Distribution Amount to the Class AF-7 Certificates; and (y) the balance of the Group I Class A Principal Distribution Amount sequentially to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class AF-7 Certificates so that no such distribution pursuant to this clause (y) will made to any such Class until the Certificate Principal Balances of all Group I Class A Certificates with a lower denomination shall have been reduced to zero; provided, however, that, on any Distribution Date on which the Group I Class A Certificate Principal Balance is equal to or greater than the Scheduled Principal Balances of Group I, the Group I Class A Principal Distribution Amount will be distributed pro rata and not sequentially to the Group I Class A Certificates;

                  (ii) to the Class MF-1 Certificates, the Group I Class MF-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Class MF-2 Certificates, the Group I Class MF-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Class BF Certificates, the Group I Class BF Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v)      any remainder pursuant to Section 3.02(e) hereof.

; provided, however, that, if a Group I Trigger Event is in effect on any Distribution Date: (i) after the Certificate Principal Balance of the Group I Class A Certificates has been reduced to zero, the Group I Class MF-1 Principal Distribution Amount shall equal the Group I Principal Distribution Amount for such Distribution Date; (ii) after the Certificate Principal Balance of the Class MF-1 Certificates has been reduced to zero, the Group I Class MF-2 Principal Distribution Amount shall equal the Group I Principal Distribution Amount for such Distribution Date; and (iii) after the Certificate Principal Balance of the Class MF-2 Certificates has been reduced to zero, the Group I Class BF Principal Distribution Amount shall equal the Group I Principal Distribution Amount.

         (d) On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations from the Distribution Account of an amount equal to the Group II Principal Distribution Amount in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such amount shall have been fully allocated for such Distribution Date:

                  (i) to the Group II Class A Certificates, the Group II Class A Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Class MV-1 Certificates, the Group II Class MV-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Class MV-2 Certificates, the Group II Class MV-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Class BV Certificates, the Group II Class BV Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (v)      any remainder pursuant to Section 3.02(f) hereof.

; provided, however, that, if a Group II Trigger Event is in effect on any Distribution Date: (i) after the Certificate Principal Balance of the Group II Class A Certificates has been reduced to zero, the Group II Class MV-1 Principal Distribution Amount shall equal the Group II Principal Distribution Amount for such Distribution Date; (ii) after the Certificate Principal Balance of the Class MV-1 Certificates has been reduced to zero, the Group II Class MV-2 Principal Distribution Amount shall equal the Group II Principal Distribution Amount for such Distribution Date; and (iii) after the Certificate Principal Balance of the Class MV-2 Certificates has been reduced to zero, the Group II Class BV Principal Distribution Amount shall equal the Group II Principal Distribution Amount for such Distribution Date.

         (e) On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations from the Distribution Account of the remainders pursuant to Section 3.02(a)(v) and (c)(v) hereof and, to the extent required to make the allocations set forth below in clauses (i) through (vii) of this Section 3.02(e), Section 3.02(f)(viii) hereof in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such remainders shall have been fully allocated:

                  (i)       the Group I Extra Principal Distribution Amount;

                  (ii) to the Class MF-1 Certificates, the Class MF-1 Interest Carry Forward Amount;

                  (iii) to the Class MF-1 Certificates, the Class MF-1 Unpaid Realized Loss Amount;

                  (iv) to the Class MF-2 Certificates, the Class MF-2 Interest Carry Forward Amount;

                  (v) to the Class MF-2 Certificates, the Class MF-2 Unpaid Realized Loss Amount;

                  (vi) to the Class BF Certificates, the Class BF Interest Carry Forward Amount;

                  (vii) to the Class BF Certificates, the Class BF Unpaid Realized Loss Amount;

                  (viii) to the extent required to make the allocations set forth in clauses (i) through (vii) of Section 3.02(f) hereof, pursuant to Section 3.02(f) hereof;

                  (ix) if a Group I Subordinated Trigger Event exists, to the Class BF, Class MF-2 and Class MF-1 Certificates, in that order (such that no such amounts shall be distributed to any such Class unless the Certificate Principal Balance of each such Class having lower priority has been reduced to zero), the excess of (x) the Group I Principal Funds for such Distribution Date over (y) the sum of (A) the Group I Class A Principal Distribution Amount, (B) the Group I Class MF-1 Principal Distribution Amount, (C) the Group I Class MF-2 Principal Distribution Amount and (D) the Group I Class BF Principal Distribution Amount in each case for such Distribution Date; and

                  (x)      the remainder pursuant to Section 3.02(g) hereof.

         (f) On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations from the Distribution Account of the remainders pursuant to Section 3.02(b)(v) and (d)(v) hereof and, to the extent required to make the allocations set forth below in clauses (i) through (vii) of this Section 3.02(f), Section 3.02(e)(viii) hereof in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such remainders have been fully allocated:

                  (i)       the Group II Extra Principal Distribution Amount;

                  (ii) to the Class MV-1 Certificates, the Class MV-1 Interest Carry Forward Amount;

                  (iii) to the Class MV-1 Certificates, the Class MV-1 Unpaid Realized Loss Amount;

                  (iv) to the Class MV-2 Certificates, the Class MV-2 Interest Carry Forward Amount;

                  (v) to the Class MV-2 Certificates, the Class MV-2 Unpaid Realized Loss Amount;

                  (vi) to the Class BV Certificates, the Class BV Interest Carry Forward Amount;

                  (vii) to the Class BV Certificates, the Class BV Unpaid Realized Loss Amount;

                  (viii) to the extent required to make the allocations set forth in clauses (i) through (vii) of Section 3.02(e) hereof, pursuant to Section 3.02(e) hereof;

                  (ix) on any Distribution Date on or before the last Distribution Date with respect to the Class AV-1 Certificates, to the Class AV-1 Certificates, the Class AV-1 Certificates Carryover;

                  (x) on any Distribution Date on or before the last Distribution Date with respect to the Class MV-1 Certificates, to the Class MV-1 Certificates, the Class MV-1 Certificates Carryover;

                  (xi) on any Distribution Date on or before the last Distribution Date with respect to the Class MV-2 Certificates, to the Class MV-2 Certificates, the Class MV-2 Certificates Carryover;

                  (xii) on any Distribution Date on or before the last Distribution Date with respect to the Class BV Certificates, to the Class BV Certificates, the Class BV Certificates Carryover;

                  (xiii) if a Group II Subordinated Trigger Event exists, to the Class BV, Class MV-2 and Class MV-1 Certificates, in that order (such that no such amounts shall be distributed to any such Class unless the Certificate Principal Balance of each such Class having lower priority has been reduced to zero), the excess of (x) the Group II Principal Funds for such Distribution Date over (y) the sum of (A) the Group II Class A Principal Distribution Amount, (B) the Group II Class MV-1 Principal Distribution Amount, (C) the Group II Class MV-2 Principal Distribution Amount and (D) the Group II Class BV Principal Distribution Amount in each case for such Distribution Date; and

                  (xiv)     the remainder pursuant to Section 3.02(g) hereof.

         (g) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall make the following allocations from the Distribution Account of the remainders pursuant to Section 3.02(e)(x) and
(f)(xiv) hereof in the following order of priority, and each such allocation shall be made only after the preceding allocations shall have been made until such remainders have been fully allocated:

                  (i) to the Class C Certificates, the Class C Distribution Amount; and

                  (ii)     to the Class R Certificates, the remainder.

         (h) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate any excess of the Group I Certificate Principal Balance over the Schedule Principal Balances of Group I to reduce the Certificate Principal Balances of the Group I Subordinated Certificates in the following order of priority:


                  (i) to the Class BF Certificates until the Class BF Certificate Principal Balance is reduced to zero;

                  (ii) to the Class MF-2 Certificates until the Class MF-2 Certificate Principal Balance is reduced to zero; and

                  (iii) to the Class MF-1 Certificates until the Class MF-1 Certificate Principal Balance is reduced to zero.


         (i) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate any excess of the Group II Certificate Principal Balance over the Scheduled Principal Balances of Group II to reduce the Certificate Principal Balances of the Group II Subordinated Certificates in the following order of priority:


                  (i) to the Class BV Certificates until the Class BV Certificate Principal Balance is reduced to zero;

                  (ii) to the Class MV-2 Certificates until the Class MV-2 Certificate Principal Balance is reduced to zero; and

                  (iii) to the Class MV-1 Certificates until the Class MV-1 Certificate Principal Balance is reduced to zero.

         Section 3.03. Reports to the Depositor. On or before the Business Day preceding each Distribution Date, based on information provided by the Servicers, the Master Servicer shall notify the Depositor of the following information with respect to the next Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

                  (a) the aggregate amount then on deposit in the Asset Proceeds Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

                  (b) the amount of any Realized Losses, Applied Realized Loss Amounts and Unpaid Realized Loss Amounts;

                  (c) the application of the amounts described in clauses (a) and (b) on such Distribution Date in accordance with Section 3.02 hereof; and

                  (d) whether a Group I or Group II Trigger Event or a Group I or Group II Subordinated Trigger Event has occurred.

         Section 3.04.  Reports by Master Servicer.

         (a) On each Distribution Date, based on information provided by the Servicers, the Master Servicer shall report in writing to the Depositor (in hard copy), each Holder of a Certificate, the Underwriters and the Trustee and their designees (designated in writing to the Master Servicer) and the Rating
Agencies:

                  (i) with respect to each Class of Certificates (other than Class C and Class R) (based on a Certificate in the original principal amount of $1,000):

                           (a) the amount of the distributions on such
                  Distribution Date;

                           (b) the amount of such distribution allocable to
                  interest;

                           (c) the amount of such distributions allocable to
                  principal, separately identifying the aggregate amount of any prepayments, Substitution Shortfalls, repurchase amounts pursuant to Section 2.03 of the Standard Terms or other recoveries of principal included therein and any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss at, such Distribution Date;

                           (e) the principal balance after giving effect to any
                  distribution allocable to principal; and

                           (f) any Class AF-1, Class AF-2, Class AF-3, Class
                  AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2 and Class BF Interest Carry Forward Amount, any Class AV-1, Class MV-1, Class MV-2 and Class BV Interest Carry Forward Amount or any Class AV-1, Class MV-1, Class MV-2 and Class BV Certificates Carryover ;



                  (ii) the Group I Net Rate and the Group II Net Rate;

                  (iii) the largest Mortgage Loan balance outstanding in each Group;

                  (iv) the Servicing Fees and Master Servicing Fees allocable to each Group;

                  (v) One-Month LIBOR on the most recent Interest Determination Date; and

                  (vi) the Pass-Through Rates for the Group II Certificates for the current Accrual Period and, if the Pass-Through Rates for any Class of the Group I Certificates for the current Accrual Period is based on the Group I Net Rate, the Pass-Through Rates for the Group I Certificates with respect to which the Group I Net Rate applies.

         (b) On each Distribution Date, based on information provided by the Servicers, the Master Servicer will distribute to the Depositor, each Holder, the Underwriters and the Rating Agencies and the Trustee, together with the information described in subsection (a) preceding, the following information with respect to each Mortgage Loan Group in hard copy:

                  (i) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related Prepayment Period.

                  (ii) the percentage that each of the Scheduled Principal Balances set forth pursuant to clauses (a), (b) and (c) of paragraph
         (i) above represent with respect to all Mortgage Loans in each Group;

                  (iii) the number and Scheduled Principal Balance of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

                  (iv) the number of Mortgagors and the Scheduled Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

                  (v) the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period;

                  (vi) the number and amount by principal balance of 60+ Day Delinquent Loans in each Group, in each case by Servicer and as of the end of the related Prepayment Period.

                                   ARTICLE IV
                                THE CERTIFICATES

         Section 4.01.  The Certificates.

         The Certificates shall be designated generally as the Mortgage Loan Asset Backed Certificates, Series 1997-2. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $466,861,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.06 of the Standard Terms. The following table sets forth the Classes of Certificates and the initial Certificate Principal Balance for each such Class:

                     Initial Certificate
      Class           Principal Balance

       AF-1               $15,000,000
       AF-2               $10,000,000
       AF-3               $31,000,000
       AF-4                $9,000,000
       AF-5               $16,000,000
       AF-6               $10,000,000
       AF-7               $15,552,000
       MF-1                $2,090,000
       MF-2                $7,167,000
        BF                 $3,643,000
       AV-1              $293,561,000
       MV-1               $13,896,000
       MV-2               $26,924,000
        BV                $13,028,000
        C                    (1)
        R                    (2)

         (1) The Class C Certificates have no stated principal balance or Pass-Through Rate and are entitled to receive the Class C Distribution Amount.


         (2) The Class R Certificates have no stated principal balance or Pass-Through Rate and are not entitled to any scheduled distributions of principal or interest.

         Section 4.02.  Denominations.

         The Book-Entry Certificates shall be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates shall be held by the Beneficial Owners thereof through the book-entry facilities of the Clearing Agency as described herein, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class C and Class R Certificates shall be issued in certificated, fully-registered form in minimum Percentage Interests of 25% and integral multiples of 1% in excess thereof, except that two Class R Certificates may be issued in different denominations.

         Section 4.03.  Interest Fund.

         An Interest Fund shall be established by the Trustee (or the Paying Agent on behalf of the Trustee). The Interest Fund shall initially consist of cash in the amount of $0.00. The Interest Fund shall be an Eligible Account and, as soon as practicable after the Closing Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall invest any moneys on deposit in the Interest Fund in Permitted Investments at the direction of the Master Servicer. On the Business Day preceding the July 25, 1997, Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw the entire amount from the Interest Fund (excluding any earnings thereon) and deposit such amount into the Asset Proceeds Account. Such entire amount shall be used to make distributions of interest on such Distribution Date and to cover applicable administrative costs (which do not include the Servicing Fees) relating to the Mortgage Loans listed on Schedule III. The Interest Fund shall not be an asset of either of the REMICs. Any earnings on the Interest Fund shall be payable on such date to Meritech.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

         Section 5.01.  Request for Opinions.

         (a) The Depositor hereby requests and authorizes Arter & Hadden, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee, the Master Servicer, and each Rating Agency as may be
(i) required by any and all documents, certificates or agreements executed in connection with the Trust or (ii) requested by the Trustee, the Master Servicer, any Rating Agency or their respective counsels.

         (b) The Trustee and the Master Servicer hereby request and authorize their respective counsel to issue on behalf of the Trustee and the Master Servicer such legal opinions to the Depositor, the Master Servicer, the Trustee, and each Rating Agency as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

         Section 5.02.  Form of Certificates.

         The Certificates shall be substantially in the respective forms set forth in the Exhibits hereto. All Certificates shall be dated the date of their execution.

         Section 5.03.  Schedules and Exhibits.

         Each of the Schedules and Exhibits attached hereto or referenced herein is incorporated herein by reference as contemplated by the Standard Terms.

         Section 5.04.  Governing Law.

         In accordance with Section 11.04 of the Standard Terms, this Agreement shall be construed in accordance with and governed by the laws of the State, without regard to any conflicts of laws principles thereof.

         Section 5.05.  REMIC Administration.

         (a) Pooling REMIC. (i) The beneficial ownership of the Pooling REMIC shall be evidenced by interests having the following terms:

                                                                       Type of Interest
     Pooling Interest         Initial Subaccount     Pass-Through      For Purposes of
        Designation                Balance               Rate          REMIC Provisions
          Group I

Subaccount AF-1                 $15,000,000               (1)              Regular
Subaccount AF-2                 $10,000,000               (1)              Regular
Subaccount AF-3                 $31,000,000               (1)              Regular
Subaccount AF-4                  $9,000,000               (1)              Regular
Subaccount AF-5                 $16,000,000               (1)              Regular
Subaccount AF-6                 $10,000,000               (1)              Regular
Subaccount AF-7                 $15,552,000               (1)              Regular
Subaccount MF-1                  $2,090,000               (1)              Regular
Subaccount MF-2                  $7,167,000               (1)              Regular
Subaccount BF                    $3,643,000               (1)              Regular

         Group II

Subaccount AV-1                $293,561,000               (2)              Regular
Subaccount MV-1                 $13,896,000               (2)              Regular
Subaccount MV-2                 $26,924,000               (2)              Regular
Subaccount BV                   $13,028,000               (2)              Regular
Subaccount R                         (3)                  (3)              Residual

-----------------
(1)      On any Distribution Date, the Group I Net Rate.
(2)      On any Distribution Date, the Group II Net Rate.
(3)      Subaccount R is not issued with a Balance or a Pass-Through Rate.



                  (ii) Subaccount R shall be issued in fully registered certificate form as part of the Class R Certificate. All other Subaccounts shall be deemed issued as non-certificated interests and shall constitute assets of the Issuing REMIC.

                  (iii) The assets of the Pooling REMIC are the Mortgage Loans and the Asset Proceeds Account.

                  (iv) On each Distribution Date, amounts in the Asset Proceeds Account will be distributed as provided in Section 3.01 hereof.

         (b) Issuing REMIC. (i) The beneficial ownership of the Issuing REMIC shall be evidenced as set forth in Section 4.01 hereof; the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2 and Class BV Certificates and each of the separate interest-only rights making up the Class C Distribution Amount are Regular Interests in the Issuing REMIC. Class R is the residual interest in the Issuing REMIC.

                  (ii) The assets of the Issuing REMIC are the Subaccounts in the Pooling REMIC other than Subaccount R and the Distribution Account.

                  (iii) On each Distribution Date, amounts in the Distribution Account will be distributed as provided in Section 3.02 hereof.

         (c) General.

                  (i) The Closing Date is designated as the "start up" day of the Pooling REMIC and Issuing REMIC.

                  (ii) The Trustee shall make (or cause the Paying Agent to make) elections to treat the Pooling REMIC and the Issuing REMIC as REMICs under the Code.

         (d) The "latest possible maturity date" for purposes of the REMIC regulations and each REMIC established hereby is June 25, 2029.

         Section 5.06. Master Servicer; Month-End Interest. Texas Commerce Bank National Association is hereby appointed (a) as administrative agent of the Trust to perform the duties and responsibilities of the Master Servicer hereunder, (b) Certificate Registrar and (c) Paying Agent. Notwithstanding anything in the Trust Agreement to the contrary, neither the Trustee nor the Master Servicer shall be obligated to pay Month End Interest under any circumstance, including without limitation, the failure of a Servicer to do so.

         Section 5.07. Trustee; Advances. Sections 3.04(c) and (d) of the Standard Terms (relating to the Trustee's obligation to make Advances) are deleted in their entirety and references to "or the Trustee" in Section 3.04(e) of the Standard Terms and to "and Trustee" in the heading of Section 3.04 of the Standard Terms are deleted. The Trustee shall not be obligated to make Advances. Notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall not be obligated to pay Month-End Interest under any circumstance, including without limitation, the failure of a Servicer to do so.

         Section 5.08. Auction Call. Within 90 days of the Auction Sale Bid Date, the Master Servicer will notify the investment banking or whole-loan trading firm selected by the Depositor (such investment bank or trading firm, the "Advisor") who will solicit and will have sole responsibility for soliciting on behalf of the Trust competitive bids for the purchase of the Mortgage Loans then remaining in the Trust for fair market value (such bidders may include the Depositor or any of its affiliates). If satisfactory bids are received as described below, the proceeds of the sale of such assets shall be deposited into the Asset Proceeds Account. The Advisor will solicit, on behalf of the Trust, good-faith bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the home loan mortgage market. The Advisor will consult with any securities brokerage houses identified by the Depositor as then making a market in the Certificates to obtain a determination as to whether the fair market value of such assets has been offered.

         If the highest good-faith bid received by the Advisor from a qualified bidder is, in the judgment of the Advisor, not less than the fair market value of such Mortgage Loans and if such bid is sufficient (i) to reduce the Certificate Principal Balances of the Group I Certificates and Group II Certificates to zero, (ii) to pay the Current Interest Amount and the Interest Carry Forward Amount to the Group I Class A Certificates and the Group II Class A Certificates (and any Class AV-1, Class MV-1, Class MV-2 and Class BV Certificate Carryovers to the Class AV-1, Class MV-1, Class MV-2 and Class BV Certificates), and (iii) the Current Interest Amount and the Interest Carryforward Amount to the Group I Subordinated Certificates and Group II Subordinated Certificates, the Master Servicer, upon the written direction of the Advisor and the Depositor, will, or will direct the Trustee to, sell and assign such Mortgage Loans without representation, warranty or recourse to such highest bidder and will redeem the Certificates; provided, however, the Master Servicer will decline to consummate such sale unless it receives from the Advisor written direction to proceed with such sale and an opinion of counsel addressed to the Master Servicer that such sale will not give rise either to "any prohibited transaction" tax under Section 860F(a)(1) of the Code or to any tax on contribution to the REMIC after the Closing Date under Section 860G(d)(1) of the Code. If such sale is not consummated in accordance with the foregoing, the Master Servicer will not be under any obligation to solicit any further bids or otherwise to negotiate any further sale of the Mortgage Loans. In such event, however, if directed by the Depositor, the Master Servicer may notify the Advisor who will solicit bids from time to time in the future for the purchase of the Mortgage Loans upon the same terms described above. The Master Servicer may consult with the Advisor and the advice of the Advisor shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Master Servicer hereunder.

         The Depositor shall not have the right to purchase from the Trust provided for in Section 9.02 of the Standard Terms. No Class of the Certificates shall be a Designated Class pursuant to Section 9.02 of the Standard Terms, which Section 9.02 (and the provision for Optional Termination) shall not be applicable to the Series 1997-2 Certificates.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent, the Custodian and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of June 1, 1997.


                         SAXON ASSET SECURITIES COMPANY



                         By:   /s/ Bradley D. Adams
                               ____________________________________
                               Bradley D. Adams, Vice President


                         TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                as Master Servicer, Custodian, Certificate
                                Registrar and Paying Agent

                         By:   /s/ Rafael Herrera
                               __________________________________________
                               Rafael Herrera, Vice President

                         CITIBANK, N.A.
                           not in its individual capacity but solely as trustee under the Trust Agreement

                         By:   /s/ Jenny Cheng
                               _________________________________
                               Jenny Cheng, Assistant Vice President

COMMONWEALTH OF VIRGINIA             )
                                     ) ss.:
CITY OF RICHMOND                     )

        The foregoing instrument was acknowledged before me June 24, 1997, by Bradley D. Adams, a Vice President of Saxon Asset Securities Company, a Virginia corporation, on behalf of the corporation.

                                             -----------------------------------
                                             Notary Public

My Commission expires:

STATE OF                             )
                                     ) ss.:
COUNTY OF                            )

             The foregoing instrument was acknowledged before me on June 24, 1997, by Rafael Herrera, a Vice President of Texas Commerce Bank National Association, a national banking association, on behalf of the bank.

                                  -----------------------------------
                                  Notary Public

My Commission expires:

STATE OF NEW YORK                    )
                                     ) ss.:
COUNTY OF NEW YORK                   )

             The foregoing instrument was acknowledged before me June 24, 1997, by Jenny Cheng, an Assistant Vice President of Citibank, N.A., a national banking association, on behalf of the bank.

                                  ------------------------------------
                                  Notary Public

My Commission expires:

                                   Schedule I
                                 Mortgage Loans


         A.       Group I Mortgage Loans.
         B.       Group II Mortgage Loans.

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group


Loan Number                 Original Amount            Current Balance

10006638                      $166,000.00                 $162,462.05
10007377                       $96,000.00                  $95,912.42
10007413                       $56,625.00                  $56,507.56
10007423                      $275,000.00                 $274,364.93
10007594                      $332,500.00                 $331,711.65
10007597                      $263,200.00                 $262,391.39
10007655                      $116,850.00                 $116,442.62
10007696                      $288,000.00                 $287,317.19
10007771                      $200,000.00                 $196,908.83
10007788                      $346,500.00                 $345,828.01
10007794                      $296,000.00                 $295,224.18
10007922                      $305,600.00                 $304,991.54
10007939                      $325,000.00                 $323,834.16
10007942                      $110,000.00                 $109,952.63
10007974                       $25,000.00                  $24,938.77
10007988                      $294,000.00                 $293,414.66
10008048                       $42,900.00                  $42,723.26
10008114                      $351,000.00                 $350,282.64
10008135                       $35,000.00                  $34,945.15
10008150                      $304,500.00                 $303,893.75
10008179                       $36,000.00                  $35,986.45
10008185                      $385,000.00                 $380,745.11
10008213                      $142,500.00                 $142,369.98
10008246                      $266,000.00                 $265,560.82
10008247                       $98,350.00                  $98,199.82
10008253                      $312,000.00                 $311,559.76
10008265                      $240,000.00                 $239,582.72
10008295                       $42,000.00                  $41,806.89
10008329                      $260,000.00                 $259,632.92
10008333                       $66,500.00                  $66,442.34
10008339                       $80,000.00                  $79,774.73
10008399                      $167,300.00                 $167,139.07
10008431                       $61,150.00                  $61,078.39
10008435                      $106,000.00                 $105,235.11
10008441                       $69,300.00                  $69,300.00
10008451                       $70,000.00                  $69,949.85
10008471                       $42,400.00                  $42,333.55
10008489                       $87,000.00                  $86,472.85
10008505                       $60,000.00                  $59,966.43
10008513                       $79,000.00                  $78,654.96
10008518                       $74,000.00                  $73,442.47
10008521                       $51,409.00                  $51,189.62
10008522                       $96,000.00                  $95,837.34
10008535                      $118,000.00                 $117,352.64
10008554                      $112,500.00                 $112,376.63
10008564                       $76,000.00                  $75,951.19

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10008565                      $303,000.00                 $302,700.74
10008566                      $176,000.00                 $175,835.11
10008567                       $61,150.00                  $61,097.10
10008568                       $92,000.00                  $91,916.06
10008570                       $56,500.00                  $56,175.94
10008571                      $128,000.00                 $127,794.80
10008573                       $56,850.00                  $56,817.30
10008575                      $100,000.00                  $99,901.25
10008579                       $90,750.00                  $90,671.49
10008580                      $175,000.00                 $174,822.56
10008581                      $120,000.00                 $119,884.55
10008584                      $353,700.00                 $353,291.51
10008585                       $70,000.00                  $69,953.78
10008587                      $102,000.00                 $101,875.98
10008589                       $56,000.00                  $55,592.40
10008590                       $34,000.00                  $33,974.28
10008593                       $59,250.00                  $59,191.47
10008594                      $133,550.00                 $133,443.39
10008595                      $288,750.00                 $288,441.49
10008596                       $52,000.00                  $51,711.63
10008598                      $134,200.00                 $134,077.56
10008599                       $99,000.00                  $98,809.03
10008600                       $30,000.00                  $29,661.20
10008601                       $54,005.00                  $53,951.66
10008605                      $117,600.00                 $117,483.86
10008606                       $69,500.00                  $69,452.84
10008607                      $148,000.00                 $147,711.01
10008608                       $48,750.00                  $48,705.51
10008609                      $339,000.00                 $338,673.90
10008610                       $37,000.00                  $36,960.47
10008611                       $62,000.00                  $61,951.83
10008612                       $35,000.00                  $34,799.26
10008615                      $156,800.00                 $156,653.11
10008616                       $44,000.00                  $43,914.65
10008617                       $96,000.00                  $95,867.17
10008620                       $71,500.00                  $71,434.77
10008621                       $57,750.00                  $57,341.05
10008622                       $40,000.00                  $39,707.05
10008624                       $91,850.00                  $91,763.95
10008626                       $41,950.00                  $41,750.71
10008627                       $75,000.00                  $74,931.57
10008628                      $221,000.00                 $220,869.33
10008629                      $148,500.00                 $147,851.40
10008630                       $33,033.00                  $32,722.72
10008631                      $208,000.00                 $207,592.98
10008632                      $273,300.00                 $273,050.63

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group


Loan Number                 Original Amount            Current Balance

10008634                       $50,000.00                  $49,962.19
10008635                      $184,000.00                 $183,813.43
10008636                       $62,000.00                  $61,941.90
10008637                       $44,200.00                  $43,910.64
10008639                      $123,000.00                 $122,901.81
10008641                      $105,000.00                 $104,455.35
10008643                      $117,000.00                 $116,793.25
10008645                      $177,000.00                 $176,834.18
10008646                       $64,000.00                  $63,675.45
10008647                       $47,400.00                  $47,355.59
10008648                      $168,800.00                 $168,650.03
10008650                       $77,000.00                  $76,911.69
10008652                      $118,000.00                 $117,889.45
10008656                       $64,200.00                  $64,138.25
10008658                       $16,000.00                  $15,789.65
10008659                       $30,000.00                  $29,967.10
10008660                      $192,000.00                 $191,800.15
10008661                       $66,400.00                  $66,348.35
10008663                      $123,000.00                 $122,923.15
10008665                       $35,200.00                  $35,168.71
10008666                       $46,500.00                  $46,465.78
10008667                      $116,900.00                 $116,793.34
10008668                       $35,200.00                  $35,168.71
10008670                       $40,000.00                  $39,922.72
10008671                       $46,400.00                  $46,360.91
10008674                      $149,000.00                 $147,465.11
10008676                       $37,000.00                  $36,978.13
10008677                      $301,000.00                 $300,759.71
10008679                      $112,000.00                 $111,883.42
10008680                       $59,650.00                  $59,612.00
10008682                       $82,000.00                  $81,925.18
10008683                      $198,000.00                 $197,782.88
10008684                      $123,200.00                 $122,553.72
10008686                       $42,750.00                  $42,714.94
10008687                       $52,800.00                  $52,753.61
10008688                       $84,000.00                  $83,919.20
10008689                       $63,000.00                  $62,949.70
10008690                       $38,000.00                  $37,968.84
10008695                       $34,350.00                  $34,324.72
10008697                       $65,000.00                  $64,925.76
10008699                       $60,000.00                  $59,939.16
10008702                       $84,500.00                  $84,348.06
10008704                      $336,000.00                 $335,668.15
10008706                      $121,500.00                 $121,386.17
10008707                      $110,000.00                 $109,389.76
10008709                       $76,000.00                  $75,610.20

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10008710                       $52,800.00                  $52,755.53
10008711                       $50,000.00                  $49,954.39
10008712                       $40,250.00                  $40,065.91
10008714                      $166,250.00                 $166,093.33
10008716                       $70,000.00                  $69,929.03
10008717                      $110,000.00                 $109,939.92
10008719                       $42,000.00                  $41,615.16
10008720                      $105,000.00                 $104,909.17
10008721                      $176,000.00                 $175,536.23
10008722                       $67,200.00                  $67,131.85
10008723                      $103,100.00                 $102,992.69
10008724                       $45,500.00                  $45,457.37
10008727                       $71,100.00                  $71,036.83
10008728                      $175,000.00                 $174,204.71
10008729                      $119,000.00                 $118,905.00
10008731                      $165,400.00                 $165,249.09
10008732                      $176,000.00                 $175,847.74
10008735                       $30,000.00                  $29,594.18
10008737                       $43,900.00                  $43,503.03
10008738                      $113,500.00                 $113,393.67
10008739                      $318,750.00                 $318,459.18
10008740                       $73,000.00                  $72,933.40
10008741                      $119,000.00                 $118,872.87
10008742                       $86,800.00                  $86,563.78
10008743                      $158,000.00                 $157,831.20
10008744                       $88,350.00                  $88,267.23
10008746                       $40,000.00                  $39,787.79
10008748                       $60,000.00                  $59,935.89
10008749                       $82,000.00                  $81,923.13
10008750                      $172,500.00                 $172,395.15
10008752                       $72,000.00                  $71,944.05
10008754                      $136,500.00                 $136,388.07
10008757                       $72,000.00                  $71,927.00
10008758                      $110,500.00                 $110,381.95
10008760                       $69,500.00                  $69,322.06
10008761                       $66,600.00                  $66,560.62
10008762                       $57,600.00                  $57,543.12
10008763                       $38,000.00                  $37,907.26
10008766                      $213,750.00                 $213,559.78
10008767                      $111,200.00                 $111,059.37
10008768                       $28,000.00                  $27,414.97
10008769                       $88,000.00                  $87,913.09
10008772                      $117,500.00                 $117,276.93
10008773                       $25,500.00                  $25,360.35
10008774                       $31,250.00                  $31,164.45
10008775                      $101,400.00                 $101,294.45

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10008776                      $156,000.00                 $155,865.05
10008777                       $85,500.00                  $85,448.02
10008778                       $45,900.00                  $45,672.45
10008779                       $41,900.00                  $41,861.76
10008781                       $38,700.00                  $38,677.75
10008782                       $95,000.00                  $94,908.61
10008785                       $30,500.00                  $30,479.87
10008786                       $68,850.00                  $68,819.22
10008788                      $135,000.00                 $134,900.63
10008789                       $70,500.00                  $70,428.52
10008790                      $112,800.00                 $112,685.64
10008793                       $24,750.00                  $24,731.77
10008794                       $65,000.00                  $64,935.79
10008795                       $32,000.00                  $31,975.13
10008796                      $190,350.00                 $190,171.66
10008797                       $48,000.00                  $47,959.56
10008798                       $33,250.00                  $33,111.41
10008800                       $75,000.00                  $74,917.75
10008801                       $35,000.00                  $34,810.11
10008802                       $69,300.00                  $69,259.02
10008804                       $32,000.00                  $31,832.13
10008806                      $247,000.00                 $246,742.91
10008807                      $159,750.00                 $159,608.07
10008808                       $85,500.00                  $84,796.75
10008812                       $40,000.00                  $39,978.83
10008814                       $52,000.00                  $51,739.27
10008815                      $105,000.00                 $104,916.17
10008817                      $162,400.00                 $162,273.82
10008819                       $58,225.00                  $58,171.87
10008820                      $138,960.00                 $138,826.31
10008826                       $55,250.00                  $55,208.21
10008827                       $95,000.00                  $94,908.61
10008828                       $43,775.00                  $43,498.06
10008831                      $140,700.00                 $140,571.62
10008832                       $38,000.00                  $37,824.13
10008836                       $92,650.00                  $92,595.22
10008837                      $140,220.00                 $140,070.19
10008838                      $218,700.00                 $218,563.36
10008840                      $107,000.00                 $106,899.74
10008842                       $74,500.00                  $74,430.20
10008843                       $75,000.00                  $74,940.13
10008846                       $50,000.00                  $49,971.23
10008847                      $160,000.00                 $159,841.97
10008848                      $161,500.00                 $161,351.73
10008849                       $40,800.00                  $40,748.80
10008851                       $47,900.00                  $47,853.93

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10008853                       $70,000.00                  $69,636.91
10008854                       $68,000.00                  $67,957.13
10008855                       $41,797.00                  $41,785.04
10008858                       $16,500.00                  $16,425.37
10008860                       $66,850.00                  $66,511.00
10008861                       $30,000.00                  $29,833.68
10008862                       $42,750.00                  $42,627.82
10008863                       $51,200.00                  $51,167.11
10008865                       $51,000.00                  $50,969.00
10008866                       $64,000.00                  $63,641.77
10008868                       $84,600.00                  $84,555.25
10008870                       $71,250.00                  $71,186.69
10008873                       $50,000.00                  $49,969.62
10008875                       $59,200.00                  $59,141.53
10008876                       $54,900.00                  $54,873.00
10008877                      $292,000.00                 $291,726.43
10008879                       $61,000.00                  $60,726.94
10008880                       $56,800.00                  $56,470.31
10008881                       $49,400.00                  $49,379.83
10008888                      $165,200.00                 $165,032.50
10008889                      $204,375.00                 $204,144.99
10008890                       $78,550.00                  $78,374.03
10008893                      $145,200.00                 $144,665.89
10008894                       $40,000.00                  $39,762.88
10008896                       $49,000.00                  $48,961.91
10008897                       $51,000.00                  $50,954.69
10008898                      $125,000.00                 $124,900.23
10008899                       $67,900.00                  $67,838.05
10008905                       $50,000.00                  $49,976.67
10008906                      $100,000.00                  $99,785.16
10008910                       $33,000.00                  $32,881.88
10008911                       $90,000.00                  $89,960.19
10008915                      $130,000.00                 $129,940.94
10008917                       $65,000.00                  $64,642.14
10008921                       $26,000.00                  $25,952.70
10008923                       $43,900.00                  $43,858.87
10008924                       $45,975.00                  $45,960.70
10008926                       $97,600.00                  $97,557.96
10008927                       $26,750.00                  $26,691.85
10008928                       $48,750.00                  $48,736.81
10008931                       $72,000.00                  $71,841.07
10008933                      $114,400.00                 $114,136.42
10008934                       $76,400.00                  $76,213.54
10008935                       $17,825.00                  $17,793.35
10008936                       $43,700.00                  $43,663.18
10008937                      $135,200.00                 $135,076.63

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10008938                       $85,000.00                  $84,967.12
10008939                      $100,800.00                 $100,717.34
10008940                      $180,000.00                 $179,918.22
10008941                       $30,000.00                  $29,936.30
10008942                      $108,000.00                 $107,949.61
10008943                      $200,000.00                 $199,291.67
10008946                      $114,750.00                 $114,693.56
10008947                       $39,200.00                  $39,187.81
10008948                      $125,000.00                 $124,538.76
10008949                      $100,000.00                  $99,755.94
10008950                       $78,000.00                  $77,969.83
10008955                       $91,650.00                  $91,375.14
10008956                       $45,000.00                  $44,888.92
10008957                       $78,000.00                  $77,818.19
10008958                       $50,000.00                  $49,981.17
10008959                      $106,000.00                 $105,654.34
10008962                       $35,100.00                  $35,085.28
10008964                       $63,000.00                  $62,967.33
10008965                      $136,100.00                 $136,038.17
10008967                       $54,400.00                  $54,375.93
10008970                      $112,000.00                 $111,941.93
10008972                      $184,800.00                 $184,720.40
10008973                       $40,000.00                  $39,980.53
10008975                      $203,000.00                 $202,917.12
10008977                       $40,050.00                  $40,039.74
10008978                       $40,000.00                  $39,897.82
10008979                       $40,000.00                  $39,983.67
10008980                      $349,200.00                 $349,110.64
10008982                       $58,500.00                  $58,208.86
10008985                       $30,000.00                  $29,983.61
10008986                       $67,200.00                  $67,167.81
10008987                       $39,500.00                  $39,337.40
10008988                       $44,800.00                  $44,787.18
10008989                      $103,500.00                 $103,452.98
10008990                       $63,900.00                  $63,873.90
10008991                      $176,000.00                 $175,915.69
10008992                       $90,000.00                  $89,963.25
10008998                       $53,500.00                  $53,482.43
10008999                      $213,750.00                 $213,665.05
10009001                       $65,000.00                  $64,966.30
10009002                       $96,000.00                  $95,956.39
10009004                       $98,000.00                  $97,706.26
10009005                       $50,000.00                  $49,903.41
10009006                      $180,000.00                 $179,934.05
10009010                       $60,800.00                  $60,642.92
10009012                      $245,650.00                 $245,538.39

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group


Loan Number                 Original Amount            Current Balance

10009013                       $30,000.00                  $29,922.49
10009015                       $80,700.00                  $80,663.33
10009016                      $144,000.00                 $143,953.98
10009017                       $65,000.00                  $64,979.23
10009018                       $39,900.00                  $39,885.38
10009022                       $35,000.00                  $34,935.56
10009024                       $61,600.00                  $61,571.26
10009025                       $69,200.00                  $69,167.72
10009026                       $59,500.00                  $59,478.20
10009027                      $138,750.00                 $138,681.75
10009029                      $200,000.00                 $199,901.62
10009030                       $84,000.00                  $83,963.82
10009031                       $76,500.00                  $76,333.70
10009032                      $152,415.00                 $152,279.40
10009034                      $112,000.00                 $111,950.45
10009037                       $43,400.00                  $43,381.30
10009038                       $44,400.00                  $44,387.98
10009039                      $120,000.00                 $119,952.31
10009041                       $57,000.00                  $56,856.04
10009042                      $100,800.00                 $100,772.72
10009044                       $58,500.00                  $58,358.57
10009046                      $142,200.00                 $142,140.37
10009048                       $31,430.00                  $31,418.78
10009049                       $27,000.00                  $26,942.00
10009050                      $143,000.00                 $142,931.49
10009051                       $51,000.00                  $50,980.27
10009052                       $99,000.00                  $98,953.81
10009053                       $27,900.00                  $27,893.62
10009054                      $132,000.00                 $131,947.54
10009056                      $142,500.00                 $142,440.25
10009061                       $51,600.00                  $51,574.62
10009062                      $138,750.00                 $138,391.53
10009064                       $37,400.00                  $37,390.68
10009066                      $125,400.00                 $125,343.03
10009067                       $18,200.00                  $18,169.44
10009068                       $47,500.00                  $47,478.42
10009071                       $33,500.00                  $33,490.14
10009074                       $49,000.00                  $48,982.04
10009076                       $60,000.00                  $59,976.16
10009077                       $84,500.00                  $84,305.32
10009078                       $50,800.00                  $50,733.10
10009082                       $96,000.00                  $95,952.78
10009083                       $64,000.00                  $63,969.34
10009084                       $40,000.00                  $39,898.97
10009085                      $220,500.00                 $220,421.38
10009088                      $100,000.00                  $99,959.17

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009089                       $40,850.00                  $40,834.62
10009090                       $39,350.00                  $39,335.19
10009091                       $38,600.00                  $38,585.47
10009093                      $220,500.00                 $220,421.38
10009095                      $123,000.00                 $122,966.71
10009097                       $70,000.00                  $69,806.51
10009098                       $68,000.00                  $67,969.91
10009102                      $178,500.00                 $176,946.00
10009106                       $65,600.00                  $65,568.57
10009109                      $100,000.00                 $100,000.00
10009112                       $52,500.00                  $52,478.57
10009113                      $144,000.00                 $143,942.78
10009114                      $180,000.00                 $179,922.47
10009115                       $35,700.00                  $35,682.89
10009116                      $214,450.00                 $214,360.07
10009117                       $37,850.00                  $37,836.14
10009118                      $112,500.00                 $112,464.04
10009120                       $37,400.00                  $37,391.68
10009121                       $35,000.00                  $34,987.52
10009122                       $78,400.00                  $78,362.44
10009123                       $81,300.00                  $81,263.06
10009125                       $48,750.00                  $48,737.52
10009126                       $60,000.00                  $59,987.75
10009127                       $49,500.00                  $49,437.92
10009129                       $81,600.00                  $81,564.85
10009130                       $33,450.00                  $33,437.74
10009131                       $73,360.00                  $73,335.23
10009132                       $40,000.00                  $39,983.67
10009133                       $72,000.00                  $71,965.11
10009135                       $72,800.00                  $72,766.04
10009136                       $92,000.00                  $91,968.94
10009137                       $75,000.00                  $74,801.80
10009138                       $60,000.00                  $48,266.87
10009139                       $66,350.00                  $66,320.65
10009142                       $52,000.00                  $51,978.77
10009143                      $362,600.00                 $362,484.11
10009144                       $41,650.00                  $41,601.08
10009145                       $55,400.00                  $55,344.00
10009146                       $15,000.00                  $14,969.97
10009147                      $119,250.00                 $119,203.87
10009148                       $46,900.00                  $46,881.36
10009149                       $98,000.00                  $97,963.10
10009150                       $48,000.00                  $47,976.39
10009151                      $172,550.00                 $172,491.75
10009152                       $84,500.00                  $84,462.62
10009153                       $59,200.00                  $59,052.18

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009155                      $241,000.00                 $240,878.29
10009156                       $52,000.00                  $51,986.70
10009157                       $86,400.00                  $86,359.69
10009158                       $55,000.00                  $54,968.35
10009159                       $24,765.00                  $24,743.14
10009160                      $100,000.00                  $99,939.42
10009161                       $81,500.00                  $81,462.98
10009162                       $73,500.00                  $73,473.79
10009163                       $37,550.00                  $37,550.00
10009164                      $236,000.00                 $235,892.78
10009166                       $44,600.00                  $44,586.13
10009171                       $58,500.00                  $58,480.25
10009172                      $140,000.00                 $139,941.29
10009173                       $87,500.00                  $87,456.95
10009175                       $55,250.00                  $55,234.19
10009178                      $272,000.00                 $271,891.91
10009180                       $60,000.00                  $59,979.74
10009181                      $380,000.00                 $379,836.32
10009182                      $397,500.00                 $397,333.31
10009184                       $60,800.00                  $60,773.11
10009186                       $51,200.00                  $51,146.09
10009187                      $102,500.00                 $102,246.96
10009188                       $43,500.00                  $43,481.76
10009189                       $15,000.00                  $14,976.13
10009190                       $34,500.00                  $34,407.80
10009193                       $80,000.00                  $79,960.65
10009194                      $154,500.00                 $153,866.75
10009195                      $103,200.00                 $103,151.85
10009196                       $73,950.00                  $73,815.47
10009198                       $18,850.00                  $18,815.29
10009199                       $90,000.00                  $89,770.09
10009201                       $63,900.00                  $63,871.73
10009202                       $47,350.00                  $47,230.41
10009204                      $186,400.00                 $186,319.71
10009206                       $74,000.00                  $73,965.48
10009207                       $44,000.00                  $43,983.88
10009210                       $71,850.00                  $71,838.35
10009211                      $119,200.00                 $118,918.95
10009212                       $96,000.00                  $95,967.59
10009217                       $84,800.00                  $84,767.20
10009218                       $50,000.00                  $49,876.57
10009221                       $86,400.00                  $86,367.47
10009223                       $84,000.00                  $83,960.81
10009226                       $17,000.00                  $16,959.45
10009227                       $26,550.00                  $26,496.22
10009228                       $93,750.00                  $93,708.53

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009229                       $92,000.00                  $91,947.07
10009230                      $100,000.00                  $99,968.04
10009232                       $94,500.00                  $94,472.19
10009235                       $36,000.00                  $36,000.00
10009239                       $40,500.00                  $40,483.46
10009240                      $104,000.00                 $103,950.18
10009241                       $30,000.00                  $30,000.00
10009242                       $52,250.00                  $52,121.01
10009246                       $67,500.00                  $67,480.69
10009248                       $84,000.00                  $84,000.00
10009249                       $39,000.00                  $38,984.91
10009251                       $44,000.00                  $43,984.31
10009252                       $51,200.00                  $51,172.21
10009253                      $120,000.00                 $119,942.50
10009255                       $95,200.00                  $94,990.63
10009257                       $59,500.00                  $59,354.79
10009258                       $45,000.00                  $44,982.12
10009259                       $64,000.00                  $63,965.04
10009268                       $27,000.00                  $27,000.00
10009272                       $76,800.00                  $76,800.00
10009275                      $168,000.00                 $168,000.00
10009278                      $107,950.00                 $107,915.50
10009279                      $145,000.00                 $145,000.00
10009280                      $123,200.00                 $123,200.00
10009286                      $162,800.00                 $162,800.00
10009287                      $157,500.00                 $157,500.00
10009290                      $139,750.00                 $139,750.00
10009293                      $113,050.00                 $113,050.00
10009297                       $57,600.00                  $57,581.08
10009298                       $32,200.00                  $32,200.00
10009299                       $61,350.00                  $61,329.29
10009300                       $90,000.00                  $90,000.00
10009303                       $99,600.00                  $99,600.00
10009304                      $168,000.00                 $168,000.00
10009305                      $100,000.00                 $100,000.00
10009308                       $81,900.00                  $81,900.00
10009309                       $68,000.00                  $68,000.00
10009310                      $146,250.00                 $146,250.00
10009312                       $98,900.00                  $98,900.00
10009318                       $17,160.00                  $17,160.00
10009319                       $70,000.00                  $70,000.00
10009321                       $44,950.00                  $44,950.00
10009322                       $35,750.00                  $35,750.00
10009324                       $51,750.00                  $51,750.00
10009327                      $155,900.00                 $155,900.00
10009328                       $38,000.00                  $38,000.00

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009329                       $35,300.00                  $35,300.00
10009331                       $72,200.00                  $72,166.31
10009333                       $90,000.00                  $90,000.00
10009335                       $45,000.00                  $45,000.00
10009336                      $120,000.00                 $120,000.00
10009338                      $120,700.00                 $120,700.00
10009339                       $26,642.00                  $26,642.00
10009340                       $73,800.00                  $73,800.00
10009341                       $52,000.00                  $52,000.00
10009342                       $45,500.00                  $45,500.00
10009343                       $34,700.00                  $34,700.00
10009344                       $52,000.00                  $52,000.00
10009346                       $49,600.00                  $49,600.00
10009348                       $58,000.00                  $58,000.00
10009351                      $103,200.00                 $103,200.00
10009353                      $261,250.00                 $261,250.00
10009354                       $62,900.00                  $62,900.00
10009355                       $66,500.00                  $66,500.00
10009356                       $27,500.00                  $27,500.00
10009357                       $60,800.00                  $60,800.00
10009358                       $47,200.00                  $47,200.00
10009360                      $235,000.00                 $235,000.00
10009363                      $120,000.00                 $120,000.00
10009364                      $100,000.00                 $100,000.00
10009366                       $78,750.00                  $78,750.00
10009367                       $84,000.00                  $84,000.00
10009369                       $76,000.00                  $76,000.00
10009371                      $115,500.00                 $115,500.00
10009374                      $121,500.00                 $121,500.00
10009375                       $36,300.00                  $36,300.00
10009377                       $54,000.00                  $54,000.00
10009378                       $46,125.00                  $46,125.00
10009380                       $59,120.00                  $59,120.00
10009384                       $89,600.00                  $89,600.00
10009385                      $117,600.00                 $117,600.00
10009386                       $98,600.00                  $98,600.00
10009387                      $220,000.00                 $220,000.00
10009389                       $71,950.00                  $71,950.00
10009390                       $35,000.00                  $35,000.00
10009393                      $104,000.00                 $104,000.00
10009394                       $25,300.00                  $25,300.00
10009395                       $56,000.00                  $56,000.00
10009396                       $95,200.00                  $95,200.00
10009398                      $114,000.00                 $114,000.00
10009399                      $120,600.00                 $120,600.00
10009401                       $21,015.00                  $21,015.00

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009403                       $63,750.00                  $63,750.00
10009404                      $115,000.00                 $115,000.00
10009405                       $56,650.00                  $56,650.00
10009406                      $247,000.00                 $247,000.00
10009408                       $45,000.00                  $45,000.00
10009409                      $124,000.00                 $124,000.00
10009413                      $880,000.00                 $880,000.00
10009416                       $70,350.00                  $70,350.00
10009417                       $84,500.00                  $84,500.00
10009418                      $109,600.00                 $109,600.00
10009419                       $66,500.00                  $66,500.00
10009422                       $44,250.00                  $44,250.00
10009425                       $54,500.00                  $54,500.00
10009426                       $43,000.00                  $43,000.00
10009427                       $73,500.00                  $73,500.00
10009429                       $65,000.00                  $65,000.00
10009430                      $134,500.00                 $134,500.00
10009431                       $37,000.00                  $37,000.00
10009432                      $130,900.00                 $130,900.00
10009433                       $30,150.00                  $30,150.00
10009434                       $66,350.00                  $66,350.00
10009435                       $90,000.00                  $90,000.00
10009436                       $23,000.00                  $23,000.00
10009437                       $43,500.00                  $43,500.00
10009439                       $60,300.00                  $60,300.00
10009441                       $55,000.00                  $55,000.00
10009443                      $201,500.00                 $201,500.00
10009444                      $235,600.00                 $235,600.00
10009445                      $100,000.00                 $100,000.00
10009446                       $50,000.00                  $50,000.00
10009447                       $19,625.00                  $19,625.00
10009448                      $113,900.00                 $113,900.00
10009449                       $43,500.00                  $43,500.00
10009450                      $149,600.00                 $149,600.00
10009451                       $40,000.00                  $40,000.00
10009452                       $46,600.00                  $46,600.00
10009456                       $53,200.00                  $53,200.00
10009457                      $101,250.00                 $101,250.00
10009458                       $56,250.00                  $56,250.00
10009460                       $39,750.00                  $39,750.00
10009463                      $102,600.00                 $102,600.00
10009464                       $56,160.00                  $56,160.00
10009465                       $39,990.00                  $39,990.00
10009467                       $95,000.00                  $95,000.00
10009468                       $50,400.00                  $50,400.00
10009469                      $118,000.00                 $118,000.00

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009470                       $29,000.00                  $29,000.00
10009472                       $45,800.00                  $45,800.00
10009474                       $46,500.00                  $46,489.37
10009475                       $45,800.00                  $45,800.00
10009477                       $20,070.00                  $20,070.00
10009478                       $20,500.00                  $20,500.00
10009480                      $172,500.00                 $172,500.00
10009481                      $144,000.00                 $144,000.00
10009482                       $64,500.00                  $64,500.00
10009483                      $227,350.00                 $227,350.00
10009484                       $85,000.00                  $85,000.00
10009485                       $60,000.00                  $60,000.00
10009486                       $49,000.00                  $49,000.00
10009487                       $30,000.00                  $30,000.00
10009490                      $118,750.00                 $118,750.00
10009491                       $63,000.00                  $63,000.00
10009494                       $38,000.00                  $38,000.00
10009495                       $84,600.00                  $84,600.00
10009499                       $21,500.00                  $21,500.00
10009501                       $17,000.00                  $17,000.00
10009504                       $73,800.00                  $73,800.00
10009505                       $60,650.00                  $60,650.00
10009506                       $69,000.00                  $69,000.00
10009510                      $172,000.00                 $172,000.00
10009511                       $27,700.00                  $27,700.00
10009512                       $52,500.00                  $52,500.00
10009513                       $69,000.00                  $69,000.00
10009514                       $42,000.00                  $42,000.00
10009515                       $49,000.00                  $49,000.00
10009516                       $19,891.00                  $19,891.00
10009517                       $84,300.00                  $84,300.00
10009518                       $45,000.00                  $45,000.00
10009521                       $13,500.00                  $13,500.00
10009528                       $83,000.00                  $83,000.00
10009529                       $63,900.00                  $63,900.00
10009531                       $35,700.00                  $35,700.00
10009532                       $36,000.00                  $36,000.00
10009533                       $66,400.00                  $66,400.00
10009536                       $20,000.00                  $20,000.00
10009541                       $63,750.00                  $63,750.00
10009542                       $87,550.00                  $87,550.00
10009544                      $100,000.00                 $100,000.00
10009545                       $60,000.00                  $60,000.00
10009548                       $30,400.00                  $30,400.00
10009549                       $45,000.00                  $45,000.00
10009550                       $38,400.00                  $38,400.00

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009551                       $28,082.00                  $28,082.00
10009552                       $17,500.00                  $17,500.00
10009553                       $63,000.00                  $63,000.00
10009555                       $52,000.00                  $52,000.00
10009556                       $24,150.00                  $24,150.00
10009557                      $101,200.00                 $101,200.00
10009558                       $60,000.00                  $60,000.00
10009564                       $61,000.00                  $61,000.00
10009565                       $98,000.00                  $98,000.00
10009567                       $35,000.00                  $35,000.00
10009568                      $150,000.00                 $150,000.00
10009571                       $60,000.00                  $60,000.00
10009572                       $54,000.00                  $54,000.00
10009574                      $200,000.00                 $200,000.00
10009577                       $25,000.00                  $25,000.00
10009579                      $153,600.00                 $153,600.00
10009582                       $69,350.00                  $69,350.00
10009583                       $42,700.00                  $42,700.00
10009586                       $70,300.00                  $70,300.00
10009587                      $225,000.00                 $225,000.00
10009588                       $48,000.00                  $48,000.00
10009591                      $112,500.00                 $112,500.00
10009592                      $105,000.00                 $105,000.00
10009594                      $125,361.00                 $125,361.00
10009597                       $54,600.00                  $54,600.00
10009598                       $86,500.00                  $86,500.00
10009599                       $35,000.00                  $35,000.00
10009600                       $81,000.00                  $81,000.00
10009601                       $45,600.00                  $45,600.00
10009602                       $48,000.00                  $48,000.00
10009604                       $51,700.00                  $51,700.00
10009609                       $92,000.00                  $92,000.00
10009610                      $110,400.00                 $110,400.00
10009611                       $33,400.00                  $33,400.00
10009612                       $48,000.00                  $48,000.00
10009620                       $39,000.00                  $39,000.00
10009621                       $58,900.00                  $58,900.00
10009623                       $30,400.00                  $30,400.00
10009624                       $56,000.00                  $56,000.00
10009626                      $100,500.00                 $100,500.00
10009627                      $194,400.00                 $194,400.00
10009632                       $79,300.00                  $79,300.00
10009640                       $15,000.00                  $15,000.00
10009645                       $70,000.00                  $70,000.00
10009653                       $54,500.00                  $54,500.00
10009655                      $123,200.00                 $123,200.00

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

10009656                       $43,500.00                  $43,500.00
10009660                       $25,350.00                  $25,350.00
10009666                      $100,000.00                 $100,000.00
10009669                       $99,500.00                  $99,500.00
10009672                       $58,600.00                  $58,600.00
10009674                       $78,400.00                  $78,400.00
10009675                       $37,700.00                  $37,700.00
10009679                      $113,000.00                 $113,000.00
10009680                       $40,500.00                  $40,500.00
10009683                       $34,000.00                  $34,000.00
10009685                       $45,650.00                  $45,650.00
10300001                       $76,000.00                  $76,000.00
12500011                      $128,000.00                 $127,855.95
12900003                       $35,000.00                  $34,987.51
12900004                      $192,000.00                 $191,074.93
12900005                       $41,600.00                  $41,600.00
14400004                      $168,000.00                 $167,729.75
15900005                      $101,750.00                 $101,677.11
15900006                       $99,000.00                  $98,899.63
15900007                      $169,600.00                 $169,532.60
16300017                       $86,000.00                  $86,000.00
17200001                       $52,900.00                  $52,854.23
17300006                       $72,000.00                  $71,974.32
21100475                      $208,000.00                 $207,907.79
21100493                      $114,750.00                 $114,653.33
21100505                      $212,500.00                 $212,419.99
21100520                      $140,000.00                 $139,937.93
21100527                       $65,000.00                  $64,968.36
21100528                      $420,000.00                 $419,804.05
21100532                      $375,000.00                 $374,834.10
21100535                       $50,000.00                  $49,984.87
21100536                       $69,600.00                  $69,572.34
21100537                       $78,750.00                  $78,728.68
21100538                       $56,000.00                  $55,970.97
21100539                      $100,500.00                 $100,453.10
21100540                       $88,000.00                  $87,958.94
21100542                       $47,000.00                  $46,896.53
21100544                       $41,000.00                  $40,987.59
21100545                       $60,000.00                  $59,855.24
21100546                       $45,500.00                  $45,486.23
21100547                      $108,000.00                 $107,946.88
21100549                       $55,000.00                  $54,974.34
21100550                       $64,000.00                  $63,852.54
21200002                      $115,000.00                 $114,435.44
22800002                      $255,000.00                 $255,000.00
23400002                       $93,000.00                  $92,974.83

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

23500001                      $114,000.00                 $113,821.32
23500002                       $35,000.00                  $34,945.13
23500003                       $69,600.00                  $69,528.84
23500004                       $39,000.00                  $38,957.43
23500005                       $68,100.00                  $68,018.09
23500006                       $42,000.00                  $41,937.53
23500007                      $270,000.00                 $269,576.81
23500008                       $91,500.00                  $88,963.55
23500009                       $51,000.00                  $50,924.13
23500010                      $102,000.00                 $101,888.67
23500011                       $79,000.00                  $78,067.84
23500012                       $52,500.00                  $52,440.16
23500013                      $112,000.00                 $111,898.51
23500014                       $90,000.00                  $89,891.75
23500016                       $52,800.00                  $52,751.61
23500017                       $61,400.00                  $61,296.49
23500026                       $71,400.00                  $71,162.05
23500036                      $115,000.00                 $114,740.80
23500039                      $148,000.00                 $147,597.44
23500041                       $20,400.00                  $20,385.83
23700001                      $241,000.00                 $237,621.74
24000001                      $122,850.00                 $122,810.73
24000003                       $73,600.00                  $73,573.17
24000004                       $64,000.00                  $63,984.07
24000006                       $54,000.00                  $53,982.74
24000014                       $36,350.00                  $36,339.30
24000015                       $83,100.00                  $83,075.00
24000033                       $51,100.00                  $51,088.89
24000039                       $85,000.00                  $84,966.40
24000040                       $76,000.00                  $75,966.37
24000044                       $25,000.00                  $24,936.13
24000045                       $77,000.00                  $76,838.78
24000063                       $30,000.00                  $29,990.67
24000064                      $108,400.00                 $108,368.98
24200003                      $247,600.00                 $247,191.20
24200004                      $304,000.00                 $303,498.10
24200008                       $52,000.00                  $51,975.09
24300038                       $75,500.00                  $75,429.25
24300040                       $33,000.00                  $32,972.92
24300041                      $238,450.00                 $238,232.43
24300042                       $57,500.00                  $57,478.92
24300043                       $50,000.00                  $49,731.13
24300044                       $12,500.00                  $12,474.95
24300047                       $33,000.00                  $32,988.20
24300048                       $41,400.00                  $41,361.41
24300049                       $32,000.00                  $31,985.07

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

24300050                       $38,100.00                  $38,072.69
24300051                       $25,000.00                  $24,942.40
24300058                       $66,000.00                  $65,985.74
24300060                      $160,000.00                 $159,912.60
24900005                       $98,000.00                  $97,892.53
24900006                      $109,900.00                 $109,709.88
24900007                      $164,000.00                 $163,923.49
24900008                      $102,400.00                 $102,400.00
24900009                      $104,800.00                 $104,800.00
24900010                      $104,800.00                 $104,800.00
25100001                      $166,500.00                 $166,500.00
25300001                      $157,500.00                 $157,422.52
25300002                      $120,000.00                 $119,871.79
25400003                       $73,600.00                  $73,191.68
25400005                       $42,600.00                  $42,600.00
25600003                      $255,000.00                 $254,649.57
25600007                       $40,000.00                  $39,946.46
25600008                      $104,000.00                 $103,865.05
25600010                       $85,500.00                  $85,373.42
25600011                      $139,200.00                 $139,123.97
25600013                      $152,100.00                 $152,030.90
25600014                       $97,000.00                  $96,961.45
25600015                       $90,000.00                  $89,967.91
26000002                       $47,000.00                  $46,818.13
26000003                       $43,200.00                  $43,092.02
26000004                      $160,200.00                 $160,061.42
26000006                       $42,000.00                  $41,234.89
26000007                       $45,080.00                  $45,043.00
26000008                       $50,400.00                  $50,182.94
26000009                       $31,500.00                  $31,476.03
26000014                       $33,000.00                  $32,774.61
26000015                       $59,500.00                  $59,290.52
26000016                       $36,650.00                  $36,595.39
26000017                       $46,750.00                  $46,714.98
26000019                       $21,150.00                  $21,004.20
26000020                       $31,850.00                  $31,835.18
26000021                      $121,050.00                 $120,984.87
26000022                       $22,500.00                  $22,409.34
26000023                       $21,000.00                  $20,801.05
26000024                       $26,350.00                  $25,958.11
26000025                       $31,200.00                  $31,185.48
26000026                       $20,400.00                  $20,260.66
26000028                       $17,500.00                  $17,277.36
26000029                       $48,280.00                  $48,065.66
26000030                       $21,000.00                  $20,622.88
26000031                       $33,800.00                  $33,784.19

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

26000032                       $25,500.00                  $25,325.26
26000033                       $58,000.00                  $57,938.05
26000034                       $26,625.00                  $26,600.68
26000035                       $49,410.00                  $49,370.78
26000036                       $25,875.00                  $25,862.35
26000037                       $26,250.00                  $26,223.06
26000040                       $23,400.00                  $23,212.10
26000043                       $39,600.00                  $39,380.72
26000044                       $31,125.00                  $30,910.75
26000045                       $17,430.00                  $17,361.41
26000047                       $30,712.00                  $30,412.99
26000048                       $35,250.00                  $35,216.30
26000049                       $22,500.00                  $22,265.97
26000050                       $54,375.00                  $53,556.95
26000052                       $29,250.00                  $29,232.67
26000055                       $54,400.00                  $54,242.59
26000057                       $62,550.00                  $62,413.11
26000059                       $64,875.00                  $64,747.03
26000060                      $130,200.00                 $130,152.30
26000065                       $72,800.00                  $72,760.65
26000066                       $68,000.00                  $67,959.11
26000068                       $56,000.00                  $55,967.43
26000069                       $13,000.00                  $12,953.12
26000070                       $72,000.00                  $71,974.32
26000071                       $16,100.00                  $16,027.61
26000072                       $76,000.00                  $75,972.83
26000073                       $34,300.00                  $34,224.38
26000074                       $69,300.00                  $69,223.57
26000075                       $32,000.00                  $31,970.65
26000077                       $27,930.00                  $27,919.29
26000078                       $53,200.00                  $53,131.96
26000079                       $21,000.00                  $20,921.15
26000080                       $30,000.00                  $29,713.95
26000082                      $144,000.00                 $143,931.11
26000083                       $51,000.00                  $50,907.11
26000084                       $51,000.00                  $50,966.14
26000085                       $51,300.00                  $51,274.48
26000086                       $83,300.00                  $82,909.10
26000087                       $25,000.00                  $24,917.22
26000088                       $33,600.00                  $33,560.14
26000089                       $42,800.00                  $42,781.38
26000090                      $112,000.00                 $111,549.98
26000091                       $25,925.00                  $25,909.58
26000092                       $25,000.00                  $24,965.94
26000093                       $16,250.00                  $16,227.26
26000094                       $59,925.00                  $59,881.12

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

26000095                       $21,000.00                  $20,878.32
26000096                       $31,500.00                  $31,495.55
26000097                       $81,000.00                  $80,976.82
26000099                       $96,000.00                  $95,972.22
26000101                       $21,250.00                  $21,228.82
26000102                       $24,100.00                  $24,018.39
26000103                       $59,000.00                  $58,922.19
26000104                       $62,800.00                  $62,781.82
26000105                       $66,300.00                  $66,281.02
26000106                       $91,200.00                  $91,164.62
26000119                       $56,950.00                  $56,950.00
26000120                       $45,500.00                  $45,418.01
26000122                       $26,350.00                  $26,301.48
26000124                       $35,200.00                  $35,190.89
26000125                       $75,000.00                  $74,933.35
26000126                      $143,550.00                 $143,550.00
26000127                       $28,500.00                  $28,482.86
26000128                       $51,100.00                  $51,090.90
26000131                       $76,410.00                  $76,381.54
26000133                       $38,200.00                  $38,200.00
26000134                       $61,600.00                  $61,481.30
26000140                       $56,950.00                  $56,803.52
26000141                       $82,500.00                  $82,397.08
26000142                       $51,850.00                  $51,832.86
26000144                       $50,400.00                  $50,400.00
26000149                       $77,400.00                  $77,374.56
26000150                       $18,750.00                  $18,580.09
26000153                       $46,750.00                  $46,750.00
26000156                       $31,875.00                  $31,803.73
26000158                       $54,000.00                  $53,979.33
26000160                       $16,250.00                  $16,250.00
26000161                       $30,250.00                  $30,250.00
26000164                       $18,900.00                  $18,894.00
26000169                       $52,800.00                  $52,773.00
26000170                       $15,040.00                  $15,008.43
26000171                       $53,100.00                  $53,067.00
26500002                      $213,750.00                 $213,470.54
26500003                       $96,050.00                  $95,988.33
26500004                      $181,000.00                 $180,796.30
26500005                       $59,000.00                  $58,779.79
26500006                       $75,000.00                  $74,963.11
26800003                       $74,150.00                  $74,108.43
26800005                       $49,700.00                  $49,670.65
27100001                      $131,040.00                 $130,949.13
27100003                       $57,500.00                  $57,482.61
27100005                       $20,000.00                  $19,991.41

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

27100006                      $130,475.00                 $130,435.53
27100010                       $30,400.00                  $30,392.00
27100012                       $43,800.00                  $43,787.43
27100013                      $200,000.00                 $199,937.47
27100015                       $38,900.00                  $38,889.35
27100017                       $70,650.00                  $70,629.32
27100018                       $28,000.00                  $27,991.99
27100019                       $37,000.00                  $36,987.00
27100020                       $76,000.00                  $75,977.51
27100021                       $97,750.00                  $97,717.00
27100022                       $53,550.00                  $53,507.24
27100023                       $56,000.00                  $55,977.25
27100024                      $107,865.00                 $107,829.37
27100025                       $23,000.00                  $22,994.04
27100026                       $89,200.00                  $89,166.41
27100027                       $83,300.00                  $83,278.67
27100028                       $49,500.00                  $49,485.03
27100030                       $65,880.00                  $65,862.16
27100032                       $84,350.00                  $84,276.58
27100033                       $40,600.00                  $40,516.78
27100034                       $67,500.00                  $67,479.59
27100035                       $69,600.00                  $69,582.97
27100036                      $107,950.00                 $107,839.51
27100037                      $111,000.00                 $110,967.88
27100038                      $112,200.00                 $112,149.83
27100039                       $90,000.00                  $89,978.71
27100042                       $51,000.00                  $50,894.71
27100043                       $45,000.00                  $44,944.78
27100044                      $266,000.00                 $265,844.38
27100045                      $110,000.00                 $109,879.93
27100047                       $72,000.00                  $71,939.34
27100049                       $47,200.00                  $47,115.63
27100050                      $181,800.00                 $181,591.32
27100051                       $96,300.00                  $96,230.86
27100053                       $85,500.00                  $85,152.74
27100055                       $27,750.00                  $27,717.90
27100056                       $28,125.00                  $28,092.00
27100058                       $36,000.00                  $35,825.56
27200001                      $105,600.00                 $105,515.69
27200002                      $105,600.00                 $105,515.69
27700002                      $335,000.00                 $333,292.17
27700003                       $99,000.00                  $98,960.66
27900003                       $99,400.00                  $99,310.67
27900005                      $208,000.00                 $207,794.57
28400001                      $172,800.00                 $172,568.76
28400002                       $48,600.00                  $48,336.34

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

28400003                       $62,400.00                  $61,907.91
28400004                       $53,900.00                  $53,876.15
28700001                       $90,000.00                  $89,780.36
28800006                       $30,150.00                  $29,872.22
28800008                       $50,000.00                  $50,000.00
30500001                      $209,000.00                 $208,804.20
30500002                      $187,500.00                 $187,500.00
30700001                      $325,000.00                 $324,898.95
31300008                      $133,000.00                 $132,310.82
31300065                      $188,000.00                 $185,608.66
31300068                       $37,000.00                  $36,496.84
31300089                      $107,200.00                 $106,848.67
31300092                      $102,150.00                 $101,867.58
31300127                      $127,600.00                 $127,186.23
31300137                      $104,700.00                 $104,310.43
31300196                       $71,200.00                  $70,315.07
31300245                       $63,200.00                  $62,757.57
31600002                       $46,900.00                  $46,797.05
31600010                      $212,500.00                 $211,662.88
31600036                       $75,000.00                  $74,931.27
31600042                      $148,750.00                 $148,550.50
31600061                      $123,250.00                 $122,982.93
31800008                       $17,600.00                  $17,579.83
31800012                       $56,000.00                  $55,895.86
31800032                       $31,900.00                  $30,523.93
31800033                       $68,750.00                  $68,649.60
31800036                       $34,125.00                  $33,756.61
31800043                       $71,800.00                  $71,656.34
32000003                      $121,500.00                 $121,337.07
32000006                       $88,200.00                  $88,019.71
32000008                       $54,000.00                  $53,927.57
32000010                      $111,500.00                 $111,166.26
32000011                      $146,700.00                 $146,557.99
32000014                       $54,800.00                  $54,690.76
32000019                      $101,250.00                 $101,038.46
32000020                       $63,700.00                  $63,625.81
32000021                       $60,000.00                  $59,923.87
32000024                      $122,950.00                 $122,757.30
32000025                       $87,500.00                  $87,164.62
32000036                       $95,000.00                  $94,914.52
32000045                       $61,750.00                  $61,716.20
32000051                       $61,000.00                  $60,478.20
32000052                       $78,750.00                  $78,720.34
32000054                      $117,000.00                 $116,951.77
33700001                      $137,200.00                 $137,200.00
33700004                      $115,000.00                 $114,934.51

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

33700007                       $44,625.00                  $44,611.10
33700009                       $56,000.00                  $56,000.00
33700011                       $75,000.00                  $75,000.00
33700012                       $46,800.00                  $46,800.00
33700013                       $91,000.00                  $90,941.85
33700015                       $61,000.00                  $61,000.00
33700019                       $69,000.00                  $68,925.35
33700022                      $150,000.00                 $150,000.00
33700023                      $135,000.00                 $134,926.11
33700025                       $60,000.00                  $60,000.00
33700029                       $28,000.00                  $28,000.00
33800001                       $97,000.00                  $96,737.40
34400001                      $173,850.00                 $173,850.00
35300002                      $210,400.00                 $210,285.07
35300003                      $198,000.00                 $197,921.32
35400013                       $55,900.00                  $55,880.07
36200001                       $75,000.00                  $74,918.43
36200002                       $90,000.00                  $89,957.56
36200003                       $39,650.00                  $39,601.61
36200004                      $107,500.00                 $107,327.95
36200005                       $58,500.00                  $58,479.81
36200006                      $150,000.00                 $149,730.65
36200007                      $109,600.00                 $108,391.38
36200008                      $112,200.00                 $112,097.08
36200009                       $56,800.00                  $55,938.17
36200010                       $34,400.00                  $34,367.42
36200011                       $15,600.00                  $15,589.31
36200012                      $192,000.00                 $179,327.19
36200014                      $189,200.00                 $189,031.54
36200015                       $92,000.00                  $91,870.87
36200017                      $185,000.00                 $184,727.72
36200019                      $236,250.00                 $236,029.89
36200020                      $136,000.00                 $135,729.23
36200021                      $126,400.00                 $126,199.65
36200022                       $77,520.00                  $77,382.56
36200023                      $175,500.00                 $175,282.03
36200024                       $38,600.00                  $38,379.11
36200025                      $166,000.00                 $164,169.45
36200026                       $50,000.00                  $49,935.03
36200028                      $121,500.00                 $121,375.78
36200029                       $29,500.00                  $29,291.47
36200031                      $107,000.00                 $106,804.19
36200032                      $126,000.00                 $125,854.86
36200033                      $150,000.00                 $148,890.16
36200034                       $95,400.00                  $95,252.80
36200035                      $113,600.00                 $112,380.14

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

36200036                      $500,000.00                 $499,633.91
36200037                       $59,500.00                  $58,841.32
36200038                       $24,000.00                  $23,764.41
36200039                       $24,000.00                  $23,764.41
36200040                       $48,750.00                  $48,714.68
36200041                      $140,250.00                 $140,156.92
36200042                      $100,400.00                 $100,255.29
36200043                       $57,400.00                  $57,293.88
36200044                       $65,000.00                  $64,854.86
36200045                       $37,500.00                  $37,311.54
36200046                       $90,695.00                  $90,604.47
36200047                       $71,825.00                  $71,370.43
36200049                      $123,000.00                 $122,917.47
36200050                       $40,000.00                  $39,965.20
36200051                       $45,750.00                  $45,391.04
36200052                      $112,000.00                 $111,892.82
36200053                      $251,600.00                 $251,374.07
36200054                       $59,400.00                  $58,784.51
36200055                      $107,955.00                 $107,755.32
36200056                       $96,300.00                  $96,194.91
36200057                      $162,000.00                 $161,321.43
36200058                      $153,000.00                 $152,884.27
36200059                       $37,500.00                  $37,465.97
36200060                       $36,000.00                  $35,972.17
36200061                       $37,000.00                  $36,977.49
36200062                       $78,000.00                  $77,781.10
36200063                      $174,600.00                 $174,427.54
36200064                      $150,000.00                 $149,882.80
36200065                      $100,000.00                  $99,918.44
36200066                       $42,700.00                  $42,252.30
36200067                       $82,500.00                  $82,436.23
36200068                      $176,000.00                 $175,738.23
36200069                       $74,000.00                  $73,457.42
36200070                       $50,000.00                  $49,951.64
36200071                      $129,000.00                 $128,851.00
36200072                       $71,400.00                  $71,362.20
36200073                      $166,000.00                 $165,148.59
36200074                       $99,000.00                  $98,931.35
36200075                      $262,000.00                 $261,703.61
36200076                      $160,000.00                 $158,755.87
36200077                       $76,800.00                  $76,396.21
36200078                       $34,000.00                  $33,743.81
36200079                      $119,000.00                 $118,418.08
36200080                      $114,000.00                 $113,896.53
36200081                      $288,000.00                 $287,706.44
36200082                      $180,200.00                 $180,060.73

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

36200083                       $67,500.00                  $67,459.42
36200084                      $107,000.00                 $106,766.49
36200085                      $107,000.00                 $106,497.89
36200086                      $196,000.00                 $195,052.45
36200087                       $53,600.00                  $53,351.91
36200088                      $113,600.00                 $113,553.37
36200089                       $54,400.00                  $54,132.77
36200090                       $90,000.00                  $89,522.53
36200091                       $62,000.00                  $61,972.51
36200092                       $95,250.00                  $95,167.16
36200093                       $94,000.00                  $93,737.84
36200094                       $64,800.00                  $64,737.99
36200095                       $95,000.00                  $94,947.56
36200096                      $152,000.00                 $151,927.56
36200097                       $84,000.00                  $83,624.48
36200098                      $183,000.00                 $182,900.04
36200099                      $186,295.00                 $186,227.84
36200101                      $253,200.00                 $253,104.68
36200102                      $107,000.00                 $106,951.64
36200103                      $112,000.00                 $111,703.74
36200104                       $61,100.00                  $61,060.75
36200105                      $368,000.00                 $367,024.82
36200106                       $54,000.00                  $53,935.74
36200107                       $41,000.00                  $40,913.99
50300329                      $272,000.00                 $271,206.00
50300336                      $346,000.00                 $345,062.02
50300349                      $212,000.00                 $211,530.74
50300370                      $316,000.00                 $312,818.37
50300374                       $74,400.00                  $74,289.32
50300379                      $140,000.00                 $139,746.59
50300384                      $100,800.00                 $100,650.05
50300390                      $117,000.00                 $116,821.35
50300397                       $86,250.00                  $86,207.57
50300401                       $30,000.00                  $30,000.00
51110886                      $131,950.00                 $131,812.66
51110887                      $131,200.00                 $131,063.43
51110888                      $120,350.00                 $120,231.13
51110889                      $169,200.00                 $169,123.12
64500417                      $231,000.00                 $231,000.00
65500800                       $44,000.00                  $43,949.84
69700075                      $115,500.00                 $115,309.34
69700076                      $130,200.00                 $129,985.04
69700077                       $91,000.00                  $90,849.75
69700078                      $137,600.00                 $137,287.99
69700082                       $49,600.00                  $49,572.91
72001764                       $89,700.00                  $89,599.75

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance

73400007                      $101,660.00                 $101,576.64
73400009                       $82,000.00                  $82,000.00
73700356                      $135,200.00                 $135,146.27
73700357                       $67,500.00                  $67,472.44
73700358                       $68,500.00                  $68,500.00
74400664                      $379,974.64                 $377,687.52
74400666                      $265,498.93                 $262,545.79
74400667                      $275,071.22                 $273,943.80
74400669                      $246,049.76                 $244,841.38
74400675                      $249,782.62                 $248,625.49
74400685                      $271,199.11                 $269,492.34
74400686                      $269,993.95                 $268,771.57
74400688                      $359,571.50                 $357,997.04
74400692                      $319,400.25                 $318,161.42
74400694                      $252,641.86                 $251,539.46
74400709                      $269,286.64                 $268,331.07
74400714                      $265,042.79                 $264,106.00
74400715                      $131,107.94                 $130,818.13
74400721                      $128,748.37                 $128,172.25
74400722                      $177,858.09                 $176,438.74
74400724                      $110,628.33                 $110,313.10
74400725                      $194,862.21                 $194,298.14
74400726                      $128,908.37                 $128,576.43
74400727                       $58,003.79                  $57,879.20
74400728                      $129,023.35                 $128,470.90
74400736                      $240,926.98                 $239,955.14
74800130                       $84,000.00                  $83,961.84
76000033                      $130,000.00                 $128,914.33
78000728                      $102,600.00                 $102,562.40
83500186                       $55,250.00                  $55,198.23
83500187                      $250,320.00                 $250,209.26
84300056                      $311,500.00                 $311,090.66
84300057                      $101,500.00                 $101,500.00
84400104                      $258,750.00                 $258,068.89
84400111                       $56,700.00                  $56,276.66
84400112                       $86,000.00                  $85,927.55
84400113                      $148,000.00                 $147,837.71
84400114                      $100,000.00                  $99,744.55
84400115                      $102,000.00                 $101,953.66
84400116                      $176,000.00                 $175,920.04
84400117                      $130,000.00                 $129,939.35
84400118                       $79,200.00                  $79,169.36
84400119                      $217,000.00                 $217,000.00
87700166                      $315,000.00                 $314,104.53
87700182                      $127,400.00                 $127,286.80
87700183                      $255,200.00                 $254,941.25

                     Saxon Asset Securities Company, 1997-2
                                Fixed Rate Group

Loan Number                 Original Amount            Current Balance


87700185                      $182,800.00                 $182,657.95
88400004                      $152,750.00                 $152,685.95
88700022                      $200,000.00                 $200,000.00
89000115                      $324,000.00                 $322,972.57
89000123                      $264,000.00                 $261,369.14
89000126                       $97,500.00                  $97,500.00
89100028                      $360,000.00                 $358,975.86
91200020                       $35,000.00                  $35,000.00
91700031                       $75,000.00                  $74,936.82
93100024                       $18,950.00                  $18,946.13
94000048                       $58,100.00                  $58,045.57
94000062                      $100,000.00                  $99,890.33
94000063                      $166,300.00                 $166,148.26
94000064                       $30,400.00                  $30,386.18
94000065                       $67,100.00                  $67,071.10
94000066                       $53,000.00                  $52,978.93
94400064                       $45,000.00                  $44,965.95
94400065                      $218,000.00                 $217,839.53
94400066                      $125,000.00                 $124,882.90
94400068                       $87,900.00                  $87,854.54
94400069                      $276,000.00                 $275,302.94
94400070                       $24,000.00                  $24,000.00
94500021                      $167,250.00                 $167,169.87
94700026                      $123,920.00                 $123,797.60
95100106                       $30,000.00                  $29,800.24
95100107                       $31,200.00                  $31,157.13
95100108                       $35,100.00                  $35,067.97
95100109                      $153,900.00                 $153,783.59
95100110                       $60,750.00                  $60,727.36
95100111                      $102,050.00                 $102,009.44
95100112                       $40,000.00                  $40,000.00
95300034                       $60,000.00                  $59,908.19
95300036                       $95,600.00                  $95,449.51
95300037                      $115,400.00                 $115,279.88
95300038                      $100,000.00                  $99,913.49
95300039                      $106,800.00                 $106,693.09
95300040                      $104,400.00                 $104,400.00
95500153                      $260,000.00                 $259,350.35
95500154                      $450,000.00                 $450,000.00
98300005                       $67,000.00                  $66,959.28
98300015                      $113,600.00                 $113,567.50
98300025                       $34,775.00                  $34,757.59
98300031                       $48,000.00                  $47,989.02
98300042                       $34,300.00                  $34,293.39
98300043                       $25,700.00                  $25,693.04
--------                                                   ----------
             1241                                     $119,452,993.79

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10007318                       $42,000.00                  $41,856.09
10007885                      $118,720.00                 $118,398.15
10008345                      $190,400.00                 $190,124.17
10008349                      $115,500.00                 $115,388.19
10008390                      $118,000.00                 $117,700.87
10008410                      $108,000.00                 $107,939.45
10008495                      $195,000.00                 $194,633.84
10008504                       $55,000.00                  $54,913.60
10008515                      $135,000.00                 $134,809.50
10008517                      $344,000.00                 $343,420.32
10008524                      $380,000.00                 $380,000.00
10008527                      $135,000.00                 $134,783.44
10008536                      $168,000.00                 $167,876.32
10008538                       $90,000.00                  $89,893.35
10008539                      $140,000.00                 $139,850.42
10008540                      $126,000.00                 $125,731.49
10008546                      $212,000.00                 $211,790.61
10008549                       $86,600.00                  $86,509.86
10008550                      $150,000.00                 $149,798.02
10008553                       $76,500.00                  $76,438.92
10008562                       $61,500.00                  $61,423.29
10008569                       $79,800.00                  $79,188.16
10008577                      $162,480.00                 $162,206.21
10008578                      $336,000.00                 $335,433.82
10008582                       $71,550.00                  $71,504.06
10008583                      $102,400.00                 $102,156.42
10008588                       $97,000.00                  $96,901.64
10008591                       $78,000.00                  $77,888.49
10008597                      $125,000.00                 $124,927.56
10008603                      $500,000.00                 $499,567.46
10008604                      $111,200.00                 $111,098.00
10008613                       $37,200.00                  $37,171.10
10008614                      $108,750.00                 $108,550.41
10008618                       $85,500.00                  $85,411.00
10008623                      $228,000.00                 $227,729.81
10008625                       $53,975.00                  $53,947.24
10008633                       $70,200.00                  $70,158.49
10008638                      $328,500.00                 $328,208.14
10008640                       $90,000.00                  $89,889.52
10008642                      $152,000.00                 $151,885.02
10008644                      $220,000.00                 $219,771.00
10008649                      $112,000.00                 $111,886.43
10008651                       $88,900.00                  $88,802.52
10008653                      $144,800.00                 $144,605.04
10008654                      $167,250.00                 $167,097.41
10008657                      $126,400.00                 $126,284.68

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10008664                      $110,500.00                 $110,308.85
10008669                      $119,000.00                 $118,894.27
10008672                      $108,380.00                 $108,314.12
10008673                      $104,800.00                 $104,718.58
10008678                      $110,500.00                 $110,399.17
10008681                      $232,000.00                 $231,717.90
10008685                      $200,900.00                 $200,774.47
10008691                      $527,000.00                 $526,234.73
10008693                      $160,000.00                 $159,854.02
10008694                      $244,500.00                 $244,126.77
10008700                       $69,900.00                  $69,853.87
10008701                      $480,700.00                 $479,909.64
10008703                      $306,900.00                 $306,572.12
10008705                      $310,000.00                 $309,623.07
10008708                       $37,600.00                  $37,254.89
10008713                      $152,150.00                 $151,996.69
10008715                       $65,400.00                  $65,320.48
10008718                       $44,100.00                  $44,068.42
10008726                      $454,300.00                 $453,656.65
10008730                       $44,000.00                  $43,963.92
10008733                      $132,000.00                 $131,855.17
10008736                      $482,600.00                 $482,028.08
10008745                      $188,000.00                 $187,793.84
10008747                      $248,000.00                 $247,575.08
10008751                      $148,750.00                 $148,599.17
10008753                       $64,000.00                  $63,946.11
10008755                       $86,900.00                  $86,790.53
10008756                      $160,000.00                 $159,850.09
10008759                      $190,000.00                 $189,812.35
10008764                      $155,100.00                 $154,920.88
10008765                       $45,200.00                  $45,149.13
10008770                      $138,300.00                 $138,166.95
10008771                      $108,000.00                 $107,855.34
10008780                       $54,375.00                  $54,321.94
10008783                      $165,900.00                 $165,748.64
10008787                      $229,500.00                 $229,284.98
10008791                      $121,000.00                 $120,922.29
10008792                       $76,000.00                  $75,928.79
10008799                      $105,000.00                 $104,887.83
10008803                      $562,500.00                 $561,914.52
10008809                       $73,600.00                  $73,556.49
10008811                      $200,000.00                 $199,848.74
10008813                       $95,600.00                  $95,446.64
10008818                      $220,000.00                 $219,793.88
10008821                      $218,700.00                 $218,624.12
10008823                       $84,394.00                  $84,314.94

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10008824                      $373,500.00                 $372,870.63
10008825                       $58,400.00                  $58,353.38
10008829                      $128,000.00                 $127,866.78
10008830                      $717,000.00                 $716,082.45
10008833                       $39,000.00                  $38,978.78
10008834                      $100,800.00                 $100,683.60
10008839                      $456,000.00                 $455,231.61
10008841                       $83,200.00                  $83,133.43
10008844                       $77,600.00                  $77,555.38
10008845                      $121,500.00                 $121,397.67
10008852                      $117,600.00                 $117,464.18
10008856                      $496,000.00                 $495,522.85
10008857                      $199,200.00                 $199,003.26
10008867                       $96,600.00                  $96,482.30
10008869                      $115,000.00                 $114,889.37
10008871                      $176,000.00                 $175,688.57
10008872                      $104,500.00                 $104,399.47
10008874                      $407,000.00                 $406,479.15
10008878                       $91,800.00                  $91,695.38
10008882                      $206,400.00                 $206,100.27
10008883                      $130,000.00                 $129,949.71
10008884                       $72,000.00                  $71,394.07
10008885                       $80,000.00                  $79,963.65
10008886                       $58,500.00                  $58,423.20
10008887                      $112,000.00                 $111,915.29
10008891                      $135,000.00                 $134,848.08
10008895                       $58,500.00                  $58,412.90
10008903                      $525,000.00                 $524,136.81
10008904                       $92,000.00                  $91,888.14
10008907                      $310,000.00                 $309,632.63
10008908                       $47,600.00                  $47,554.22
10008909                      $263,300.00                 $263,046.72
10008912                      $296,000.00                 $295,750.68
10008913                       $70,775.00                  $70,697.39
10008914                       $64,200.00                  $64,136.58
10008916                      $324,500.00                 $324,259.18
10008918                      $437,480.00                 $437,191.22
10008919                       $77,400.00                  $77,323.56
10008920                       $55,000.00                  $54,978.14
10008922                       $70,000.00                  $69,968.20
10008925                       $66,800.00                  $66,774.15
10008930                    $1,520,000.00               $1,519,271.83
10008932                      $590,000.00                 $589,539.74
10008944                      $414,000.00                 $413,816.85
10008945                       $66,000.00                  $65,970.02
10008951                      $103,550.00                 $103,494.89

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10008952                      $158,000.00                 $157,911.42
10008953                      $118,400.00                 $118,330.10
10008954                       $75,000.00                  $74,972.52
10008961                      $134,425.00                 $134,239.38
10008963                      $113,250.00                 $113,189.73
10008966                       $84,450.00                  $84,411.63
10008968                      $191,992.00                 $191,992.00
10008969                      $116,000.00                 $115,931.51
10008971                       $34,500.00                  $34,462.17
10008974                       $70,000.00                  $69,939.44
10008976                      $225,000.00                 $224,886.37
10008981                       $99,500.00                  $99,412.33
10008983                       $81,812.00                  $81,776.76
10008984                       $55,100.00                  $55,074.96
10008993                      $157,000.00                 $156,856.75
10008994                      $157,000.00                 $156,809.11
10008995                      $176,000.00                 $175,890.60
10008996                      $266,500.00                 $266,275.53
10008997                      $175,000.00                 $174,508.70
10009000                      $133,200.00                 $133,123.37
10009003                      $249,600.00                 $249,128.11
10009007                      $119,000.00                 $118,945.94
10009009                       $92,000.00                  $91,967.19
10009011                      $105,000.00                 $104,953.55
10009014                       $80,000.00                  $79,963.65
10009019                      $700,000.00                 $699,308.65
10009020                       $70,000.00                  $69,945.40
10009023                      $500,000.00                 $499,772.84
10009028                      $248,000.00                 $247,860.97
10009033                      $123,550.00                 $123,478.92
10009035                      $170,000.00                 $169,922.76
10009036                      $246,000.00                 $245,826.38
10009040                      $204,000.00                 $203,902.27
10009043                       $28,800.00                  $28,784.27
10009045                       $78,750.00                  $78,641.46
10009047                      $187,000.00                 $186,917.27
10009057                      $219,900.00                 $219,805.29
10009058                       $63,750.00                  $63,723.27
10009059                      $191,250.00                 $191,142.78
10009060                      $157,250.00                 $157,201.11
10009063                      $275,000.00                 $274,914.50
10009065                       $60,000.00                  $59,966.36
10009072                      $225,000.00                 $224,877.10
10009073                      $128,350.00                 $128,301.68
10009075                       $44,000.00                  $43,982.04
10009079                       $59,750.00                  $59,724.26

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10009080                      $175,000.00                 $174,945.59
10009081                       $48,600.00                  $48,584.89
10009086                       $33,750.00                  $33,734.66
10009087                      $230,250.00                 $230,130.63
10009092                      $137,700.00                 $137,618.70
10009096                       $32,800.00                  $32,789.51
10009101                      $716,000.00                 $715,566.25
10009103                      $470,000.00                 $469,774.84
10009104                       $68,000.00                  $67,976.40
10009107                      $300,000.00                 $299,820.18
10009108                      $127,400.00                 $127,284.94
10009110                      $112,500.00                 $112,433.58
10009111                      $131,250.00                 $131,170.48
10009128                      $110,400.00                 $110,333.12
10009134                      $142,400.00                 $142,320.16
10009141                      $162,000.00                 $161,901.25
10009154                      $127,500.00                 $127,452.00
10009165                      $232,000.00                 $231,891.76
10009167                       $50,000.00                  $49,980.13
10009168                       $68,600.00                  $68,472.92
10009169                      $128,250.00                 $128,206.70
10009170                       $83,300.00                  $83,257.93
10009174                      $112,250.00                 $112,194.79
10009176                      $108,200.00                 $108,153.39
10009177                       $50,000.00                  $49,984.88
10009179                      $161,000.00                 $160,953.93
10009183                      $226,000.00                 $225,873.30
10009185                       $65,750.00                  $65,714.09
10009197                       $80,000.00                  $79,968.21
10009200                      $160,000.00                 $159,927.31
10009203                       $62,500.00                  $62,475.83
10009205                      $231,250.00                 $231,144.93
10009208                       $70,000.00                  $69,972.01
10009209                      $133,500.00                 $133,434.33
10009214                      $356,200.00                 $356,038.16
10009215                      $124,000.00                 $123,935.71
10009216                      $133,200.00                 $132,989.63
10009219                      $181,600.00                 $181,531.63
10009220                      $115,000.00                 $114,369.84
10009222                       $97,750.00                  $97,701.91
10009224                       $83,900.00                  $83,767.97
10009225                      $204,000.00                 $203,904.82
10009231                      $121,450.00                 $121,450.00
10009233                      $171,000.00                 $170,529.56
10009234                      $206,500.00                 $206,384.23
10009236                      $113,400.00                 $113,368.44

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10009237                       $79,900.00                  $79,860.70
10009238                      $165,600.00                 $165,452.86
10009243                       $83,000.00                  $82,956.97
10009244                       $52,500.00                  $52,479.69
10009245                      $153,000.00                 $152,948.34
10009247                      $128,000.00                 $127,928.24
10009250                      $156,000.00                 $155,929.13
10009254                      $148,800.00                 $148,714.39
10009256                      $140,000.00                 $139,929.30
10009260                      $141,300.00                 $141,234.07
10009263                       $50,000.00                  $49,976.67
10009265                       $75,500.00                  $75,471.57
10009266                       $58,300.00                  $58,300.00
10009267                       $40,000.00                  $39,986.48
10009269                      $192,000.00                 $191,877.57
10009270                       $65,000.00                  $64,968.02
10009271                       $80,750.00                  $80,750.00
10009273                      $122,400.00                 $122,400.00
10009274                      $144,000.00                 $143,931.02
10009276                      $128,000.00                 $128,000.00
10009281                       $99,500.00                  $99,500.00
10009282                       $70,000.00                  $70,000.00
10009283                      $108,000.00                 $108,000.00
10009284                      $124,200.00                 $124,200.00
10009285                       $51,000.00                  $51,000.00
10009288                      $102,000.00                 $102,000.00
10009289                       $81,600.00                  $81,600.00
10009291                       $68,400.00                  $68,231.15
10009292                      $114,750.00                 $114,750.00
10009294                       $94,500.00                  $94,500.00
10009295                       $94,500.00                  $94,447.03
10009301                       $70,650.00                  $70,615.25
10009302                       $77,000.00                  $76,962.12
10009306                      $123,000.00                 $122,944.12
10009307                       $51,750.00                  $51,750.00
10009311                      $329,200.00                 $329,200.00
10009313                      $117,750.00                 $117,750.00
10009314                       $54,000.00                  $54,000.00
10009315                       $92,000.00                  $92,000.00
10009317                      $120,000.00                 $120,000.00
10009320                      $170,000.00                 $170,000.00
10009323                       $54,000.00                  $54,000.00
10009325                       $50,400.00                  $50,400.00
10009326                      $167,250.00                 $167,250.00
10009330                       $36,600.00                  $36,600.00
10009332                      $180,000.00                 $180,000.00

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10009334                      $108,000.00                 $108,000.00
10009345                       $98,000.00                  $98,000.00
10009347                       $55,000.00                  $55,000.00
10009349                      $110,500.00                 $110,500.00
10009350                      $132,000.00                 $132,000.00
10009361                       $78,200.00                  $78,200.00
10009362                      $300,040.00                 $300,040.00
10009365                      $129,400.00                 $129,400.00
10009368                      $153,662.00                 $153,662.00
10009370                       $75,000.00                  $75,000.00
10009372                      $111,600.00                 $111,600.00
10009373                      $176,000.00                 $176,000.00
10009376                      $149,400.00                 $149,400.00
10009379                      $137,600.00                 $137,600.00
10009381                      $144,900.00                 $144,900.00
10009382                      $450,000.00                 $450,000.00
10009383                      $109,200.00                 $109,200.00
10009388                      $116,100.00                 $116,100.00
10009391                      $155,000.00                 $155,000.00
10009392                       $58,000.00                  $58,000.00
10009397                       $54,400.00                  $54,400.00
10009400                      $240,000.00                 $239,961.29
10009407                       $36,000.00                  $36,000.00
10009410                      $160,200.00                 $160,200.00
10009411                      $210,000.00                 $210,000.00
10009414                      $116,450.00                 $116,450.00
10009421                      $556,500.00                 $556,500.00
10009428                       $55,000.00                  $55,000.00
10009440                      $173,600.00                 $173,600.00
10009442                      $200,269.00                 $200,269.00
10009453                      $142,500.00                 $142,500.00
10009455                      $162,750.00                 $162,750.00
10009466                      $106,200.00                 $106,200.00
10009471                       $78,000.00                  $78,000.00
10009473                      $176,640.00                 $176,527.36
10009476                      $352,500.00                 $352,500.00
10009488                       $82,400.00                  $82,400.00
10009489                      $103,200.00                 $103,200.00
10009492                      $130,000.00                 $130,000.00
10009493                       $65,850.00                  $65,850.00
10009496                      $271,600.00                 $271,600.00
10009500                      $223,200.00                 $223,200.00
10009502                      $210,575.00                 $210,575.00
10009503                      $122,000.00                 $122,000.00
10009508                      $145,600.00                 $145,600.00
10009509                      $158,000.00                 $158,000.00

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10009522                      $150,500.00                 $150,500.00
10009523                      $187,500.00                 $187,500.00
10009524                       $77,000.00                  $77,000.00
10009525                      $787,500.00                 $787,500.00
10009526                      $455,750.00                 $455,750.00
10009527                      $106,250.00                 $106,250.00
10009530                      $172,700.00                 $172,700.00
10009535                      $153,000.00                 $153,000.00
10009537                       $89,250.00                  $89,250.00
10009538                       $48,000.00                  $48,000.00
10009539                       $78,300.00                  $78,300.00
10009543                      $234,400.00                 $234,400.00
10009546                      $180,000.00                 $180,000.00
10009559                      $131,750.00                 $131,750.00
10009560                       $71,550.00                  $71,550.00
10009561                      $147,200.00                 $147,200.00
10009562                      $123,000.00                 $123,000.00
10009563                       $78,400.00                  $78,400.00
10009566                      $195,900.00                 $195,900.00
10009569                       $73,100.00                  $73,100.00
10009570                      $212,400.00                 $212,400.00
10009576                      $116,910.00                 $116,910.00
10009595                      $162,000.00                 $162,000.00
10009596                       $69,750.00                  $69,750.00
10009605                       $56,000.00                  $56,000.00
10009607                      $201,600.00                 $201,600.00
10009608                       $48,000.00                  $48,000.00
10009617                      $355,500.00                 $355,500.00
10009629                       $60,000.00                  $60,000.00
10009633                       $37,100.00                  $37,100.00
10009636                       $87,300.00                  $87,300.00
10009644                      $168,300.00                 $168,300.00
10009650                       $45,520.00                  $45,520.00
10009651                      $105,000.00                 $105,000.00
10009657                       $87,300.00                  $87,300.00
10009663                      $114,000.00                 $114,000.00
10009696                      $161,500.00                 $161,500.00
10009701                       $48,300.00                  $48,300.00
10009703                      $138,924.00                 $138,924.00
10009720                      $288,000.00                 $288,000.00
10009721                      $197,000.00                 $197,000.00
10201576                       $82,000.00                  $81,674.46
10201607                       $46,000.00                  $45,917.58
10201629                       $56,250.00                  $56,184.47
10201789                       $30,000.00                  $29,956.60
10201798                       $24,500.00                  $24,475.78

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10201841                       $76,000.00                  $75,223.03
10202001                       $36,000.00                  $35,853.20
10202074                       $74,800.00                  $74,658.69
10202081                       $91,200.00                  $90,998.47
10202089                       $37,500.00                  $37,439.59
10202228                       $98,250.00                  $98,064.39
10203265                       $47,925.00                  $47,853.66
10203266                       $24,750.00                  $24,725.93
10203267                       $49,500.00                  $49,437.17
10203269                      $176,560.00                 $176,267.92
10203273                       $21,600.00                  $21,489.75
10203304                       $85,250.00                  $85,093.96
10203310                       $18,700.00                  $18,595.72
10203314                      $177,000.00                 $176,750.23
10203319                      $119,900.00                 $119,739.54
10203323                       $82,500.00                  $82,398.01
10203332                       $51,000.00                  $50,925.06
10203335                       $20,900.00                  $20,865.26
10203338                       $47,250.00                  $47,217.16
10203341                       $35,000.00                  $34,744.31
10203344                      $117,000.00                 $116,568.50
10203349                       $67,500.00                  $67,399.60
10203352                       $51,600.00                  $51,555.24
10203355                      $100,000.00                  $99,851.28
10203360                      $160,000.00                 $159,845.11
10203363                       $73,775.00                  $73,695.18
10203368                       $45,000.00                  $44,960.91
10203384                       $59,250.00                  $59,178.72
10203404                       $40,000.00                  $39,940.48
10203405                       $88,000.00                  $87,862.09
10203427                      $153,750.00                 $153,544.23
10203450                      $341,250.00                 $340,654.59
10203453                       $29,400.00                  $29,320.12
10203470                       $69,750.00                  $69,674.54
10203472                       $24,000.00                  $23,867.45
10203478                      $180,000.00                 $179,732.27
10203501                       $74,250.00                  $74,158.29
10203505                       $27,600.00                  $27,549.48
10203555                       $77,000.00                  $76,934.19
10203558                      $160,500.00                 $160,138.73
10203566                       $80,000.00                  $79,829.52
10203574                      $120,750.00                 $120,526.86
10203578                      $108,693.00                 $108,598.56
10203585                      $157,600.00                 $157,470.72
10203590                       $30,000.00                  $29,986.82
10203602                       $56,250.00                  $56,148.98

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10203630                       $57,300.00                  $57,233.41
10203633                       $45,500.00                  $45,455.24
10203641                       $90,000.00                  $89,873.00
10203647                      $191,250.00                 $190,753.24
10203680                      $116,450.00                 $116,293.84
10203684                      $263,500.00                 $263,128.20
10203685                       $45,750.00                  $45,694.98
10203690                      $135,000.00                 $134,853.93
10203700                      $166,600.00                 $166,352.22
10203706                       $64,000.00                  $63,883.86
10203711                       $75,000.00                  $74,869.59
10203718                      $256,640.00                 $256,065.04
10203740                       $76,000.00                  $75,897.20
10203750                      $176,250.00                 $175,950.58
10203751                      $100,300.00                 $100,143.58
10203753                      $394,000.00                 $393,382.49
10203755                       $45,750.00                  $45,683.03
10203761                      $169,150.00                 $168,911.32
10203783                       $51,600.00                  $51,530.94
10203788                      $107,100.00                 $107,006.94
10203789                       $97,125.00                  $96,980.55
10203794                       $76,000.00                  $75,898.09
10203795                       $62,000.00                  $61,925.43
10203803                      $189,125.00                 $188,760.72
10203804                      $296,000.00                 $295,536.08
10203805                       $69,750.00                  $69,686.10
10203812                      $105,000.00                 $103,875.21
10203820                      $177,800.00                 $177,474.57
10203865                      $109,500.00                 $109,034.93
10203868                       $49,640.00                  $49,370.85
10203874                      $140,000.00                 $139,802.44
10203878                       $49,500.00                  $49,446.56
10203881                       $33,000.00                  $32,974.38
10203888                       $23,400.00                  $23,377.35
10203890                       $53,500.00                  $53,422.06
10203897                      $128,000.00                 $127,779.70
10203901                      $117,600.00                 $117,395.54
10203906                       $46,125.00                  $45,920.42
10203907                      $117,600.00                 $117,421.34
10203918                      $113,600.00                 $113,423.80
10204274                       $75,000.00                  $74,861.32
10204495                       $49,500.00                  $48,513.31
10204497                       $40,000.00                  $39,868.79
10204498                       $24,750.00                  $24,679.73
10204499                      $217,500.00                 $217,080.27
10204500                       $60,800.00                  $60,558.19

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204501                       $33,750.00                  $33,688.23
10204502                       $88,300.00                  $87,858.48
10204503                      $148,150.00                 $147,933.29
10204505                      $140,000.00                 $138,692.73
10204506                       $25,600.00                  $25,558.74
10204507                      $172,000.00                 $171,652.17
10204508                      $150,000.00                 $149,716.65
10204509                      $129,500.00                 $129,231.07
10204511                       $97,500.00                  $97,358.71
10204512                       $60,500.00                  $60,401.44
10204513                       $99,400.00                  $99,138.34
10204514                       $40,500.00                  $40,452.83
10204515                       $63,700.00                  $62,985.93
10204516                       $36,000.00                  $35,966.14
10204517                       $52,000.00                  $51,903.43
10204518                      $140,000.00                 $139,523.07
10204519                       $40,500.00                  $40,404.54
10204520                      $120,000.00                 $119,757.34
10204521                       $51,750.00                  $51,707.00
10204522                       $66,000.00                  $65,832.72
10204523                       $77,250.00                  $77,126.22
10204525                       $93,400.00                  $93,206.02
10204526                       $69,000.00                  $68,265.51
10204527                       $28,500.00                  $28,289.01
10204528                      $125,500.00                 $125,219.80
10204529                      $110,000.00                 $109,669.73
10204530                       $24,400.00                  $24,177.31
10204531                       $27,650.00                  $27,597.76
10204532                       $81,750.00                  $81,533.92
10204533                       $40,000.00                  $39,933.32
10204534                       $25,550.00                  $25,501.71
10204535                      $161,600.00                 $161,371.96
10204536                       $33,000.00                  $32,788.73
10204537                      $130,500.00                 $130,265.67
10204540                      $124,500.00                 $124,355.02
10204541                       $60,000.00                  $59,913.06
10204542                       $61,920.00                  $61,817.27
10204543                      $105,700.00                 $105,412.90
10204544                       $97,500.00                  $97,330.50
10204545                      $102,750.00                 $102,470.87
10204546                      $124,000.00                 $123,641.02
10204547                       $19,000.00                  $18,840.73
10204548                       $38,000.00                  $37,936.91
10204549                      $107,200.00                 $106,937.43
10204550                       $92,000.00                  $91,831.61
10204551                      $141,600.00                 $141,383.87

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204552                       $49,500.00                  $49,252.48
10204553                      $210,600.00                 $210,169.59
10204554                       $84,000.00                  $83,853.44
10204556                       $37,500.00                  $37,448.64
10204557                       $55,000.00                  $54,892.73
10204558                      $108,900.00                 $108,801.30
10204559                      $154,000.00                 $153,693.37
10204561                      $101,250.00                 $101,025.83
10204562                       $52,500.00                  $52,357.39
10204563                       $37,500.00                  $37,437.96
10204564                      $396,000.00                 $395,211.58
10204565                       $37,500.00                  $37,456.30
10204566                       $52,300.00                  $52,224.21
10204567                       $75,000.00                  $74,931.34
10204568                      $163,500.00                 $163,250.43
10204569                       $31,000.00                  $30,787.12
10204570                       $97,500.00                  $97,358.71
10204572                       $98,000.00                  $97,736.80
10204573                       $72,100.00                  $71,932.26
10204574                      $213,750.00                 $213,324.42
10204575                       $69,750.00                  $69,618.24
10204576                      $160,000.00                 $159,508.46
10204577                      $268,000.00                 $267,642.83
10204578                       $96,900.00                  $96,670.26
10204579                       $21,750.00                  $21,685.87
10204580                       $70,000.00                  $69,749.19
10204581                       $73,500.00                  $73,392.51
10204582                       $85,000.00                  $84,798.48
10204584                      $189,550.00                 $189,209.63
10204585                      $154,000.00                 $153,723.49
10204586                       $50,750.00                  $50,619.20
10204588                      $120,000.00                 $119,835.67
10204589                       $96,850.00                  $96,635.56
10204590                      $125,434.00                 $125,184.25
10204591                       $56,100.00                  $55,999.46
10204592                      $500,000.00                 $498,425.62
10204593                      $106,250.00                 $105,985.05
10204594                      $216,800.00                 $216,133.98
10204595                       $66,400.00                  $66,245.51
10204596                       $53,600.00                  $53,515.04
10204597                      $114,750.00                 $114,438.27
10204598                       $76,000.00                  $75,863.55
10204599                      $180,000.00                 $179,766.59
10204600                      $100,750.00                 $100,516.70
10204601                      $115,500.00                 $115,293.02
10204602                      $123,000.00                 $122,727.96

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204604                      $188,000.00                 $187,464.07
10204605                       $25,600.00                  $25,556.52
10204606                      $375,000.00                 $373,876.32
10204607                      $184,000.00                 $183,687.37
10204608                      $145,000.00                 $144,739.64
10204609                       $75,000.00                  $74,833.94
10204610                      $142,000.00                 $141,651.98
10204611                      $108,500.00                 $108,234.29
10204613                       $93,245.00                  $93,101.77
10204614                       $76,500.00                  $75,911.83
10204615                       $97,750.00                  $97,565.36
10204616                      $147,050.00                 $146,772.20
10204617                       $72,600.00                  $72,500.56
10204618                       $81,500.00                  $81,334.30
10204619                      $234,994.00                 $234,512.72
10204620                      $186,000.00                 $185,699.81
10204621                      $129,200.00                 $128,998.49
10204622                       $66,750.00                  $66,630.13
10204623                      $121,605.00                 $121,375.31
10204624                      $365,000.00                 $364,059.37
10204625                      $130,000.00                 $129,831.03
10204626                       $88,500.00                  $87,753.45
10204630                      $499,999.99                 $499,280.79
10204631                       $42,900.00                  $42,864.63
10204632                       $72,000.00                  $71,903.68
10204633                       $37,315.00                  $36,905.70
10204634                       $84,000.00                  $83,925.35
10204635                       $46,500.00                  $46,405.39
10204636                       $98,400.00                  $98,266.16
10204638                       $30,415.00                  $30,406.14
10204639                       $71,550.00                  $71,471.39
10204640                       $72,000.00                  $71,710.04
10204641                       $70,500.00                  $70,459.36
10204642                      $125,000.00                 $124,887.75
10204643                       $80,000.00                  $79,912.27
10204645                      $101,600.00                 $101,516.68
10204646                       $53,500.00                  $53,028.81
10204647                       $24,000.00                  $23,887.90
10204648                       $50,050.00                  $50,024.25
10204650                      $165,000.00                 $164,630.34
10204652                       $63,200.00                  $62,991.26
10204653                       $76,800.00                  $76,715.61
10204657                      $105,600.00                 $105,464.86
10204658                       $27,000.00                  $26,976.54
10204660                       $54,000.00                  $53,738.33
10204661                       $13,500.00                  $13,418.37

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204662                       $75,000.00                  $74,908.80
10204663                       $73,500.00                  $73,401.41
10204664                      $112,500.00                 $112,274.17
10204665                      $162,150.00                 $162,040.00
10204667                      $202,500.00                 $202,300.01
10204669                       $78,400.00                  $78,322.57
10204670                      $128,000.00                 $127,866.14
10204672                       $71,250.00                  $71,194.33
10204673                      $171,500.00                 $171,330.63
10204675                       $64,900.00                  $64,834.19
10204676                       $28,200.00                  $28,172.15
10204677                       $47,200.00                  $47,136.31
10204678                       $70,000.00                  $69,927.14
10204679                       $32,000.00                  $31,928.12
10204680                      $265,000.00                 $263,859.80
10204681                       $50,124.00                  $50,056.52
10204682                      $135,000.00                 $134,937.78
10204683                       $60,000.00                  $59,946.70
10204684                       $57,500.00                  $57,436.83
10204685                       $27,000.00                  $26,961.45
10204686                       $61,600.00                  $61,549.49
10204687                      $117,000.00                 $116,600.90
10204688                      $132,500.00                 $132,369.14
10204689                      $120,000.00                 $119,881.47
10204691                      $110,000.00                 $109,872.96
10204692                      $225,000.00                 $224,023.43
10204693                       $32,250.00                  $32,231.41
10204694                       $27,300.00                  $27,288.79
10204695                       $67,500.00                  $67,461.10
10204697                       $92,000.00                  $91,908.96
10204698                       $49,000.00                  $48,971.80
10204699                       $15,750.00                  $15,740.73
10204700                       $69,168.00                  $69,095.39
10204701                       $63,000.00                  $62,923.39
10204702                      $103,000.00                 $102,898.28
10204704                       $99,400.00                  $99,342.70
10204705                       $36,000.00                  $35,868.17
10204706                      $110,400.00                 $110,251.05
10204707                       $65,000.00                  $64,641.00
10204708                      $101,350.00                 $101,244.51
10204709                       $84,000.00                  $83,912.56
10204710                       $28,000.00                  $27,886.00
10204711                       $78,400.00                  $78,322.57
10204712                      $107,250.00                 $107,126.87
10204713                      $108,000.00                 $107,911.44
10204714                       $63,700.00                  $63,670.62

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204715                       $56,700.00                  $56,659.29
10204716                       $90,000.00                  $89,928.31
10204718                      $139,200.00                 $139,045.50
10204719                      $139,200.00                 $139,044.16
10204720                      $320,000.00                 $319,276.15
10204721                       $75,600.00                  $75,532.84
10204722                       $40,000.00                  $39,787.60
10204723                       $51,200.00                  $51,163.25
10204724                      $139,200.00                 $138,971.08
10204725                       $36,500.00                  $36,450.76
10204726                       $25,700.00                  $25,683.05
10204727                      $225,000.00                 $224,323.71
10204729                      $276,000.00                 $275,727.41
10204730                       $30,000.00                  $29,924.06
10204731                       $62,500.00                  $62,286.81
10204732                       $27,000.00                  $26,937.24
10204733                      $124,600.00                 $124,317.58
10204734                       $50,750.00                  $50,492.63
10204735                       $28,800.00                  $28,740.58
10204736                       $55,000.00                  $54,823.94
10204737                       $57,500.00                  $57,315.93
10204738                       $96,375.00                  $96,255.93
10204739                       $63,600.00                  $63,530.26
10204740                       $30,000.00                  $29,924.42
10204741                       $67,875.00                  $67,820.82
10204743                       $32,800.00                  $32,770.86
10204745                       $40,000.00                  $39,621.33
10204746                       $38,500.00                  $38,319.75
10204747                       $32,800.00                  $32,751.17
10204748                       $34,400.00                  $34,371.02
10204749                       $77,250.00                  $77,165.30
10204750                      $249,750.00                 $249,476.15
10204754                       $69,600.00                  $69,538.16
10204756                       $56,000.00                  $55,955.29
10204757                      $180,000.00                 $179,592.44
10204758                       $64,000.00                  $63,660.17
10204759                       $50,250.00                  $50,218.43
10204760                       $52,000.00                  $51,951.28
10204761                       $79,500.00                  $79,442.92
10204762                       $43,000.00                  $42,893.42
10204763                       $72,500.00                  $72,428.40
10204764                       $47,250.00                  $47,208.03
10204765                      $126,000.00                 $125,899.42
10204766                       $58,500.00                  $58,453.31
10204767                      $162,000.00                 $161,831.39
10204769                       $68,750.00                  $68,085.47

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204770                      $136,500.00                 $135,742.73
10204771                      $146,500.00                 $146,339.36
10204772                       $55,000.00                  $54,644.58
10204773                      $292,000.00                 $291,711.62
10204775                       $59,250.00                  $59,193.63
10204776                       $51,600.00                  $51,549.04
10204777                      $100,800.00                 $100,671.00
10204778                       $84,150.00                  $84,092.29
10204779                       $66,500.00                  $66,461.67
10204780                       $32,200.00                  $32,049.25
10204781                       $45,500.00                  $45,278.47
10204782                       $40,800.00                  $40,692.95
10204783                      $160,000.00                 $159,868.80
10204785                       $75,750.00                  $75,681.21
10204786                       $84,000.00                  $83,939.69
10204787                       $65,000.00                  $64,916.83
10204788                       $59,250.00                  $59,222.67
10204789                       $72,000.00                  $71,940.97
10204790                       $54,750.00                  $54,689.83
10204791                       $32,250.00                  $32,177.57
10204792                      $140,250.00                 $140,060.77
10204794                      $107,800.00                 $107,654.56
10204795                       $88,000.00                  $87,929.75
10204796                      $119,700.00                 $119,609.46
10204797                       $61,600.00                  $61,537.21
10204798                      $161,000.00                 $160,500.56
10204799                       $93,150.00                  $92,996.55
10204800                       $47,200.00                  $47,081.09
10204801                      $141,000.00                 $140,576.20
10204802                       $71,200.00                  $71,125.90
10204803                       $38,000.00                  $37,958.32
10204804                       $33,000.00                  $32,838.24
10204805                       $49,000.00                  $48,947.92
10204806                       $20,000.00                  $19,768.11
10204807                       $83,999.00                  $83,923.51
10204809                      $121,200.00                 $121,036.48
10204810                       $70,500.00                  $70,321.68
10204811                       $65,000.00                  $64,711.60
10204812                      $140,000.00                 $139,829.78
10204813                       $36,000.00                  $35,831.45
10204814                       $30,400.00                  $30,388.82
10204815                       $49,600.00                  $49,542.73
10204816                       $68,000.00                  $67,828.70
10204817                      $137,200.00                 $137,071.46
10204818                       $81,250.00                  $81,205.92
10204819                       $30,000.00                  $29,854.50

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204820                       $31,000.00                  $30,948.93
10204821                       $88,500.00                  $88,443.15
10204822                       $54,000.00                  $53,857.44
10204823                       $89,600.00                  $89,473.11
10204825                       $62,000.00                  $61,971.48
10204826                      $112,000.00                 $111,908.15
10204827                       $42,250.00                  $42,203.68
10204828                      $375,000.00                 $374,587.94
10204829                       $75,000.00                  $74,938.49
10204830                       $97,500.00                  $97,393.08
10204832                       $19,250.00                  $19,191.12
10204833                      $101,232.00                 $100,712.26
10204834                       $49,500.00                  $49,486.09
10204835                      $257,000.00                 $256,653.97
10204836                      $425,000.00                 $424,261.08
10204838                       $63,000.00                  $62,940.98
10204840                       $50,000.00                  $49,966.08
10204841                       $96,800.00                  $96,540.71
10204842                       $87,150.00                  $87,054.24
10204843                      $131,062.00                 $130,856.61
10204844                      $153,000.00                 $152,793.58
10204847                       $97,750.00                  $97,588.27
10204848                       $16,500.00                  $16,493.87
10204850                       $52,000.00                  $51,925.84
10204851                       $71,200.00                  $71,121.76
10204852                      $116,000.00                 $115,798.33
10204853                      $100,000.00                  $99,879.49
10204854                      $144,000.00                 $143,891.09
10204855                       $80,000.00                  $79,864.44
10204857                       $85,600.00                  $85,527.91
10204858                       $87,000.00                  $86,795.17
10204859                      $180,000.00                 $179,757.15
10204860                      $102,000.00                 $101,869.47
10204861                      $104,250.00                 $104,098.95
10204862                      $102,050.00                 $101,865.07
10204863                      $100,000.00                  $99,893.57
10204864                      $132,000.00                 $131,894.62
10204865                       $39,900.00                  $39,878.29
10204866                       $58,500.00                  $58,449.12
10204867                      $103,500.00                 $103,360.37
10204868                       $95,000.00                  $94,910.99
10204869                      $113,600.00                 $113,475.18
10204870                       $79,600.00                  $79,522.09
10204871                      $121,950.00                 $121,841.41
10204872                       $86,250.00                  $86,083.86
10204874                       $43,775.00                  $43,729.43

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204875                       $84,000.00                  $83,840.18
10204876                      $285,000.00                 $284,528.51
10204877                      $165,900.00                 $165,676.62
10204879                      $109,916.00                 $109,828.08
10204880                      $119,920.00                 $119,781.51
10204881                      $101,250.00                 $101,164.72
10204882                      $119,000.00                 $118,862.58
10204883                      $170,000.00                 $169,813.58
10204884                       $76,500.00                  $76,406.98
10204885                       $42,000.00                  $41,963.77
10204886                      $114,750.00                 $114,596.09
10204887                       $60,000.00                  $59,937.54
10204888                      $265,000.00                 $264,643.19
10204890                      $126,000.00                 $125,881.96
10204891                      $213,750.00                 $213,508.21
10204892                       $68,000.00                  $67,922.51
10204894                       $41,000.00                  $40,967.62
10204897                      $149,537.60                 $149,364.91
10204898                       $63,750.00                  $63,703.07
10204899                       $95,200.00                  $95,065.19
10204900                      $200,000.00                 $199,779.18
10204902                      $157,250.00                 $157,086.33
10204903                       $98,000.00                  $97,875.65
10204904                       $79,050.00                  $78,975.94
10204905                      $154,700.00                 $154,551.96
10204906                       $99,000.00                  $98,921.83
10204907                       $80,000.00                  $79,902.73
10204908                       $87,000.00                  $86,900.85
10204909                       $72,250.00                  $72,187.82
10204910                      $127,000.00                 $126,874.58
10204913                      $100,000.00                  $99,838.75
10204914                      $243,200.00                 $242,969.11
10204916                       $75,650.00                  $75,346.86
10204917                       $28,500.00                  $28,479.53
10204918                       $68,250.00                  $66,838.15
10204919                       $80,750.00                  $80,610.57
10204920                      $110,500.00                 $110,378.59
10204921                       $80,000.00                  $79,916.74
10204922                      $352,000.00                 $351,501.52
10204923                       $98,400.00                  $98,321.46
10204924                      $191,250.00                 $191,070.83
10204925                      $116,500.00                 $116,326.71
10204926                      $107,920.00                 $107,774.39
10204927                      $130,500.00                 $130,395.60
10204928                      $143,386.00                 $143,202.51
10204929                      $187,000.00                 $186,760.70

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204930                       $37,400.00                  $37,380.76
10204931                      $102,000.00                 $101,909.18
10204932                       $50,000.00                  $49,966.06
10204933                      $118,105.00                 $118,010.73
10204934                      $147,900.00                 $147,660.89
10204935                       $80,325.00                  $80,264.25
10204936                      $123,750.00                 $123,591.64
10204937                      $100,500.00                 $100,410.51
10204938                      $150,000.00                 $149,776.66
10204939                       $56,000.00                  $55,950.13
10204940                      $139,500.00                 $139,375.80
10204941                      $164,475.00                 $164,357.16
10204942                       $30,000.00                  $29,967.10
10204943                       $60,000.00                  $59,952.11
10204944                       $40,000.00                  $39,972.85
10204945                       $80,000.00                  $79,920.99
10204946                      $216,000.00                 $215,756.92
10204947                       $63,000.00                  $62,943.92
10204949                       $79,000.00                  $78,913.38
10204950                      $131,250.00                 $131,098.43
10204951                       $39,200.00                  $39,159.20
10204952                       $22,000.00                  $21,987.62
10204953                      $204,750.00                 $204,618.51
10204954                       $76,500.00                  $76,452.99
10204955                      $104,125.00                 $103,940.58
10204956                      $125,250.00                 $125,126.03
10204958                       $90,000.00                  $89,915.68
10204959                       $27,000.00                  $26,971.90
10204960                      $192,000.00                 $191,747.97
10204961                       $64,000.00                  $63,858.58
10204962                       $94,900.00                  $94,726.30
10204963                      $102,000.00                 $101,875.98
10204964                      $108,000.00                 $107,686.04
10204965                       $74,200.00                  $74,130.49
10204966                      $138,000.00                 $137,903.27
10204967                       $92,000.00                  $91,893.76
10204968                      $124,950.00                 $124,763.96
10204970                       $93,450.00                  $93,336.38
10204971                      $240,000.00                 $239,786.31
10204972                      $160,000.00                 $159,749.62
10204973                      $145,600.00                 $145,403.55
10204975                       $59,625.00                  $59,586.71
10204976                      $182,750.00                 $182,434.43
10204977                       $55,300.00                  $55,234.46
10204978                       $99,350.00                  $99,270.70
10204979                       $29,625.00                  $29,600.05

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10204980                      $204,000.00                 $203,751.96
10204981                      $123,750.00                 $123,517.85
10204982                       $75,000.00                  $74,949.12
10204984                       $97,750.00                  $97,572.78
10204985                      $306,000.00                 $305,597.31
10204986                       $54,000.00                  $53,951.92
10204987                       $80,000.00                  $79,932.62
10204988                       $55,200.00                  $55,148.29
10204989                       $90,000.00                  $89,922.55
10204990                       $51,000.00                  $50,947.35
10204992                      $135,000.00                 $134,817.86
10204993                       $72,000.00                  $71,916.86
10204994                      $111,000.00                 $110,879.91
10204995                       $53,500.00                  $53,452.36
10204996                      $184,000.00                 $183,787.50
10204997                      $315,000.00                 $314,704.88
10204998                      $242,250.00                 $241,923.16
10204999                       $67,000.00                  $66,898.88
10205000                      $119,850.00                 $119,688.30
10205001                      $105,000.00                 $104,878.73
10205002                      $213,750.00                 $213,566.79
10205003                      $208,000.00                 $207,747.09
10205004                       $11,000.00                  $10,991.36
10205005                       $89,600.00                  $89,490.84
10205006                       $64,000.00                  $63,913.66
10205007                      $108,800.00                 $108,713.14
10205008                      $176,250.00                 $176,008.65
10205009                       $35,192.00                  $34,732.78
10205010                       $65,000.00                  $64,921.67
10205011                      $153,000.00                 $152,868.35
10205012                      $115,500.00                 $115,397.17
10205014                       $71,400.00                  $71,348.85
10205015                       $91,800.00                  $91,673.86
10205016                      $172,500.00                 $172,362.30
10205017                      $150,000.00                 $149,866.73
10205018                      $300,800.00                 $300,521.15
10205019                       $69,600.00                  $69,506.09
10205020                      $255,000.00                 $254,673.68
10205021                       $76,000.00                  $75,917.77
10205022                       $52,250.00                  $52,230.81
10205024                       $76,500.00                  $76,424.46
10205025                      $170,000.00                 $169,823.06
10205027                      $140,250.00                 $140,070.52
10205028                      $110,000.00                 $109,879.13
10205029                       $44,880.00                  $44,809.65
10205030                      $115,000.00                 $114,892.26

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205031                      $102,500.00                 $102,304.98
10205033                       $66,000.00                  $65,876.94
10205034                      $229,500.00                 $229,272.40
10205036                      $220,000.00                 $219,793.89
10205037                      $104,300.00                 $104,159.55
10205038                      $136,000.00                 $135,787.18
10205039                       $75,000.00                  $74,921.93
10205040                       $78,500.00                  $78,426.44
10205041                      $130,253.00                 $130,102.58
10205042                      $124,000.00                 $123,833.04
10205043                       $99,024.00                  $98,890.68
10205044                       $69,750.00                  $69,660.74
10205045                      $153,000.00                 $152,863.79
10205048                       $46,200.00                  $46,174.86
10205049                      $142,800.00                 $141,842.34
10205050                       $60,000.00                  $59,934.07
10205051                      $160,000.00                 $159,841.64
10205052                      $244,800.00                 $244,582.04
10205054                       $45,000.00                  $44,959.95
10205055                       $97,125.00                  $97,006.90
10205056                      $165,000.00                 $164,837.04
10205057                      $115,500.00                 $115,412.65
10205058                      $115,600.00                 $115,247.76
10205059                      $168,000.00                 $167,825.15
10205060                      $220,400.00                 $220,145.46
10205061                       $91,000.00                  $90,899.11
10205062                      $131,250.00                 $131,113.39
10205063                       $40,000.00                  $39,968.06
10205064                      $129,000.00                 $128,669.00
10205065                      $127,500.00                 $127,026.48
10205066                       $80,250.00                  $79,780.47
10205068                      $126,400.00                 $125,904.54
10205069                      $262,000.00                 $260,973.26
10205070                       $86,250.00                  $86,071.54
10205071                      $136,000.00                 $135,408.63
10205072                      $130,000.00                 $129,770.64
10205073                      $400,000.00                 $398,913.62
10205074                       $15,375.00                  $15,366.99
10205075                       $45,000.00                  $44,796.19
10205077                      $132,000.00                 $131,558.23
10205078                      $164,000.00                 $162,979.72
10205079                      $448,000.00                 $446,783.26
10205081                       $55,250.00                  $55,097.76
10205082                      $176,250.00                 $174,584.37
10205083                       $60,375.00                  $60,286.68
10205084                      $130,000.00                 $129,565.01

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205085                       $67,200.00                  $66,725.30
10205087                       $37,500.00                  $37,232.43
10205088                       $52,000.00                  $51,843.49
10205089                      $163,200.00                 $162,902.84
10205090                       $69,600.00                  $68,591.14
10205091                       $93,750.00                  $93,495.38
10205093                       $48,750.00                  $48,581.57
10205094                      $232,500.00                 $230,943.07
10205095                       $88,000.00                  $87,705.30
10205096                       $26,000.00                  $25,936.65
10205097                       $40,300.00                  $40,201.78
10205098                       $33,400.00                  $33,265.49
10205099                       $34,450.00                  $34,332.88
10205100                       $60,000.00                  $59,912.21
10205101                       $23,800.00                  $23,765.48
10205102                       $18,200.00                  $18,173.60
10205103                       $63,750.00                  $63,098.08
10205104                       $67,500.00                  $67,299.89
10205105                       $36,800.00                  $36,733.02
10205109                       $70,000.00                  $69,795.68
10205110                       $57,000.00                  $56,841.68
10205111                       $34,500.00                  $34,139.11
10205112                       $36,050.00                  $35,991.28
10205113                      $188,000.00                 $187,609.54
10205114                      $160,000.00                 $158,880.86
10205115                      $326,250.00                 $325,874.17
10205116                      $129,600.00                 $129,407.24
10205118                       $24,500.00                  $24,485.87
10205119                      $330,400.00                 $329,853.37
10205120                       $22,000.00                  $21,982.73
10205121                       $24,150.00                  $23,939.05
10205122                      $125,000.00                 $124,469.05
10205123                       $88,000.00                  $87,891.28
10205124                      $220,000.00                 $219,597.33
10205125                       $45,500.00                  $45,468.36
10205126                       $64,000.00                  $63,920.94
10205127                      $152,000.00                 $151,649.08
10205128                       $25,000.00                  $24,972.93
10205129                      $150,000.00                 $149,876.98
10205130                       $96,000.00                  $95,900.08
10205131                       $62,250.00                  $62,136.06
10205132                       $17,000.00                  $16,984.24
10205133                       $94,500.00                  $94,417.17
10205134                       $80,800.00                  $80,676.64
10205135                       $68,000.00                  $67,939.45
10205137                       $67,100.00                  $66,974.57

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205138                       $64,000.00                  $63,914.18
10205139                       $38,249.00                  $38,195.81
10205141                       $77,600.00                  $77,440.19
10205142                       $27,200.00                  $27,173.14
10205143                      $228,000.00                 $227,722.78
10205144                      $221,250.00                 $220,865.34
10205147                       $48,750.00                  $48,701.85
10205148                       $27,750.00                  $27,725.94
10205151                       $69,750.00                  $69,656.64
10205152                       $30,000.00                  $29,979.14
10205153                       $36,000.00                  $35,974.47
10205154                      $202,500.00                 $202,164.99
10205155                       $72,750.00                  $72,685.35
10205156                       $45,500.00                  $45,443.75
10205157                      $108,000.00                 $107,821.31
10205158                       $46,800.00                  $46,752.19
10205159                       $54,750.00                  $54,698.14
10205160                       $77,250.00                  $76,976.28
10205161                      $135,000.00                 $134,837.64
10205162                      $120,400.00                 $120,190.66
10205164                       $72,000.00                  $71,695.68
10205165                      $150,000.00                 $149,759.02
10205166                      $168,750.00                 $168,470.81
10205167                       $90,000.00                  $89,879.57
10205168                       $28,000.00                  $27,344.62
10205169                       $45,600.00                  $45,379.04
10205170                       $64,000.00                  $63,930.73
10205171                       $67,900.00                  $67,818.34
10205172                       $67,875.00                  $67,791.14
10205173                      $155,000.00                 $154,615.86
10205174                       $44,808.51                  $44,765.05
10205175                      $189,600.00                 $189,352.97
10205176                       $80,800.00                  $80,712.77
10205177                      $304,000.00                 $303,520.54
10205178                       $77,500.00                  $77,372.57
10205179                       $28,500.00                  $28,491.69
10205181                       $61,000.00                  $60,905.49
10205182                       $39,200.00                  $38,739.45
10205183                       $44,800.00                  $44,764.22
10205184                       $55,000.00                  $54,968.28
10205185                       $61,500.00                  $61,354.88
10205186                       $48,000.00                  $47,960.63
10205187                       $32,000.00                  $31,967.30
10205188                       $48,750.00                  $48,701.85
10205189                       $27,000.00                  $26,865.48
10205190                       $69,600.00                  $69,487.44

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205191                      $168,000.00                 $167,792.48
10205192                       $45,600.00                  $45,560.95
10205193                       $39,000.00                  $38,728.05
10205194                       $36,000.00                  $35,968.73
10205195                      $106,400.00                 $106,257.60
10205196                      $180,780.00                 $180,439.02
10205197                       $46,000.00                  $45,952.21
10205198                       $86,000.00                  $85,867.97
10205199                       $64,800.00                  $64,703.63
10205200                       $66,400.00                  $66,342.30
10205201                       $61,200.00                  $61,145.05
10205202                      $115,150.00                 $115,025.42
10205203                       $40,125.00                  $40,064.99
10205204                      $112,800.00                 $112,662.86
10205205                       $26,400.00                  $26,365.21
10205206                      $127,500.00                 $127,329.19
10205207                      $108,550.00                 $108,419.45
10205208                      $250,000.00                 $249,725.29
10205209                       $87,750.00                  $87,689.00
10205210                      $184,000.00                 $183,726.34
10205211                       $37,000.00                  $36,969.67
10205212                      $243,750.00                 $243,453.62
10205213                       $66,000.00                  $65,906.88
10205214                       $45,000.00                  $44,690.54
10205215                      $116,000.00                 $115,758.25
10205216                      $206,250.00                 $206,001.96
10205217                      $116,250.00                 $115,976.29
10205219                      $272,000.00                 $271,550.94
10205220                       $47,600.00                  $47,482.03
10205221                       $36,750.00                  $36,687.17
10205222                       $48,000.00                  $47,939.79
10205223                       $49,500.00                  $49,375.70
10205224                       $93,600.00                  $93,486.20
10205225                       $30,000.00                  $29,986.20
10205226                       $32,000.00                  $31,837.68
10205227                       $65,625.00                  $65,167.31
10205228                       $70,000.00                  $69,923.23
10205229                       $82,000.00                  $81,274.53
10205230                       $35,250.00                  $35,073.09
10205231                      $115,000.00                 $114,789.51
10205232                       $68,250.00                  $68,165.69
10205233                       $37,125.00                  $37,084.92
10205234                       $62,300.00                  $62,216.45
10205235                      $141,000.00                 $140,860.75
10205236                       $35,000.00                  $34,947.94
10205237                      $236,000.00                 $235,444.33

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205238                       $37,500.00                  $37,457.25
10205240                      $168,000.00                 $167,722.05
10205241                      $144,300.00                 $144,121.74
10205242                      $179,400.00                 $179,178.38
10205243                       $43,500.00                  $43,411.69
10205244                       $63,750.00                  $63,655.08
10205246                       $47,250.00                  $47,171.84
10205247                      $105,000.00                 $104,160.54
10205248                      $157,000.00                 $156,620.64
10205249                      $170,000.00                 $169,797.46
10205250                       $97,500.00                  $97,043.53
10205251                      $108,500.00                 $108,256.92
10205252                       $27,400.00                  $27,299.69
10205253                       $54,000.00                  $53,928.97
10205255                       $93,000.00                  $92,763.37
10205256                       $45,600.00                  $45,560.37
10205257                       $46,500.00                  $46,461.88
10205258                       $56,000.00                  $55,950.25
10205259                      $113,600.00                 $113,488.98
10205261                       $20,000.00                  $19,719.35
10205263                       $30,000.00                  $29,939.04
10205264                       $69,750.00                  $69,681.11
10205265                       $39,200.00                  $39,026.77
10205266                       $21,000.00                  $20,907.12
10205267                       $65,000.00                  $64,523.41
10205269                      $135,200.00                 $135,069.24
10205270                       $25,900.00                  $25,870.46
10205271                       $31,850.00                  $31,813.69
10205272                       $25,900.00                  $25,870.46
10205273                      $175,500.00                 $175,283.19
10205274                      $194,400.00                 $194,120.60
10205275                       $84,000.00                  $83,720.85
10205277                       $11,250.00                  $11,215.51
10205278                      $126,400.00                 $126,143.34
10205279                       $39,750.00                  $39,731.67
10205280                       $73,200.00                  $73,109.57
10205281                       $25,000.00                  $24,992.54
10205282                       $27,300.00                  $27,190.15
10205283                       $35,000.00                  $34,926.35
10205284                      $130,000.00                 $129,841.93
10205285                       $80,000.00                  $79,936.14
10205286                       $22,000.00                  $21,988.28
10205287                      $101,000.00                 $100,933.34
10205288                       $42,250.00                  $42,227.01
10205289                      $116,250.00                 $116,162.08
10205290                      $345,750.00                 $344,021.20

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205291                      $157,500.00                 $157,085.42
10205292                       $71,200.00                  $71,001.53
10205293                       $91,800.00                  $91,594.69
10205295                      $483,900.00                 $481,364.79
10205296                       $88,060.00                  $87,935.55
10205297                      $153,850.00                 $153,218.95
10205298                      $112,000.00                 $111,833.41
10205299                       $72,020.00                  $71,920.51
10205300                       $47,400.00                  $47,362.16
10205301                      $425,000.00                 $423,581.26
10205302                       $60,350.00                  $60,281.19
10205303                       $71,600.00                  $71,536.19
10205304                       $50,400.00                  $50,339.38
10205305                       $71,600.00                  $71,481.55
10205306                      $104,000.00                 $103,844.99
10205307                      $420,000.00                 $419,305.15
10205308                       $76,000.00                  $75,892.75
10205309                      $110,320.00                 $110,160.69
10205310                       $72,000.00                  $71,887.14
10205311                      $312,000.00                 $311,511.00
10205312                       $85,850.00                  $85,647.87
10205313                       $80,000.00                  $79,888.31
10205314                      $141,950.00                 $141,754.93
10205315                       $81,600.00                  $81,295.61
10205316                       $72,000.00                  $71,902.59
10205317                      $148,800.00                 $148,621.05
10205318                      $260,700.00                 $260,246.73
10205319                       $42,500.00                  $42,433.37
10205320                      $127,500.00                 $127,338.23
10205321                       $35,700.00                  $35,665.46
10205322                      $106,400.00                 $106,315.07
10205323                       $95,600.00                  $95,484.76
10205324                      $136,000.00                 $135,685.88
10205325                       $35,000.00                  $34,950.44
10205327                       $91,375.00                  $91,291.27
10205328                       $60,000.00                  $59,927.04
10205329                       $45,750.00                  $45,690.70
10205330                      $110,500.00                 $109,983.94
10205331                      $103,920.00                 $103,807.83
10205332                       $21,000.00                  $20,974.65
10205333                      $120,000.00                 $119,801.87
10205334                       $20,250.00                  $20,235.15
10205335                      $178,500.00                 $178,357.20
10205336                       $69,300.00                  $69,159.27
10205337                      $316,000.00                 $315,178.76
10205338                      $157,250.00                 $157,028.12

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205339                       $75,600.00                  $75,525.19
10205340                       $90,400.00                  $90,331.62
10205341                      $124,000.00                 $123,858.68
10205342                       $91,000.00                  $90,878.22
10205343                       $78,200.00                  $78,089.52
10205344                       $58,837.00                  $58,770.79
10205345                       $64,600.00                  $64,513.39
10205346                       $79,815.00                  $79,689.52
10205347                      $132,600.00                 $132,402.78
10205348                       $94,000.00                  $93,890.63
10205349                      $196,000.00                 $195,692.82
10205350                       $42,000.00                  $41,960.56
10205351                      $106,250.00                 $106,045.34
10205352                      $161,500.00                 $161,340.49
10205353                       $84,350.00                  $84,289.44
10205354                      $193,600.00                 $193,206.89
10205355                      $153,750.00                 $153,482.69
10205356                       $51,000.00                  $50,948.55
10205358                      $100,000.00                  $99,851.28
10205359                      $360,000.00                 $359,584.25
10205360                       $47,120.00                  $47,056.81
10205361                      $500,000.00                 $499,172.28
10205362                      $117,300.00                 $117,195.79
10205363                       $32,000.00                  $31,971.50
10205364                       $16,575.00                  $16,565.17
10205365                       $76,000.00                  $75,908.61
10205366                       $42,000.00                  $41,936.98
10205367                      $161,704.00                 $161,469.72
10205368                      $170,000.00                 $169,599.74
10205369                       $76,925.00                  $76,804.32
10205370                      $191,250.00                 $190,901.24
10205371                       $65,000.00                  $64,892.92
10205372                       $60,000.00                  $59,918.84
10205373                      $150,800.00                 $150,563.67
10205374                       $98,500.00                  $98,345.61
10205375                       $65,000.00                  $64,889.87
10205376                       $52,000.00                  $51,956.21
10205377                       $95,278.00                  $95,084.55
10205378                       $79,000.00                  $78,918.11
10205379                       $69,500.00                  $69,434.89
10205380                       $62,900.00                  $62,772.28
10205381                       $33,500.00                  $33,431.96
10205382                       $80,250.00                  $80,153.49
10205383                       $80,750.00                  $80,629.90
10205384                      $136,000.00                 $135,816.04
10205385                       $39,950.00                  $39,888.23

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205386                       $39,100.00                  $38,427.33
10205387                      $102,000.00                 $101,856.06
10205388                      $100,000.00                  $99,889.00
10205389                       $82,400.00                  $82,277.31
10205390                       $93,600.00                  $93,432.15
10205391                       $81,750.00                  $81,640.37
10205392                       $54,750.00                  $54,649.79
10205393                      $141,950.00                 $141,759.64
10205394                      $102,000.00                 $101,817.80
10205395                      $127,500.00                 $127,310.16
10205396                       $82,500.00                  $82,370.70
10205397                       $84,800.00                  $84,719.44
10205398                      $137,250.00                 $137,114.45
10205399                       $47,200.00                  $47,113.60
10205400                      $200,000.00                 $199,779.93
10205401                       $97,750.00                  $97,612.08
10205402                       $50,000.00                  $49,889.18
10205403                      $225,000.00                 $224,628.53
10205404                       $66,695.00                  $66,605.57
10205405                       $88,000.00                  $87,792.79
10205406                       $80,850.00                  $80,793.90
10205407                       $90,950.00                  $90,821.67
10205408                       $78,230.00                  $78,156.70
10205409                      $269,450.00                 $268,930.99
10205410                       $62,000.00                  $61,919.64
10205411                      $140,200.00                 $139,885.90
10205412                       $36,000.00                  $35,954.31
10205413                       $40,000.00                  $39,948.80
10205415                      $125,200.00                 $124,871.33
10205416                      $183,960.00                 $183,711.81
10205417                       $54,750.00                  $54,720.23
10205418                       $25,200.00                  $25,164.43
10205419                       $45,000.00                  $44,939.67
10205420                       $42,000.00                  $41,898.88
10205421                       $36,050.00                  $35,949.82
10205422                      $100,500.00                 $100,339.49
10205423                       $66,000.00                  $65,934.68
10205424                      $117,750.00                 $117,501.01
10205425                      $106,400.00                 $106,195.04
10205426                      $122,250.00                 $122,187.09
10205427                      $162,750.00                 $162,440.35
10205428                      $109,650.00                 $109,468.59
10205429                      $109,650.00                 $109,410.65
10205430                      $158,450.00                 $158,111.47
10205431                       $67,500.00                  $67,382.65
10205432                       $99,375.00                  $99,303.65
10205433                      $380,000.00                 $379,490.40
10205434                       $74,700.00                  $74,608.98
10205435                       $38,250.00                  $38,183.51

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205436                       $96,000.00                  $95,877.14
10205437                      $378,250.00                 $377,714.34
10205438                       $70,500.00                  $70,435.41
10205439                       $96,600.00                  $96,476.39
10205440                       $87,750.00                  $87,600.20
10205441                       $97,300.00                  $97,213.36
10205442                       $29,400.00                  $29,329.46
10205443                       $96,000.00                  $95,607.41
10205445                       $94,960.00                  $94,154.33
10205446                       $46,500.00                  $45,812.03
10205449                       $74,000.00                  $73,794.07
10205450                      $420,000.00                 $418,774.05
10205451                       $57,600.00                  $57,439.97
10205452                      $140,000.00                 $139,716.89
10205453                      $440,000.00                 $438,849.05
10205454                       $26,000.00                  $25,936.65
10205455                      $132,600.00                 $132,498.86
10205456                       $90,000.00                  $89,895.20
10205457                      $148,000.00                 $147,606.34
10205458                       $33,600.00                  $33,525.60
10205459                       $41,600.00                  $41,354.94
10205460                      $124,000.00                 $123,690.17
10205461                       $98,250.00                  $97,977.08
10205462                       $20,900.00                  $20,880.51
10205463                       $93,750.00                  $93,495.35
10205464                       $38,100.00                  $38,004.79
10205465                       $42,700.00                  $42,197.16
10205466                      $600,000.00                 $598,513.00
10205468                       $56,000.00                  $55,572.32
10205469                       $91,050.00                  $90,870.72
10205470                      $102,400.00                 $102,151.95
10205471                      $150,000.00                 $149,668.48
10205472                      $111,000.00                 $110,778.99
10205473                       $52,500.00                  $52,392.53
10205474                      $120,000.00                 $119,806.72
10205475                       $48,000.00                  $47,891.80
10205476                      $121,500.00                 $121,299.01
10205477                       $86,400.00                  $86,260.83
10205479                       $23,800.00                  $23,764.64
10205480                       $90,000.00                  $89,836.99
10205481                       $80,000.00                  $79,824.76
10205482                       $30,100.00                  $29,762.56
10205483                       $55,200.00                  $55,142.36
10205485                       $84,700.00                  $84,524.09
10205486                       $54,750.00                  $54,679.02
10205487                       $87,750.00                  $87,592.44
10205488                       $96,000.00                  $95,806.85
10205489                      $108,750.00                 $108,570.13
10205490                       $48,750.00                  $48,657.89

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205491                      $153,750.00                 $153,560.05
10205492                      $150,000.00                 $149,695.04
10205493                       $57,000.00                  $56,946.37
10205494                       $90,750.00                  $90,682.57
10205495                       $71,250.00                  $71,135.22
10205496                       $42,250.00                  $42,178.19
10205497                       $72,750.00                  $72,619.66
10205498                       $55,500.00                  $55,274.85
10205500                      $240,000.00                 $239,735.01
10205502                      $336,000.00                 $335,042.18
10205503                      $133,500.00                 $133,370.77
10205504                      $332,000.00                 $331,465.32
10205505                       $61,000.00                  $60,893.54
10205506                       $79,200.00                  $79,176.98
10205507                       $19,500.00                  $19,381.08
10205508                      $315,900.00                 $315,589.26
10205509                       $37,600.00                  $37,545.51
10205510                       $84,000.00                  $83,879.58
10205511                      $315,900.00                 $315,165.00
10205512                      $352,500.00                 $352,006.37
10205513                       $67,000.00                  $66,935.20
10205514                       $64,500.00                  $64,382.84
10205515                       $65,600.00                  $64,914.19
10205516                       $74,400.00                  $74,291.61
10205517                      $124,000.00                 $123,047.79
10205518                       $75,700.00                  $75,574.10
10205520                       $19,250.00                  $18,975.49
10205521                      $216,000.00                 $215,564.29
10205522                       $87,500.00                  $87,306.24
10205523                      $188,500.00                 $188,183.83
10205524                       $67,200.00                  $67,100.06
10205525                       $49,700.00                  $49,332.08
10205526                       $88,800.00                  $88,727.19
10205527                       $74,400.00                  $74,280.16
10205528                       $55,000.00                  $53,589.81
10205529                       $23,800.00                  $23,619.13
10205531                       $52,500.00                  $52,463.49
10205532                       $89,200.00                  $89,092.72
10205533                      $110,400.00                 $110,252.25
10205534                       $27,224.00                  $27,194.30
10205535                       $57,000.00                  $56,797.55
10205536                      $150,000.00                 $149,572.41
10205538                       $55,000.00                  $54,850.58
10205539                      $128,000.00                 $127,713.25
10205540                       $80,000.00                  $79,890.65
10205541                      $132,000.00                 $131,839.70
10205543                      $160,000.00                 $159,854.40
10205544                       $41,500.00                  $41,477.05
10205545                      $108,500.00                 $108,296.61

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205546                      $222,000.00                 $221,753.75
10205547                       $33,000.00                  $32,968.05
10205548                       $62,720.00                  $62,631.50
10205549                       $78,000.00                  $77,933.26
10205550                       $30,000.00                  $29,894.91
10205551                      $225,000.00                 $224,543.14
10205552                       $53,250.00                  $53,184.57
10205553                       $51,075.00                  $51,011.90
10205554                       $41,500.00                  $41,438.26
10205555                       $61,200.00                  $60,688.92
10205556                      $246,400.00                 $246,097.18
10205557                      $122,000.00                 $121,812.47
10205558                       $35,625.00                  $35,579.79
10205559                       $25,900.00                  $25,795.80
10205560                       $51,000.00                  $50,955.69
10205561                      $116,000.00                 $115,776.56
10205562                       $47,500.00                  $47,429.34
10205563                      $277,500.00                 $276,992.10
10205564                      $183,200.00                 $183,136.22
10205565                       $86,250.00                  $86,143.46
10205566                       $48,750.00                  $48,646.11
10205567                       $90,000.00                  $89,866.14
10205568                       $93,000.00                  $92,838.31
10205569                       $76,500.00                  $76,397.40
10205570                      $270,000.00                 $269,598.41
10205571                       $40,000.00                  $39,883.89
10205572                      $127,500.00                 $127,105.17
10205573                       $78,000.00                  $77,903.56
10205574                      $115,700.00                 $115,413.25
10205575                       $31,500.00                  $31,389.67
10205576                       $28,600.00                  $28,482.34
10205577                       $31,500.00                  $31,017.79
10205578                       $60,000.00                  $59,946.58
10205579                       $55,600.00                  $55,531.69
10205580                       $23,000.00                  $22,816.13
10205581                       $90,000.00                  $89,365.21
10205582                       $27,900.00                  $27,714.04
10205583                       $75,000.00                  $74,817.46
10205584                       $92,000.00                  $91,060.43
10205585                      $368,000.00                 $367,557.43
10205586                      $220,008.00                 $219,705.65
10205587                      $560,000.00                 $559,026.37
10205588                      $113,500.00                 $113,450.07
10205589                       $48,400.00                  $48,315.86
10205590                       $37,500.00                  $37,453.67
10205591                       $81,600.00                  $81,499.20
10205592                       $58,400.00                  $58,313.14
10205593                      $156,000.00                 $155,632.72
10205594                      $148,000.00                 $147,796.61

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205595                       $16,900.00                  $16,874.88
10205596                       $70,000.00                  $69,914.88
10205597                       $93,750.00                  $93,695.47
10205598                       $72,800.00                  $72,691.72
10205599                       $43,800.00                  $43,727.70
10205600                       $60,000.00                  $59,858.72
10205602                       $80,000.00                  $79,686.39
10205603                      $105,000.00                 $104,870.28
10205604                      $140,250.00                 $140,114.25
10205605                       $36,000.00                  $35,870.85
10205606                      $135,000.00                 $134,833.23
10205607                       $26,000.00                  $25,842.14
10205608                       $45,000.00                  $44,941.68
10205609                      $113,850.00                 $113,739.78
10205611                       $25,000.00                  $24,972.96
10205612                       $38,400.00                  $38,342.88
10205613                       $76,500.00                  $76,417.41
10205614                       $67,500.00                  $66,856.85
10205615                       $23,650.00                  $23,638.34
10205616                      $104,000.00                 $103,828.28
10205617                      $120,000.00                 $119,779.90
10205618                      $220,000.00                 $219,705.57
10205619                       $34,400.00                  $34,382.29
10205620                      $170,000.00                 $169,682.98
10205621                       $18,000.00                  $17,905.34
10205622                      $232,000.00                 $231,636.38
10205623                      $150,000.00                 $149,752.37
10205624                       $88,500.00                  $88,404.24
10205625                      $191,250.00                 $190,861.68
10205626                       $16,500.00                  $16,445.97
10205627                       $27,000.00                  $26,678.01
10205628                       $57,600.00                  $57,540.05
10205629                       $52,250.00                  $52,223.10
10205630                      $166,400.00                 $165,380.02
10205632                      $117,000.00                 $116,838.41
10205633                      $124,000.00                 $123,690.56
10205636                      $139,200.00                 $138,782.06
10205639                      $131,000.00                 $130,651.88
10205641                      $104,500.00                 $104,352.54
10205644                      $372,300.00                 $371,267.83
10205650                      $171,000.00                 $170,597.40
10205651                      $156,400.00                 $156,135.01
10205652                       $56,000.00                  $55,959.79
10205654                       $51,000.00                  $50,884.36
10205656                      $150,000.00                 $149,764.92
10205657                      $430,000.00                 $428,883.08
10205658                      $102,000.00                 $101,875.98
10205660                       $72,000.00                  $71,950.05
10205661                      $167,440.00                 $167,170.33

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205664                      $198,500.00                 $198,270.77
10205665                       $50,250.00                  $50,189.56
10205668                       $54,400.00                  $54,305.38
10205671                      $375,000.00                 $374,006.21
10205674                       $32,250.00                  $32,218.82
10205675                       $81,900.00                  $81,764.49
10205677                       $57,375.00                  $57,246.47
10205678                       $61,500.00                  $61,426.06
10205679                      $345,600.00                 $344,926.99
10205681                      $242,000.00                 $241,849.77
10205689                      $124,800.00                 $124,559.61
10205691                      $178,500.00                 $178,036.34
10205692                       $42,000.00                  $41,968.24
10205693                      $105,600.00                 $105,505.17
10205694                      $121,000.00                 $120,658.73
10205695                       $45,000.00                  $44,967.68
10205698                       $70,000.00                  $69,914.88
10205699                       $63,000.00                  $62,948.34
10205700                       $79,100.00                  $78,897.47
10205701                       $30,000.00                  $29,986.17
10205702                       $71,000.00                  $70,921.33
10205703                       $93,600.00                  $93,481.43
10205704                      $168,750.00                 $168,615.30
10205705                       $57,400.00                  $57,352.94
10205706                       $56,000.00                  $55,963.03
10205708                      $123,500.00                 $123,390.04
10205709                       $76,500.00                  $76,437.27
10205711                      $204,000.00                 $203,832.72
10205712                       $76,800.00                  $76,724.14
10205713                      $124,000.00                 $123,848.93
10205714                       $37,499.00                  $37,425.31
10205715                       $45,900.00                  $45,824.45
10205717                       $63,000.00                  $62,949.70
10205718                       $48,700.00                  $48,651.89
10205719                       $40,000.00                  $39,902.28
10205720                       $17,600.00                  $17,593.54
10205721                      $110,000.00                 $109,376.06
10205722                       $23,800.00                  $23,684.66
10205723                       $33,600.00                  $33,429.61
10205724                      $106,400.00                 $106,270.64
10205725                       $67,200.00                  $67,140.29
10205726                       $39,200.00                  $39,171.87
10205728                       $27,000.00                  $26,869.18
10205729                       $60,450.00                  $60,390.29
10205730                       $80,800.00                  $80,701.76
10205731                       $83,000.00                  $82,934.18
10205732                       $79,200.00                  $79,093.15
10205733                       $58,400.00                  $58,335.96
10205734                      $108,750.00                 $108,579.81

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205735                      $110,000.00                 $109,916.81
10205736                       $74,500.00                  $74,440.54
10205737                      $228,000.00                 $227,749.93
10205738                       $52,500.00                  $52,448.15
10205739                       $65,250.00                  $65,166.50
10205740                      $176,200.00                 $176,059.31
10205742                       $83,250.00                  $83,187.02
10205743                      $286,000.00                 $285,717.54
10205745                      $288,000.00                 $287,571.18
10205747                      $112,000.00                 $111,877.18
10205748                       $24,000.00                  $23,912.11
10205750                       $73,200.00                  $73,166.26
10205751                       $40,800.00                  $40,767.44
10205752                       $76,000.00                  $75,924.94
10205754                       $37,100.00                  $37,077.43
10205757                       $82,500.00                  $82,432.90
10205758                      $152,500.00                 $152,361.59
10205759                      $232,000.00                 $231,732.08
10205761                      $140,000.00                 $139,846.17
10205762                      $228,750.00                 $228,562.63
10205763                      $225,000.00                 $224,752.77
10205764                       $63,000.00                  $62,906.19
10205765                       $90,400.00                  $90,282.92
10205766                       $56,250.00                  $56,204.48
10205767                       $58,000.00                  $57,692.31
10205768                       $36,000.00                  $35,979.26
10205769                       $43,200.00                  $43,144.71
10205770                       $68,800.00                  $68,745.08
10205771                       $42,400.00                  $42,355.87
10205772                       $35,000.00                  $34,957.45
10205773                      $249,500.00                 $248,331.91
10205774                       $84,000.00                  $83,925.37
10205775                       $88,000.00                  $87,933.43
10205776                      $131,250.00                 $131,120.37
10205780                       $53,000.00                  $52,765.79
10205781                       $66,500.00                  $66,380.55
10205782                       $94,000.00                  $93,891.44
10205783                       $92,000.00                  $91,863.00
10205785                      $105,750.00                 $105,678.26
10205786                      $148,500.00                 $147,514.60
10205787                      $136,800.00                 $136,650.00
10205788                      $367,500.00                 $367,117.49
10205790                       $52,000.00                  $51,871.12
10205791                       $85,000.00                  $84,896.64
10205793                       $56,000.00                  $55,924.59
10205794                       $85,125.00                  $85,048.56
10205795                       $50,250.00                  $49,992.28
10205796                       $65,000.00                  $64,402.62
10205797                      $100,750.00                 $100,583.63

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205798                      $176,250.00                 $176,105.25
10205799                       $83,000.00                  $82,908.80
10205801                      $131,250.00                 $131,158.00
10205802                      $137,600.00                 $137,487.17
10205803                       $50,000.00                  $49,757.71
10205804                       $52,500.00                  $52,469.47
10205805                       $44,550.00                  $44,503.64
10205806                       $39,750.00                  $39,718.26
10205807                       $19,500.00                  $19,417.75
10205808                       $39,200.00                  $39,168.70
10205809                       $38,000.00                  $37,962.48
10205811                       $33,000.00                  $32,976.35
10205812                       $67,500.00                  $67,425.84
10205813                       $50,560.00                  $50,476.86
10205814                       $80,000.00                  $79,952.68
10205815                       $76,000.00                  $75,924.93
10205816                      $150,400.00                 $150,224.51
10205817                       $28,150.00                  $24,532.04
10205818                      $106,200.00                 $106,123.30
10205819                       $61,600.00                  $61,351.92
10205820                       $26,250.00                  $26,118.59
10205821                       $80,000.00                  $79,934.39
10205824                      $118,400.00                 $118,300.04
10205825                      $113,600.00                 $113,506.84
10205827                      $102,400.00                 $102,316.02
10205828                       $76,000.00                  $75,937.68
10205829                       $96,000.00                  $95,814.30
10205831                      $170,000.00                 $169,823.06
10205834                       $71,250.00                  $71,189.99
10205835                       $52,425.00                  $52,385.34
10205837                      $119,000.00                 $118,908.03
10205838                       $62,000.00                  $61,928.40
10205839                      $374,000.00                 $373,649.60
10205841                      $154,050.00                 $153,842.17
10205843                       $41,600.00                  $41,563.04
10205844                       $50,400.00                  $50,350.12
10205845                       $30,940.00                  $30,921.19
10205851                       $91,800.00                  $91,714.01
10205852                       $40,000.00                  $39,951.27
10205853                       $76,800.00                  $76,505.90
10205855                      $108,800.00                 $108,716.65
10205856                      $268,000.00                 $267,807.59
10205859                      $163,718.00                 $163,474.24
10205863                      $110,000.00                 $109,894.74
10205866                       $83,700.00                  $83,644.76
10205868                      $128,000.00                 $127,866.79
10205871                      $360,000.00                 $359,562.28
10205872                       $26,700.00                  $26,284.41
10205874                       $42,500.00                  $42,460.18

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205875                      $140,000.00                 $139,868.83
10205877                       $63,000.00                  $62,943.92
10205879                       $99,000.00                  $98,891.43
10205881                      $276,000.00                 $275,748.19
10205884                       $96,000.00                  $95,914.53
10205886                      $108,000.00                 $107,868.42
10205887                      $183,750.00                 $183,577.84
10205889                       $44,450.00                  $44,411.74
10205890                       $85,000.00                  $84,920.37
10205891                       $72,000.00                  $71,733.68
10205892                      $189,600.00                 $189,431.20
10205893                       $80,800.00                  $80,724.29
10205894                       $70,000.00                  $69,930.86
10205895                      $127,050.00                 $126,910.40
10205897                       $86,800.00                  $86,709.66
10205901                      $175,000.00                 $174,787.21
10205903                      $259,250.00                 $258,844.30
10205906                      $120,000.00                 $119,887.57
10205908                      $103,700.00                 $103,477.53
10205910                      $123,750.00                 $123,627.78
10205911                       $47,200.00                  $47,161.09
10205913                       $55,500.00                  $55,464.27
10205914                       $93,000.00                  $92,931.17
10205915                       $95,200.00                  $95,119.82
10205917                      $141,950.00                 $141,827.85
10205918                      $177,000.00                 $176,795.59
10205919                      $130,000.00                 $129,925.06
10205920                      $119,000.00                 $118,894.28
10205921                       $57,200.00                  $57,137.15
10205923                      $156,616.00                 $156,476.56
10205924                       $40,000.00                  $39,958.36
10205930                      $114,400.00                 $114,308.68
10205931                       $79,050.00                  $78,913.49
10205933                      $156,000.00                 $155,882.01
10205938                       $72,000.00                  $71,935.89
10205939                       $48,750.00                  $48,706.58
10205945                      $112,000.00                 $111,895.08
10205947                       $56,000.00                  $55,893.46
10205951                      $208,000.00                 $207,747.09
10205952                      $180,500.00                 $180,286.10
10205953                       $30,800.00                  $30,769.58
10205955                       $24,500.00                  $24,475.80
10205956                       $28,000.00                  $27,972.35
10205957                       $36,400.00                  $36,364.05
10205969                       $89,050.00                  $88,879.32
10205970                      $264,000.00                 $263,645.95
10205971                       $72,250.00                  $72,078.69
10205972                       $42,300.00                  $42,265.31
10205973                      $155,925.00                 $155,667.05

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10205974                      $109,600.00                 $109,478.43
10205976                       $28,800.00                  $28,733.91
10205977                      $204,750.00                 $204,475.43
10205978                      $169,300.00                 $169,048.18
10205979                      $395,000.00                 $394,346.50
10205980                      $191,250.00                 $190,818.59
10205981                       $98,760.00                  $98,576.25
10205982                       $44,800.00                  $44,759.86
10205983                       $86,400.00                  $86,241.87
10205984                      $348,000.00                 $347,663.16
10205985                      $161,500.00                 $161,305.79
10205986                       $80,750.00                  $80,641.94
10205987                      $114,400.00                 $114,317.87
10205988                      $187,500.00                 $187,328.22
10205989                      $391,000.00                 $390,354.47
10205990                      $146,250.00                 $146,008.04
10205991                      $128,625.00                 $128,474.50
10205992                      $396,786.00                 $396,165.67
10205993                       $97,750.00                  $97,604.62
10205994                       $63,070.00                  $62,994.06
10205995                      $101,500.00                 $101,385.58
10205996                       $96,750.00                  $96,589.92
10205997                       $79,500.00                  $79,436.54
10205998                      $308,000.00                 $307,695.80
10205999                      $120,000.00                 $119,927.06
10206000                       $45,000.00                  $44,945.69
10206001                      $116,800.00                 $116,657.98
10206002                      $108,000.00                 $107,893.34
10206003                       $60,750.00                  $60,706.47
10206004                       $34,650.00                  $34,624.90
10206005                       $58,125.00                  $58,089.27
10206006                      $284,000.00                 $283,653.98
10206007                      $120,000.00                 $119,783.96
10206008                       $86,250.00                  $86,127.85
10206009                      $134,800.00                 $134,669.38
10206010                      $185,000.00                 $184,738.02
10206011                       $45,000.00                  $44,974.07
10206012                       $31,000.00                  $30,858.51
10206013                       $88,000.00                  $87,820.95
10206014                       $25,000.00                  $24,984.24
10206015                      $250,000.00                 $249,632.91
10206016                       $44,000.00                  $43,968.41
10206017                      $252,000.00                 $251,763.90
10206018                      $156,750.00                 $156,621.45
10206019                       $96,800.00                  $96,676.57
10206020                      $108,000.00                 $107,426.52
10206021                       $83,500.00                  $83,425.82
10206022                      $126,000.00                 $125,909.53
10206023                      $110,250.00                 $110,161.99

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206024                       $26,250.00                  $26,237.07
10206025                      $172,000.00                 $171,889.54
10206026                      $112,500.00                 $112,400.05
10206027                       $52,500.00                  $52,360.97
10206028                       $21,000.00                  $20,944.07
10206029                      $176,000.00                 $175,816.81
10206030                       $57,750.00                  $57,703.90
10206032                       $40,800.00                  $40,761.77
10206033                      $116,000.00                 $115,804.78
10206034                      $101,500.00                 $101,418.98
10206036                       $94,000.00                  $93,873.18
10206037                      $111,000.00                 $110,862.89
10206038                       $72,000.00                  $71,729.71
10206039                       $99,600.00                  $99,478.65
10206040                      $108,000.00                 $107,911.44
10206041                       $48,750.00                  $48,673.71
10206042                       $24,000.00                  $23,980.32
10206043                       $90,000.00                  $89,878.34
10206045                      $133,500.00                 $133,375.17
10206046                       $71,400.00                  $71,329.48
10206047                       $69,750.00                  $69,703.14
10206048                       $97,500.00                  $97,413.34
10206049                       $76,675.00                  $76,481.87
10206050                       $39,000.00                  $38,968.86
10206051                      $100,000.00                  $99,890.35
10206052                       $31,200.00                  $31,178.60
10206053                      $120,000.00                 $119,881.47
10206054                       $68,000.00                  $67,605.33
10206056                      $105,600.00                 $105,521.36
10206057                       $97,500.00                  $97,420.03
10206058                       $84,000.00                  $83,917.03
10206059                       $57,000.00                  $56,930.70
10206060                       $47,600.00                  $47,557.72
10206061                      $110,400.00                 $110,316.49
10206062                       $85,600.00                  $85,484.75
10206063                       $68,000.00                  $67,631.06
10206064                       $30,250.00                  $30,027.36
10206065                       $60,750.00                  $60,703.50
10206066                      $100,000.00                  $99,890.33
10206067                       $86,800.00                  $86,683.13
10206068                       $68,200.00                  $68,144.08
10206069                       $20,000.00                  $19,907.44
10206070                       $30,000.00                  $29,879.18
10206071                       $14,700.00                  $14,643.60
10206072                       $31,600.00                  $31,569.89
10206073                       $75,900.00                  $75,865.01
10206074                       $35,200.00                  $35,087.33
10206075                       $40,000.00                  $39,960.50
10206076                       $30,000.00                  $29,938.96

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206077                      $184,000.00                 $183,836.66
10206078                      $240,000.00                 $239,808.43
10206079                       $13,500.00                  $13,443.33
10206080                       $47,100.00                  $47,049.68
10206081                       $95,900.00                  $95,821.36
10206082                       $27,375.00                  $27,253.93
10206083                       $72,000.00                  $71,809.33
10206084                       $76,100.00                  $76,032.40
10206085                       $68,000.00                  $67,934.24
10206086                       $57,200.00                  $57,143.47
10206087                       $45,200.00                  $44,782.03
10206088                       $73,500.00                  $73,457.63
10206089                       $28,000.00                  $27,914.76
10206091                       $88,000.00                  $87,489.23
10206092                       $99,000.00                  $98,902.43
10206093                      $165,000.00                 $164,819.03
10206094                       $60,000.00                  $59,695.74
10206095                      $121,550.00                 $121,429.95
10206096                       $30,000.00                  $29,982.69
10206097                       $50,400.00                  $50,370.94
10206098                      $268,000.00                 $267,624.28
10206099                      $110,250.00                 $110,151.83
10206100                       $28,000.00                  $27,851.32
10206101                       $66,400.00                  $66,319.26
10206102                      $130,500.00                 $130,356.61
10206103                      $144,650.00                 $144,534.53
10206104                      $150,000.00                 $149,808.04
10206105                       $55,250.00                  $55,231.96
10206107                      $137,500.00                 $137,390.24
10206108                       $92,250.00                  $92,168.04
10206109                       $32,500.00                  $32,488.07
10206110                       $30,000.00                  $29,884.88
10206111                       $41,250.00                  $41,216.18
10206112                       $69,600.00                  $69,542.91
10206113                       $46,500.00                  $46,376.85
10206114                      $183,750.00                 $183,586.74
10206115                       $54,760.00                  $54,711.34
10206116                       $38,925.00                  $38,902.56
10206117                       $53,400.00                  $53,374.04
10206118                      $124,000.00                 $123,815.36
10206119                       $87,000.00                  $86,914.08
10206120                       $75,200.00                  $75,138.33
10206121                       $40,000.00                  $39,948.80
10206122                       $36,800.00                  $36,778.24
10206123                       $66,200.00                  $65,848.49
10206124                       $87,575.00                  $87,462.93
10206125                       $39,000.00                  $38,974.94
10206126                      $120,000.00                 $119,596.22
10206127                       $88,000.00                  $87,929.75

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206128                      $108,000.00                 $107,476.67
10206129                       $72,800.00                  $72,413.44
10206130                      $240,000.00                 $239,604.63
10206131                      $140,000.00                 $139,875.62
10206132                       $59,000.00                  $58,951.62
10206133                       $69,000.00                  $68,938.71
10206134                       $56,175.00                  $56,120.10
10206135                      $200,000.00                 $199,802.46
10206136                       $44,700.00                  $44,667.91
10206137                      $160,000.00                 $159,131.94
10206138                      $328,000.00                 $327,731.03
10206139                       $92,800.00                  $92,700.86
10206140                       $40,800.00                  $40,698.88
10206141                       $77,000.00                  $76,955.62
10206142                      $132,000.00                 $131,905.23
10206143                      $112,000.00                 $111,910.59
10206144                       $39,000.00                  $38,968.86
10206145                       $72,750.00                  $70,658.20
10206147                      $113,750.00                 $113,625.27
10206148                       $55,000.00                  $54,708.21
10206149                       $95,000.00                  $94,843.80
10206150                       $50,000.00                  $49,880.06
10206151                      $232,000.00                 $231,619.49
10206152                       $66,500.00                  $66,381.83
10206153                       $52,800.00                  $52,767.90
10206154                       $40,000.00                  $39,964.46
10206155                      $136,000.00                 $135,888.48
10206156                       $26,250.00                  $26,199.28
10206157                       $86,250.00                  $86,188.20
10206158                      $114,400.00                 $114,298.34
10206159                      $113,600.00                 $113,506.86
10206160                       $64,275.00                  $64,196.85
10206161                       $59,500.00                  $59,461.80
10206162                       $86,400.00                  $86,171.19
10206163                       $40,200.00                  $40,182.52
10206165                      $259,200.00                 $258,957.16
10206166                       $70,400.00                  $70,334.03
10206167                      $112,000.00                 $111,883.42
10206168                       $38,000.00                  $37,966.24
10206169                      $130,400.00                 $130,301.38
10206170                      $235,500.00                 $235,309.27
10206171                      $101,250.00                 $101,169.19
10206172                       $74,400.00                  $74,346.58
10206173                       $13,500.00                  $13,435.51
10206174                       $43,800.00                  $43,779.39
10206175                       $22,000.00                  $21,911.40
10206176                       $50,700.00                  $50,663.61
10206177                      $187,500.00                 $187,333.41
10206178                       $53,250.00                  $53,115.88

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206179                       $36,000.00                  $35,804.69
10206180                       $72,000.00                  $71,936.01
10206181                       $80,680.00                  $80,630.96
10206182                       $43,000.00                  $42,826.82
10206183                      $175,000.00                 $174,691.75
10206184                      $105,000.00                 $104,924.60
10206185                       $62,000.00                  $61,931.87
10206186                       $92,000.00                  $91,875.88
10206188                       $31,200.00                  $31,127.59
10206189                       $91,500.00                  $91,357.80
10206190                       $75,000.00                  $74,925.93
10206191                       $71,500.00                  $71,310.36
10206192                       $59,200.00                  $58,881.14
10206193                       $56,000.00                  $55,944.69
10206194                       $78,400.00                  $78,335.71
10206195                       $47,500.00                  $47,464.08
10206196                       $25,000.00                  $24,898.46
10206197                      $105,000.00                 $104,924.60
10206199                       $31,000.00                  $30,988.61
10206200                       $90,000.00                  $89,920.03
10206201                      $116,800.00                 $116,634.59
10206202                      $184,000.00                 $183,797.82
10206203                       $80,000.00                  $79,934.39
10206204                       $95,250.00                  $95,173.97
10206205                       $42,000.00                  $41,986.28
10206206                      $351,600.00                 $351,168.08
10206207                       $73,450.00                  $73,352.53
10206208                      $119,000.00                 $118,910.00
10206209                       $59,500.00                  $59,219.22
10206210                       $20,000.00                  $19,903.09
10206211                      $180,000.00                 $179,792.12
10206212                       $87,750.00                  $87,663.34
10206213                      $105,300.00                 $105,088.04
10206214                       $25,000.00                  $24,979.49
10206215                       $12,900.00                  $12,889.13
10206216                       $78,750.00                  $78,679.87
10206218                       $41,200.00                  $41,068.12
10206219                      $164,000.00                 $163,440.60
10206220                       $56,800.00                  $56,682.49
10206221                       $20,900.00                  $20,822.80
10206222                       $60,000.00                  $59,934.21
10206223                      $108,000.00                 $107,911.44
10206224                       $85,000.00                  $84,916.05
10206225                       $47,500.00                  $47,457.77
10206226                       $57,400.00                  $57,366.05
10206227                       $49,500.00                  $49,477.17
10206228                       $85,000.00                  $84,692.04
10206229                       $65,000.00                  $64,912.31
10206230                       $66,400.00                  $66,078.25

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206231                       $28,700.00                  $28,679.43
10206232                       $26,900.00                  $26,877.96
10206234                       $52,500.00                  $52,466.17
10206235                       $87,600.00                  $86,835.85
10206236                      $130,000.00                 $129,833.63
10206237                       $74,000.00                  $73,905.30
10206238                       $86,000.00                  $85,883.97
10206239                       $72,000.00                  $71,920.88
10206240                      $132,000.00                 $131,821.91
10206241                      $136,000.00                 $135,891.43
10206242                       $73,600.00                  $73,348.95
10206243                       $84,000.00                  $83,460.66
10206244                       $88,875.00                  $88,766.94
10206245                       $80,250.00                  $80,185.94
10206246                      $116,000.00                 $115,687.51
10206248                      $131,200.00                 $131,118.64
10206249                       $56,250.00                  $56,188.19
10206250                      $191,250.00                 $191,039.86
10206251                       $35,000.00                  $34,974.91
10206252                       $28,000.00                  $27,979.93
10206253                       $15,000.00                  $14,861.65
10206254                       $25,200.00                  $25,181.94
10206255                      $152,000.00                 $151,847.90
10206256                       $21,000.00                  $20,984.11
10206257                       $55,200.00                  $55,154.51
10206258                       $84,000.00                  $83,788.39
10206259                       $47,000.00                  $46,961.44
10206260                      $192,000.00                 $191,789.03
10206261                      $198,000.00                 $197,837.63
10206262                      $131,000.00                 $130,883.35
10206263                       $37,500.00                  $37,473.07
10206264                      $103,200.00                 $103,092.59
10206265                      $264,000.00                 $263,725.23
10206266                       $74,400.00                  $74,333.91
10206267                       $86,250.00                  $86,173.36
10206268                       $86,000.00                  $85,923.42
10206269                       $52,650.00                  $52,598.00
10206270                       $99,200.00                  $99,073.05
10206271                       $84,750.00                  $84,674.71
10206272                       $24,750.00                  $24,375.73
10206273                      $174,400.00                 $174,204.49
10206274                       $68,000.00                  $67,908.25
10206275                       $93,750.00                  $93,657.41
10206276                       $55,000.00                  $54,968.28
10206277                       $78,400.00                  $78,310.75
10206278                       $76,300.00                  $76,216.15
10206280                      $104,500.00                 $104,090.51
10206281                       $72,500.00                  $72,431.34
10206283                       $71,700.00                  $71,648.63

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206284                       $51,600.00                  $51,508.31
10206285                       $42,000.00                  $41,962.60
10206286                       $93,600.00                  $93,516.83
10206287                      $150,000.00                 $149,877.00
10206288                       $86,400.00                  $86,142.68
10206289                      $208,000.00                 $207,476.01
10206290                       $97,500.00                  $97,405.70
10206291                       $62,000.00                  $61,914.82
10206292                       $47,200.00                  $47,148.14
10206293                       $88,000.00                  $87,881.49
10206294                       $85,840.00                  $85,769.60
10206295                      $112,000.00                 $111,900.49
10206296                       $78,500.00                  $78,449.90
10206297                       $84,000.00                  $83,936.48
10206298                      $140,000.00                 $139,869.69
10206299                       $86,400.00                  $86,283.43
10206300                       $87,200.00                  $87,130.40
10206301                      $176,000.00                 $175,898.78
10206302                       $61,750.00                  $61,699.36
10206303                       $78,000.00                  $77,902.38
10206304                       $76,000.00                  $75,946.71
10206305                       $76,500.00                  $76,297.42
10206306                       $96,000.00                  $95,914.53
10206307                       $43,000.00                  $42,975.22
10206308                       $48,500.00                  $48,465.24
10206309                       $68,000.00                  $67,939.59
10206310                       $41,600.00                  $41,389.03
10206311                       $61,500.00                  $61,464.54
10206312                       $44,800.00                  $44,447.90
10206313                      $193,000.00                 $192,739.61
10206314                       $90,500.00                  $90,395.50
10206315                       $51,000.00                  $50,974.91
10206316                       $82,600.00                  $82,410.11
10206317                      $120,000.00                 $119,750.95
10206318                       $66,000.00                  $65,868.49
10206319                      $105,000.00                 $104,906.69
10206320                       $87,000.00                  $86,904.60
10206321                       $32,500.00                  $32,362.92
10206322                       $32,500.00                  $32,362.92
10206323                       $76,000.00                  $75,925.42
10206324                       $92,625.00                  $92,551.06
10206325                       $68,600.00                  $68,518.26
10206326                       $89,000.00                  $88,886.10
10206327                       $98,000.00                  $97,919.64
10206328                       $92,000.00                  $91,882.26
10206329                      $150,000.00                 $149,832.06
10206330                      $101,250.00                 $101,159.86
10206331                      $153,750.00                 $153,524.27
10206332                       $74,750.00                  $74,583.56

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206333                      $165,000.00                 $164,845.43
10206334                       $32,000.00                  $31,658.63
10206335                       $63,200.00                  $63,130.70
10206336                      $177,600.00                 $177,372.72
10206337                       $33,000.00                  $32,970.63
10206338                      $150,000.00                 $149,859.47
10206339                       $71,000.00                  $70,904.41
10206340                      $174,400.00                 $174,256.99
10206341                       $56,250.00                  $56,202.62
10206342                       $21,000.00                  $20,909.35
10206343                       $33,000.00                  $32,860.82
10206344                      $109,500.00                 $109,421.38
10206345                      $108,000.00                 $107,881.32
10206346                      $119,000.00                 $118,914.55
10206347                      $231,000.00                 $230,746.17
10206348                      $114,400.00                 $114,274.29
10206349                       $64,500.00                  $64,447.11
10206351                       $45,000.00                  $44,964.06
10206352                       $35,700.00                  $35,683.53
10206353                       $89,700.00                  $89,628.38
10206354                       $46,800.00                  $46,751.29
10206355                       $57,750.00                  $57,679.63
10206356                       $65,999.00                  $65,949.08
10206357                       $85,600.00                  $85,495.92
10206358                       $97,500.00                  $97,387.41
10206359                      $123,750.00                 $123,607.08
10206360                      $341,250.00                 $340,894.82
10206361                       $62,000.00                  $61,899.97
10206362                      $155,000.00                 $154,903.68
10206363                       $76,000.00                  $75,854.59
10206364                       $31,200.00                  $31,173.45
10206365                       $53,550.00                  $53,461.78
10206366                      $151,000.00                 $150,834.08
10206367                      $208,000.00                 $207,712.78
10206368                      $107,200.00                 $107,088.33
10206369                       $35,700.00                  $35,675.78
10206370                       $44,000.00                  $43,917.39
10206371                      $196,000.00                 $195,627.07
10206372                       $65,250.00                  $65,219.92
10206373                       $75,000.00                  $74,876.46
10206374                      $144,500.00                 $144,349.59
10206375                      $272,000.00                 $271,651.91
10206376                       $87,000.00                  $86,893.17
10206377                      $112,800.00                 $112,662.86
10206378                       $35,750.00                  $35,712.78
10206379                       $60,000.00                  $59,930.71
10206380                       $93,500.00                  $93,397.26
10206381                       $69,000.00                  $68,950.57
10206382                       $75,000.00                  $74,876.46

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206383                       $57,000.00                  $56,934.18
10206384                       $82,000.00                  $81,952.83
10206385                      $143,200.00                 $143,050.95
10206386                       $42,575.00                  $42,551.84
10206387                      $208,200.00                 $207,919.09
10206388                      $284,000.00                 $282,474.13
10206389                      $108,000.00                 $107,743.11
10206390                      $180,000.00                 $179,146.02
10206391                      $120,000.00                 $118,590.71
10206392                       $56,250.00                  $56,112.91
10206393                       $69,750.00                  $69,532.06
10206394                       $95,250.00                  $95,050.33
10206395                       $44,500.00                  $44,460.43
10206396                       $45,750.00                  $45,700.61
10206397                       $46,800.00                  $46,692.49
10206398                      $135,000.00                 $132,816.96
10206399                       $45,750.00                  $45,377.78
10206400                       $26,400.00                  $26,290.18
10206401                       $68,250.00                  $68,186.41
10206402                      $113,200.00                 $112,946.39
10206403                      $116,250.00                 $116,177.47
10206405                      $102,750.00                 $102,545.42
10206406                       $92,000.00                  $91,834.79
10206407                       $82,000.00                  $81,078.20
10206408                       $37,100.00                  $37,067.76
10206409                       $66,750.00                  $66,637.00
10206410                       $56,000.00                  $55,918.84
10206411                      $268,000.00                 $267,406.61
10206412                       $46,000.00                  $45,933.34
10206413                      $168,000.00                 $167,698.51
10206414                       $92,000.00                  $91,699.44
10206415                       $34,400.00                  $34,346.36
10206416                      $136,800.00                 $136,481.71
10206417                       $18,750.00                  $18,710.67
10206418                       $10,000.00                   $9,966.75
10206419                      $152,000.00                 $151,362.31
10206422                      $104,000.00                 $103,745.30
10206423                       $66,000.00                  $65,861.53
10206424                      $162,400.00                 $161,925.33
10206425                      $147,000.00                 $146,756.83
10206426                      $108,750.00                 $108,629.50
10206427                      $108,750.00                 $108,629.50
10206428                       $46,750.00                  $46,726.97
10206429                      $142,400.00                 $142,228.49
10206430                       $77,250.00                  $76,781.03
10206431                      $115,500.00                 $115,332.63
10206432                       $96,250.00                  $95,931.02
10206433                       $51,100.00                  $51,051.65
10206434                       $23,250.00                  $23,176.35

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206435                       $96,000.00                  $95,266.19
10206436                       $59,800.00                  $59,723.47
10206437                       $79,200.00                  $79,128.12
10206438                      $209,000.00                 $208,681.00
10206440                       $41,400.00                  $40,921.32
10206441                       $48,000.00                  $47,963.41
10206442                      $465,000.00                 $464,496.92
10206443                      $150,400.00                 $150,151.18
10206444                       $95,625.00                  $95,451.78
10206445                       $46,800.00                  $46,732.20
10206446                      $122,500.00                 $122,399.55
10206447                       $80,000.00                  $79,924.07
10206448                       $90,000.00                  $89,928.15
10206449                       $73,500.00                  $73,375.68
10206450                      $159,000.00                 $158,869.62
10206451                      $256,000.00                 $255,426.46
10206452                       $91,200.00                  $91,051.82
10206453                       $28,000.00                  $27,987.09
10206454                       $58,000.00                  $57,918.16
10206455                       $64,000.00                  $63,930.76
10206456                       $88,000.00                  $87,933.45
10206457                       $70,760.00                  $70,725.57
10206458                       $56,250.00                  $56,133.68
10206459                       $64,500.00                  $64,453.67
10206460                       $45,000.00                  $44,959.59
10206461                       $60,000.00                  $59,952.11
10206462                       $83,600.00                  $83,508.14
10206463                      $208,000.00                 $207,833.93
10206464                       $36,000.00                  $35,968.01
10206465                      $118,200.00                 $118,034.96
10206466                       $32,000.00                  $31,590.64
10206467                       $38,500.00                  $38,452.69
10206468                      $340,000.00                 $339,568.59
10206469                       $57,000.00                  $56,953.26
10206470                       $31,500.00                  $31,438.26
10206471                       $76,400.00                  $76,302.35
10206472                      $160,000.00                 $159,782.38
10206473                       $48,750.00                  $48,722.22
10206474                       $56,000.00                  $55,841.81
10206475                       $85,600.00                  $85,251.66
10206476                       $56,250.00                  $56,205.08
10206477                       $98,000.00                  $97,867.78
10206478                       $80,800.00                  $80,729.31
10206479                       $25,900.00                  $25,719.41
10206480                      $124,500.00                 $124,332.03
10206481                       $63,800.00                  $63,738.23
10206482                       $57,500.00                  $57,454.10
10206483                       $62,250.00                  $62,206.36
10206484                       $50,250.00                  $50,214.76

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206485                       $27,300.00                  $27,179.25
10206486                      $124,000.00                 $123,898.33
10206487                      $128,000.00                 $127,895.02
10206488                       $72,000.00                  $69,617.10
10206490                      $158,400.00                 $158,164.41
10206491                      $138,750.00                 $138,645.05
10206492                      $165,000.00                 $164,754.33
10206493                       $40,000.00                  $39,950.59
10206494                       $98,400.00                  $98,268.32
10206495                       $49,200.00                  $49,145.94
10206496                       $40,000.00                  $39,965.24
10206497                       $48,000.00                  $47,960.63
10206498                       $72,000.00                  $71,964.73
10206499                       $58,450.00                  $58,415.71
10206500                      $200,000.00                 $199,831.55
10206501                      $183,500.00                 $183,349.53
10206502                       $51,000.00                  $50,907.75
10206503                      $144,000.00                 $143,878.70
10206504                       $15,750.00                  $15,719.06
10206506                       $80,250.00                  $80,086.54
10206507                       $97,500.00                  $97,420.03
10206508                       $65,300.00                  $65,235.50
10206509                      $145,500.00                 $145,323.08
10206510                       $18,750.00                  $18,737.28
10206511                      $120,000.00                 $119,909.24
10206512                       $45,000.00                  $44,964.08
10206513                      $116,000.00                 $115,907.40
10206514                       $72,750.00                  $72,690.35
10206515                       $94,500.00                  $94,382.12
10206516                      $191,250.00                 $191,072.71
10206517                       $54,750.00                  $54,708.59
10206518                       $40,125.00                  $40,101.88
10206519                       $98,800.00                  $98,676.11
10206520                      $188,000.00                 $187,865.02
10206521                      $130,900.00                 $130,236.16
10206522                       $80,000.00                  $79,941.07
10206523                       $66,000.00                  $65,975.76
10206524                      $270,000.00                 $269,615.01
10206525                       $49,238.00                  $49,164.69
10206526                       $48,750.00                  $48,677.41
10206527                       $38,000.00                  $37,977.67
10206528                       $73,600.00                  $73,523.39
10206529                       $77,250.00                  $76,986.50
10206530                       $74,750.00                  $74,642.42
10206531                      $318,750.00                 $318,488.63
10206532                       $54,375.00                  $54,331.51
10206533                       $17,875.00                  $17,869.79
10206534                       $67,500.00                  $67,183.96
10206535                       $54,400.00                  $54,346.28

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206536                      $272,000.00                 $271,776.96
10206537                      $161,250.00                 $161,072.82
10206539                       $17,500.00                  $17,443.27
10206540                      $112,000.00                 $111,833.24
10206541                       $83,200.00                  $82,990.49
10206542                       $30,800.00                  $30,728.43
10206544                       $49,700.00                  $49,568.04
10206545                       $52,000.00                  $51,759.33
10206546                      $190,000.00                 $189,743.65
10206547                       $78,500.00                  $78,413.92
10206548                       $77,600.00                  $77,514.73
10206549                       $53,250.00                  $53,216.61
10206551                      $168,000.00                 $167,872.93
10206552                       $61,500.00                  $61,421.29
10206553                       $60,000.00                  $59,734.63
10206554                      $150,000.00                 $149,866.45
10206555                      $122,250.00                 $122,098.33
10206556                       $56,400.00                  $56,353.75
10206557                      $114,000.00                 $113,846.19
10206558                       $35,000.00                  $34,968.91
10206559                       $85,600.00                  $85,495.92
10206560                       $57,000.00                  $56,969.66
10206561                       $56,000.00                  $55,912.36
10206562                       $25,500.00                  $25,442.77
10206563                       $66,775.00                  $66,701.77
10206564                      $100,000.00                  $99,917.99
10206565                       $90,000.00                  $89,915.68
10206566                      $127,000.00                 $126,867.94
10206567                       $37,800.00                  $37,647.78
10206568                       $45,000.00                  $44,963.10
10206570                       $48,000.00                  $47,977.88
10206571                       $66,400.00                  $66,334.42
10206572                       $75,000.00                  $74,808.25
10206573                       $32,000.00                  $31,968.40
10206575                       $45,000.00                  $44,979.26
10206576                       $41,250.00                  $41,234.53
10206577                      $129,600.00                 $129,434.15
10206578                       $61,600.00                  $61,295.66
10206579                      $108,000.00                 $107,881.58
10206580                      $102,000.00                 $101,906.93
10206582                       $96,000.00                  $95,859.43
10206583                       $60,000.00                  $59,934.07
10206584                       $21,500.00                  $21,447.41
10206585                       $26,000.00                  $25,985.84
10206586                       $87,750.00                  $87,663.34
10206587                       $50,000.00                  $49,945.06
10206588                       $61,600.00                  $61,562.08
10206589                      $101,250.00                 $101,160.05
10206590                       $61,600.00                  $61,557.04

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206591                      $112,000.00                 $111,908.15
10206592                      $116,000.00                 $115,916.72
10206593                       $62,000.00                  $61,361.03
10206594                       $15,000.00                  $14,950.12
10206596                      $224,000.00                 $223,754.38
10206597                      $142,500.00                 $142,335.42
10206599                       $72,000.00                  $71,634.88
10206601                       $21,000.00                  $20,988.66
10206602                       $25,800.00                  $25,691.18
10206603                       $36,750.00                  $36,722.74
10206604                      $105,200.00                 $105,116.01
10206605                       $71,250.00                  $71,163.37
10206607                       $90,000.00                  $89,872.55
10206608                       $23,075.00                  $23,056.58
10206609                       $42,250.00                  $42,216.27
10206610                       $93,750.00                  $93,647.08
10206611                      $115,500.00                 $115,344.18
10206612                       $51,800.00                  $51,560.26
10206613                       $68,250.00                  $68,182.60
10206614                       $72,750.00                  $72,700.63
10206615                      $172,000.00                 $171,859.74
10206617                      $112,000.00                 $111,875.90
10206618                       $52,000.00                  $51,942.99
10206619                       $12,000.00                  $11,975.30
10206620                      $124,800.00                 $124,700.39
10206621                      $116,250.00                 $116,146.02
10206622                      $108,500.00                 $108,403.60
10206623                       $30,000.00                  $29,974.05
10206625                       $88,000.00                  $87,923.39
10206626                       $57,750.00                  $57,686.55
10206627                       $16,500.00                  $16,466.42
10206628                      $152,000.00                 $151,849.87
10206630                       $67,500.00                  $67,444.65
10206631                       $38,250.00                  $38,219.46
10206632                       $68,000.00                  $67,942.28
10206633                       $41,150.00                  $41,107.17
10206634                      $311,250.00                 $310,871.56
10206635                       $56,000.00                  $55,737.69
10206636                      $161,000.00                 $160,871.48
10206637                      $227,500.00                 $227,313.45
10206638                      $100,000.00                  $99,917.99
10206639                       $96,000.00                  $95,870.49
10206640                      $136,500.00                 $136,334.02
10206641                      $140,000.00                 $139,861.72
10206642                       $54,000.00                  $53,961.22
10206643                      $247,500.00                 $247,297.05
10206644                       $18,000.00                  $17,964.64
10206645                       $37,600.00                  $37,448.71
10206646                       $20,000.00                  $19,911.55

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206647                       $65,600.00                  $65,359.00
10206648                      $128,000.00                 $127,897.81
10206649                       $47,250.00                  $47,227.02
10206650                       $31,200.00                  $31,167.11
10206651                       $24,000.00                  $23,980.32
10206652                       $63,000.00                  $62,949.70
10206653                       $67,500.00                  $67,422.05
10206654                       $45,600.00                  $45,549.89
10206655                      $148,000.00                 $147,853.84
10206656                      $140,000.00                 $139,885.20
10206657                       $26,500.00                  $26,377.36
10206658                       $40,730.00                  $40,700.75
10206659                       $97,000.00                  $96,862.64
10206660                       $28,000.00                  $27,968.97
10206661                       $56,800.00                  $56,749.53
10206662                      $127,500.00                 $127,395.45
10206663                       $72,000.00                  $71,929.34
10206664                      $165,000.00                 $164,894.03
10206665                      $202,500.00                 $202,296.82
10206666                       $40,000.00                  $39,964.33
10206667                      $270,000.00                 $269,703.93
10206668                      $140,000.00                 $139,268.17
10206669                      $106,400.00                 $106,256.46
10206670                       $90,000.00                  $89,929.67
10206671                      $188,000.00                 $187,845.83
10206672                      $158,000.00                 $157,786.83
10206673                       $56,250.00                  $56,217.58
10206674                       $75,000.00                  $74,958.05
10206675                       $40,000.00                  $39,899.24
10206676                       $35,000.00                  $34,778.36
10206677                      $132,600.00                 $132,143.47
10206678                      $137,250.00                 $137,148.96
10206679                       $93,600.00                  $93,480.21
10206680                       $15,600.00                  $15,588.81
10206681                       $37,000.00                  $36,785.44
10206682                       $93,000.00                  $92,923.73
10206683                       $56,000.00                  $55,950.13
10206684                       $86,250.00                  $86,188.20
10206685                       $56,000.00                  $55,954.08
10206686                      $128,800.00                 $128,694.37
10206687                       $24,000.00                  $23,988.91
10206688                       $86,250.00                  $86,173.36
10206689                       $51,900.00                  $51,802.66
10206690                      $380,000.00                 $379,643.98
10206691                       $95,000.00                  $94,931.79
10206692                      $133,250.00                 $133,103.58
10206693                       $76,800.00                  $76,737.03
10206694                       $60,000.00                  $59,957.02
10206695                       $72,000.00                  $71,074.98

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206696                      $103,000.00                 $102,917.78
10206697                      $190,000.00                 $189,768.97
10206698                       $34,800.00                  $34,761.76
10206699                       $94,250.00                  $94,172.71
10206700                       $83,300.00                  $83,198.72
10206701                       $94,400.00                  $94,330.49
10206702                       $69,000.00                  $68,950.46
10206703                      $124,000.00                 $123,883.81
10206704                       $63,750.00                  $63,712.92
10206705                      $138,550.00                 $138,390.00
10206706                       $88,000.00                  $87,902.50
10206707                       $77,000.00                  $76,938.53
10206708                       $93,750.00                  $93,662.16
10206709                       $26,000.00                  $25,832.41
10206710                       $61,600.00                  $61,426.27
10206711                       $32,000.00                  $31,892.76
10206712                      $154,400.00                 $154,230.33
10206713                       $97,500.00                  $97,403.72
10206714                      $104,000.00                 $103,623.19
10206715                       $80,000.00                  $79,934.39
10206716                       $24,000.00                  $23,892.96
10206718                       $44,250.00                  $44,045.21
10206719                       $45,500.00                  $45,463.68
10206720                      $114,800.00                 $114,708.36
10206721                      $243,750.00                 $243,349.16
10206722                      $178,000.00                 $177,794.43
10206723                      $200,000.00                 $199,836.01
10206724                       $68,600.00                  $68,516.60
10206725                       $45,000.00                  $44,959.93
10206726                      $190,000.00                 $189,756.85
10206727                       $35,200.00                  $35,144.91
10206728                      $152,000.00                 $151,824.47
10206729                      $117,750.00                 $117,453.38
10206730                      $126,720.00                 $126,618.84
10206731                       $56,000.00                  $55,945.04
10206732                      $187,500.00                 $187,293.97
10206733                      $170,000.00                 $169,823.06
10206734                      $116,250.00                 $116,146.69
10206735                      $172,000.00                 $171,789.19
10206736                       $55,000.00                  $54,979.80
10206737                       $24,750.00                  $24,732.25
10206738                       $92,000.00                  $91,924.57
10206739                       $64,800.00                  $64,748.25
10206740                      $125,000.00                 $124,905.46
10206741                      $167,500.00                 $167,403.44
10206743                      $120,000.00                 $119,914.03
10206744                      $115,000.00                 $114,917.44
10206748                      $114,000.00                 $113,367.01
10206749                       $19,600.00                  $19,588.08

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206750                       $62,250.00                  $62,214.10
10206751                      $116,000.00                 $115,907.40
10206752                      $152,000.00                 $151,878.67
10206753                      $108,500.00                 $108,430.31
10206754                       $73,850.00                  $73,515.99
10206755                      $118,400.00                 $118,240.27
10206756                      $175,000.00                 $174,764.37
10206757                       $43,200.00                  $43,164.57
10206758                      $140,000.00                 $139,875.58
10206759                       $65,600.00                  $65,526.55
10206760                      $133,250.00                 $133,103.58
10206761                      $133,250.00                 $133,103.58
10206762                      $133,250.00                 $133,103.58
10206763                      $202,500.00                 $202,226.80
10206764                      $161,250.00                 $160,984.35
10206767                       $64,500.00                  $64,470.34
10206770                       $68,500.00                  $68,386.78
10206771                       $45,000.00                  $44,826.18
10206772                       $55,000.00                  $54,806.61
10206774                      $127,500.00                 $127,260.88
10206775                      $160,000.00                 $159,712.71
10206776                       $33,600.00                  $33,513.38
10206777                       $48,375.00                  $48,288.12
10206778                       $39,750.00                  $39,677.25
10206779                       $34,925.00                  $34,888.68
10206780                       $64,000.00                  $63,879.10
10206781                       $29,150.00                  $29,139.30
10206782                      $123,750.00                 $123,645.76
10206783                       $40,970.00                  $40,937.23
10206784                      $318,750.00                 $318,313.43
10206785                      $106,250.00                 $106,059.24
10206786                      $135,000.00                 $134,701.71
10206787                       $93,750.00                  $93,652.42
10206788                       $50,000.00                  $49,932.94
10206789                      $123,200.00                 $123,006.90
10206790                      $202,500.00                 $202,088.83
10206791                       $85,000.00                  $84,886.00
10206793                      $202,592.00                 $202,339.26
10206794                      $100,000.00                  $99,911.15
10206795                       $85,000.00                  $84,916.05
10206796                      $105,000.00                 $104,817.43
10206797                      $130,000.00                 $129,857.16
10206798                      $224,000.00                 $223,713.34
10206799                      $235,000.00                 $234,682.95
10206801                      $131,750.00                 $131,499.33
10206802                       $75,200.00                  $75,139.98
10206803                       $38,500.00                  $38,467.57
10206804                      $139,920.00                 $139,721.86
10206805                      $160,000.00                 $159,815.23

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206806                       $86,175.00                  $86,096.78
10206807                       $98,250.00                  $98,193.36
10206808                      $236,000.00                 $235,713.04
10206809                       $39,500.00                  $39,468.48
10206810                       $57,500.00                  $57,471.41
10206811                       $56,000.00                  $55,912.36
10206812                      $191,000.00                 $190,715.05
10206813                      $157,250.00                 $157,037.84
10206814                      $127,500.00                 $127,327.99
10206815                      $202,500.00                 $202,198.50
10206816                       $60,000.00                  $59,909.84
10206817                       $42,400.00                  $42,364.28
10206818                       $94,400.00                  $94,296.26
10206819                       $50,925.00                  $50,877.30
10206820                       $41,650.00                  $41,606.57
10206821                       $96,950.00                  $96,562.43
10206822                       $72,000.00                  $71,953.76
10206823                      $189,000.00                 $188,857.05
10206824                      $151,300.00                 $151,125.26
10206825                      $207,900.00                 $207,574.66
10206826                      $148,750.00                 $148,578.21
10206827                       $35,000.00                  $34,883.42
10206828                      $131,750.00                 $131,639.03
10206829                       $89,250.00                  $89,161.85
10206830                       $82,500.00                  $82,434.15
10206831                      $104,550.00                 $104,416.20
10206832                       $59,850.00                  $59,809.39
10206833                       $60,000.00                  $59,934.21
10206834                       $36,000.00                  $35,972.78
10206835                       $85,000.00                  $84,916.05
10206836                       $83,300.00                  $83,225.99
10206837                      $114,000.00                 $113,874.99
10206838                       $98,000.00                  $97,846.64
10206839                      $203,000.00                 $202,726.11
10206840                       $53,550.00                  $53,484.87
10206841                      $118,320.00                 $118,209.15
10206843                       $47,823.30                  $47,801.26
10206844                       $76,000.00                  $75,620.21
10206845                      $208,000.00                 $207,622.92
10206846                       $69,700.00                  $69,627.46
10206847                      $138,200.00                 $138,077.23
10206848                      $192,000.00                 $191,820.11
10206849                      $102,200.00                 $102,118.42
10206850                       $74,400.00                  $74,309.54
10206851                       $67,500.00                  $67,417.92
10206852                       $34,300.00                  $34,286.66
10206853                      $172,500.00                 $172,310.46
10206854                      $228,750.00                 $228,498.64
10206856                       $30,800.00                  $30,454.22

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206857                       $52,600.00                  $52,509.87
10206858                       $88,000.00                  $87,865.36
10206859                       $31,500.00                  $31,238.70
10206860                       $53,550.00                  $53,485.58
10206861                       $60,500.00                  $60,204.16
10206862                       $50,400.00                  $50,370.40
10206863                      $153,000.00                 $152,695.36
10206864                       $46,800.00                  $46,755.27
10206865                       $36,000.00                  $35,703.45
10206866                       $58,000.00                  $57,280.00
10206867                      $120,750.00                 $120,380.49
10206868                       $45,500.00                  $45,316.75
10206870                       $93,750.00                  $93,643.16
10206871                       $67,500.00                  $67,417.94
10206872                      $127,500.00                 $127,327.99
10206873                      $112,000.00                 $111,768.42
10206874                       $26,250.00                  $26,234.87
10206875                       $68,000.00                  $67,875.54
10206876                       $19,500.00                  $19,486.44
10206877                      $129,750.00                 $129,597.26
10206878                      $165,000.00                 $164,867.60
10206880                      $105,000.00                 $104,641.06
10206881                       $38,250.00                  $37,877.64
10206882                       $66,000.00                  $65,927.47
10206883                      $173,600.00                 $173,414.52
10206884                      $138,000.00                 $137,794.52
10206885                       $21,750.00                  $21,745.63
10206886                      $103,125.00                 $103,065.57
10206887                       $69,600.00                  $69,538.16
10206888                      $467,000.00                 $466,371.21
10206889                       $95,000.00                  $94,915.59
10206890                      $212,000.00                 $211,826.17
10206891                       $39,200.00                  $38,787.61
10206892                      $168,750.00                 $168,597.62
10206893                       $73,000.00                  $72,940.14
10206894                      $105,000.00                 $104,913.91
10206895                       $76,000.00                  $75,897.46
10206897                       $80,000.00                  $79,779.75
10206898                      $210,000.00                 $209,832.37
10206899                       $88,875.00                  $88,454.13
10206900                       $58,000.00                  $57,764.72
10206901                       $28,800.00                  $28,783.40
10206902                      $124,800.00                 $124,698.22
10206903                       $63,750.00                  $63,291.35
10206904                       $38,000.00                  $37,953.87
10206905                       $65,600.00                  $65,552.90
10206906                       $84,000.00                  $83,931.12
10206907                      $106,500.00                 $106,018.35
10206908                      $260,000.00                 $259,786.85

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

10206909                      $120,000.00                 $119,438.20
10206910                      $316,000.00                 $315,670.42
10206911                       $55,200.00                  $55,040.28
10206912                       $45,500.00                  $45,379.52
10206913                       $35,000.00                  $34,971.28
10206914                       $51,000.00                  $50,970.61
10206915                      $146,000.00                 $145,831.39
10206916                      $100,000.00                  $99,911.13
10206917                      $120,750.00                 $120,570.22
10206918                       $60,000.00                  $59,965.47
10206919                       $78,750.00                  $78,687.47
10206920                       $44,800.00                  $44,749.92
10206921                       $87,000.00                  $86,955.23
10206922                       $57,000.00                  $56,953.52
10206923                       $58,400.00                  $58,335.82
10206924                       $57,600.00                  $57,536.70
10206925                       $60,000.00                  $59,956.92
10206926                      $377,000.00                 $376,564.62
10206927                       $35,000.00                  $34,974.91
10206928                       $29,500.00                  $29,487.17
10206929                      $133,250.00                 $133,103.58
10206931                      $344,750.00                 $343,635.61
10206932                      $105,600.00                 $105,361.97
10206933                       $81,600.00                  $81,459.64
10206934                       $77,600.00                  $77,419.14
10206935                       $73,950.00                  $73,816.83
10206937                      $101,250.00                 $101,110.89
10206938                       $93,750.00                  $93,706.79
10206939                      $123,250.00                 $123,116.64
10206941                      $311,100.00                 $310,559.13
10206942                       $69,700.00                  $69,619.51
10206943                       $49,500.00                  $49,442.83
10206944                      $213,000.00                 $212,765.96
10206945                       $69,600.00                  $68,889.28
10206946                       $97,750.00                  $97,588.96
10206947                      $250,000.00                 $249,663.40
10206948                      $135,150.00                 $134,985.66
10206949                      $101,600.00                 $101,448.73
10206950                      $175,000.00                 $174,787.21
10206951                       $27,750.00                  $27,717.95
15700019                      $511,000.00                 $509,826.32
15700020                      $130,900.00                 $130,744.87
21100443                      $122,500.00                 $121,958.60
21100445                       $58,500.00                  $58,391.40
21100446                      $102,500.00                 $102,399.64
21100447                      $525,000.00                 $522,966.24
21100448                      $115,500.00                 $115,373.08
21100449                      $105,300.00                 $105,224.39
21100450                      $120,900.00                 $120,547.31

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

21100452                       $81,000.00                  $80,885.13
21100455                      $105,000.00                 $104,698.57
21100457                      $156,800.00                 $156,609.32
21100458                       $89,050.00                  $88,903.52
21100459                       $92,300.00                  $92,088.28
21100460                       $78,000.00                  $77,944.00
21100463                      $101,200.00                 $100,962.27
21100464                       $90,000.00                  $89,737.05
21100465                      $185,250.00                 $185,057.17
21100466                      $104,000.00                 $103,916.98
21100468                      $111,000.00                 $110,826.28
21100469                      $109,600.00                 $109,491.74
21100470                       $89,250.00                  $89,164.33
21100471                      $198,000.00                 $197,837.63
21100472                      $152,750.00                 $152,522.12
21100473                       $87,750.00                  $87,557.90
21100474                      $130,000.00                 $129,824.60
21100476                       $91,987.00                  $91,880.75
21100478                      $107,500.00                 $107,375.83
21100479                       $73,500.00                  $73,398.44
21100480                       $69,600.00                  $69,534.78
21100482                      $141,000.00                 $140,845.07
21100483                       $97,000.00                  $96,803.02
21100484                       $72,000.00                  $71,895.33
21100485                      $120,000.00                 $119,898.91
21100486                       $93,750.00                  $93,636.00
21100487                      $112,000.00                 $111,883.00
21100488                       $67,850.00                  $67,775.59
21100489                       $60,125.00                  $60,071.45
21100490                       $76,500.00                  $76,431.88
21100491                       $73,500.00                  $73,431.00
21100492                      $153,900.00                 $153,783.59
21100494                       $70,000.00                  $69,934.41
21100496                       $84,800.00                  $84,706.82
21100497                      $315,000.00                 $314,688.23
21100498                       $84,000.00                  $83,929.23
21100499                      $307,500.00                 $307,323.08
21100500                       $90,300.00                  $90,215.39
21100501                      $213,750.00                 $213,490.08
21100502                      $133,800.00                 $133,674.64
21100503                       $73,600.00                  $73,544.31
21100504                      $187,000.00                 $186,815.30
21100506                      $174,250.00                 $174,094.85
21100507                       $55,000.00                  $54,896.52
21100508                       $52,500.00                  $52,437.46
21100509                       $67,500.00                  $67,408.93
21100510                       $70,850.00                  $70,775.73
21100511                      $153,500.00                 $153,303.54
21100512                      $230,000.00                 $229,806.25

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

21100513                       $64,000.00                  $63,943.02
21100514                       $69,500.00                  $69,423.63
21100515                       $80,000.00                  $79,942.57
21100516                       $40,000.00                  $39,956.05
21100517                       $97,000.00                  $96,909.12
21100518                       $80,000.00                  $79,912.10
21100519                      $151,200.00                 $151,057.36
21100521                      $200,000.00                 $199,812.62
21100522                       $64,800.00                  $64,735.86
21100523                      $115,500.00                 $115,373.08
21100524                      $133,200.00                 $133,111.60
21100525                      $132,000.00                 $131,862.59
21100526                       $63,000.00                  $62,932.70
21100529                      $135,000.00                 $134,903.07
21100530                      $102,750.00                 $102,676.22
21100531                      $104,000.00                 $103,897.27
21100533                      $539,000.00                 $538,673.46
21100534                      $457,000.00                 $456,723.14
21100543                      $625,000.00                 $624,600.64
21100548                      $549,000.00                 $548,630.88
23500018                      $101,500.00                 $101,357.69
23500019                       $43,200.00                  $43,142.19
23500020                      $101,250.00                 $101,120.42
23500021                      $166,000.00                 $165,668.65
23500022                       $69,300.00                  $69,241.62
23500024                      $601,250.00                 $600,518.92
23500025                       $87,000.00                  $86,903.58
23500027                      $500,000.00                 $499,392.05
23500028                      $100,000.00                  $99,795.31
23500029                       $28,000.00                  $27,983.70
23500030                       $63,000.00                  $62,934.41
23500031                      $120,800.00                 $120,704.60
23500032                      $119,000.00                 $118,876.14
23500033                      $105,000.00                 $104,790.01
23500037                       $55,800.00                  $55,729.95
23500038                       $55,200.00                  $55,162.55
23500043                       $84,500.00                  $84,445.72
23500045                      $192,500.00                 $192,362.07
23500048                      $188,300.00                 $188,165.08
23500051                       $47,190.00                  $47,086.45
23500052                       $88,500.00                  $88,291.62
23500053                       $97,300.00                  $97,167.64
23500054                      $138,400.00                 $138,247.91
23500055                       $72,800.00                  $72,743.12
23500056                      $100,000.00                  $99,910.95
23500057                      $133,000.00                 $132,874.06
23500058                      $500,000.00                 $499,446.00
24000002                       $38,250.00                  $38,237.77
24000005                       $75,400.00                  $75,378.42

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

24000007                      $124,600.00                 $124,554.39
24000008                      $394,450.00                 $394,323.94
24000009                      $110,400.00                 $110,358.43
24000010                       $86,300.00                  $86,255.25
24000011                      $126,000.00                 $125,899.40
24000012                      $123,300.00                 $123,253.57
24000013                       $69,300.00                  $69,279.03
24000016                      $110,500.00                 $110,464.68
24000017                       $64,500.00                  $64,472.95
24000018                      $124,720.00                 $124,666.28
24000020                       $64,000.00                  $63,975.23
24000021                      $111,100.00                 $111,058.17
24000022                       $94,300.00                  $94,262.95
24000023                      $155,700.00                 $155,639.44
24000024                       $83,300.00                  $83,261.52
24000025                      $119,300.00                 $119,247.22
24000026                       $72,000.00                  $71,968.14
24000027                       $36,000.00                  $35,980.84
24000028                       $94,410.00                  $94,373.47
24000029                      $146,750.00                 $146,679.70
24000030                       $25,500.00                  $25,491.84
24000031                       $70,000.00                  $69,974.67
24000032                       $97,200.00                  $97,165.34
24000034                       $39,150.00                  $39,137.49
24000035                       $72,000.00                  $71,967.28
24000036                       $72,000.00                  $71,972.89
24000037                       $71,900.00                  $71,864.63
24000038                       $31,500.00                  $31,490.47
24000041                       $60,000.00                  $59,982.83
24000042                      $155,900.00                 $155,832.85
24000043                      $161,900.00                 $161,849.66
24000047                      $105,000.00                 $104,953.54
24000048                      $104,400.00                 $104,307.23
24000049                      $432,000.00                 $431,854.15
24000050                       $19,950.00                  $19,934.91
24000051                      $144,000.00                 $143,942.77
24000052                      $130,000.00                 $129,958.45
24000053                       $95,400.00                  $95,372.70
24000059                      $268,000.00                 $267,901.80
24000061                       $33,000.00                  $32,989.45
24000066                       $45,000.00                  $44,982.58
24200006                      $100,000.00                  $99,890.35
24200007                      $218,000.00                 $217,853.72
24200009                       $70,000.00                  $70,000.00
24300036                      $500,000.00                 $499,157.46
24300037                      $137,250.00                 $136,978.49
24300039                      $114,750.00                 $114,108.44
24300045                       $70,000.00                  $69,964.09
24300046                      $134,800.00                 $134,644.31

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

24300052                       $90,000.00                  $89,970.53
24300053                       $57,200.00                  $57,168.82
24300054                       $88,700.00                  $88,621.03
24300055                      $122,400.00                 $122,291.00
24300056                      $214,000.00                 $213,920.30
24300057                       $59,500.00                  $59,443.05
24300059                       $55,000.00                  $54,958.75
24300061                      $133,500.00                 $133,424.06
24300062                       $77,300.00                  $77,280.87
24900004                       $78,000.00                  $77,900.17
24900011                      $128,610.00                 $128,610.00
24900012                      $101,500.00                 $101,500.00
25000044                      $581,000.00                 $580,180.18
25200003                       $37,650.00                  $37,650.00
25600006                      $175,750.00                 $175,375.44
25600009                      $112,000.00                 $111,749.05
25600012                      $156,600.00                 $156,399.59
26000001                      $107,700.00                 $107,569.20
26000005                      $220,500.00                 $220,321.02
26000010                       $34,500.00                  $34,453.80
26000011                      $185,625.00                 $185,436.21
26000013                      $112,500.00                 $112,296.25
26000018                       $61,600.00                  $61,570.21
26000041                      $308,750.00                 $308,501.06
26000042                      $221,000.00                 $220,430.23
26000046                      $178,500.00                 $178,300.92
26000051                      $105,000.00                 $104,925.17
26000053                      $144,000.00                 $143,862.18
26000058                      $171,500.00                 $171,177.71
26000061                       $76,500.00                  $76,420.77
26000062                       $94,410.00                  $94,363.95
26000063                      $144,500.00                 $144,381.49
26000064                      $144,900.00                 $144,682.19
26000081                      $200,000.00                 $199,866.68
26000100                       $74,610.00                  $74,545.78
26000107                       $68,400.00                  $68,343.60
26000111                       $99,450.00                  $99,409.17
26000112                      $232,200.00                 $231,612.22
26000113                      $117,750.00                 $117,750.00
26000117                       $99,400.00                  $99,400.00
26000121                       $57,600.00                  $57,578.03
26000132                       $63,325.00                  $63,325.00
26000143                      $148,750.00                 $148,688.93
26000154                       $89,250.00                  $89,214.45
26000165                      $234,900.00                 $234,900.00
26000166                       $24,500.00                  $24,496.32
26000167                       $66,400.00                  $66,375.48
26000168                      $180,800.00                 $180,751.06
26000173                      $168,300.00                 $168,233.47

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

26800002                      $102,123.00                 $102,057.88
27100016                       $49,500.00                  $49,480.33
27900004                      $133,450.00                 $133,295.86
28400005                       $49,000.00                  $48,975.90
28800007                      $584,000.00                 $583,748.46
29500001                       $92,320.00                  $92,262.61
30200001                      $285,000.00                 $285,000.00
31500001                      $192,525.00                 $192,425.18
31500002                       $93,000.00                  $92,958.76
31500003                       $52,500.00                  $52,483.02
31500004                       $44,200.00                  $44,180.40
31500005                       $94,400.00                  $94,355.94
31600001                      $175,000.00                 $174,271.25
31600003                       $79,200.00                  $79,105.71
31600005                       $98,175.00                  $97,952.68
31600006                      $105,400.00                 $105,098.90
31600007                      $144,415.00                 $144,119.70
31600008                      $149,500.00                 $149,277.43
31600009                      $161,250.00                 $160,782.88
31600011                      $224,000.00                 $223,406.17
31600012                      $208,000.00                 $207,624.28
31600014                      $142,100.00                 $141,736.45
31600017                       $82,500.00                  $82,290.41
31600019                       $48,000.00                  $47,866.27
31600020                      $121,500.00                 $121,091.79
31600021                       $92,000.00                  $91,720.72
31600023                       $92,650.00                  $92,381.55
31600024                      $130,450.00                 $130,035.83
31600026                      $111,750.00                 $111,410.75
31600027                       $49,700.00                  $49,615.11
31600028                       $45,000.00                  $44,899.81
31600029                      $114,750.00                 $114,521.49
31600030                      $111,350.00                 $111,128.27
31600031                      $149,600.00                 $149,377.48
31600032                      $102,000.00                 $101,896.82
31600033                      $278,000.00                 $277,647.24
31600034                       $27,000.00                  $26,979.06
31600035                      $160,000.00                 $159,807.55
31600037                      $262,500.00                 $262,077.16
31600039                      $276,250.00                 $276,058.42
31600041                      $148,000.00                 $147,839.84
31600043                      $270,000.00                 $269,752.61
31600044                       $64,600.00                  $64,532.45
31600046                      $165,000.00                 $164,878.95
31600047                      $228,750.00                 $228,408.41
31600049                      $217,500.00                 $217,224.00
31600051                       $95,000.00                  $94,851.07
31600052                      $125,000.00                 $124,869.30
31600054                       $22,750.00                  $22,734.19

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

31600055                      $248,500.00                 $248,259.45
31600056                      $177,500.00                 $177,237.67
31600057                       $80,000.00                  $79,908.62
31600059                       $86,250.00                  $85,972.42
31800002                       $54,000.00                  $53,861.16
31800011                      $185,300.00                 $184,522.97
31800015                       $82,400.00                  $82,193.74
31800016                       $66,350.00                  $66,144.96
31800017                       $64,800.00                  $64,654.24
31800020                       $61,200.00                  $61,020.48
31800021                      $160,650.00                 $160,269.06
31800022                      $256,000.00                 $255,287.60
31800023                      $198,800.00                 $198,185.22
31800024                      $391,000.00                 $389,853.33
31800025                       $60,900.00                  $60,780.09
31800027                      $152,900.00                 $152,474.50
31800029                       $42,000.00                  $41,883.11
31800030                       $72,000.00                  $71,804.37
31800034                       $88,400.00                  $88,231.05
31800035                       $55,800.00                  $55,690.36
31800038                      $139,000.00                 $138,604.53
31800039                      $168,800.00                 $168,378.19
31800041                      $180,000.00                 $179,459.73
31800042                      $404,400.00                 $403,389.54
31800044                      $190,800.00                 $190,347.61
31800046                      $135,000.00                 $134,727.01
31800047                      $128,700.00                 $128,333.84
31800048                       $38,400.00                  $38,308.93
31800049                      $150,300.00                 $149,987.83
31800050                       $83,250.00                  $83,062.74
31800052                      $113,816.00                 $113,573.22
31800053                       $59,500.00                  $59,351.32
31800054                      $126,650.00                 $126,197.22
31900001                      $320,000.00                 $319,582.91
32000001                      $153,750.00                 $153,495.63
32000004                       $96,000.00                  $95,868.08
32000005                       $86,850.00                  $86,778.77
32000007                       $46,150.00                  $46,073.65
32000009                      $147,200.00                 $146,901.10
32000012                       $81,000.00                  $80,902.52
32000013                      $145,800.00                 $145,373.84
32000015                       $95,400.00                  $95,163.56
32000016                      $138,750.00                 $138,578.61
32000017                       $92,000.00                  $91,743.99
32000022                       $81,600.00                  $81,464.99
32000023                       $67,800.00                  $67,609.56
32000027                       $85,000.00                  $84,961.38
32000030                       $87,500.00                  $87,403.84
32000032                       $80,840.00                  $80,795.91

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

32000037                      $153,000.00                 $152,813.96
32000038                      $491,400.00                 $491,109.88
32000039                      $198,000.00                 $197,841.95
32000042                      $139,000.00                 $138,613.81
32000043                      $125,000.00                 $124,845.04
32000046                       $80,800.00                  $80,740.51
32000048                       $90,000.00                  $89,959.10
32000049                      $126,000.00                 $125,938.02
32000050                      $105,500.00                 $105,439.92
32000053                      $228,650.00                 $228,566.67
32000055                      $206,000.00                 $205,831.14
32000056                       $93,750.00                  $93,708.07
32000057                      $229,500.00                 $229,360.96
32000058                       $74,400.00                  $74,374.18
32000059                      $105,000.00                 $104,951.00
33700002                       $60,000.00                  $59,970.43
33700003                      $192,000.00                 $191,917.21
33700005                      $136,000.00                 $135,934.77
33700006                      $120,000.00                 $119,952.21
33700008                       $54,400.00                  $54,400.00
33700010                       $99,200.00                  $99,144.33
33700014                       $85,150.00                  $85,095.60
33700016                      $127,300.00                 $127,300.00
33700017                       $35,000.00                  $34,982.28
33700018                       $67,000.00                  $66,926.38
33700020                      $146,400.00                 $146,400.00
33700021                      $131,200.00                 $131,141.95
33700024                       $71,500.00                  $71,458.78
33700027                       $68,400.00                  $68,363.56
33700028                      $124,000.00                 $124,000.00
33700030                       $73,600.00                  $73,600.00
33700031                       $76,800.00                  $76,800.00
34000001                      $220,500.00                 $220,402.45
34000002                      $128,700.00                 $128,650.22
34000003                       $93,000.00                  $92,965.92
34000004                      $131,200.00                 $131,149.24
34000005                      $148,500.00                 $148,452.54
34000007                      $128,000.00                 $127,950.49
35300001                      $212,000.00                 $211,871.56
35300004                       $40,875.00                  $40,855.92
35300005                      $166,500.00                 $166,435.60
35400001                      $112,000.00                 $111,870.66
35400002                      $130,000.00                 $129,932.60
35400003                      $124,800.00                 $124,670.10
35400004                      $112,200.00                 $112,138.58
35400005                       $70,000.00                  $69,970.64
35400006                      $146,400.00                 $146,312.25
35400007                       $82,500.00                  $82,461.51
35400008                       $88,500.00                  $88,456.46

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

35400009                       $84,000.00                  $83,958.68
35400010                       $75,000.00                  $74,970.20
35400011                       $76,000.00                  $75,968.97
35400012                      $139,500.00                 $139,415.12
35400014                       $57,200.00                  $57,181.71
35400015                       $58,800.00                  $58,771.08
35400016                       $83,300.00                  $83,262.16
35400017                       $93,500.00                  $93,454.00
35400018                       $52,000.00                  $51,981.46
35400019                      $127,500.00                 $127,440.51
35400020                      $254,000.00                 $253,875.06
50300376                      $429,750.00                 $428,660.63
50300378                      $296,000.00                 $295,082.26
50300381                      $392,500.00                 $391,598.50
50300382                      $386,000.00                 $385,135.21
50300383                      $443,500.00                 $442,375.80
50300385                      $411,200.00                 $404,362.10
50300386                      $460,000.00                 $458,745.66
50300387                      $300,000.00                 $299,293.66
50300389                      $168,000.00                 $167,676.39
50300391                      $439,200.00                 $438,031.07
50300392                       $86,250.00                  $86,115.01
50300393                      $267,000.00                 $266,571.69
50300394                      $418,000.00                 $417,295.63
50300395                      $300,000.00                 $299,494.48
50300396                      $224,000.00                 $223,649.45
50300398                      $228,000.00                 $227,854.61
50300400                      $172,250.00                 $172,115.62
50300402                      $308,000.00                 $307,771.41
50300404                      $322,000.00                 $321,783.93
50300405                      $135,000.00                 $135,000.00
61800156                       $85,800.00                  $85,717.47
65500801                      $208,950.00                 $208,515.74
65500802                      $105,000.00                 $104,823.06
65500804                      $156,800.00                 $156,577.93
69700079                      $144,000.00                 $143,910.00
69700080                      $208,800.00                 $208,705.14
69700081                      $111,350.00                 $111,290.74
69700083                       $56,000.00                  $55,974.55
69700084                      $106,400.00                 $106,344.84
69700085                      $144,000.00                 $143,941.21
69700086                      $181,000.00                 $180,906.17
69700087                      $380,000.00                 $379,627.08
69700088                      $177,000.00                 $177,000.00
69700089                      $137,700.00                 $137,642.25
69700090                      $148,500.00                 $148,432.53
69700091                      $194,175.00                 $193,818.07
69700093                       $40,000.00                  $39,981.82
69700094                      $224,100.00                 $223,998.19

                    Saxon Asset Securities Company, 1997-2
                              Variable Rate Group


Loan Number                 Original Amount            Current Balance

69700096                       $74,750.00                  $74,714.18
73400008                      $104,800.00                 $104,485.33
78300146                      $203,500.00                 $203,405.05
84800001                      $202,400.00                 $202,183.76
84800002                      $335,600.00                 $335,372.34
84800003                       $72,800.00                  $72,766.92
84800004                      $114,400.00                 $114,287.01
84800005                      $172,000.00                 $171,936.98
84800006                       $58,500.00                  $58,450.72
84800007                       $50,000.00                  $49,954.39
84800008                       $66,480.00                  $66,448.15
84800009                       $50,100.00                  $50,055.25
84800010                       $97,500.00                  $97,462.28
84800011                       $87,750.00                  $87,695.17
84800012                      $110,000.00                 $109,894.18
84800013                      $140,000.00                 $139,905.02
84800014                      $168,750.00                 $168,652.90
84800015                      $225,000.00                 $224,912.97
84800016                      $150,000.00                 $149,883.44
84800017                       $96,000.00                  $95,825.41
84800018                      $310,500.00                 $310,386.24
84800019                      $262,710.00                 $262,584.14
87700181                      $289,000.00                 $286,399.50
87700184                      $448,000.00                 $447,245.10
87700186                      $252,000.00                 $251,770.07
87700187                      $409,000.00                 $408,814.17
87700188                      $539,500.00                 $538,860.66
87700189                      $268,800.00                 $268,800.00
89000124                      $220,000.00                 $219,628.70
89000125                      $300,000.00                 $299,564.36
89100032                      $180,000.00                 $179,731.99
91200019                      $375,000.00                 $374,532.21
91200021                      $170,900.00                 $170,900.00
91200022                      $172,000.00                 $172,000.00
92300081                      $100,000.00                  $99,536.35
95300035                      $275,000.00                 $274,495.83
98300003                      $120,275.00                 $120,202.13
98300026                       $68,250.00                  $68,228.19
98300027                       $65,000.00                  $64,957.48
98300034                      $104,800.00                 $104,745.67
98300051                      $150,000.00                 $149,906.76
99600053                      $225,000.00                 $224,777.78
--------                                                  -----------
             3048                                     $347,409,911.38

                                   Schedule II
                                 Sales Agreement

                                 SALES AGREEMENT


          SALES AGREEMENT dated June 16, 1997, between Saxon Asset Securities Company, a Virginia corporation ("Saxon"), and Saxon Mortgage, Inc., a Virginia corporation ("SMI").


                                    RECITALS

         1. Schedules IA and IB attached hereto and made a part hereof list two pools of one-to-four family, fully amortizing, mortgage loans (collectively, the "Mortgage Loans") currently owned by SMI that SMI desires to sell to Saxon.

          2. Saxon desires to purchase the Mortgage Loans and intends immediately thereafter to transfer the Mortgage Loans to Saxon Securities Asset Trust 1997-2 Trust (the "Trust") to be established pursuant to the terms of a trust agreement dated as of June 1, 1997, among Saxon, Texas Commerce Bank National Association, as Master Servicer (the "Master Servicer"), Certificate Registrar and Paying Agent and Citibank, N. A., as trustee (the "Trustee"). Such trust agreement will incorporate by reference the January 1997 Edition of the Standard Terms to Trust Agreement ("Standard Terms" and, together with the above-referenced trust agreement, the "Trust Agreement").

          3. Pursuant to the terms of the Trust Agreement, the Trust will issue securities evidencing 100% of the beneficial ownership interest in the Trust to Saxon in consideration of Saxon's deposit of the Mortgage Loans to the Trust.


          4. Certificates to be issued by the Trust to Saxon will be designated as the Mortgage Loan Asset Backed Certificates, Series 1997-2, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2, Class BV, Class C and Class R Certificates, and shall be collectively referred to herein as the "Certificates".

          5. The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class MF-1, Class MF-2, Class BF, Class AV-1, Class MV-1, Class MV-2, Class BV Certificates (collectively, the "Underwritten Certificates") shall be sold pursuant to an underwriting agreement dated June 16, 1997 (the "Underwriting Agreement"), among Saxon and SMI and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Lehman Brothers Inc., and PaineWebber Incorporated, as Underwriters (the "Underwriters"). The public offering and sale of the Underwritten Certificates is registered under the Securities Act of 1933 and is being made by delivery of pursuant to a prospectus supplement dated June 16, 1997 (the "Prospectus Supplement"), to a prospectus dated February 19, 1997 (collectively, with the Prospectus Supplement, the "Prospectus").


          Capitalized terms used and not defined herein shall have the meanings assigned to them in the Trust Agreement or, if not defined therein, in (a) the Servicing Agreement dated as of June 1, 1997 between Meritech Mortgage Services, Inc., Saxon and the Master Servicer and (b) the Seller's Warranties and Servicing Agreement, dated as of January 1, 1997, between Ameriquest Mortgage Company and SMI, which will be assigned to the Trust. Meritech Mortgage Services, Inc., and Ameriquest Mortgage Company are referred to herein as the "Servicers"; and the Servicing Agreements referred to the preceding sentence are referred to herein collectively as the "Servicing Agreements".

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          SECTION 1.       Sale and Purchase of Mortgage Loans.


          (a) Subject to the terms and conditions of this Agreement, SMI agrees to sell, and Saxon agrees to purchase, on the date of the issuance of the Certificates, which is expected to be on or about June 24, 1997 (the "Closing Date"), the Mortgage Loans having an aggregate principal balance as of June 1, 1997 (the "Cut-Off Date"), of approximately $468,862,905, together with the Class C Certificates and 99.99% of the Class R Certificates.

          (b) SMI and Saxon have agreed upon which of the mortgage loans owned by SMI are to be purchased by Saxon pursuant to this Agreement, and SMI has prepared, or has provided information to Saxon enabling Saxon to prepare, schedules attached hereto as Schedules IA and IB (collectively, "Schedule I"), setting forth information with respect to the Mortgage Loans to be purchased by Saxon as of the Closing Date. SMI shall, with Saxon's consent, amend or modify, or provide information to Saxon enabling Saxon to amend or modify Schedule I on or prior to the Closing Date if necessary to reflect the actual Mortgage Loans transferred by SMI and accepted by Saxon on the Closing Date. Schedule IA (which lists the Mortgage Loans in the Fixed Rate Group) and Schedule IB (which lists the Mortgage Loans in the Variable Rate Group), as so amended or modified, shall conform to the requirements of Saxon as set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Standard Terms, and shall be used as the definitive Mortgage Loan Schedule attached as an exhibit to the Trust Agreement.

          (c) The sale of the Mortgage Loans shall be effected pursuant to the Bill of Sale substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

          SECTION 2.       Purchase Price of Mortgage Loans.

          (a) On the Closing Date, as full consideration for SMI's sale of the Mortgage Loans to Saxon, Saxon will deliver to SMI cash in an amount that shall be set out in the Bill of Sale and shall be equal to the amount received with respect to the sale of the Underwritten Certificates together with the Class C Certificates and 99.99% of the Class R Certificates;

          (b) Saxon or any assignee or transferee of Saxon (which may include the Trustee (or its Custodian) acting on behalf of the Certificateholders) shall be entitled to all Monthly Payments due on or after June 1, 1997 (the "Cut-Off Date"), and all curtailments or other principal prepayments received with respect to the Mortgage Loans paid by the Borrower on or after the Cut-Off Date, except that Saxon or any assignee or transferee of Saxon will not be entitled to any Curtailments or other prepayments received on or after the Cut-Off Date but reflected in the aggregate Scheduled Principal Balance of the Mortgage Loans on the Cut-Off Date. All Monthly Payments due on or before the Cut-Off Date and collected on or after the Cut-Off Date shall belong to SMI.

          (c) Pursuant to the Trust Agreement, Saxon will transfer and assign all its right, title and interest in and to the Mortgage Loans to the Trustee (or its Custodian) for the benefit of the Certificateholders in consideration of the issuance of the Certificates to Saxon.

          SECTION 3.       Transfer of the Mortgage Loans.

          (a) Trustee Mortgage Loan File. For purposes of this Agreement, the "Trustee Mortgage Loan File" will be as defined in the Trust Agreement.

          (b) Transfer of Ownership. Upon the sale of any Mortgage Loans, the ownership of each Mortgage Loan Document with respect thereto shall be vested in Saxon, and the ownership of all other records and documents with respect thereto prepared by or which come into the possession of SMI shall immediately vest in Saxon. SMI shall promptly deliver to the Custodian (as defined below) or the Trustee, as appropriate, any documents that come into its possession with respect to such Mortgage Loans following such sale. Prior to such delivery, SMI shall hold any such documents for the benefit of Saxon, its successors and assigns.

          (c) Delivery of Mortgage Loan Files. Not later than two Business Days prior to the Closing Date, SMI shall deliver to Texas Commerce Bank National Association, as custodian (the "Custodian"), each of the Mortgage Loan documents required to be included in the Trustee Mortgage Loan. The Note for each such Mortgage Loan shall be endorsed to the Trustee or Custodian or in blank, and the Security Instrument for each such Mortgage Loan shall be assigned to the Trustee or Custodian or in blank. Each such endorsement and assignment shall be substantially in the form set forth in the Custody Agreement.

          Prior to the transfer and sale of any Mortgage Loans, all Mortgage Loan Documents delivered to the Custodian shall be held by the Custodian for the benefit of SMI and the possession by the Custodian of such Mortgage Loan Documents will be at the will of SMI and will be in a custodial capacity only. Following the transfer and sale of any Mortgage Loans from SMI to Saxon in accordance with the terms and upon satisfaction of the conditions of this Agreement, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of Saxon, as its agent and bailee. The Custodian, who will also act as the Master Servicer, will act as a custodian for the receipt and custody of all Trustee Mortgage Loan Files, and, after the transfer of any Mortgage Loans from Saxon to the Trust, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Trustee on behalf of the Certificateholders.

          (d) Examination of Mortgage Loan Documents: Acceptance of Mortgage Loans. Prior to the Closing Date, SMI shall either (i) deliver to Saxon or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan then being sold or (ii) make such Mortgage Loan Documents available to Saxon or its designee for examination at SMI's offices or at such other place as SMI shall specify. Saxon, the Custodian, or a designee of either entity may review the Mortgage Loan Documents to verify that all documents required to be included in each Trustee Mortgage Loan File (as such term has been defined in the Trust Agreement) are so included.

          Prior to the Closing Date, the Custodian shall review the documents delivered pursuant to Section 3(c) hereof to ascertain that, as to each Mortgage Loan listed on Schedule I, (i) all documents required to be delivered by SMI pursuant to Section 3(c) have been received, (ii) such documents appear regular on their face and relate to such Mortgage Loan and (iii) the information on
Schedule I accurately reflects the information set forth in the corresponding Trustee Mortgage Loan File, to the extent required by Section 2.02 of the Standard Terms. An additional review shall be conducted by the Custodian or its designee prior to the first anniversary of the Closing Date to determine that all Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File are included therein. If at any time Saxon or the Trustee (or its Custodian) discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, SMI shall correct or cure any such omission or defect or, if such omission or defect materially impairs the value of the Mortgage Loan, repurchase the defective Mortgage Loan or substitute for such defective Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with and if permitted by the terms of Section 7 hereof. At the time of such repurchase or substitution, the Custodian shall release documents in its possession relating to such Mortgage Loan to SMI. The fact that Saxon, the Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents prior to the Closing Date shall not affect the rights of Saxon (or any assignee or successor thereof) to demand repurchase or other relief as provided herein.

          (e) Incomplete Trustee Mortgage Loan Files. If SMI does not deliver or cause to be delivered to the Custodian a complete Trustee Mortgage Loan File for each Mortgage Loan listed on Schedule I (each such Mortgage Loan, an "Incomplete Mortgage Loan") by 5:00 p.m. Eastern Time on the day prior to the Closing Date (the "Defective Documentation Deadline"), Saxon may withhold from the Pool Purchase Price and deposit with the Trustee cash in an amount equal, for each Incomplete Mortgage Loan, to the Scheduled Principal Balance thereof at the Cut-Off Date, plus interest thereon at the Note Rate less the Servicing Fee Rate for the number of monthly interest payments scheduled to be received by the Trust from the Cut-Off Date to the Due Date preceding July 25, 1997. If cash is deposited with the Trustee by Saxon with respect to an Incomplete Mortgage Loan, SMI shall use its best reasonable efforts to provide the Trustee with the Mortgage Loan Documents missing from the Trustee Mortgage Loan File for the Incomplete Mortgage Loan by July 25, 1997. If SMI fails to provide such missing Mortgage Loan Documents prior to such date, either Saxon shall redeliver the Incomplete Mortgage Loan to SMI and direct the Trustee to deposit an amount equal to the Purchase Price in the Asset Proceeds Account under the Trust Agreement or SMI shall substitute a Qualified Substitute Mortgage Loan therefor; provided, however, that any such action shall occur by July 25, 1997. Any funds deposited with the Trustee with respect to an Incomplete Mortgage Loan shall be retained by the Trustee until all the Mortgage Loan Documents with respect to such Incomplete Mortgage Loan have been delivered to the Custodian, or until either Saxon has redelivered such Incomplete Mortgage Loan to SMI or SMI has effected a substitution therefor. Nevertheless, if either such action is not completed by July 25, 1997, the Trustee will apply the cash with respect to any remaining Incomplete Mortgage Loan pursuant to the Trust Agreement. Such deposit shall be applied on the Distribution Date following July 25, 1997, in payment on the Certificates, and the Custodian shall simultaneously release the Incomplete Mortgage Loan File.

          (f) Recordation of Assignments of Security Instrument. Subject to the sale of the Mortgage Loans by SMI to Saxon, Saxon hereby authorizes and instructs SMI, and SMI hereby agrees, with respect to each Mortgage Loan, to record all Assignments required to be contained in the Trustee Mortgage Loan File pursuant to Section 2.02 of the Standard Terms in the public recording office for the jurisdiction in which the related Mortgage Premises is located. All recording fees relating to the recordation of the Assignments as described above shall be paid by SMI. If the Trustee does not receive, within the time specified in the Trust Agreement, evidence satisfactory to it of such recording with respect to any Mortgage Loan or, in the alternative, an Opinion of Counsel acceptable to Saxon and the Rating Agencies, to the effect that such recording is not required to protect the right, title and interest of the Trustee in any such Mortgage Loan, SMI shall, in cooperation with the Trustee, correct or cure any such omission or repurchase the affected Mortgage Loan within 90 days of such demand which demand is made within the time specified in the Trust Agreement (including any such extensions provided for therein).

          SECTION 4. Representations and Warranties of SMI. SMI hereby represents and warrants to Saxon as follows:

          (a) SMI has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on it). SMI has the full corporate power and authority to own its properties and conduct its business as currently conducted.

          (b) SMI has the full power, authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

          (c) This Agreement has been duly and validly authorized, executed and delivered by SMI and (assuming the due authorization, execution and delivery hereof by Saxon) constitutes the valid, legal and binding agreement of SMI, enforceable in accordance with its terms, subject to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law and except that the provisions of indemnity contained herein may be unenforceable as against public policy.

          (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the Commonwealth of Virginia, for the execution, delivery and performance of or compliance by SMI with this Agreement or the consummation by SMI of the transactions contemplated hereby.

          (e) Neither the execution and delivery of this Agreement by SMI, nor the consummation by SMI of the transactions herein contemplated, nor compliance with the provisions hereof by SMI, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of SMI's charter or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on SMI or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which SMI is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

          (f) There is no litigation pending or, to SMI's knowledge, threatened against SMI that would reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement.

          (g) Each of the representations and warranties set forth in Exhibit B hereto is true and correct with respect to the Mortgage Loans.

          (h) The statistical information in the Prospectus Supplement under the headings "THE MORTGAGE LOAN POOL--General", "-- Characteristics of the Mortgage Loans" and "-- Additional Information" is true and correct.

          SECTION 5. Representations and Warranties of Saxon. Saxon hereby represents and warrants to Seller as follows:

          (a) Saxon is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia.

          (b) Saxon has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

          (c) This Agreement has been duly and validly authorized, executed and delivered by Saxon and (assuming the due authorization, execution and delivery thereof by SMI) constitutes the valid, legal and binding agreement of Saxon, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

          (d) No consent, approval, authorization or order of or registration of filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the Commonwealth of Virginia, for the execution, delivery and performance of or compliance by Saxon with this Agreement or the consummation by Saxon of any other transaction contemplated hereby, except such as may be required and have been obtained pursuant to state "blue sky" laws.

          (e) Neither the execution and delivery of this Agreement by Saxon, nor the consummation by Saxon of the transactions hereby contemplated, nor compliance with the provisions hereof by Saxon, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of Saxon's articles of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on Saxon or any of its properties, or any of the provisions of any contract or other instrument to which Saxon is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance any of its properties.

          (f) There is no litigation pending or, to Saxon's knowledge, threatened against Saxon that would reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement.

          SECTION 6. Covenants of SMI. SMI hereby covenants with Saxon as follows:

          (a) On or before the Closing Date, SMI shall take all steps required of it to effectuate the transfer of the Mortgage Loans to the Trustee, as transferee of Saxon, free and clear of any lien, charge, or encumbrance.

          (b) SMI shall use its best efforts to make available to counsel for Saxon in executed form each of the documents listed in Section 8(b) below no later than two Business Days before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Certificates.

          (c) SMI shall deliver or cause to be delivered to Saxon (i) an Opinion of Counsel as to various corporate matters substantially in a form satisfactory to Saxon and (ii) such other Opinions of Counsel, if any, as are required by either Rating Agency for the issuance of the ratings on the Certificates specified in Section 8(e) below.

          (d) SMI shall record its transfer of the Mortgage Loans to Saxon as a sale of its interest therein under generally accepted accounting principles. SMI shall also report the transfer as a sale in all financial statements and reports to regulatory and supervisory agencies and authorities to which it reports, if any. For federal income tax purposes, SMI will treat the transfer of the Mortgage Loans as a sale.

          SECTION 7. Cure, Repurchase and Substitution Obligations.

          (a) Each of the representations and warranties of SMI contained herein shall survive the purchase by Saxon of any of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Trust Agreement. The representations and warranties shall not be impaired by any review and examination of Mortgage Loan Documents or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Saxon to review or examine such documents and shall inure to the benefit of the Trustee (as the assignee of Saxon) for the benefit of the Certificateholders, the Master Servicer and the Custodian. With respect to the representations and warranties contained herein, which are made to the best of SMI's knowledge or as to which SMI has no knowledge, if it is discovered by SMI, Saxon, the Custodian or the Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding SMI's knowledge or lack of knowledge with respect to the inaccuracy of such representation and warranty at the time it was made, SMI shall take the action described in the following paragraph in respect of such Mortgage Loan.


          (c) Upon discovery or receipt of notice by SMI, Saxon, the Trustee, the Master Servicer or the Custodian of any missing or materially defective document in any Trustee Mortgage Loan File, or a breach of any of SMI's representations and warranties set forth in Section 4 hereof with respect to any Mortgage Loan, or a default in the performance of any of the covenants or other obligations of SMI under this Agreement, which in any of the foregoing cases materially and adversely affects the value of any Mortgage Loan or the interest therein of Saxon, the Trustee, the Custodian or the Master Servicer or causes a Qualification Defect, the party discovering or receiving notice of such missing or materially defective document, breach, or default shall give prompt written notice to the others. Upon its discovery or its receipt of notice of any such missing or materially defective document, breach or default (the "Detect Discovery Date"), SMI shall either (a), within 60 days of discovery or receipt of such notice, provide the Custodian with such missing documents or cure such defect, breach or default, in all material respects or (b), within 75 days of such discovery or receipt of such notice, either repurchase the affected Mortgage Loan at the Purchase Price therefor or cause the removal of such Mortgage Loan from the Trust (in which case it shall become a Deleted Mortgage
Loan) and substitute therefor one or more Qualified Substitute Mortgage Loans as defined in the Trust Agreement; provided, however, that any such substitution shall occur within two years of the Closing Date. Notwithstanding the foregoing, if such defect, breach, or default results in a Qualification Defect, or if a Qualification Defect otherwise exists with respect to a Mortgage Loan, SMI shall cure such defect or repurchase the affected Mortgage Loan within 75 days of the Defect Discovery Date. The Trustee or its designee shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Mortgage Loan from the terms of this Agreement and the Trust Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. In order to effect a substitution pursuant to this Section, SMI will deliver (i) to the Custodian each of the Mortgage Loan Documents required to be contained in the Trustee Mortgage Loan File with respect to the Qualified Substitute Mortgage Loan(s) and (ii) if the aggregate Unpaid Principal Balance on the date of substitution of the Qualified Substitute Mortgage Loan(s) is less than the aggregate Unpaid Principal Balance of the Deleted Mortgage Loan(s) (after application of Monthly Payments due in the month of substitution), to the Master Servicer cash in an amount equal to such shortfall. Any repurchase pursuant to this Section shall be accomplished by the delivery into the Master Servicer Custodial Account, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Purchase Price for the Mortgage Loans to be repurchased.

          (d) The obligations of SMI set forth in this Agreement to cure or to repurchase a materially defective Mortgage Loan or to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and to indemnify Saxon as provided in this Agreement constitute the sole remedies of Saxon and the Trustee against SMI respecting a defective document in any Trustee Mortgage Loan File or Servicer Mortgage Loan File or a breach of representations and warranties of SMI set forth in Section 4 hereof.

          (e) As soon as practicable following the conversion of an ARM Loan to a fixed rate Mortgage Loan, SMI shall purchase such Mortgage Loan from the Trust Estate for a purchase price equal to 100% of the Unpaid Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the applicable Net Rate in effect immediately before such ARM Loan was converted.

          SECTION 8. Conditions to Obligation of Saxon. The obligation of Saxon hereunder to purchase the Mortgage Loans is subject to:

          (a) The representations and warranties of SMI under this Agreement shall be accurate in all material respects as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) Saxon shall have received, or Saxon's attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents in such forms as are agreed upon and acceptable to Saxon, duly executed by all signatories other than Saxon as required pursuant to the respective terms thereof:

                  (i) A Bill of Sale substantially in the form of Exhibit A hereto;

                  (ii) An Opinion of Counsel for SMI as to various corporate matters and such other Opinions of Counsel as are necessary in order to obtain the ratings set forth in Section 8(e) below, each of which shall be acceptable to Saxon, its counsel, the Underwriters, their counsel and the Rating Agencies (it being understood that such opinions shall expressly provide that the Master Servicer shall be entitled to rely on such Opinions of Counsel);

                  (iii) The Servicing Agreement referred to in the Recitals;

                  (iv) A letter from Deloitte & Touche LLP dated the date hereof containing in substance the information required by Section 6(d) of the Standard Provisions to the Underwriting Agreement; and

                  (v) A certificate dated the date hereof from an officer of SMI who is knowledgeable about SMI's financial and accounting matters stating that the transfer of the Mortgage Loans from SMI to Saxon will be classified as a sale under generally accepted accounting principles.

          (c) SMI shall have delivered to the Trustee or the Custodian, in escrow, all documents (including, without limitation, the Security Instrument assigned by SMI in blank or to the Master Servicer or Custodian and the Note endorsed in blank or to the Master Servicer or Custodian with respect to each Mortgage Loan) required to be delivered hereunder and shall have released its interest therein to Saxon or its designee.

          (d) All other terms and conditions of this Agreement shall have been complied with.

          (e) The receipt of written confirmation from each of Moody's Investors Service, Inc. ("Moody's") and from Fitch Investors Service, L.P. ("Fitch"), as to the assignment of the ratings shown in the following table:

                  Class                         Moody's                 Fitch

                   AF-1                           Aaa                    AAA
                   AF-2                           Aaa                    AAA
                   AF-3                           Aaa                    AAA
                   AF-4                           Aaa                    AAA
                   AF-5                           Aaa                    AAA
                   AF-6                           Aaa                    AAA
                   AF-7                           Aaa                    AAA
                   MF-1                           Aa2                    AA+
                   MF-2                           A2                      A+
                    BF                           Baa3                    BBB
                   AV-1                           Aaa                    AAA
                   MV-1                           Aa2                     AA
                   MV-2                           A2                      A
                    BV                           Baa3                    BBB

          SECTION 9.       Fees and Deposits.

          On the Closing Date, SMI will pay to Saxon an "Issuance Fee", which fee is equal to the amount of the fees and expenses of attorneys, accountants (but not in connection with an accountant's review of "Computational Materials", as that term is defined in the Underwriting Agreement), printers, the Certificate Registrar, the Paying Agent, the Custodian, the Master Servicer and the Trustee in connection with the issuance of the Certificates, (ii) the fees payable to the Securities and Exchange Commission relative to the Underwritten Certificates and (iii) the fees payable to each Rating Agency for its initial rating of the Underwritten Certificates. In addition, SMI shall pay (i) any fees related to the Trustee's, Master Servicer's or Custodian's receipt and review of the Trustee Mortgage Loan Files with respect to the Mortgage Loans, (ii) the fees and expenses of Saxon's attorneys and accountants and (iii) any required reserve fund deposits and expenses related to recordation of assignments of SMI's interest in the collateral to the Trustee or Custodian.

          SECTION 10.  Servicing.

          (a) The Mortgage Loans will be serviced by the Servicers under the Servicing Agreements. SMI hereby assigns, sells, transfers and conveys to Saxon all its rights under the Servicing Agreements with respect to the servicing of the Mortgage Loans.

          (b) In consideration of the services rendered under its Servicing Agreement, each Servicer shall be entitled to a monthly Servicing Fee for each Mortgage Loan computed based upon the Scheduled Principal Balance of the Mortgage Loan as of the opening of business on the first day of the Due Period preceding the Servicer Remittance Date (without taking into account any payment of principal due on such Due Date). The Servicing Fee for each Mortgage Loan shall be payable solely from the interest portion of each Monthly Payment paid by the Borrower or other payment of interest paid with respect to the Mortgage Loan, whether from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Borrower or its assets, or from funds paid in connection with any prepayment in full or from Insurance Proceeds or Liquidation Proceeds.

          The Servicers shall also be entitled to retain in addition to the Servicing Fee any late charges, prepayment fees, conversion fees, penalty interest or assumption fees paid by the Borrower, which amounts are not required to be deposited to their Custodial P&I Accounts.

          SECTION 11. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described in the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate Saxon for the losses and damages incurred by Saxon in the event of SMI's failure to deliver the Mortgage Loans on or before the Closing Date. SMI hereby grants to the Trustee for the benefit of the Certificateholders and , a lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by SMI of its obligation to deliver such Mortgage Loans hereunder. Subject to Section 7(c) hereof, all rights and remedies of Saxon under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          SECTION 12.  Indemnification.

          (a) If SMI breaches its representations, warranties, covenants or obligations set forth herein, SMI shall indemnify and hold harmless Saxon, the Master Servicer, the Custodian, the Certificate Registrar, the Paying Agent, or the Trustee (the "Indemnified Party") from and against any actual loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach, except to the extent such breach is the result of the Indemnified Party's failure to fulfill its obligations under this Agreement. Promptly after receipt by the Indemnified Party of notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made against SMI under this Section, notify SMI in writing of the commencement thereof, but the omission so to notify SMI will not relieve SMI from any liability hereunder unless such omission materially prejudices the rights and positions of SMI. In case any such action is brought against the Indemnified Party and it notifies SMI of the commencement thereof, SMI will be entitled to participate therein, and to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from SMI to the Indemnified Party of its election so to assume the defense thereof, SMI will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of such investigation. SMI shall (i) pay to Saxon in addition to any amounts that may be due hereunder, the Issuance Fee if any of the following results in the inability of the parties hereto to consummate the transactions contemplated herein: (A) failure to obtain any consent or authorization, if any, required under federal or Virginia law for SMI to perform the transactions contemplated herein; or (B) failure to satisfy any of the conditions set forth in Section 8(a), (b), (c) or
(d) hereof.


          (b) SMI shall indemnify the Trustee, the Master Servicer, the Certificate Registrar, the Paying Agent and the Custodian and hold the Trustee, the Master Servicer, the Certificate Registrar, the Paying Agent and the Custodian harmless from and against all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against any of them in connection with, any ERISA violation alleged against the Trustee, the Master Servicer, the Certificate Registrar, the Paying Agent and the Custodian relating to the Certificates.


          SECTION 13. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, as follows:

          (a)     If to Saxon:

                           Saxon Asset Securities Company
                           4880 Cox Road
                           Glen Allen, Virginia  23060
                           Attention:  President
                  with a copy, given in the manner prescribed above, to:

                           Francis R. Snodgrass, Esquire
                           Arter & Hadden
                           1801 K Street, N.W., Suite 400K
                           Washington, D.C.  20006

          (b)     If to SMI:

                           Saxon Mortgage, Inc.
                           4880 Cox Road
                           Glen Allen, Virginia  23060
                           Attention:  President

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

          SECTION 14. Severability of Provisions. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, NOTWITHSTANDING ANY VIRGINIA OR OTHER CONFLICT OF LAWS PROVISIONS TO THE CONTRARY.

          SECTION 16. Agreement of SMI. SMI agrees to execute and deliver such instruments and take such actions as Saxon,the Master Servicer or the Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of Saxon and any of its transferees in the Mortgage Loans and other assets assigned to the Trust.

          SECTION 17. Survival. SMI agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Saxon and , notwithstanding any investigation heretofore or hereafter made by Saxon or on Saxon's behalf, and that the representations, warranties and agreements made by SMI herein or in any such certificate or other instruments shall survive the delivery of and payment for the Mortgage Loans.

          SECTION 18. Assignment. SMI hereby acknowledges that Saxon will assign all its rights hereunder (except Saxon's rights set forth in Section 9 and 12) to the Trustee. SMI agrees that, upon the execution of the Trust Agreement, the Trustee will have all such rights and remedies provided to Saxon hereunder (except those rights set forth in Sections 9 and 12) and this Agreement will inure to the benefit of the Trustee. The Master Servicer, the Custodian, the Paying Agent and the Certificate Registrar for purposes of Section 12, and the Trustee and for all purposes, shall constitute not only an assignee of Saxon's rights in accordance with this Section but also intended third party beneficiaries of this Agreement.

          SECTION 19.  Miscellaneous.

          (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

          (b) Any person into which SMI may be merged or consolidated or any person resulting from a merger or consolidation involving SMI or any person succeeding to the business of SMI shall be considered the successor of SMI hereunder, without the further act or consent of either party. Except as provided in Section 18 and the preceding sentence, this Agreement may not be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement.

          (c) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          (d) Saxon shall immediately effect the redelivery of the Mortgage Loans and all Mortgage Loan Documents and any security interest created by
Section 11 hereof shall be deemed to have been released if, on the Closing Date, each of the conditions set forth in Section 8 hereof shall not have been satisfied or waived.

          (e) It is the express intent of the parties hereto that the conveyances of the Mortgage Loans by SMI to Saxon as contemplated by this Agreement be construed as a sale of the Mortgage Loans by SMI to Saxon. It is, further, not the intention of the parties that such conveyances be deemed a pledge of the Mortgage Loans by SMI to Saxon or any assignee of Saxon, including, but not limited to, the Trustee, to secure a debt or other obligation of SMI. Nevertheless, if, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of SMI then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Virginia Uniform Commercial Code and the Uniform Commercial Code of any other state as necessary; (ii) the conveyances provided for herein shall be deemed to be a grant by SMI to Saxon of a security interest in all SMI's right, title and interest in and to the Mortgage Loans and all amounts payable by the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation all amounts, from time to time held or invested in the Custodial P&I Account, the related Master Servicer Custodial Account, the Asset Proceeds Account, the Distribution Account or any other account established under the Trust Agreement, whether in the form of cash, instruments, securities or other property; (iii) the conveyances provided for herein shall be deemed to be a grant by SMI to Saxon of a security interest in all SMI's right, title and interest in and to the Servicing Agreements with respect to the Mortgage Loans; (iv) all insurance policies relating to the Mortgage Loans; (v) the possession by Saxon or its agents of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Virginia Uniform Commercial Code; and (vi) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Saxon for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of Saxon pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. SMI and Saxon shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement are deemed to create a security interest in the Mortgage Loans, such security interest will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Trust Agreement.

          (f) SMI shall not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law against Saxon so long as any debt instrument issued by Saxon is outstanding and for one year and one day thereafter.

          SECTION 20. Request for Opinions. SMI and Saxon hereby request and authorize Arter & Hadden, as their counsel in this transaction, to issue on behalf of SMI and Saxon such legal opinions to the Master Servicer, the Trustee, the Underwriters and the Rating Agencies as may be (i) required by any and all documents, certificates or agreements executed in connection with this Sales Agreement or (ii) requested by the Master Servicer, the Trustee, the Underwriters, or the Rating Agencies, or their respective counsel.

          IN WITNESS WHEREOF, SMI and Saxon have caused this Sales Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       SAXON ASSET SECURITIES COMPANY


                                       By: _________________________________
                                            Bradley D. Adams, Vice President

                                       SAXON MORTGAGE, INC.


                                       By:   ______________________________
                                             Charles E. Coudriet, President

                                   SCHEDULE IA



                           MORTGAGE LOANS IN POOL ONE

                      (See Schedule IA to Trust Agreement)



                                   SCHEDULE IB

                           MORTGAGE LOANS IN POOL TWO

                      (See Schedule IB to Trust Agreement)

                        EXHIBIT A TO THE SALES AGREEMENT

                                  BILL OF SALE



         BILL OF SALE made on June 24, 1997, by Saxon Mortgage, Inc., a Virginia corporation ("SMI"), to Saxon Asset Securities Company, a Virginia corporation ("Saxon").

         WHEREAS, SMI and Saxon are parties to a sales agreement dated June 16, 1997 (the "Sales Agreement"), with respect to the sale by SMI and purchase by Saxon of mortgage loans (the "Mortgage Loans");

         WHEREAS, Saxon intends to transfer the Mortgage Loans and certain other assets to Citibank, N. A. (the "Trustee"), as trustee for Saxon Securities Asset Trust 1997-2 (the "Trust") established pursuant to the Trust Agreement dated as of June 1, 1997 (the "Trust Agreement"), among Saxon, the Trustee and Texas Commerce Bank National Association, as Master Servicer, Custodian, Paying Agent and Certificate Registrar (the "Master Servicer").

         NOW THEREFORE, SMI, for and in consideration of the purchase price set forth in the Sales Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to Saxon, without recourse, free and clear of any liens, claims or other encumbrances, all its right, title and interest in and to each of the Mortgage Loans identified on Schedules IA and IB to the Sales Agreement, together with the Mortgage Loan Documents and other documents maintained as part of the related Trustee Mortgage Loan Files and Servicer Mortgage Loan Files and all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing.


         SMI hereby acknowledges receipt from Saxon of cash in the amount of $_________________, which cash, together with the Class C Certificates and 99.99% of the Class R Certificates, constitutes the purchase price for the Mortgage Loans as set forth in Section 2(a) of the Sales Agreement.


         Nothing in this Bill of Sale shall be construed to be a modification of, or limitation on, any provision of the Sales Agreement, including the representations, warranties and agreements set forth therein except that SMI, as of the date hereof, makes the following additional representations and warranties to Saxon concerning the Mortgage Loans.

         (a) All the representations and warranties made by SMI in the Sales Agreement are true and correct in all material respects as of the date hereof (subject, in the case of Schedule I delivered pursuant to the Sales Agreement, to such amendments thereto as were duly made on or before the date hereof).

         (b) Since the date of the Sales Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sales Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of SMI.

         Unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Trust Agreement.

         IN WITNESS WHEREOF, SMI has caused this Bill of Sale to be executed and delivered by its officer thereunto duly authorized as of the date above written.



                                            SAXON MORTGAGE, INC.


                                            By:  ______________________________
                                                 Charles E. Coudriet, President


         Saxon hereby acknowledges receipt from SMI of the Mortgage Loans identified on Schedules IA and IB to the Sales Agreement, subject to its right of inspection set forth in Section 3 of the Sales Agreement, and in payment of the Issuance Fee referred to in Section 9 of the Sales Agreement including, the deposit to the Interest Fund as provided in Section 4.03 of the Trust Agreement.

                                    SAXON ASSET SECURITIES COMPANY


                                    By:    ________________________________
                                           Bradley D. Adams, Vice President

                        EXHIBIT B TO THE SALES AGREEMENT
                REPRESENTATIONS AND WARRANTIES OF SAXON MORTGAGE


         Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Trust Agreement.

         SMI represents and warrants with respect to the Mortgage Loans being conveyed by it to Saxon (for purposes of this Exhibit, the "Mortgage Loans") as follows:

                  (1) SMI has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to Saxon.

                  (2) There is no litigation pending or, to SMI's knowledge, threatened against SMI that would reasonably be expected to (i) affect adversely the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement or (ii) have a material adverse effect on the financial condition of SMI.

                  (3) With respect to each Mortgage Loan, SMI has not acted to
         (i) modify the Mortgage Loan in any material respect, (ii) satisfy, cancel or subordinate the Mortgage Loan in whole or in part, (iii) release the related Mortgaged Premises in whole or in part from the lien of the Mortgage Loan or (iv) execute any instrument of release, cancellation, modification or satisfaction of the Mortgage Loans, except to the extent reflected in the Loan File.

                  (4) SMI has not assigned any interest or participation in the Mortgage Loans other than to Saxon (or, if any such interest or participation has been assigned, it will be released upon conveyance to Saxon). On the date of conveyance, SMI will be the sole owner of, and will have good and marketable title to, the Mortgage Loans, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by Saxon of the Mortgage Loans.

                  (5) With respect to each Mortgage Loan, SMI is in possession of each of the Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File and the Servicer Mortgage Loan File, except for such documents as have been delivered to Saxon (or its designee) or the applicable Servicer.

                  (6) The transfer, assignment and conveyance of the Notes and the Security Instruments by SMI pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (7) Each of the Mortgage Loans was underwritten in accordance with the standards described in the Prospectus Supplement.

                  (8) The full principal amount of the Mortgage Loans has been advanced to the Borrowers or advanced according to the direction of the Borrowers. The Borrowers have no option under the Security Instruments to borrow additional funds secured by the Security Instruments. The Scheduled Principal Balances of the Mortgage Loans are as represented by SMI to Saxon and are fully secured by the Security Instruments.

                  (9) All Mortgage Loan documentation, Mortgage Loan submission documentation and purchase documentation that have been submitted are, to the best of SMI's knowledge, complete and accurate and have been completed, executed and delivered in the form and manner as specified in the Guide. Each Note delivered to Saxon or its custodian is the original Note and is the only Note evidencing the related Mortgage Loan that has been manually signed by the Borrower except in those instances where a Lost Note Affidavit has been delivered to Saxon or its custodian. As of the date hereof, SMI has no knowledge of any default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents transferred to Saxon or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration. SMI has not waived any event of default or breach, violation or event of acceleration.

                  (10) All improvements located on each Mortgaged Premises lie within the boundary lines of the related Mortgaged Premises. There are no violations of applicable zoning laws or regulations.

                  (11) Each ARM Loan conforms, if applicable, to its stated Initial Note Rate, Index, Gross Margin, Interest Rate Change Dates, Index Value Dates, Payment Change Dates, Maximum Lifetime Note Rate, Periodic Rate Cap, Periodic Payment Cap, first Interest Rate Change Date, Initial Periodic Rate Cap, Initial Periodic Payment Cap, any pre-payment penalty, Minimum Gross Margin, and Minimum Lifetime Note Rate (as each such term is defined in the Servicer Guide). Each ARM Loan has been serviced pursuant to prudent servicing standards and FNMA or FHLMC standards. Installments of principal and interest are subject to change due to adjustments to the Note Rates, with interest calculated and payable in arrears, and are sufficient to amortize each Mortgage Loan fully by the stated maturity date, over an original term of thirty years from commencement of amortization. All provisions for the adjustment of Note Rates comply with state and federal law and the terms of the related Note.

                  (12) Upon default by a Borrower on a Mortgage Loan and the subsequent foreclosure on the Mortgaged Premises pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver "Good and Merchantable Title" to the Mortgaged Premises underlying that Mortgage Loan, except to the extent that the enforceability of remedies against such Borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity. There is no homestead exemption or other defense available to the Borrower that would prevent the sale of the Mortgaged Premises at a trustee's sale or impair the right of foreclosure.

                  (13) The property securing all Mortgage Loans conforms to applicable zoning and use restrictions, housing and building codes, and allows the Mortgage Loan to qualify as a "Residential Mortgage" as defined in Section 302 of the Emergency Home Finance Act of 1970,
         Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1954, as amended, and the rules and regulations promulgated under those acts.

                  (14) The Note is not secured by any collateral except the lien of the corresponding Security Instrument.

                  (15) No Mortgage Loan contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by SMI, the Borrower or anyone on behalf of the Borrower, or paid by any source other than the Borrower, or any other similar provisions currently in effect which may constitute a "buydown" provision. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

                  (16) In connection with the origination and servicing of each Mortgage Loan, all applicable federal, state and local laws and regulations including but not limited to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury, have been complied with by SMI and the entity from whom SMI purchased such Mortgage Loans. All levied assessments not part of the general tax bill have been paid in full before or at closing of each Mortgage Loan.

                  (17) SMI has no knowledge of any relief requested or allowed to any Borrower under the Soldiers' and Sailors' Civil Relief Act of 1940.

                  (18) All information regarding the Mortgage Loans that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Premises or Mortgage Loan and of which SMI is aware has been provided by SMI to Saxon.

                  (19) All amounts, with respect to the Mortgage Loans, received after the Cut-Off Date and to which SMI is not entitled will be deposited into the Asset Proceeds Account.

                  (20) SMI did not use adverse selection procedures in selecting the Mortgage Loans to be sold to Saxon.

                  (21) There is in effect with respect to each Mortgage Loan identified on Schedule II a policy of Primary Mortgage Insurance issued by the mortgage insurance company specified therein; all the information set forth in Schedule II is true and correct.

                  (22) The information set forth in Schedule I is true and correct in all material respects as of the Cut-off Date.

                  (23) The consideration received by SMI upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for the Mortgage Loans. SMI will treat the transfer of the Mortgage Loans to Saxon as a sale for accounting purposes.

                  (24) SMI is not, and does not expect with the passage of time to become, insolvent or bankrupt. The sale of the Mortgage Loans will not cause SMI to become insolvent and is not undertaken with the intent to hinder, delay or defraud any of SMI's creditors.

                  (25) SMI intends to relinquish all rights to possess, control and monitor the Mortgage Loans. SMI will have no right to modify or alter the terms of the Mortgage Loans, and SMI will have no right or obligation to repurchase any Mortgage Loan or substitute another mortgage loan for any Mortgage Loan, except as provided in Sections 3(d), 3(e), 3(f), 7(b) and 7(d) of the Sales Agreement

                  (26) As of the date hereof, no Borrower is subject to bankruptcy or insolvency proceedings, and, to the best of SMI's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in such Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.

                  (27) Each Mortgage Loan was originated (in some instances, within the meaning of the ComFed Savings Bank no-action letter (Sept. 28, 1988)) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a Federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (28) Each Security Instrument securing a Mortgage Loan has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                  (29) Each Security Instrument securing a Mortgage Loan has been duly recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Premises are located, or SMI has obtained an Opinion of Counsel that no recording or filing is necessary in order to make effective the lien and security interest intended to be created thereby.

                  (30) If the Security Instrument securing a Mortgage Loan does not name SMI as the holder, then a valid and recordable Assignment assigning to SMI the Security Instrument underlying the Mortgage Loan has been duly recorded in the appropriate governmental recording office for the jurisdiction in which the Mortgaged Premises are located, and SMI has delivered to Saxon the original copy of such Assignment with appropriate evidence that such Assignment has been duly recorded or a copy of the original Assignment together with a certificate from an Officer of SMI certifying that such Assignment has been recorded in the appropriate governmental recording office, but that such recorded Assignment has not been returned to SMI; provided, however, that such Assignment shall not be required to have been recorded if Seller shall have obtained an Opinion of Counsel that no recording is necessary in order to make effective the assignment intended to be created thereby.

                  (31) A Title Insurance Policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of Title Insurance Policy) with respect to each Mortgage Loan (other than a Junior Mortgage Loan described below), is valid and binding and remains in full force and effect and insures SMI, its successors or assigns as holding a lien for the full principal amount of such Mortgage Loan with respect to a Junior Mortgage Loan with a principal balance of $50,000 or less where the senior mortgage loan is held by an institutional lender such as a bank, other financial institution or mortgage company, no Title Insurance Policy may have been issued so long as SMI has determined that the Borrower has valid title to the Mortgaged Premises based on the property profile or a title report.

                  (32) There are no mechanic's or other liens against the Mortgaged Premises that are superior to or equal to the lien of the Mortgage Loan, except such liens as are expressly insured against by a Title Insurance Policy.

                  (33) A Hazard Insurance Policy is in full force and effect as required by the Guide, and Flood Insurance coverage is in effect if required by the Guide. Such insurance policies contain a mortgagee clause insuring SMI, its successors and assigns. If Mortgage Insurance is required, all conditions necessary for the effectiveness thereof have been satisfied, and the Mortgage Insurance is valid and in full force and effect and meets the requirements of the Guide. Such Mortgage Insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments. To the best of SMI's knowledge, no events have occurred since the Mortgage Insurance was issued that would reduce the stated coverage of the Mortgage Insurance.

                  (34) All taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof on the future.

                  (35) There has been no casualty damage to the Mortgaged Premises, except such as is expressly referenced in the Appraisal, nor is any condemnation proceeding, either in whole or in part, pending or threatened.

                  (36) With respect to a deed of trust, the trustee named in the Mortgage Loan Documents is authorized to serve as such in the applicable jurisdiction. No fees or expenses are payable by SMI or Saxon to such trustee pursuant to a deed of trust other than any applicable trustee's expenses incurred after a default.

                  (37) An appraisal of each Mortgaged Premises was made by an appraiser who either (i) met the minimum qualifications of FNMA or FHLMC for appraisers, and each appraisal was completed on a form satisfactory to FNMA and FHLMC and includes information concerning comparable property values or (ii) at the time that the appraisal was made, was certified in the state in which the Mortgaged Premises are located.

                  (38) No Mortgage Loan is secured by a leasehold estate.

                  (39) Taking into account the specific characteristics of the various Mortgage Loans: (1)(A) the Servicing Fee Rate for each Mortgage Loan and (B) all other amounts such as late charges, prepayment fees, penalty interest, assumption fees or interest earnings (the "Additional Amounts") that the applicable Servicer and any subservicer retained by such Servicer are entitled to receive, represent a reasonable and customary servicing fee for servicing and other duties required to be performed by such Servicer and the subservicers; and (2) the Servicing Fee and the Additional Amounts will be divided between each Servicer and any subservicers retained by it in such proportions that the amounts retained by each Servicer and each subservicer will represent a reasonable and customary servicing fee for the performance of the Mortgage Loan servicing and other duties required to be performed by each of them.

                  (40) There is no offset, defense or counterclaim to any Note or Security Instrument, including any offset, defense or counterclaim that would excuse or lessen the obligation of the Borrower to pay the unpaid principal or interest on such Note.

                  (41) Not more than 1% of the Mortgage Loans were more than 30 days delinquent as of the Cut-Off Date.

                  (42) No more than 5.2% of the Mortgage Loans in the Fixed Rate Group are secured by second liens, none of the Mortgage Loans in the Variable Rate Group is secured by second liens and none of the Mortgage Loans is secured by third liens. With respect to any Mortgage Loan (i) which is a Junior Mortgage Loan with a balance of $50,000 or less and
         (ii) as to which there is not a Title Insurance Policy or a written commitment to issue a Title Insurance Policy or a certified copy and
         (ii) the related senior mortgage is held by an institutional lender such as a bank, other financial institution or mortgage company, the Seller has determined based on a review of a property profile or title report acceptable to such Seller that the Borrower has valid title to the Mortgaged Premises.

                  (43) The Security Instrument with respect to 29.10% of the Mortgage Loans contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loans if the related Mortgaged Premises is sold or transferred without the prior written consent of the Mortgagee thereunder, at the option of the Mortgagee. This provision provides that the Mortgagee cannot exercise its option if either (i) the exercise of such option is prohibited by federal law or (ii) (A) the Borrower causes to be submitted to the Mortgagee information required by the Mortgagee to evaluate the intended transferee as if a new loan were being made to such transferee and (B) the Mortgagee reasonably determines that the Mortgagee's security will not be impaired by the assumption of such Mortgage Loan by the transferee and that the risk of breach of any covenant or agreement in the Mortgage Loan Documents is acceptable to the Mortgagee. To the best of SMI's knowledge, such provisions are enforceable.

                  (44) To the best of SMI's knowledge, no funds provided to a borrower from a Junior Mortgage Loan were concurrently used as a down payment for a first Mortgage Loan.

                  (45) With respect to each Junior Mortgage Loan: (a) the indebtedness secured by the related prior lien requires equal monthly payments and does not provide for a balloon payment; (b) at the time of origination, the related prior lien was not more than 30 days delinquent; (c) either (i) no consent for the making of such Junior Mortgage Loan was required by the holder of the related prior lien or
         (ii) such consent was obtained and has been delivered to the Trustee; and (d) SMI has not received, and is not aware of, a notice of default of any senior mortgage loan which has not been cured.

                  (46) Each Junior Mortgage Loan had a combined loan-to-value ratio not greater than 90%; for the purpose of calculating the combined loan-to-value ratio, the maximum principal of any mortgage loan providing for negative amortization was used.

                  (47) None of the Mortgage Loans is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either "consumer credit contracts" or purchase money loans" as such terms are defined in 16 CFR 433.1.

                                  Schedule III
            Mortgage Loans for which first payment to the Trust will
                              be after July 1, 1997


Loan Number    Borrower 1           Original Amount   Current Balance   Current Balance Date  First Payment Date
10009685       DECKER, KENNETH        $45,650.00         $45,650.00         01-Jun-97              01-Aug-97
10009683       HAMILTON, CHARLES      $34,000.00         $34,000.00         01-Jun-97              01-Aug-97
10009680       MCKEON, JAMES          $40,500.00         $40,500.00         01-Jun-97              01-Aug-97
10009674       BULLOCK, JO-ANN        $78,400.00         $78,400.00         01-Jun-97              01-Aug-97
10009657       HOWARD, THERMON        $87,300.00         $87,300.00         01-Jun-97              01-Aug-97
--------                                                 ----------
        5                                               $285,850.00

                         SAXON ASSET SECURITIES COMPANY
                            ASSET BACKED CERTIFICATES

                        STANDARD TERMS TO TRUST AGREEMENT
                             (January 1997 Edition)

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT.............................................................................................1
ARTICLE I DEFINITIONS.............................................................................................1
         Section 1.01.  Defined Terms.............................................................................1
         Section 1.02.  Section References; Calculations; Ratings; Consents; Certain References..................15
         Section 1.03.  Certain Matters Relating to any Certificate Insurance Policy.............................15
ARTICLE II MORTGAGE LOAN FILES...................................................................................16
         Section 2.01.  Mortgage Loan Files......................................................................16
         Section 2.02.  Acceptance by the Trustee................................................................17
         Section 2.03.  Purchase or Substitution of Mortgage Loans by a Seller, a Servicer or Saxon..............19
         Section 2.04.  Representations and Warranties of Saxon..................................................22
         Section 2.05.  Representations and Warranties of the Master Servicer....................................23
ARTICLE III ADMINISTRATION OF THE TRUST..........................................................................24
         Section 3.01.  Master Servicer Custodial Account........................................................24
         Section 3.02.  Asset Proceeds Account...................................................................25
         Section 3.03.  Issuing REMIC Accounts...................................................................26
         Section 3.04.  Advances by Master Servicer and Trustee..................................................27
         Section 3.05.  Month End Interest.......................................................................28
         Section 3.06.  Trustee to Cooperate; Release of Mortgage Files..........................................28
         Section 3.07.  Reports to the Trustee; Annual Compliance Statements.....................................29
         Section 3.08.  Title, Management and Disposition of REO Properties......................................29
         Section 3.09.  Amendments to Servicing Agreements; Modification of the Guide............................32
         Section 3.10.  Oversight of Servicing...................................................................32
         Section 3.11.  Credit Enhancement.......................................................................33
ARTICLE IV REPORTING/REMITTING TO CERTIFICATEHOLDERS.............................................................33
         Section 4.01.  Statements to Certificateholders.........................................................33
         Section 4.02.  Remittance Reports.......................................................................33
         Section 4.03.  Compliance with Withholding Requirements.................................................34
         Section 4.04.  Reports to the Clearing Agency...........................................................34
         Section 4.05.  Preparation of Regulatory Reports........................................................34
ARTICLE V THE POOLING INTERESTS AND THE CERTIFICATES.............................................................35
         Section 5.01.  Pooling REMIC Interests..................................................................35
         Section 5.02.  The Certificates.........................................................................35
         Section 5.03.  Book-Entry Certificates..................................................................36
         Section 5.04.  Registration of Transfer and Exchange of Certificates....................................36
         Section 5.05.  Restrictions on Transfers................................................................37
         Section 5.06.  Mutilated, Destroyed, Lost or Stolen Certificates........................................38
         Section 5.07.  Persons Deemed Owners....................................................................39
         Section 5.08.  Paying Agent.............................................................................39
ARTICLE VI SAXON AND THE MASTER SERVICER.........................................................................39
         Section 6.01.  Liability of, and Indemnification by, Saxon and the Master Servicer......................39
         Section 6.02.  Merger or Consolidation of Saxon or the Master Servicer..................................40
         Section 6.03.  Limitation on Liability of Saxon, the Master Servicer and Others.........................40
         Section 6.04.  Resignation of the Master Servicer.......................................................40
         Section 6.05.  Compensation to the Master Servicer......................................................40
         Section 6.06.  Assignment or Delegation of Duties by Master Servicer....................................40
ARTICLE VII TERMINATION OF SERVICING AND MASTER SERVICING ARRANGEMENTS...........................................41
         Section 7.01.  Termination and Substitution of Servicing Agreements.....................................41
         Section 7.02.  Termination of Master Servicer; Trustee to Act...........................................41
         Section 7.03.  Notification to Certificateholders.......................................................43
ARTICLE VIII CONCERNING THE TRUSTEE..............................................................................43
         Section 8.01.  Duties of Trustee........................................................................43
         Section 8.02.  Certain Matters Affecting the Trustee....................................................44
         Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans....................................45
         Section 8.04.  Trustee May Own Certificates.............................................................45
         Section 8.05.  Trustee's Fees...........................................................................45
         Section 8.06.  Eligibility Requirements for Trustee.....................................................46
         Section 8.07.  Resignation and Removal of the Trustee...................................................46
         Section 8.08.  Successor Trustee........................................................................47
         Section 8.09.  Merger or Consolidation of Trustee.......................................................47
         Section 8.10.  Appointment of Trustee or Separate Trustee...............................................47
         Section 8.11.  Appointment of Custodians................................................................48
         Section 8.12.  Trustee May Enforce Claims Without Possession of Certificates............................48
ARTICLE IX TERMINATION OF THE TRUST; PURCHASE OF CERTIFICATES....................................................48
         Section 9.01.  Termination of Trust.....................................................................48
         Section 9.02.  Optional Termination.....................................................................49
         Section 9.03.  Optional Purchase........................................................................49
         Section 9.04.  Termination Upon Loss of REMIC Status....................................................49
         Section 9.05.  Disposition of Proceeds..................................................................50
ARTICLE X REMIC TAX PROVISIONS...................................................................................51
         Section 10.02.  Prohibited Activities...................................................................52
ARTICLE XI MISCELLANEOUS PROVISIONS..............................................................................53
         Section 11.01.  Amendment of Trust Agreement............................................................53
         Section 11.02.  Recordation of Agreement; Counterparts..................................................53
         Section 11.03.  Limitation of Rights of Certificateholders..............................................53
         Section 11.04.  Governing Law...........................................................................54
         Section 11.05.  Notices.................................................................................54
         Section 11.06.  Severability of Provisions..............................................................54
         Section 11.07.  Sale of Mortgage Loans..................................................................54
         Section 11.08.  Notice to Rating Agency.................................................................55


Exhibit A-1    Form of Initial Certification
Exhibit A-2    Form of Final Certification
Exhibit B      Form of Recordation Report
Exhibit C      Form of Remittance Report
Exhibit D      Form of Rule 144A Agreement-QIB Certification
Exhibit E      Form of Transferee Agreement
Exhibit F      Form of Benefit Plan Affidavit
Exhibit G      Form of Residual Transferee Agreement
Exhibit H-1    Form of Disqualified Organization Affidavit
Exhibit H-2    Form of Disqualified Organization Affidavit


                             PRELIMINARY STATEMENT

         Saxon Asset Securities Company ("Saxon"), a bank or mortgage banking company, as administrative agent (in such capacity, the "Master Servicer"), and a bank or trust company, as trustee (the "Trustee"), have entered into a Trust Agreement (the "Trust Agreement") that provides for the issuance of a series of asset backed certificates (the "Certificates") that in the aggregate evidence the entire interest in mortgage-related assets and certain other property owned by the trust created by the Trust Agreement (the "Trust"). These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in the Trust Agreement and as hereinafter set forth, Saxon, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
        Section 1.01.  Defined Terms

        Except as otherwise specified or as the context may otherwise require, the following capitalized terms shall, whenever used in the Trust Agreement, have the respective meanings assigned to them in this Section 1.01. Capitalized terms used but not defined in the Trust Agreement shall have the respective meanings assigned to them in the Guide.

        "Advance": With respect to any Mortgage Loan, any advance of principal and interest, taxes, insurance or expenses made by a Servicer, the Master Servicer, the Trustee or an Insurer.

        "Affiliate": Any person or entity controlling, controlled by or under common control with Saxon or the Master Servicer ("control" meaning the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" having meanings correlative to the foregoing).

        "Annual Compliance Statement": The Officer's certificate required to be delivered annually by the Master Servicer pursuant to Section 3.07 hereof.

        "ARM Loan": An "adjustable rate" Mortgage Loan, the Mortgage Interest Rate of which is subject to periodic adjustment in accordance with the terms of the related Mortgage Note.

        "Asset Proceeds Account": The account or accounts created and maintained for the Trust pursuant to Section 3.02 hereof.

        "Basis Limit Amount": With respect to a Mortgage Loan purchased from a REMIC, an amount equal to the REMIC's adjusted federal income tax basis in such Mortgage Loan as of the date on which the purchase occurs as set forth in a certificate of an Officer of the Master Servicer, which certificate shall be delivered to the Trustee in connection with any purchase of a Mortgage Loan.

        "Beneficial Owner": With respect to a Book-Entry Certificate, the Person who is registered as owner of such Certificate in the books of the Clearing Agency for such Certificate or in the books of a Person maintaining an account with such Clearing Agency.

        "Benefit Plan Affidavit": An affidavit substantially in the form of Exhibit F attached hereto.

        "Benefit Plan Opinion": An Opinion of Counsel satisfactory to the Master Servicer and the Trustee (and upon which Saxon, the Master Servicer, the Tax Matters Person and the Trustee are authorized to rely) to the effect that the proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations, (ii) give rise to any fiduciary duty under ERISA on the part of Saxon, a Servicer, the Master Servicer or the Trustee or (iii) result in, or be treated as, a prohibited transaction under Section 406 or 407 of ERISA or section 4975 of the Code (which opinion shall not be a cost or expense of Saxon, the Master Servicer, the Tax Matters Person or the Trustee).

        "Book-Entry Certificates": Each Class of Certificates, if any, specified as such in the Trust Agreement.

        "Borrower": With respect to each Mortgage Loan, the individual or individuals or any Servicer obligated to repay the related Mortgage Note.

        "Business Day": Unless otherwise provided in the Trust Agreement, any day that is not a Saturday, Sunday, or a day on which the Certificate Insurer or commercial banking institutions in New York City or the city in which the Corporate Trust Office of the Trustee, or the Paying Agent is located are authorized or obligated by law or executive order to be closed.

        "Certificate": Any asset backed certificate designated in the Trust Agreement.

        "Certificate Guaranty Insurance Policy" means any certificate or financial guaranty insurance policy identified in the Trust Agreement.

        "Certificate Insurer" means the issuer, if any, of a Certificate Guaranty Insurance Policy with respect to the Certificates named in the Trust Agreement.

        "Certificate Insurer Default": The existence and continuance of any of the following:

         (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policies in accordance with their terms; or

         (b) (i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of any substantial part of the Certificate Insurer's property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

        (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action;

provided, however, the Certificate Insurer's rights shall be reinstated following a cure, to the satisfaction of the Trustee, of any Certificate Insurer Default.

        "Certificate of Title Insurance": A certificate of title insurance issued pursuant to a master title insurance policy.

        "Certificate Principal Balance": Unless otherwise provided in the Trust Agreement, with respect to each Class of Certificates, on any Distribution Date, the aggregate principal amount, if any, of such Class of Certificates immediately prior to such Distribution Date (or, in the case of the first Distribution Date, an amount equal to the aggregate initial principal amount of such Class of Certificates as of the Closing Date) less the amounts to be applied on such Distribution Date to reduce the aggregate principal amount of such Class of Certificates in accordance with the Trust Agreement plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order (except, for purposes of effecting the Certificate Insurer's subrogation rights, any payment made by the Certificate Insurer with respect to principal of the Certificates shall not be taken into account).

        "Certificate Register": The register maintained pursuant to the related Trust Agreement.

        "Certificate Registrar": The registrar designated in the related Trust Agreement, or appointed pursuant to Section 5.02 hereof.

        "Certificateholders": The holders of the Certificates as recorded on the Certificate Register.

        "Class":  The Certificates of a Series bearing the same designation.

        "Clearing Agency": The Depository Trust Company or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the SEC thereunder.

        "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

        "Closing Date": The date on which Certificates are issued by a Trust as set forth in the Trust Agreement.

        "Code":  The Internal Revenue Code of 1986, as amended.

        "Collateral": With respect to any Mortgage Loan, the Mortgaged Premises and any real property (other than the related Mortgaged Premises), personal property, securities, cash, instruments, contracts, or other documents, if any, constituting or evidencing collateral pledged as additional security for such Mortgage Loan.

        "Converted Mortgage Loan": An ARM Loan with respect to which the Borrower has complied with the applicable requirements of the related Mortgage Note to convert the Mortgage Interest Rate relating thereto to a fixed rate of interest (and with respect to which the related Servicer has processed such conversion).

        "Cooperative Loan": A Mortgage Loan that is secured by a first lien against (i) shares issued by a cooperative housing corporation and (ii) the related Borrower's leasehold interest in a cooperative dwelling unit owned by such cooperative housing corporation.

        "Corporate Trust Office": The principal corporate trust office of the Trustee, any Paying Agent or any Certificate Registrar at which at any particular time its corporate trust business shall be administered.

        "Credit Enhancement": Any certificate guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, special hazard fund, mortgagor bankruptcy fund, reserve fund, letter of credit, Certificate Guaranty Insurance Policy, third party guaranty or other form of insurance specified in the Trust Agreement that is obtained by or on behalf of Saxon with respect to the Certificates.

        "Credit Enhancement Fee": With respect to each form of Credit Enhancement, the monthly premium or fee that is payable to the provider of such Credit Enhancement as specified in the Trust Agreement.

        "Credit Enhancement Fee Rate": With respect to each form of Credit Enhancement, each Mortgage Loan and each Distribution Date, an amount equal to the Credit Enhancement Fee with respect to the related Certificates, divided by the aggregate Scheduled Principal Balance of the related Mortgage Loans.

        "Custodian": The Custodian identified in the Trust Agreement that shall hold all or a portion of the Trustee Mortgage Loan Files with respect to the Certificates.

        "Cut-Off Date":  The date specified as such in the Trust Agreement.

        "Defect Discovery Date": With respect to a Mortgage Loan, the date on which either the Trustee or the Master Servicer first discovers a Qualification Defect affecting such Mortgage Loan.

        "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

        "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee or the Master Servicer on behalf of the Trust shall not be considered to Directly Operate an REO Property solely because the Trustee or the Master Servicer on behalf of the Trust establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or maintenance with respect to such REO Property.
                                       3

        "Disqualified Organization": Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (vii) any other entity identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

        "Disqualified Organization Affidavit": If provided by a Non-U.S. Person, an affidavit substantially in the form of Exhibit H-1 attached hereto, and, if provided by a U.S. Person, an affidavit substantially in the form of Exhibit H-2 attached hereto.

        "Distribution Account": With respect to any Double REMIC Series, an Eligible Account established and maintained with the Paying Agent by the Trustee for the Issuing REMIC. Unless otherwise provided in the Trust Agreement, the Distribution Account shall be considered an asset of the Issuing REMIC.

        "Distribution Date": Unless otherwise provided in the Trust Agreement, the 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing in the month following the Closing Date.

        "Double REMIC Series": A Series with respect to which two REMIC elections are made to form an Issuing REMIC and a Pooling REMIC.

        "Due Date":  The first day of the month of the related Distribution
Date.

        "Due Period": Unless otherwise provided in the Trust Agreement, (i) the period from but excluding the Cut-Off Date to and including the first day of the month in which the first Distribution Date occurs and (ii) each period thereafter from and including the second day of a month to and including the first day of the following month.

        "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term or short-term unsecured debt obligations of which (or a federal or state chartered depository institution or trust company that is the principal subsidiary of a holding company the long-term or short-term unsecured debt obligations of which), respectively, are rated by each Rating Agency in one of its two highest long-term rating categories and its highest short-term rating category at the time any amounts are held on deposit therein or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company, acting in the capacity of a trustee, paying agent or master servicer, in a manner acceptable to each Rating Agency in respect of mortgage pass-through certificates rated in one of its two highest rating categories. Eligible Accounts may be interest-bearing accounts or the funds therein may be invested in Permitted Investments. If qualified under this definition, accounts maintained with the Trustee may constitute Eligible Accounts.

        "ERISA": The Employee Retirement Income Securities Act of 1974, as amended.

        "Event of Default": An event with respect to the Master Servicer described in Section 7.02 hereof.

        "Exchange Act":  The Securities Exchange Act of 1934, as amended.

        "Final Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A-2 attached hereto provided by the Trustee (or the Custodian) on or before the first anniversary of the Closing Date pursuant to Section 2.02(c) hereof.

        "Final Distribution Date": The meaning set forth in Section 9.03 hereof.

        "Fiscal Year": Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall run from January 1 (or from the Closing Date, in the case of the first fiscal year) through the last day of December.

        "FNMA Guidelines": The provisions contained in the guide for selling and servicing first lien residential mortgage loans issued from time to time by the Federal National Mortgage Association.

        "Fraud Losses": Losses on Mortgage Loans resulting from fraud, dishonesty or misrepresentation in the origination of such Mortgage Loans.

        "Gross Margin": With respect to each ARM Loan, the fixed percentage specified in the related Mortgage Note that is added to or subtracted from the Index to determine the Mortgage Interest Rate for such ARM Loan.

        "Guide": Unless otherwise provided in the Trust Agreement, the SMI Seller/Servicer Guide, as supplemented and amended from time to time through the Closing Date.

        "Holders": The holders of the Certificates as recorded on the Certificate Register.

        "Home Improvement Loan": A mortgage loan that is made to finance actions or items that substantially protect or improve the basic livability or utility of a residential property and that is secured by a lien on such residential property.

        "Independent Contractor": Either (i) any Person (other than the Trustee or the Master Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that, in applying such section, more than 35% of the outstanding principal balance of any Class shall be deemed to be more than 35% of the certificates of beneficial interest of the Trust), so long as the Trust does not receive or derive any income from such Person, the relationship between such Person and the Trust is at arm's length and such Person is not an employee of the Trust, the Trustee or the Master Servicer, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Trustee or the Master Servicer) upon receipt by the Trustee of an Opinion of Counsel, the expense of which shall constitute an Advance if borne by a Servicer or a subservicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents From Real Property.

        "Index": With respect to each ARM Loan, the index rate specified in the related Mortgage Note to which or from which the Gross Margin is added or subtracted, in accordance with the terms of such Mortgage Note, to determine the Mortgage Interest Rate for such ARM Loan.

        "Initial Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A-1 attached hereto provided by the Trustee (or the Custodian) on the Closing Date pursuant to Section 2.02(b) hereof.

        "Initial Mortgage Loans": Any of the Mortgage Loans listed on the Mortgage Loan Schedule attached to the Trust Agreement.

        "Initial Optional Termination Date":  As defined in the Trust Agreement.

        "Insurance Proceeds": The proceeds paid by any Insurer pursuant to an insurance policy covering any Mortgage Loan, less the expenses of recovering such proceeds and any Non-Recoverable Advances made with respect to such Mortgage Loan.

        "Insurer": Any issuer of an insurance policy relating to the Mortgage Loans.

        "Interest Fund": An Eligible Account that may be established for the purpose of making interest payments on Mortgage Loans for which the Trust is not due any payments until after the first Distribution Date. The amount of the Interest Fund, if any, shall be set forth in the Trust Agreement. The Interest Fund shall not be an asset of any REMIC but shall be for the benefit of the Certificateholders.

        "Interest Shortfall": Month End Interest Shortfall and Soldiers' and Sailors' Shortfall.

        "Issuing REMIC": With respect to any Double REMIC Series, unless otherwise provided in the Trust Agreement, the REMIC consisting primarily of the Distribution Account and the Subaccounts of such Distribution Account.

        "Junior Mortgage Loan": Any Mortgage Loan with respect to which the related Security Instrument constitutes a lien of other than first priority on the related Collateral.

        "Letter of Credit": A letter of credit issued to the Trustee and its successors or assigns by any Person whose long-term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories.

        "Liquidation Proceeds": The proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults by the related Borrower (including any insurance or guarantee proceeds with respect to such Mortgage
Loan), less the expenses of such liquidation and any Advances made with respect to such Mortgage Loan.

        "Loan to Value Ratio": With respect to any Mortgage Loan, the ratio that results when the Unpaid Principal Balance of such Mortgage Loan is divided by the fair market value of the related Mortgaged Premises. For purposes of determining that ratio, the fair market value of the Mortgage Premises must be reduced by (i) the full amount of any lien on such Mortgaged Premises that is senior to the Mortgage Loan and (ii) a pro rata portion of any lien on such Mortgaged Premises that is in parity with the Mortgage Loan.

        "Master Servicer": The bank or mortgage banking company identified as such in the Trust Agreement.

        "Master Servicer Advance Amount": The amount, if any, specified as such in the Trust Agreement.

        "Master Servicer Compensation": The Master Servicing Fee and any additional compensation payable to the Master Servicer as specified in Section
6.05 hereof.

        "Master Servicer Custodial Account":  The account described in Section
3.01 hereof.

        "Master Servicer Errors and Omissions Insurance Policy": If the Master Servicer is not a national banking association, an insurance policy in an amount and otherwise in form and substance acceptable under FNMA Guidelines insuring the Master Servicer as the named insured against liability for damages arising out of errors, omissions or mistakes committed in the performance of the services and other obligations required of the Master Servicer under the Trust Agreement and, if permitted by the issuer of such policy, naming the Trustee as an additional insured, and containing a severability of interests provision but no other exclusion or other provision that would limit the liability of any insured to any other insured.

        "Master Servicer Fidelity Bond": If the Master Servicer is not a national banking association, a fidelity bond issued by an insurer and in form and substance acceptable under FNMA Guidelines (i) under which such insurer agrees to indemnify the Master Servicer for all losses sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's directors, officers or employees and (ii) which provides for limits of liability for each such director, officer or employee of not less than an amount required by such guidelines.

        "Master Servicer Remittance Date": Unless otherwise provided in the Trust Agreement, (i) each Distribution Date, if the Asset Proceeds Account and the Master Servicer Custodial Account are maintained at the same bank, or (ii) the Business Day preceding each Distribution Date, if such accounts are not maintained at the same bank.

        "Master Servicer Reporting Date": Unless otherwise provided in the Trust Agreement, the close of business on the third Business Day preceding each Distribution Date.

        "Master Servicing Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the preceding Due Date.

        "Master Servicing Fee Rate": The rate specified as such in the Trust Agreement.

        "Maximum Lifetime Mortgage Interest Rate": With respect to each ARM Loan, the interest rate, if any, set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

        "Minimum Lifetime Mortgage Interest Rate": With respect to each ARM Loan, the interest rate, if any, set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

        "Month End Interest": With respect to any Mortgage Loan liquidated or prepaid during a Prepayment Period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and the interest actually received by the Servicer with respect to such

Mortgage Loan, in each case net of the Servicing Fee applicable thereto. No Month End Interest shall accrue with respect to a prepayment of a Mortgage Loan or to Liquidation Proceeds received on account of any Mortgage Loan during the period from the first day of a month through the last day of the Prepayment Period ending during such month.

        "Month End Interest Shortfall": The amount of Month End Interest not paid by a Servicer or the Master Servicer.

        "Monthly Payment": With respect to any Mortgage Loan and any month, the scheduled payment of principal and interest due in such month under the terms of the related Mortgage Note.

        "Monthly Statement": The statement required to be prepared and delivered to the Trustee by the Master Servicer on or before each Master Servicer Reporting Date as described in Section 4.01 hereof.

        "Mortgage Interest Rate": With respect to any Mortgage Loan, the annual interest rate required to be paid by the related Borrower under the terms of the related Mortgage Note.

        "Mortgage Loan": Any of the Single Family Loans, Multi-Family Loans, Home Improvement Loans, or Cooperative Loans sold by Saxon to the Trust and listed on the Mortgage Loan Schedule to the Trust Agreement or any Subsequent Sales Agreement and any loans substituted therefor pursuant to the terms of the Trust Agreement.

        "Mortgage Loan Schedule": The schedule(s) of the Mortgage Loans which are attached to the Trust Agreement, in the case of the Initial Mortgage Loans, and to the Subsequent Sales Agreement(s) in the case of Subsequent Mortgage Loans, and set forth for each Mortgage Loan (i) the Servicer (Saxon) Loan Number, (ii) the Borrower's name, (iii) the original principal balance, (iv) the Scheduled Principal Balance as of the Cut-Off Date and (v) such additional information as may be reasonably requested by the Trustee, the Master Servicer or any Certificate Insurer.

        "Mortgage Note": The note or other evidence of indebtedness of a Borrower with respect to a Mortgage Loan.

        "Mortgaged Premises": With respect to any Mortgage Loan other than a Cooperative Loan, the real property or the leasehold interest, together with any improvements thereon, securing the indebtedness of the Borrower under such Mortgage Loan. With respect to any Cooperative Loan, the shares issued by a cooperative housing corporation that secure the indebtedness of the Borrower under such Cooperative Loan.

        "Mortgagor Bankruptcy Fund": A fund consisting of: (i) a surety bond, insurance policy, Letter of Credit, guarantee or other credit instrument, issued by an insurance company, surety company, bank, trust company, savings and loan association, financial institution or other Person or (ii) cash, Permitted Investments or a Class of Certificates or portion thereof held by or on behalf of the Trust. The Mortgagor Bankruptcy Fund will not be considered an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders. The owner of the Mortgagor Bankruptcy Fund will be identified in the Trust Agreement and, to the extent provided in the REMIC Provisions, any amounts transferred by a REMIC to such fund shall be treated as amounts distributed by such REMIC to the owner of such fund.

        "Mortgagor Bankruptcy Losses": Losses resulting from any court ordered reduction in the valuation of the Collateral securing a Mortgage Loan or changes in the repayment terms of a Mortgage Loan in conjunction with a bankruptcy proceeding of a Borrower or otherwise.

        "Multi-Family Loan": A mortgage loan that is secured by a lien on a rental apartment building, a cooperative housing corporation or a mixed commercial and residential use property.

        "Negative Amortization Amount": With respect to each Mortgage Loan, the excess, if any, of interest accrued at the related Mortgage Interest Rate for any month over the greater of (i) the amount of the Monthly Payment for such month and (ii) the interest received in respect of such month.

        "Net Rate": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan and Distribution Date, the related Mortgage Interest Rate less the sum of the Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate and the Credit Enhancement Fee Rate relating thereto.

        "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust (if the Trustee, the Master Servicer, a Servicer or an agent of the foregoing has the right to renegotiate the terms of such lease).

        "Non-Recoverability Certificate": The meaning set forth in Section 3.04 hereof.

        "Non-Recoverable Advance": Any Advance or proposed Advance that the Master Servicer or the Trustee, as the case may be, has determined to be non-recoverable in accordance with Section 3.04 hereof.

        "Non-U.S. Person": A foreign person within the meaning of Treasury regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income) who would be subject to United States income tax withholding pursuant to section 1441 or 1442 of the Code and the Treasury regulations thereunder on income derived from a Residual Interest.

        "Officer": With respect to the Trustee, Custodian, Paying Agent, Certificate Registrar or Master Servicer, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, and also to whom, with respect to a particular corporate trust matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or the controller of such Person.

        "Opinion of Counsel": A written opinion of counsel, who may be counsel for Saxon or the Master Servicer, acceptable to the Trustee, the Certificate Insurer and the Master Servicer. Except with the consent of each Rating Agency and the Certificate Insurer, an Opinion of Counsel may not be delivered by in-house counsel of the entity required to deliver such opinion.

        "Pass-Through Rate": With respect to each Class of Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

        "Paying Agent": The paying agent designated in the related Trust Agreement or appointed pursuant to Section 5.08 hereof.

        "Percentage Interest": With respect to any Certificate to which a principal balance is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class as of the Closing Date. With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

        "Permitted Investments": Except as otherwise provided in the Trust Agreement, the following investments:

               (a) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (b) senior debt obligations and mortgage participation certificates of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

               (c) repurchase obligations of a depository institution or trust company (acting as principal) (the collateral for which is held by a third party or the Trustee) with respect to any security described in clauses (a) or (b) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and its highest short-term unsecured debt rating category;

               (d) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and the short term unsecured debt rating of such bank or trust company at the date of acquisition thereof by each Rating Agency is the highest short term unsecured debt rating by each Rating Agency;

               (e) any other demand, money market or time deposit or obligation, interest-bearing or other security or investment earning a return in the nature of interest that would not adversely affect the then current rating of the Certificates by any Rating Agency (without regard to the existence of any Credit Enhancement); and

               (f)     any other investment approved by the Certificate Insurer;

provided, however, that no investment described above shall constitute a Permitted Investment if such investment evidences either the right to receive
(i) only interest with respect to the obligations underlying such instrument or
(ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and, provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures on or before the Business Day preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, on or before such Distribution Date).

        "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government or agency or political subdivision thereof or any other entity.

        "Plan": Any "employee benefit plan" within the meaning of Section 3(3) of ERISA, any retirement arrangement (including individual retirement accounts, individual retirement annuities and Keogh plans), and any collective investment funds, separate accounts, insurance company general accounts and similar pooled investment funds in which such plans or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

        "Plan Asset Regulations": The United States Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, as amended from time to time.

        "Plan Investor": Any Plan, any Person acting on behalf of a Plan or any Person using the assets of a Plan, as determined under the Plan Asset Regulations.

        "Pooling REMIC": With respect to any Double REMIC Series, unless otherwise provided in the Trust Agreement, the REMIC consisting primarily of the Mortgage Loans and the Asset Proceeds Account.

        "Pre-Funding Account": An Eligible Account that may be established with the Paying Agent for the purpose of providing for the purchase by the Trust of Subsequent Mortgage Loans.

        "Prepayment Period": The period specified in each Servicing Agreement with respect to which prepayments or Liquidation Proceeds with respect to a Mortgage Loan will be remitted on a Remittance Date.

        "Private Certificate": Any Certificate designated as such in the Trust Agreement.

        "Private Subordinated Certificate": Any Certificate designated as such in the Trust Agreement.

        "Public Subordinated Certificate": Any Certificate designated as such in the Trust Agreement.

        "Purchase Price": With respect to each Mortgage Loan purchased from the Trust, an amount equal to the Unpaid Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the related Mortgage Interest Rate to the last day of the month in which such purchase occurs, and, if a Servicer is the Purchaser, minus any unreimbursed Advances of principal and interest made by such Servicer on such Mortgage Loan and any outstanding Servicing Fee owed with respect to such Mortgage Loan.

        "Purchaser": The Person that purchases a Mortgage Loan from the Trust pursuant to Section 2.03 hereof.

        "Qualification Defect": With respect to a Mortgage Loan, (i) a defective document in the Trustee Mortgage Loan File, (ii) the absence of a document in the Trustee Mortgage Loan File, or (iii) the breach of any representation, warranty or covenant with respect to such Mortgage Loan made by a Seller, a Servicer or Saxon, but only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. With respect to a Regular Interest or a mortgage certificate described in section 860G(a)(3) of the Code, the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

        "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

        "Qualified Substitute Mortgage Loan": A mortgage loan substituted by Saxon or a Seller for a Deleted Mortgage Loan that, on the date of such substitution: (i) has an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the Deleted Mortgage Loan, (ii) has a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) has a Net Rate not less than the Net Rate of the Deleted Mortgage Loan, (iv) has a remaining term to maturity not greater than (and not more than one year less than) the remaining term to maturity of the Deleted Mortgage Loan, (v) has a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date (in each case, using the fair market value at origination and after taking into account the Monthly Payment due on such date), and (vi) complies with each applicable representation, warranty, and covenant pertaining to the Mortgage Loans set forth in the Trust Agreement and, if a Seller is effecting the substitution, complies with each applicable representation, warranty, or covenant pertaining to the Mortgage Loans set forth in the related Sales Agreement or Subsequent Sales Agreement; provided, however, that no ARM Loan may substituted for a Deleted Mortgage Loan unless such Deleted Mortgage Loan is also an ARM Loan and, in addition to meeting the conditions set forth above, the ARM Loan to be substituted, on the date of the substitution:
(a) has a Minimum Lifetime Mortgage Interest Rate that is not less than the Minimum Lifetime Mortgage Interest Rate on the Deleted Mortgage Loan, (b) has a Maximum Lifetime Mortgage Interest Rate that is not less than the Maximum Lifetime Mortgage Interest Rate on the Deleted Mortgage Loan, (c) provides for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the Deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the Deleted Mortgage Loan, (d) has a Gross Margin that is not less than the Gross Margin of the Deleted Mortgage Loan, (e) has a Periodic Rate Cap equal to the Periodic Rate Cap on the Deleted Mortgage Loan, (f) has a next interest adjustment date that is the same as the next interest adjustment date for the Deleted Mortgage Loan or occurs not more than two months prior to the next interest adjustment date for the Deleted Mortgage Loan, (g) does not have a permitted increase or decrease in the Monthly Payment less than the permitted increase or decrease applicable to the Deleted Mortgage Loan, (h) was underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the Deleted Mortgage Loan; and (i) is not convertible to a fixed Mortgage Interest Rate unless the Deleted Mortgage Loan is so convertible. If more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, the amount described in clause (i) of the preceding sentence shall be determined on the basis of aggregate Unpaid Principal Balances, the rates described in clauses
(iii) of the preceding sentence and clauses (a), (b) and (c) of the proviso to the preceding sentence shall be determined on the basis of weighted average Mortgage Interest Rates and Net Rates, as the case may be, the term described in clause (iv) of the preceding sentence shall be determined on the basis of weighted average remaining term to maturity, provided that no Qualified Substitute Mortgage Loan may have an original term to maturity beyond the latest original term to maturity of any Mortgage Loan transferred and assigned to the Trust on the Closing Date, the Gross Margins described in clause (d) of the proviso to the preceding sentence shall be determined on the basis of weighted average Gross Margins, and the interest adjustment dates described in clause (g) of the proviso to the preceding sentence shall be determined on the basis of weighted average interest adjustment dates. In the case of a Trust for which a REMIC election has been or will be made, a Qualified Substitute Mortgage Loan also shall satisfy the following criteria as of the date of its substitution for a Deleted Mortgage Loan: (A) the Borrower shall not be 60 or more days delinquent in payment on the Qualified Substitute Mortgage Loan, (B) the Trustee Mortgage Loan File for such Mortgage Loan shall not contain any material deficiencies in documentation and shall include an executed Mortgage Note and a recorded Security Instrument; (C) the Loan to Value Ratio of such Mortgage Loan must be 125% or less on the date of origination of such Mortgage Loan or, if any of the terms of such Mortgage Loan were modified other than in connection with a default or imminent default on such Mortgage Loan, on the date of such modification; (D) no property securing such Mortgage Loan may be subject to foreclosure, bankruptcy, or insolvency proceedings; and (E) such Mortgage Loan must be secured by a valid lien on the related Mortgaged Premises.

        "Rating Agency": Each nationally recognized statistical rating agency specified in the Trust Agreement that, on the Closing Date, rated one or more Classes of Certificates at the request of Saxon.

        "Realized Interest Shortfall": With respect to any Mortgage Loan, the amount by which the interest payable thereon exceeds the net amount recovered (including Insurance Proceeds) in liquidation thereof, after payment of expenses of liquidation and reimbursement of Advances made with respect to such Mortgage Loan.

        "Realized Loss": With respect to any Mortgage Loan, an amount equal to the sum of (i) the amount by which the Unpaid Principal Balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation and reimbursement of Advances), after payment of accrued interest on such Mortgage Loan and after application of any Insurance Proceeds with respect thereto, and (ii) any other types of principal loss with respect to such Mortgage Loan, including, but not limited to, Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses.

        "Record Date": Unless otherwise provided in the Trust Agreement, (i) with respect to the first Distribution Date, the Closing Date, and (ii) with respect to each Distribution Date thereafter, the last Business Day of the month preceding the month in which such Distribution Date occurs.

        "Recordation Report": A report substantially in the form of Exhibit B attached hereto provided by the Trustee (or the Custodian) pursuant to Section
2.02 hereof identifying those Mortgage Loans for which a Security Instrument or an Assignment remains unrecorded.

        "Redeeming Purchase": The purchase of all the Regular Certificates issued by the Trust pursuant to Section 9.01 hereof.

        "Redemption Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on a Distribution Date on which a Redeeming Purchase is made are deposited. The Redemption Account shall be an Eligible Account.

        "Redemption Date": The date, if any, specified as such in the Trust Agreement.

        "Regular Certificate": A Certificate that represents a Regular Interest or a combination of Regular Interests.

        "Regular Interest": An interest in a REMIC that is designated as a "regular interest" in such REMIC for purposes of the REMIC Provisions.

        "REMIC": With respect to a Trust, each "real estate mortgage investment conduit," within the meaning of the REMIC Provisions, relating to such Trust.

        "REMIC Provisions": The provisions of the Code relating to "real estate mortgage investment conduits," which provisions appear at sections 860A through 860G of the Code, related Code provisions, and regulations, announcements and rulings thereunder, as the foregoing may be in effect from time to time.

        "Remittance Date": The date specified in the Servicing Agreement as the date on which the related Servicer is to make the remittance required by Section 3.01(b) hereof.

        "Remittance Report": A report (either a data file or hard copy) that is prepared by the Master Servicer in accordance with Section 4.02 hereof and contains the information specified in Exhibit C attached hereto.

        "Rents From Real Property": With respect to any REO Property, gross income of the character described in section 856(d) of the Code and the Treasury regulations thereunder.

        "REO Disposition": The receipt by a Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which a Servicer recovers from the sale or other disposition of an REO Property.

        "REO Property": A Mortgaged Premises acquired by a Servicer on behalf of the Certificateholders through foreclosure or deed in lieu of foreclosure, as further described in Section 3.08 hereof.

        "Request for Release": A release signed by an Officer of a Servicer in the form attached to the Servicing Agreement as Form 340 of the Guide (or a similar certificate of the Master Servicer containing the same information).

        "Reserve Fund": Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than (i) the Asset Proceeds Account or (ii) any other fund that is expressly excluded from a REMIC.

        "Residual Certificate":  A Certificate that represents a Residual
Interest.

        "Residual Interest": An interest in a REMIC that is designated as a "residual interest" in such REMIC for purposes of the REMIC Provisions.

        "Residual Transferee Agreement": An agreement substantially in the form of Exhibit G attached hereto.

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        "Rule 144A":  Rule 144A promulgated by the SEC, as the same may be amended from time to time.

        "Rule 144A Agreement": An agreement substantially in the form of Exhibit D attached hereto.

        "Sales Agreement":  The Sales Agreement identified in the Trust
Agreement.

        "Saxon":  Saxon Asset Securities Company, a Virginia corporation.

        "Scheduled Principal Balance": Unless otherwise provided in the Trust Agreement, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance thereof as of the Cut-Off Date, increased by the Negative Amortization Amount, if any, with respect thereto, and reduced by (i) the principal portion of all Monthly Payments due on or before such determination date, whether or not paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

        "SEC":  The Securities and Exchange Commission and its successors.

        "Securities Act":  The Securities Act of 1933, as amended.

        "Security Instrument": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt, security deed, or other instrument creating a first, second, or more junior lien on the Collateral that secures the indebtedness of the Borrower under such Mortgage Loan.

        "Seller": With respect to each Mortgage Loan, SMI or any other party other than Saxon that executes a Sales Agreement applicable to such Mortgage Loan.

        "Senior Mortgage Loan": Any Mortgage Loan with respect to which the related Security Instrument constitutes a lien of first priority on the related Collateral.

        "Series":  A group of Certificates issued by the Trust.

        "Servicer": With respect to each Mortgage Loan, the Person responsible for the servicing thereof in accordance with the Guide.

        "Servicer Compensation": The Servicing Fee and any additional compensation payable to the Servicer.

        "Servicing Agreement": Any agreement between a Servicer and SMI or Saxon relating to the servicing of Mortgage Loans which is in form and substance satisfactory to the Master Servicer.

        "Servicing Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

        "Servicing Fee Rate":  The rate specified as such in the Trust
Agreement.

        "Single Family Loan": A mortgage loan that is secured by a first, second, or more junior lien on a one- to four-family residential property.

        "SMI":  Saxon Mortgage, Inc., a Virginia corporation.

        "Special Hazard Fund": A fund consisting of: (i) a surety bond, insurance policy, Letter of Credit, guarantee or other credit instrument issued by an insurance company, surety company, bank, trust company, savings and loan association, financial institution or other Person or (ii) cash, Permitted Investments or a Class of Certificates or portion thereof held by or on behalf of the Trust. The Special Hazard Fund will not be considered an asset of any REMIC but shall be for the benefit of the Certificateholders. The owner of the Special Hazard Fund will be identified in the Trust Agreement and, to the extent provided in the REMIC Provisions, any amounts transferred by a REMIC to such fund shall be treated as amounts distributed by such REMIC to the owner of such fund.

        "Special Hazard Insurance Policy": An insurance policy covering a Mortgage Loan against (i) loss by reason of damage to Mortgaged Premises caused by certain hazards not covered by any hazard insurance and (ii) partial loss

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

from damage to the Mortgaged Premises caused by reason of the application of the coinsurance clause contained in any Hazard Insurance policy.

        "Special Hazard Losses": Losses on Mortgage Loans arising by reason of damage to Mortgaged Premises not covered by hazard insurance, excluding losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.

        "Special Tax Consent": The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Residual Certificate.

        "Special Tax Opinion": An Opinion of Counsel that a proposed transaction or activity will not (i) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the "regular interests" therein under the REMIC Provisions, (ii) affect the payment of interest or principal on the Regular Interests or (iii) result in the encumbrance of the Mortgage Loans by a tax lien.

        "Standard Terms": These Standard Terms, as amended or supplemented from time to time.

        "State":  The jurisdiction specified in the Trust Agreement.

        "Subaccount": With respect to any Double REMIC Series, each subaccount of the Distribution Account that is deemed established by the Paying Agent solely for purposes of the REMIC Provisions pursuant to Section 3.03(a) hereof.

        "Subsequent Cut-Off Date": The time and date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are acquired by the Trust pursuant to such Subsequent Sales Agreement.

        "Subsequent Mortgage Loans": Any of the Mortgage Loans listed on a Mortgage Loan Schedule attached to a Subsequent Sales Agreement.

        "Subsequent Sales Agreement": Each Subsequent Sales Agreement executed by the Master Servicer (on behalf of itself and the Trustee), the Seller and SMI by which Subsequent Mortgage Loans are sold to the Trust in the form attached to the related Trust Agreement.

        "Substitution Shortfall": The meaning set forth in Section 2.03(h) hereof.

        "TAPRI Certificate": A certificate signed by the transferor of a Residual Certificate stating whether such Certificate has "tax avoidance potential" as defined in Treasury regulations section 1.860G-3(a)(2).

        "Tax Matters Person": The Person or Persons designated from time to time under the Trust Agreement to act as the "tax matters person" (within the meaning of the REMIC Provisions) of a REMIC.

        "Title Insurance Policy": A title insurance policy insuring the title to Mortgaged Premises for the benefit of the holder of the related Mortgage Note.

        "Transferee Agreement": An agreement substantially in the form of Exhibit E attached hereto.

        "Treasury":  The United States Treasury Department.

        "Trust":  The trust formed pursuant to the Trust Agreement.

        "Trust Agreement": The Trust Agreement among Saxon, the Master Servicer and the Trustee relating to the issuance of Certificates and into which these Standard Terms are incorporated by reference.

        "Trust Estate": The segregated pool of assets transferred and assigned and to be transferred and assigned to the Trustee for the benefit of the Certificateholders by Saxon pursuant to the conveyance clause of the Trust Agreement.

        "Trustee": The bank or trust company identified as the Trustee in the Trust Agreement.

        "Trustee Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

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

        "Trustee Fee Rate":  The rate specified as such in the Trust Agreement.

        "Trustee Mortgage Loan File": With respect to each Cooperative Loan, the file containing the documents specified in the Trust Agreement. With respect to each Mortgage Loan that is not a Cooperative Loan, unless otherwise specified in the Trust Agreement, the file containing the following documents, together with any other Mortgage Loan Documents held by the Trustee or the Custodian with respect to such Mortgage Loan:

         (a) the original Mortgage Note, endorsed in blank or to the Trustee or the Custodian with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements from the originator and any related power of attorney, surety or guaranty agreement, Note Assumption Rider or buydown agreement;

         (b) the original recorded Security Instrument with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Security Instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office, or, if such original Security Instrument has been submitted for recordation but has not been returned from the applicable public recording office, a photocopy of such Security Instrument certified by an Officer of the Servicer or by the title insurance company providing title insurance in respect of such Security Instrument, the closing/settlement - escrow agent or the closing attorney to be a true and correct copy of the original Security Instrument submitted for recordation;

         (c) each original recorded intervening assignment of the Security Instrument as may be necessary to show a complete chain of title from the originator to the related Servicer, Trustee or Custodian, as applicable, with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation certified to be true and correct by the appropriate governmental recording office or, if any such Assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such certified by an Officer of the Servicer to be a true and correct copy of the recorded assignment or the assignment submitted for recordation;

         (d) if an assignment of the Security Instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the Security Instrument from such Servicer in blank or to the Trustee or the Custodian in recordable form;

         (e) an original Title Insurance Policy, Certificate of Title Insurance or a written commitment to issue such a Title Insurance Policy or Certificate of Title Insurance, or a copy of a Title Insurance Policy or Certificate of Title Insurance certified as true and correct by the applicable Insurer;

         (f) if indicated on a Schedule to the Trust Agreement or a Subsequent Sales Agreement (or otherwise received by the Trustee or the Custodian), the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any; and

         (g) any other items required by the Rating Agencies as a condition to their provision of written confirmation that the ratings on the rated Certificates will not be downgraded (without regard to any Certificate Guaranty Insurance Policy) or required by the Certificate Insurer.

        "UCC": The Uniform Commercial Code, as in effect in the State from time to time.

        "Unpaid Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance thereof payable by the Borrower under the terms of the related Mortgage Note.

        "U.S. Person":  A Person other than a Non-U.S. Person.

        "Voting Rights": The portion of the voting rights of all the Certificates that is allocated to any Certificate. Unless otherwise provided in the Trust Agreement, (i) if any Class of Certificates does not have a Certificate Principal Balance or has an initial Certificate Principal Balance that is less than or equal to 1% of the aggregate Certificate Principal Balance of all the Certificates, then 1% of the Voting Rights shall be allocated to each Class of such Certificates and the balance of the Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution Date, and (ii) if no

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


Class of Certificates has an initial Certificate Principal Balance that is less than 1% of the aggregate Certificate Principal Balance of all the Certificates, then all the Voting Rights shall be allocated among all the Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated in proportion to the respective Percentage Interests of the Holders thereof.

        "Withholding Agent": The Paying Agent or any other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under section 1441 or 1442 of the Code and the Treasury regulations thereunder.

        Section 1.02.  Section References; Calculations; Ratings; Consents

         (a) Unless otherwise specified herein, all references in these Standard Terms to sections shall mean sections contained in these Standard Terms.

         (b) Unless otherwise provided in the Trust Agreement, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         (c) Unless otherwise provided in the Trust Agreement, all references herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

         (d) Whenever the consent of any Person is required hereunder, such Person shall not be entitled to withhold its consent unreasonably.

        Section 1.03.  Certain Matters Relating to any Certificate Insurance
        Policy

         (a) The Trustee shall surrender any Certificate Insurance Policy to the Certificate Insurer for cancellation upon termination of the Trust pursuant to the applicable provisions of the Trust Agreement.

         (b) Saxon makes the representations and warranties set forth in Section
2.04 and the Master Servicer makes the representations and warranties set forth in Section 2.05 to the Certificate Insurer.

         (c) All notices, statements, reports, certificates or opinions required by the Trust Agreement to be sent to any party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer. Any such opinions shall be given by counsel reasonably acceptable to the Certificate Insurer. The Trust and the Trustee shall make available to the Certificate Insurer their books and records, during normal business hours, for the purpose of copying and inspecting any information about the Certificates, the Trust Estate or the Certificateholders.

         (d) The Certificate Insurer shall be entitled to indemnification pursuant to Section 5.05 and 6.01 hereof and to security or indemnity pursuant to Section 5.06 hereof to the same extent as the parties named in those Sections.

         (e) Unless a Certificate Insurer Default exists and is continuing:

                  (i) The Certificate Insurer shall be entitled to exercise the Voting Rights, other than with respect to amendments to the Trust Agreement pursuant to Section 11.01 hereof requiring the consent of Certificateholders, of any Class of the Certificates which are covered by a Certificate Guaranty Insurance Policy issued by such Certificate Insurer and the Certificateholders may not exercise such rights without the prior written consent of the Certificate Insurer.

                  (ii) the Certificate Insurer shall have the right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement if it previously shall have given the Trustee a written notice of default and of the continuance thereof and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding;

                  (iii) the Certificate Insurer's prior written consent will be required (A) to remove any Trustee, Custodian, Master Servicer or Servicer, (B) to appoint any successor Trustee, Custodian, Master Servicer or Servicer or (C) to amend the Agreement or the Guide;

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

                  (iv) the Certificate Insurer may give notice to the Master Servicer and the Trustee with respect to Events of Default and may direct the Trustee to give any notice pursuant to Section 7.02(a) hereof or to exercise any right to remove any Trustee, Custodian, Master Servicer or Servicer;

                  (v) the Trustee shall not exercise the right, without the prior written consent of the Certificate Insurer (A) to consent to the resignation of the Master Servicer pursuant to Section 6.04 hereof or any assignment or delegation of duties pursuant to Section 6.06 hereof;
         (B) consent to the resignation of the Servicer pursuant to the Servicing Agreement; (B) to undertake any litigation pursuant to the Agreement; (C) to exercise any of the remedies set forth in Section
         7.01 or Section 7.02 hereof; or (v) to agree to any amendment to any Sales Agreement (or the transfer or assignment thereof), any Servicing Agreement or the Custody Agreement; and

                  (vi) the Trustee shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests hereunder or under the Trust Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein or under the Trust Agreement.

         (f) Whenever reference is made in these Standard Terms, the Trust Agreement or the Certificates to "on behalf of the Certificateholders (and for the exclusive use and benefit of all present and future Certificateholders)", "the benefit of the Certificateholders", or "for the benefit of the Certificateholders", such references shall be deemed to include the Certificate Insurer, and references to "the interest of the Trust", "an adverse effect on the Certificateholders or the Trust" or "the interests of the Certificateholders" shall be deemed to include the Certificate Insurer.

         (g) This Section 1.03 and references to Certificate Insurer in the Standard Terms shall be deemed to be deleted with respect to any Trust Agreement if a Certificate Guaranty Insurance Policy is not issued with respect to one or more Classes of Certificates issued pursuant thereto.

                                   ARTICLE II
                              MORTGAGE LOAN FILES

        Section 2.01.  Mortgage Loan Files

        (a) Pursuant to the Trust Agreement, Saxon has sold to the Trustee, for the benefit of the Certificateholders without recourse all the right, title and interest of Saxon in and to the Initial Mortgage Loans, any and all rights, privileges and benefits accruing to Saxon under the Sales Agreement and Servicing Agreement with respect to the Initial Mortgage Loans (except, in the case of the Sales Agreement, any rights of Saxon to fees and indemnification by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements, and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Such sale includes all Saxon's rights to Monthly Payments on the Initial Mortgage Loans due after the Cut-Off Date, and all other payments of principal (and interest) made on or after the Cut-Off Date that are reflected in the initial aggregate Certificate Principal Balance of the Certificates issued pursuant to the Trust Agreement (other than amounts deposited in a Pre-Funding Account).

        In connection with such sale, Saxon shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the Closing Date, a Trustee Mortgage Loan File with respect to each Initial Mortgage Loan. If any Security Instrument or assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, or any intervening assignment is in the process of being recorded on the Closing Date, Saxon shall cause each such original recorded document, or a certified copy thereof, to be delivered to the Custodian promptly following its recordation. Saxon also shall cause to be delivered to the Custodian any other original Mortgage Loan Documents to be included in the Trustee Mortgage Loan File if a copy thereof initially was delivered.

        Saxon has delivered or caused to be delivered to each Servicer, on or before the Closing Date, a Servicer File with respect to each Initial Mortgage Loan serviced by such Servicer. All such documents shall be held by such Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

        (b) Pursuant to the Trust Agreement, Saxon may sell to the Trustee, for the benefit of the Certificateholders without recourse all the right, title and interest of Saxon in and to the Subsequent Mortgage Loans, any and all rights, privileges and benefits accruing to Saxon under the Subsequent Sales Agreements and the Servicing Agreement with respect to the Mortgage Loans (except, in the case of the Subsequent Sales Agreement, any rights of Saxon to fees and indemnification by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements, and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Any such sale shall include all Saxon's rights to Monthly Payments on the Subsequent Mortgage Loans due after the applicable Subsequent Cut-Off Date, and all other payments of principal (and interest) made on or after the applicable Subsequent Cut-Off Date that are reflected in the purchase price therefor.

        In connection with any such sale, Saxon shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the applicable Subsequent Sales Date, a Trustee Mortgage Loan File with respect to each Mortgage Loan. If any Security Instrument or assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, or any intervening assignment is in the process of being recorded on the applicable Subsequent Sales Date, Saxon shall cause each such original recorded document, or a certified copy thereof, to be delivered to the Custodian promptly following its recordation. Saxon also shall cause to be delivered to the Custodian any other original Mortgage Loan Documents to be included in the Trustee Mortgage Loan File if a copy thereof initially was delivered.

        Saxon will deliver or cause to be delivered to each Servicer, on or before the applicable Subsequent Sales Date, a Servicer File with respect to each Mortgage Loan serviced by such Servicer. All such documents shall be held by such Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

        Section 2.02.  Acceptance by the Trustee

        (a) By its execution of the Trust Agreement, each of the Trustee and the Custodian acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to each Mortgage Loan and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee represents and warrants that (i) it acquired the Initial Mortgage Loans, and will acquire Subsequent Mortgage Loans, on behalf of the Trust from Saxon in good faith, for value and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, but not limited to, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken, and will not undertake, searches (lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof in trust pursuant to the terms of the Trust Agreement and (iii) it has not encumbered or transferred its right, title or interest in the Mortgage Loans.

        (b) The Custodian shall deliver to Saxon, the Trustee and the Master Servicer, on the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Sale Date with respect to the related Subsequent Mortgage Loans, an Initial Certification certifying that, except as specifically noted on a schedule of exceptions thereto and subject to its review as herein provided, it is in possession of a Trustee Mortgage Loan File for each such Mortgage Loan that includes each of the documents required to be included therein. Before delivering the Initial Certification, the Custodian shall have examined each Trustee Mortgage Loan File to confirm that (except as specifically noted on a schedule of exceptions thereto):

               (i) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

               (ii) the Mortgage Note bears an endorsement (which appears to be an original) as required pursuant to clause (a) of the definition of Trustee Mortgage Loan File;

               (iii) all documents required to be contained in the Trustee Mortgage Loan File are in its possession or in the possession of a Custodian on its behalf;

               (iv) such documents have been reviewed by it, or by a Custodian on its behalf, and appear regular on their face and relate to such Mortgage Loan; and

               (v) based on its examination, or the examination by a Custodian on its behalf, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee Mortgage Loan File.

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

        It is understood that, before delivering the Initial Certification, the Custodian shall examine the Mortgage Loan Documents to confirm that:

               (A) each Mortgage Note and Security Instrument bears a signature or signatures that appear to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

               (B) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, neither the Security Instrument nor any assignment, on the face or the reverse side thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

               (C) the principal amount of the indebtedness secured by the Security Instrument is identical to the original principal amount of the Mortgage Note;

               (D) the assignment of the Security Instrument from the Seller is in the form required pursuant to clause (c) of the definition of Trustee Mortgage Loan File and bears a signature or signatures that appear to be original and that purport to be that of the Seller and any other necessary party or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

               (E) if intervening assignments are to be included in the Trustee Mortgage Loan File, each such intervening assignment bears a signature or signatures that appear to be original and that purport to be that of the Mortgagee and/or the assignee (and any other necessary party) or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

               (F) if either a Title Insurance Policy, a Certificate of Title Insurance or a written commitment to issue a Title Insurance Policy is delivered, the address of the real property set forth in such policy, report or written commitment is substantially identical to the address of the real property contained in the Security Instrument; and

               (G) if a Title Insurance Policy or Certificate of Title Insurance is delivered with respect to a Mortgage Loan, such policy or certificate: (i) is for an amount not less than the original principal amount of the related Mortgage Note and (ii) insures (x) in the case of a Senior Mortgage Loan, that the Security Instrument constitutes a valid first lien, senior in priority to all other related deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements and to any related mechanic's liens, judgment liens or writs of attachment and (y) in the case of a Junior Mortgage Loan, that the Security Instrument constitutes a valid second or more junior lien, senior in priority to any related mechanic's liens, judgment liens or writs of attachment but subordinate in priority to certain related deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements with respect to the related Collateral of higher priority (or, if a written commitment to issue a Title Insurance Policy is delivered with respect to a Mortgage Loan, such written commitment obligates the insurer to issue such policy for an amount not less than the original principal amount of the related Mortgage Note).

        (c) Prior to the first anniversary of the Closing Date, the Custodian shall deliver to Saxon and the Master Servicer a Final Certification evidencing the completeness of the Trustee Mortgage Loan File for each Mortgage Loan, with any applicable exceptions noted on such certification.

        (d) In delivering each of the certifications required above, the Custodian shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or that any document that appears to be an original is in fact an original or (ii) to determine whether any Trustee Mortgage Loan File should include any power of attorney, surety or guaranty agreement, note assumption rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

        (e) On or before the fifth Business Day of each third month, commencing the fourth month following the month in which the Closing Date occurs, the Custodian shall deliver to the Seller a Recordation Report, dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (i) an original recorded Security Instrument or a copy thereof certified to be true and correct by the public recording office in possession of such Security Instrument, (ii) an original recorded assignment of the Security Instrument to the related Servicer, the Trustee

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

or the Custodian, as applicable, and any required intervening assignments or copies thereof, in each case, certified to be a true and correct copy by the public recording office in possession of such assignment, or (iii) if an assignment of the Security Instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the Security Instrument from such Servicer in blank or to the Trustee or the Custodian in recordable form.

        (f) The Trustee may, in accordance with Section 8.11 hereof, appoint one or more Custodians to hold the Trustee Mortgage Loan Files on its behalf and to review the Trustee Mortgage Loan Files as provided in this Section 2.02. Saxon shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to such Custodian that would otherwise be delivered to the Trustee. In such event, the Trustee shall obtain from each such Custodian will deliver, within the specified times, the Initial Certifications, Final Certifications, and Recordation Reports with respect to the Mortgage Loans held and reviewed by such Custodian to Saxon and the Master Servicer in satisfaction of the Trustee's obligation to prepare such certifications and reports. The Trustee shall notify the Custodian of any notices delivered to the Trustee with respect to the Trustee Mortgage Loan Files held by the Custodian.

        Section 2.03. Purchase or Substitution of Mortgage Loans by a Seller, a Servicer or Saxon

        (a) Seller Breach. Upon discovery or notice of any defective document in a Trustee Mortgage Loan File or of any breach by a Seller of any of its representations, warranties or covenants under a Sales Agreement, which defect or breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Custodian or the Trustee shall promptly notify the Master Servicer of such defect or breach and direct the Master Servicer to request that the Seller of such Mortgage Loan cure such defect or breach and, if such Seller does not cure such defect or breach in all material respects within 60 days from the date on which it is notified of such defect or breach, to enforce such Seller's obligation under the Sales Agreement to purchase such Mortgage Loan from the Trustee. In lieu of purchasing any such Mortgage Loan as provided above, if so provided in the Sales Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(h) hereof. Notwithstanding the foregoing, if such defect or breach is or results in a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date. It is understood and agreed that enforcement of the obligation of the Seller to cure, purchase or substitute for any Mortgage Loan as to which a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such defect or breach available to the Trustee on behalf of the Certificateholders; provided, however, that such provision shall not limit the indemnification provisions of Section
8.05 hereof or of any Sales Agreement.

         (b) Servicer Breach. In addition to taking any action required pursuant to Section 7.01, upon discovery or notice of any breach by a Servicer of any representation, warranty or covenant under the Servicing Agreement which materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such breach), the Trustee shall promptly notify the Master Servicer of such breach and direct the Master Servicer to request that the Servicer of such Mortgage Loan cure such breach and, if such Servicer does not cure such breach in all material respects within 60 days from the date on which it is notified of such breach, to enforce the obligation of such Servicer under the Servicing Agreement to purchase such Mortgage Loan from the Trustee. Notwithstanding the foregoing, if such breach results in a Qualification Defect, such cure or purchase must take place within 75 days of the Defect Discovery Date.

        If a Seller has breached a representation or warranty under a Sales Agreement that is substantially identical to a representation or warranty breached by a Servicer, the Master Servicer shall first proceed against such Seller. If such Seller does not, within 60 days after notification of the breach, take steps to cure such breach or purchase or substitute for the Mortgage Loan, the Master Servicer shall enforce the obligation of such Servicer under the Servicing Agreement to cure such breach or purchase the Mortgage Loan from the Trust as provided in this Section 2.03(b).

        Except as specifically set forth herein, the Trustee shall have no responsibility to enforce any provision of the Sales Agreement or Servicing Agreements assigned to it hereunder, to oversee compliance therewith, or to take notice of

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

any breach or default thereunder. No successor servicer shall have any obligation to repurchase a Mortgage Loan except to the extent specifically set forth in the Servicing Agreement signed by such successor servicer.

        (c) Saxon Breach. Within 90 days of the earlier of discovery or receipt of notice by Saxon of the breach of any of its representations or warranties set forth in Section 2.04 hereof with respect to any Mortgage Loan, which breach materially and adversely affects the value of such Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such breach), Saxon shall (i) cure such breach in all material respects, (ii) purchase such Mortgage Loan from the Trustee, or (iii) remove such Mortgage Loan from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(h) hereof. Notwithstanding the foregoing, if such breach results in a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date.

        (d) Assignment Failure. If an Assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, as required pursuant to the definition of Trustee Mortgage Loan File has not been recorded within one year of the Closing Date, the Master Servicer shall enforce the related Servicer's obligation set forth in the related Servicing Agreement either to (i) purchase the related Mortgage Loan from the Trustee on behalf of the Certificateholders or (ii) if there have been no defaults in the Monthly Payments on such Mortgage Loan, deposit an amount equal to the Purchase Price of such Mortgage Loan into an escrow account maintained by the Paying Agent (which account shall not be an asset of the Trust or any REMIC) as required by the related Servicing Agreement. Any such amounts deposited to an escrow account, plus any earnings thereon, shall (i) be released to the related Servicer upon receipt by the Trustee of satisfactory evidence that an Assignment has been recorded in the name of such Servicer, the Trustee, or the Custodian, as applicable, as required pursuant to the definition of Trustee Mortgage Loan File (and, if the Assignment has been recorded in the name of the Servicer, satisfactory evidence that an original Assignment from such Servicer in blank or to the Trustee or the Custodian in recordable form has been deposited into the Trustee Mortgage Loan File) or (ii) be applied to purchase the related Mortgage Loan if the Master Servicer notifies the Trustee that there has been a default thereon. Any amounts in the escrow account may be invested in Permitted Investments at the written direction of the Master Servicer.

        (e) Converted Mortgage Loans. Upon receipt of written notice from the Servicer of the conversion of any ARM Loan to a Converted Mortgage Loan, the Master Servicer shall enforce the Servicer's obligation, if any, set forth in the Servicing Agreement or the Seller's obligation, if any, set forth in the Sales Agreement to purchase such Converted Mortgage Loan from the Trustee. If the Servicer or the Seller defaults upon its obligation to purchase any Converted Mortgage Loan, and such default remains unremedied for a period of five Business Days after written notice of such default shall have been given by the Master Servicer to the Servicer or the Seller, as applicable, then the Master Servicer shall use its best efforts to cause such Converted Mortgage Loan to be sold for settlement on the last day of any month to any Person which the Master Servicer may in its sole discretion select. The Master Servicer shall not cause a Converted Mortgage Loan to be sold or otherwise transferred to a Person other than the Servicer or the Seller (or any other Person who has a preexisting obligation to purchase such Mortgage Loan) unless (i) upon such sale or other transfer the Trust would receive a net amount at least equal to the Purchase Price and (ii) if the Purchase Price exceeds the Basis Limit Amount, the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel will not be an expense of the Master Servicer or the Trustee) that such sale or other transfer will not result in the imposition of a "prohibited transaction" tax (as such term is defined in the Code) on the related REMIC or jeopardize its status as a REMIC. Any such Converted Mortgage Loan which is not purchased by the Servicer or the Seller and which the Master Servicer is unable to sell shall remain in the Trust.

        (f) Delinquent Mortgage Loans. Saxon may, but is not obligated to, purchase any Mortgage Loan that is delinquent in payment by 90 days or more for a price equal to the greater of the Purchase Price for such Mortgage Loan or the fair market value thereof at the time of purchase.

        (g) Purchase Price. Unless otherwise provided in the Trust Agreement, the purchase of any Mortgage Loan from the Trust pursuant to this Section 2.03 shall be effected for the related Purchase Price. If the Purchaser is a Servicer, the Purchase Price shall be deposited into its Servicer Custodial Account. If the Purchaser is other than the Servicer, the Purchase Price shall be deposited into the Master Servicer Custodial Account. Within five Business Days of its receipt of such funds or certification by the Master Servicer that such funds have been deposited in the appropriate

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

Servicer Custodial Account or in the Master Servicer Custodial Account, the Trustee shall release or cause to be released to the Purchaser the related Trustee Mortgage Loan File and the related Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, in form as presented by the Purchaser and satisfactory to the Trustee, as shall be necessary to vest in the Purchaser title to any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File or Servicer File. The Master Servicer shall use its best efforts to cause the Servicer of any Deleted Mortgage Loan to release to the Purchaser the Servicer File relating thereto.

        (h) Substitution. Unless otherwise provided in the Trust Agreement, the right to substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that is an asset of the Trust shall be limited to (i) in the case of substitutions pursuant to Section 2.03(a) or 2.03(c) hereof, the one-year period beginning on the Closing Date and (ii) in the case of any other substitution, the three-month period beginning on the Closing Date.

        As to any Deleted Mortgage Loan for which Saxon or a Seller substitutes one or more Qualified Substitute Mortgage Loans, Saxon or the Seller, as the case may be, shall effect such substitution by delivering to the Custodian for each such Qualified Substitute Mortgage Loan the related Mortgage Note, the related Security Instrument, the related Assignment(s), and such other documents and agreements, with all necessary endorsements thereon, as are required to be included in the Trustee Mortgage Loan File pursuant to Sections 1.01 and 2.01 hereof, together with a certificate of an Officer of Saxon to the effect that each such Qualified Substitute Mortgage Loan complies with the terms of the Trust Agreement and notify the Master Servicer and the Trustee in writing of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust and will be retained by Saxon or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the first day of the month in which the substitution occurs, and Saxon or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of the Trust Agreement and the substitution of each such Qualified Substitute Mortgage Loan. Each Qualified Substitute Mortgage Loan shall be subject, as of the date of its substitution, to the terms of the Trust Agreement in all respects (including the representations and warranties of Saxon with respect to the Mortgage Loans set forth in the Trust Agreement). In addition, in the case of any substitution effected by a Seller, each Qualified Substitute Mortgage Loan shall be subject, as of the date of its substitution, to the terms of the related Sales Agreement (including the representations and warranties of the Seller with respect to the Mortgage Loans set forth in the Sales Agreement). The Trustee shall, within five Business Days of its receipt of the documents referred to above, effect the conveyance of such Deleted Mortgage Loan to Saxon or the Seller, as the case may be, in accordance with the procedures specified above.

        For any month in which Saxon or a Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine and notify the Trustee in writing of the amount, if any, by which the aggregate Unpaid Principal Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Deleted Mortgage Loans (after application of Monthly Payments due in the month of substitution) (the "Substitution Shortfall"). On the date of such substitution, Saxon or the Seller, as the case may be, shall deliver or cause to be delivered to the Paying Agent, for deposit into the Asset Proceeds Account, an amount equal to the Substitution Shortfall.

        (i) Determination of Purchase Price. The Master Servicer shall be responsible for determining the Purchase Price of any Mortgage Loan for purposes of this Section 2.03 and, where appropriate, the Basis Limit Amount for any Converted Mortgage Loan that is sold by the Trust, and shall at the time of any purchase or escrow of funds pursuant to this Section 2.03 certify such amounts to the Trustee. If the Master Servicer shall certify to the Trustee in writing that there is a miscalculation of the amount to be paid to the Trust, the Trustee shall, from moneys in the Asset Proceeds Account, return any overpayment that the Trust received as a result of such miscalculation to the applicable Purchaser upon the discovery of such overpayment, and the Master Servicer shall collect from the applicable Purchaser for payment to the Trustee any underpayment that resulted from such miscalculation upon the discovery of such underpayment. Recovery may be made either directly or by set-off of all or any part of such underpayment against amounts owed by the Trust to such Purchaser.

        (j) Qualification Defect. If (i) any Person required to cure, purchase or substitute for a Mortgage Loan affected by a Qualification Defect under the terms of the Trust Agreement or a separate agreement fails to perform within the earlier of (A) 75 days of the Defect Discovery Date or (B) the time limit set forth in the Trust Agreement or such separate agreement or (ii) no Person is obligated to cure, purchase or substitute for a Mortgage Loan affected by a Qualification Defect, the Trustee shall dispose of such Mortgage Loan in such manner and for such price as the Master Servicer notifies the Trustee in writing are appropriate, provided that the removal of such Mortgage Loan occurs on or before the 90th day from the Defect Discovery Date. It is the express intent of the parties that a Mortgage Loan affected by a Qualification Defect be removed from the Trust before the 90th day from the Defect Discovery Date so that the related REMIC(s) will continue to qualify as a REMIC(s). Accordingly, the Trustee is not required to sell an affected Mortgage Loan for its fair market value nor shall the Trustee be required to make up any shortfall resulting from the sale of such Mortgage Loan. The Person failing to cure, purchase, or substitute for a Mortgage Loan as required under the terms of the Trust Agreement shall be liable to the Trust for (i) any difference between (A) the Unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate to the date of disposition and (B) the net amount received by the Trustee from the disposition (after the payment of related expenses), (ii) interest on such difference at the related Mortgage Interest Rate from the date of disposition to the date of payment and (iii) any legal and other expenses incurred by or on behalf of the Trust in seeking such payments. The Master Servicer shall pursue the legal remedies of the Trust relating to this Section 2.03(j) on the Trust's behalf, and the Trust shall reimburse the Master Servicer for any legal or other expenses of the Master Servicer related to such pursuit not recovered from the Person that failed to cure, purchase, or substitute for a Mortgage Loan as required under the terms of the Trust Agreement.

        (k) Any Person required under this Section 2.03 to give notice or to make a request of another Person to give notice shall give such notice or make such request promptly.

        Section 2.04.  Representations and Warranties of Saxon

        Saxon hereby represents and warrants to the Trustee and the Master Servicer that as of the Closing Date or as of such other date specifically provided herein:

               (a) Saxon has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the Commonwealth of Virginia with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties, except where the failure so to qualify would not have a material adverse effect on Saxon;

               (b) The Trust Agreement, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a legal, valid and binding agreement of Saxon, enforceable against Saxon in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (c) Neither the execution and delivery by Saxon of the Trust Agreement, nor the consummation by Saxon of the transactions therein contemplated, nor compliance by Saxon with the provisions thereof, will
        (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of Saxon or any law, governmental rule or regulation or any judgment, decree or order binding on Saxon or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which Saxon is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument;

               (d) There are no actions, suits or proceedings against, or investigations of, Saxon pending, or, to the knowledge of Saxon, threatened, before any court, administrative agency or other tribunal
        (i) asserting the invalidity of the Trust Agreement or (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Trust Agreement;

               (e) As of the Closing Date with respect to each Initial Mortgage Loan and as of each Subsequent Sale Date with respect to each related Subsequent Mortgage Loan:

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


                       (i) The information set forth in the related Mortgage
               Loan Schedule with respect to such Mortgage Loan is true and correct in all material respects at the date or dates with respect to which such information is furnished;

                       (ii) Saxon either is (i) the owner of such Mortgage Loan
               or (ii) the holder of a first, second, or more junior (as applicable) priority perfected security interest in the Collateral securing such Mortgage Loan subject, in the case of any Junior Mortgage Loan, to any lien on the related Collateral that is senior in priority to the lien represented by such loan, and subject, in the case of any Mortgage Loan, to any exceptions of title set forth in the title insurance policy with respect to such loan that are generally acceptable to home equity mortgage lending institutions and such other exceptions to which similar properties commonly are subject, provided such exceptions do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the related Collateral;

                       (iii) Saxon has acquired its ownership of, or security
               interest in, such Mortgage Loan in good faith without notice of any adverse claim;

                       (iv) Saxon has not assigned any interest or participation
               in such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released); and

               (e) Saxon has full right to sell the Trust Estate to the Trustee.

        It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Trustee Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by Saxon, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties to the Trust Agreement. It is understood and agreed that the obligations of Saxon set forth in Section 2.03(c) to cure, repurchase or substitute for a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04. It is further understood and agreed that Saxon shall be deemed not to have made the representations and warranties in this Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by any Servicer in the related Servicing Agreement assigned to the Trustee or any Seller in the related Sales Agreement assigned to the Trustee.

        Section 2.05.  Representations and Warranties of the Master Servicer

        The Master Servicer hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

               (a) The Master Servicer has been duly incorporated and is validly existing as a bank or a corporation and in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business or in which the performance of its duties under the Trust Agreement would require such qualification, except where the failure so to qualify would not have a material adverse effect on the performance of its obligations under the Trust Agreement;

               (b) The Trust Agreement, assuming due authorization, execution and delivery by Saxon and the Trustee, constitutes a legal, valid and binding agreement of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (c) Neither the execution and delivery by the Master Servicer of the Trust Agreement, nor the consummation by the Master Servicer of the transactions therein contemplated, nor compliance by the Master

        Servicer with the provisions thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of association or incorporation (or corresponding charter document) or by-laws of the Master Servicer or any law, governmental rule or regulation or any judgment, decree or order binding on the Master Servicer or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Master Servicer is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

               (d) There are no actions, suits or proceedings against, or investigations of, the Master Servicer pending, or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal which would prohibit the Master Servicer from entering into the Trust Agreement or performing its obligations under the Trust Agreement; and

               (e) If the Master Servicer is not a national banking association, the Master Servicer maintains a Master Servicer Errors and Omissions Policy and a Master Servicer Fidelity Bond which cover the Master Servicer's performance under the Trust Agreement, and such policy and bond are in full force and effect.

        Upon the discovery by Saxon, the Master Servicer or the Trustee of a breach of any of the foregoing representations or warranties which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties to the Trust Agreement.

                                  ARTICLE III
                          ADMINISTRATION OF THE TRUST

        Section 3.01.  Master Servicer Custodial Account

        (a) Establishment. The Master Servicer shall establish a Master Servicer Custodial Account into which the Master Servicer shall deposit payments, collections and Advances with respect to the Mortgage Loans until such amounts are transferred to the Asset Proceeds Account as provided herein. The Master Servicer may elect to use a single Master Servicer Custodial Account for more than one Series of Certificates (and for more than one group of Mortgage Loans if the Mortgage Loans for a Series of Certificates are to be held in separate groups), but shall maintain separate accounting records for each Series of Certificates (and for each group of Mortgage Loans with respect to a Series of Certificates). Each Master Servicer Custodial Account shall be an Eligible Account and shall reflect the custodial nature of the account and that all funds in such account (except interest earned thereon) are held in trust for the benefit of the Trustee. Unless otherwise provided in the Trust Agreement, the owner of the Master Servicer Custodial Account shall be the Master Servicer. To the extent provided in the REMIC Provisions or proposed temporary or final regulations, any amounts transferred by a REMIC to the Master Servicer Custodial Account shall be treated as amounts distributed by such REMIC to the Master Servicer. The Master Servicer Custodial Account shall not be considered an asset of the Trust or any REMIC. The Master Servicer shall notify the Trustee of the location and account number of such Master Servicer Custodial Account and of any changes in the location or account number of such account.

        (b) Deposits. On each Remittance Date, the Servicer shall withdraw from the Servicer Custodial Account maintained by each Servicer and deposit into the Master Servicer Custodial Account an amount with respect to each Mortgage Loan serviced by such Servicer equal to the sum of the following:

               (i) all Monthly Payments received by such Servicer during the preceding Due Period, whether paid by the Borrower or advanced by such Servicer, minus the Servicing Fee due such Servicer to the extent paid by the Borrower after the payment of Month-End Interest;

               (ii) all Monthly Payments made by the Borrower after their Due Date that were not paid or advanced pursuant to Section 3.01(b)(i) hereof;

               (iii) all other payments (other than late charges, conversion fees and similar charges and fees retained by such Servicer pursuant to the Servicing Agreement) received by such Servicer in connection with any unscheduled principal payments or recoveries on such Mortgage Loan during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together with any interest thereon paid by or for the account of the Borrower minus the sum of (A) expenses associated with such recovery, (B) any Advances on such Mortgage Loan paid by such Servicer and (C) the Servicing Fee allocable thereto; and

               (iv) the Purchase Price of such Mortgage Loan if such Mortgage Loan was purchased by the Servicer from the Trust during the preceding Prepayment Period.

        (c) Withdrawals. On each Business Day, the Master Servicer may withdraw from the appropriate Master Servicer Custodial Account (to the extent the funds therein are not invested) any Non-Recoverable Advance and any Advance previously made with respect to a Mortgage Loan as to which a late payment, Liquidation Proceeds or Insurance Proceeds have been received (but only to the extent of such late payment, Liquidation Proceeds or Insurance Proceeds).

        On or prior to each Master Servicer Remittance Date, the Master Servicer shall remit from the funds in the Master Servicer Custodial Account by wire transfer (or as otherwise instructed by the Trustee) in immediately available funds to the Asset Proceeds Account an amount with respect to each Mortgage Loan equal to the sum of the following:

               (i) all Monthly Payments received by the Master Servicer during the preceding Due Period, whether paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, minus the sum of (A) the Servicing Fees due the Servicer to the extent paid by the Borrower (net of any payments on account of Month End Interest required pursuant to Section 3.05 hereof or the Servicing Agreement) and (B) the Master Servicing Fee to the extent paid by the Borrower or advanced by the Servicer or the Master Servicer;

               (ii) all Monthly Payments made by a Borrower after their Due Date that were not paid or advanced pursuant to Section 3.01(c)(i) hereof, net of the Master Servicing Fee;

               (iii) all other payments received by the Master Servicer in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together, with respect to prepayments or Liquidation Proceeds or Insurance Proceeds received during the preceding month, with any interest thereon received by the Master Servicer (net of the Master Servicing Fee attributable thereto); and

               (iv) the Purchase Price of any Mortgage Loans purchased from the Trust during the preceding Prepayment Period, less any amounts due the Servicer or the Master Servicer on account of Advances, the Servicing Fee or the Master Servicing Fee attributable to such Mortgage Loans.

        (d) Investment. The Master Servicer shall cause the funds in the Master Servicer Custodial Account to be invested in Permitted Investments with a maturity prior to the next Master Servicer Remittance Date. If so specified in a Servicing Agreement, net investment income on the funds in the Master Servicer Custodial Account shall be released to the related Servicer as a part of the Servicer Compensation on or before the fifth Business Day of the month following the month in which the related Distribution Date occurs unless the Trust Agreement provides that such net investment income is to be applied to Month End Interest Shortfall; provided, however, that, if there is a loss on the investments in the Master Servicer Custodial Account for any month, the Master Servicer shall deposit the amount of such loss into the Master Servicer Custodial Account on or before the related Distribution Date (and shall subsequently retain net investment income to recover such loss).

        Section 3.02.  Asset Proceeds Account

        (a) Deposits. The Trustee shall establish and maintain with the Paying Agent one or more accounts (collectively, the "Asset Proceeds Account") held in trust for the benefit of the Certificateholders. Each Asset Proceeds Account shall be an Eligible Account. On each Distribution Date, the Paying Agent shall deposit into the Asset Proceeds Account the following amounts, to the extent not previously deposited therein:

               (i) the amount to be deposited from the Master Servicer Custodial Account pursuant to Section 3.01(c);

               (ii)    Advances;

               (iii) the amount required to effect a Terminating Purchase pursuant to Section 9.02 hereof; and

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


               (iv) amounts required to be deposited from any Credit Enhancement, Reserve Fund, Interest Fund, or other fund as provided in the Trust Agreement.

        (b) Withdrawals. Unless otherwise provided in the Trust Agreement, on each Distribution Date, the Paying Agent shall withdraw all moneys in the Asset Proceeds Account in accordance with the amounts set forth in the statement furnished by the Master Servicer pursuant to Section 4.01 hereof in the following order of priority and for the purposes indicated:

               (i) to pay itself the Trustee Fee with respect to such Distribution Date (unless the Trustee Fee is to be paid by the Master Servicer out of its Master Servicing Fee);

               (ii) to pay each Servicer its Servicing Fee with respect to such Distribution Date, to the extent not retained by such Servicer;

               (iii) to pay the Master Servicer the Master Servicing Fee with respect to such Distribution Date, to the extent not previously paid to the Master Servicer;

               (iv) to pay each Credit Enhancement provider its Credit Enhancement Fee with respect to such Distribution Date unless provision therefore is otherwise made in the Trust Agreement;

               (v) to reimburse the Trustee, the Master Servicer and each Servicer, in that order of priority, for any Advance previously made that has been determined to be a Non-Recoverable Advance;

              (vi) to reimburse Saxon or the Master Servicer for expenses incurred by or reimbursable to it pursuant to Section 6.03;

             (vii) to refund any overpayment of the Purchase Price of a Mortgage Loan; and

            (viii) to make the payments provided for in the Trust Agreement.

        (c) Accounting. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the Asset Proceeds Account.

        (d) Investment. No later than the close of business on the day preceding the Master Servicer Remittance Date, the Master Servicer shall direct the Paying Agent in writing (which may be in the form of standing instructions) as to the investment of funds (which funds, if received by noon, Houston time, shall be invested in Permitted Investments) in the Asset Proceeds Account for the period from the Master Servicer Remittance Date through the Distribution Date. Net investment income on funds in the Asset Proceeds Account shall be released to the Master Servicer as part of the Master Servicer Compensation on or before the fifth Business Day of the month following the month in which the related Distribution Date occurs, unless the Trust Agreement provides that such net investment income is to be applied to the payment of other amounts due from the Master Servicer.

        Section 3.03.  Issuing REMIC Accounts

        (a) With respect to any Double REMIC Series, the Paying Agent shall establish one or more Subaccounts of the Distribution Account. Unless otherwise provided in the Trust Agreement, the Subaccounts will be Regular Interests in the Pooling REMIC and the Paying Agent shall deposit all payments with respect to such Regular Interests into such Subaccounts.

        (b) With respect to any Double REMIC Series, the Paying Agent may establish one or more accounts into which the Paying Agent may deposit all payments on account of the Residual Interest in the Pooling REMIC and any Regular Interests in the Pooling REMIC that are not considered assets of the Issuing REMIC and from which the Paying Agent may withdraw funds to pay the Certificates that do not evidence interests in the Issuing REMIC. In lieu of establishing such accounts, the Paying Agent may pay on each Distribution Date to the Holders of the Certificates that do not evidence interests in the Issuing REMIC the amounts that are due with respect to such Certificates. In addition, with respect to a Double REMIC Series, upon payment in full of all related Regular Interests and all administrative costs of the related Trust and each related REMIC, any amount remaining in the Asset Proceeds Account may be distributed directly to the Holders of the Certificate representing beneficial ownership of the Residual Interest in the Pooling REMIC.

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

        Section 3.04.  Advances by Master Servicer and Trustee

        (a) To the extent not made by the Servicer of a Mortgage Loan, the Master Servicer shall be obligated to make Advances with respect to such Mortgage Loan to the extent the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower of such Mortgage Loan. If the Master Servicer determines that all, or a portion of, any Advance required by this
Section 3.04 is not so recoverable, the Master Servicer shall promptly deliver to the Trustee an Officer's certificate setting forth the reasons for such determination and the amount of the Non-Recoverable Advance (a "Non-Recoverability Certificate"). Subject to the foregoing:

               (i) Prior to the close of business on the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any Advances in respect of Monthly Payments that were due on the previous Due Date. The Master Servicer shall make an Advance to the Master Servicer Custodial Account in the amount, if any, of the aggregate Monthly Payments (less applicable Servicing Fees) on the Mortgage Loans that were due on such Due Date but which were not received or advanced by the Servicers and remitted to the Master Servicer Custodial Account prior to such Master Servicer Remittance Date. Each such Advance shall be remitted in immediately available funds to the Master Servicer Custodial Account on or before such Master Servicer Remittance Date.

               (ii) To the extent not made by a Servicer, the Master Servicer shall make Advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee is expected to receive a deed in lieu of foreclosure.

               (iii) If any Mortgaged Premises shall be damaged or destroyed and the Servicer of the related Mortgage Loan fails to Advance the funds necessary to repair or restore the damaged or destroyed Mortgaged Premises, then the Master Servicer shall Advance such funds and take such other action as is necessary to repair or restore the damage or loss.

               (iv) To the extent a Servicer is required to Advance funds sufficient to pay the taxes or insurance premiums with respect to a Mortgage Loan pursuant to Section 380 of the Guide and fails to make such Advance, the Master Servicer shall Advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

               (v) If any Servicer fails to remit to the Master Servicer Custodial Account, on or before the Master Servicer Remittance Date, the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under its Servicing Agreement, then the Master Servicer shall Advance and remit to the Master Servicer Custodial Account an amount equal to the required remittance on or before the Master Servicer Remittance Date for the month in which such funds were required to be remitted by the Servicer under the Servicing Agreement.

        (b) Any Advance made by the Master Servicer under this Section 3.04 which the Master Servicer shall ultimately determine in its good faith judgment to be non-recoverable from Insurance Proceeds, Liquidation Proceeds, the related Servicer, or subsequent payments by the Borrower shall be a Non-Recoverable Advance. The determination by the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by a Non-Recoverability Certificate of the Master Servicer promptly delivered to the Trustee setting forth the reasons for such determination. Following the Trustee's receipt of such Non-Recoverability Certificate, the Master Servicer shall be entitled to reimbursement for such Non-Recoverable Advance as provided herein.

        (c) If the Master Servicer fails to make any Advance required of it hereunder, the Trustee shall, to the maximum extent permitted by law, make such Advance in its stead, and, in such event, the Trustee shall be entitled to receive the Master Servicing Fee payable with respect to the Distribution Date related to such Master Servicer Remittance Date; provided, however, that in no event shall the Trustee, whether as Trustee, Master Servicer or Servicer, be deemed to have assumed the obligations of any Person to purchase any Mortgage Loan from the Trust for breach of representations or warranties or as a Converted Mortgage Loan or otherwise or to make any Advances or pay Month End Interest with respect to any Mortgage Loan except to the extent specifically provided in Sections 3.04 and 3.05 hereof. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make an Advance that it reasonably believes to be a Non-Recoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its Non-Recoverability Certificate.

        (d) To the extent that any Advance has been made by the Trustee, the Trustee shall be entitled to reimbursement therefor at the times and to the same extent as either the Servicer or the Master Servicer would have been so entitled had such Person originally made such Advance, whether or not any provision of the Trust Agreement specifically references the right of the Trustee to such reimbursement. If the Trustee determines that it is prevented by law from making an Advance, the Trustee will notify the Master Servicer within one Business Day of such determination.

        (e) Notwithstanding anything herein to the contrary, no Advance shall be required to be made by the Master Servicer or the Trustee to the extent that making such Advance would result in the amount of aggregate Advances then outstanding and unreimbursed by the Master Servicer or the Trustee to exceed the Master Servicer Advance Amount.

        Section 3.05.  Month End Interest

        Unless otherwise provided in the Servicing Agreement, the Servicer shall pay and deposit into the Servicer Custodial Account, on or before each Servicer Remittance Date, an amount equal to Month End Interest with respect to the preceding month, but only to the extent of the Servicer Fee payable with respect to the preceding month. Such payment will not be considered a Non-Recoverable Advance. The Servicer shall not be entitled to any recovery or reimbursement of such payment from the Master Servicer, the Trustee or the Certificateholders.

        Section 3.06.  Trustee to Cooperate; Release of Mortgage Files

        The Trustee shall, if requested by any Servicer with a rating satisfactory to the Trustee, execute a power of appointment pursuant to which the Trustee shall authorize, make, constitute and appoint designated officers of such Servicer with full power to execute in the name of the Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Security Instrument or Mortgage Loan upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers listed above. The Servicer shall promptly forward to the Trustee for its files copies of all documents executed pursuant to such power of appointment.

        Upon the liquidation of any Mortgage Loan, the Servicer of such Mortgage Loan shall remit the proceeds thereof to its Servicer Custodial Account and, unless such Servicer has been given a power of appointment as provided in the proceeding paragraph, deliver to the Master Servicer a Request for Release requesting that the Trustee execute such instrument of release or satisfaction as is necessary to release the related Collateral from the lien of the Security Instrument. Upon the Master Servicer's receipt of such Request for Release and its confirmation that all amounts required to be remitted to the appropriate Servicer Custodial Account in connection with such liquidation have been so deposited, the Master Servicer shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Master Servicer Custodial Account or the Asset Proceeds Account.

        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, but not limited to, collection under any Title Insurance Policy or Credit Enhancement with respect thereto or to effect a partial release of any Collateral from the lien of the Security Instrument, the Servicer shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such Request for Release to the Trustee and the Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or the Servicer, as the case may be, to return each and every document previously requested from the Trustee Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Asset Proceeds Account or the Servicer Custodial Account or
(ii) the Trustee Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Premises

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


either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or the Servicer certifying as to the name and address of the Person to which such Trustee Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's certificate of the Master Servicer or the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Servicer Custodial Account or the Asset Proceeds Account have been so deposited, or that such Mortgage Loan is secured by an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Servicer, as appropriate.

         Upon written certification of the Master Servicer or the Servicer, the Trustee (subject to Section 8.01(e) hereof), shall execute and deliver to the Master Servicer or the Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to a foreclosure proceeding or trustee's sale in respect of a Mortgaged Premises or to any legal action brought to obtain judgment against any Borrower on any Mortgage Note or Security Instrument or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by any Mortgage Note or Security Instrument or otherwise available at law or in equity. Each such certification shall include a request that such pleadings, requests or other documents be executed by the Trustee and a statement as to the reason such pleadings, requests or other documents are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

        Section 3.07.  Reports to the Trustee; Annual Compliance Statements

        The Master Servicer shall deliver to the Trustee, on or before March 31 of each year, an Annual Compliance Statement with respect to the Trust Agreement (if the Master Servicer entered into the Trust Agreement on or before the preceding December 31), signed by an Officer of the Master Servicer, certifying that (i) such Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under the Trust Agreement and (ii) to the best of such Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof, and (iii)
(A) an Officer of the Master Servicer has conducted an examination (based solely on information and written reports furnished by each Servicer to the Master Servicer) of the activities of each Servicer during the preceding calendar year and the performance of such Servicer under the related Servicing Agreement, (B) an Officer of the Master Servicer has examined each Servicer's Fidelity Bond and Errors and Omissions Policy and each such bond or policy is in effect and conforms to the requirements of the related Servicing Agreement, (C) the Master Servicer has received from each Servicer such Servicer's annual audited financial statements and such other information as is required by the Guide and
(D) to the best of such Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof. The Trustee shall provide copies of the Annual Compliance Statement to any Certificateholder upon written request provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

        Section 3.08.  Title, Management and Disposition of REO Properties

        (a) If any Mortgaged Premises becomes an REO Property, the Master Servicer shall use its best efforts to cause the Servicer of the related Mortgage Loan to manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale. If one or more REMIC elections are made with respect to the assets of the Trust, the Master Servicer shall use its best efforts to cause the Servicer to use its best efforts to dispose of any REO Property for its fair market value within twenty-two months of its acquisition by the Trust, unless the Trustee has been granted an extension of time to dispose of such REO Property by the Internal Revenue Service pursuant to section 856(c)(3) of the Code (an "Extension"). If the Trustee has been granted an Extension, the Master Servicer shall continue to use its best efforts to have the Servicer sell the REO Property for its fair market value for the period ending two months prior to the time such Extension expires (the "Extended Period"). If the Servicer is unable to dispose of any REO Property within such twenty-two-month period or Extended Period, as the case may be, the Master Servicer shall use its best efforts to ensure that such REO Property is auctioned to the highest bidder within one month after the end of such twenty-two-month period or Extended Period, as the case may be. If no REMIC election has been or is to be made with respect to the assets of the Trust, the time period for disposing of any REO Property as specified in the preceding two sentences shall be within eleven months of its acquisition by the Trust. In the event of any such sale or auction of an REO Property, the Trustee shall, at the written request of the Master Servicer and upon being provided with appropriate forms therefor, within five Business Days of its receipt of the proceeds of such sale or auction, release or cause to be released to the purchaser the related Trustee Mortgage Loan File and Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the purchaser title to the REO Property, and upon so doing the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File or Servicer File. Neither the Trustee, the Master Servicer nor the Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of an REO Property.


        (b) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee for the benefit of the Certificateholders. Each Servicer shall, in accordance with Section 3.08(a) hereof, use its reasonable efforts to sell any REO Property as expeditiously as possible, but in any event within the time period, and subject to the conditions set forth in
Section 3.08(a) hereof. Pursuant to its efforts to sell any REO Property, each Servicer shall either itself, or through an agent selected by it, protect and conserve such REO Property in the same manner and to the same extent as it customarily does in connection with its own real estate acquired through foreclosure or by deed in lieu of foreclosure, incident to its conservation and protection of the interests of the Certificateholders, and may rent such REO Property, or any part thereof, as it deems likely to increase the net proceeds distributable to the Certificateholders, subject to the terms and conditions described in this Section 3.08.

        For the purpose of protecting the interests of the Trustee and conserving any REO Property prior to sale, the Servicer of the related Mortgage Loan may contract with any Independent Contractor for the conservation, protection and rental of such REO Property, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith;

               (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, (B) hold all related revenues in a segregated account insured by the Federal Deposit Insurance Corporation and (C) remit all related revenues collected (net of such costs and expenses retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis; and

               (iii) none of the provisions of this Section 3.08 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee and the Certificateholders with respect to the conservation, protection and rental of such REO Property.

        A Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. A Servicer or any Independent Contractor shall be entitled to a fee, based on the prevailing market rate (and set in good faith at a reasonable level in the case of a fee payable to a Servicer), for the operation and management of any REO Property, which fee shall be an expense of the Trust payable out of the gross income on such REO Property.

        (c) A Servicer shall deposit all funds collected and received in connection with the operation of any REO Property in its Servicer Custodial Account on or before the second Business Day following receipt of such funds.

        (d) A Servicer, upon the final disposition of any REO Property, shall be entitled to be reimbursed for any unreimbursed Advances and paid any unpaid Servicing Fees with respect to the related Mortgage Loan from the Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, however, that any such unreimbursed Advances or unpaid Servicing Fees may be reimbursed or paid, as the case may be, out of any net rental income or other net amounts derived from such REO Property.

        (e) The final disposition of any REO Property shall be carried out by a Servicer at the fair market value of such REO Property under the circumstances existing at the time of disposition and upon such terms and conditions as such Servicer shall deem necessary or advisable and as are in accordance with accepted servicing practices and in accordance with Section 3.08(a) hereof.

        (f) A Servicer shall deposit the Liquidation Proceeds from the final disposition of any REO Property in its Servicer Custodial Account on or before the second Business Day following receipt of such Liquidation Proceeds and, subject to such withdrawals as may be permitted by Section 3.08(d) hereof, such proceeds shall be transferred to the Asset Proceeds Account pursuant to Section 3.01(c) hereof.

        (g) A Servicer shall prepare and file reports of foreclosure and abandonment in accordance with section 6050J of the Code.

        (h) Notwithstanding any other provision of this Agreement, a Servicer, acting on behalf of the Trustee, shall not rent, lease or otherwise earn income or take any action on behalf of the Trust with respect to any REO Property that might (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 86OG(a)(8) of the Code or (ii) result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of section 86OF(a)(2) of the Code or any "net income from foreclosure property" within the meaning of section 860G(c)(2) of the Code, both of which types of income are subject to tax under the REMIC Provisions, unless the Trustee has received an Opinion of Counsel, at the expense of the Trust (the costs of which shall be recoverable out of such Servicer's Servicer Custodial Account), to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for any related REMIC by such REO Property would not result in the imposition of a tax upon such REMIC.

        Without limiting the generality of the foregoing, neither the Trustee, the Master Servicer nor a Servicer shall knowingly:

               (i) enter into, renew or extend any New Lease with respect to any REO Property if the New Lease by its terms will give rise to any income that does not constitute Rents From Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents From Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person to Directly Operate, any REO Property on any date more than 90 days after its acquisition date (unless the Person who would Directly Operate such REO Property is an Independent Contractor);

unless, in any such case, the Person proposing to take such action has requested and received the Opinion of Counsel described in the preceding sentence, in which case the Person may take such actions as are specified in such Opinion of Counsel.

        A Servicer shall not acquire any personal property relating to any Mortgage Loan pursuant to this Section 3.08 unless either:

               (i) such personal property is incident to real property (within the meaning of section 856(e)(1) of the Code) so acquired by such Servicer; or

               (ii) such Servicer shall have requested and received an Opinion of Counsel, at the expense of the Trust (the costs of which shall be recoverable out of its Servicer Custodial Account), to the effect that the holding of such personal property by the related REMIC will not cause the imposition of a tax under the REMIC Provisions on any REMIC related to the Trust or cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        (j) Any actions required or permitted to be taken by a Servicer under this Section 3.08 may be taken by the Master Servicer on behalf of such Servicer.

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


        (k) Each Servicing Agreement relating to a Trust Agreement shall provide that the related Servicer shall manage, conserve, protect and operate any REO Property as provided in this Section 3.08, and the Master Servicer is hereby obligated to assure that each Servicer complies with the provisions of this
Section 3.08.

        Section 3.09. Amendments to Servicing Agreements; Modification of the Guide

        From time to time Saxon may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to the Guide as Saxon deems necessary or appropriate to confirm or carry out more fully the intent and purpose of the Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder; provided, however, that in no event shall Saxon modify or amend the Guide if such modification or amendment would have an adverse effect on the Certificateholders. Any such modification or amendment of the Guide shall be deemed to have an adverse effect on the Certificateholders if such amendment or modification either results in
(i) the downgrading of the rating assigned by any Rating Agency to the Certificates or (ii) the loss by the Trust or the assets thereof of REMIC status for federal income tax purposes. Prior to the issuance of any such modification or amendment, Saxon shall deliver to the Master Servicer and the Trustee an Officer's certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that Saxon desires to issue and
(iii) the reason or reasons for such proposed modification or amendment.

        Section 3.10.  Oversight of Servicing

        The Master Servicer shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by such Servicer under its Servicing Agreement (including, but not limited to, such Servicer's obligation to comply with the provisions of Section 3.08 hereof). Without limiting the generality of the foregoing, the Master Servicer, acting with the consent of Saxon and subject to
Section 1.03 hereof but without the consent of the Trustee or any Certificateholder, shall have the power and responsibility for approving the transfer or other assignment of any Servicing Agreement by any Servicer. Saxon shall provide the Master Servicer with a copy of the Servicing Agreement executed by each Servicer as well as the Guide incorporated by reference into such Servicing Agreement on or before the Closing Date. The Master Servicer acknowledges that, prior to taking certain actions required to service the Mortgage Loans, the Guide provides that the Servicer must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by the Servicer with certain provisions of the Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct the Servicer or otherwise respond to any request of the Servicer. In no event shall the Master Servicer instruct the Servicer to take any action, give any consent to action by the Servicer or waive compliance by the Servicer with any provision of the Servicing Agreement if any resulting action or failure to act is inconsistent with the obligations of the Servicer for similarly rated transactions or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates or (ii) the loss by the Trust or the assets thereof of REMIC status for federal income tax purposes.

        The Master Servicer shall instruct each Servicer that it should not take any action to foreclose, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan if such Servicer knows, or has reason to know, that the related Mortgaged Premises are contaminated with toxic wastes or other hazardous substances.

        During the term of the Trust Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to encourage each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

        For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally assigned and transferred to the Trust. No modification shall be approved unless (i) such modification is occasioned by default or a reasonably foreseeable default or (ii) there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage
Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

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        The relationship of the Master Servicer or any Servicer to the Trustee
under the Trust Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer or partner.

        Section 3.11.  Credit Enhancement

        To the extent provided in the Trust Agreement, one or more forms of Credit Enhancement shall be maintained for the benefit of the Certificateholders. The Trust Agreement shall specify with respect to each such form of Credit Enhancement, among other things, the manner in which any funds relating to such Credit Enhancement are to be invested, the source and manner of payment of any Credit Enhancement Fees, the circumstances, if any, under which supplemental or replacement Credit Enhancement shall be obtained, the manner in which such Credit Enhancement is to be enforced, and whether such Credit Enhancement covers or will cover other Series of Certificates.

                                   ARTICLE IV
                   REPORTING/REMITTING TO CERTIFICATEHOLDERS

        Section 4.01.  Statements to Certificateholders

        Unless otherwise provided in the Trust Agreement: (i) on or before each Master Servicer Reporting Date, the Master Servicer shall prepare and deliver to Saxon and the Paying Agent a Monthly Statement and (ii) on the Distribution Date following each Master Servicer Reporting Date, the Master Servicer shall prepare and mail a copy of such Monthly Statement to the Trustee, the Rating Agencies, the Underwriters and each Certificateholder.

        In addition to the Monthly Statement, the Master Servicer shall prepare and deliver to the Paying Agent prior to each Distribution Date, and the Paying Agent shall forward to each Holder of a Residual Certificate, if any, on each Distribution Date, a statement setting forth the amounts actually distributed with respect to the Residual Certificates on such Distribution Date and the aggregate Certificate Principal Balance, if any, of any Residual Certificates after giving effect to any distribution to be made on such Distribution Date, separately identifying the amount of Realized Losses allocated to such Residual Certificates for the preceding Prepayment Period.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, based on information provided by the Servicers, and deliver a statement setting forth the distributions (based on a Certificate in the original principal amount of $1,000) allocable to interest and principal to each Person who at any time during the calendar year was a Certificateholder that constituted a retail investor or to any other Certificateholder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in effect.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare and deliver to the Trustee, and the Trustee shall forward by mail to each Person who at any time during such calendar year was a Holder of a Residual Certificate, a statement containing the information provided pursuant to the second preceding paragraph aggregated for such calendar year. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in effect.

        Access to the Monthly Statements and other statements described in this
Section 4.01 may be provided via electronic on-line reports in lieu of forwarding such statements by mail to Certificateholders provided that such electronic on-line reports satisfy the requirements of the Code as from time to time may be in effect.

        Section 4.02.  Remittance Reports

        The Master Servicer shall prepare and deliver to the Trustee by mail, facsimile or electronic transfer on or before each Master Servicer Reporting Date, the Remittance Report with respect to the following Distribution Date. Each Remittance Report shall contain the information specified in Exhibit C attached hereto. The information in such report shall be made available by the Trustee to any Certificateholder that requests such report in writing.

        If the Master Servicer does not furnish the Remittance Report or any other statement or report as required by this Section 4.02 or Section 4.01 hereof, or if an Officer of the Trustee has actual knowledge that any such Remittance Report or other statement or report is erroneous or inaccurate in any material respect, and if any such Remittance Report

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or other statement or report is not furnished or corrected, as the case may be, within one Business Day following the date it is due to be delivered, then the Trustee shall request and the Master Servicer shall furnish by electromagnetic tape (or such other medium as the Trustee and the Master Servicer may agree from time to time) the information necessary to enable the Trustee to prepare the Remittance Report and the other statements and reports as required by this
Section 4.02 and Section 4.01 hereof, and the Trustee shall thereupon prepare such report and receive the Master Servicing Fee for such month. Upon termination of the Master Servicer pursuant to Section 7.02 hereof, the Trustee shall thereafter undertake all the obligations of the Master Servicer pursuant to this Section 4.02 and Section 4.01 hereof and shall be entitled to the compensation otherwise payable to the Master Servicer pursuant hereto in consideration of the performance of such obligations.

        The Trustee shall be under no duty and shall have no obligation to recalculate, verify or recompute the information provided to it hereunder by the Master Servicer.

        Section 4.03.  Compliance with Withholding Requirements

        Notwithstanding any other provision of the Trust Agreement, each of the Trustee and the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Certificates that the Trustee or the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If either the Trustee or the Paying Agent does withhold any amount from interest or original issue discount payments or Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate with any payment to such Certificateholder the amount withheld.

        Section 4.04.  Reports to the Clearing Agency

        If and for so long as any Certificate is held by a Clearing Agency, on each Master Servicer Remittance Date, the Paying Agent shall telecopy a copy of the Monthly Statement to the Clearing Agency together with a statement as to (i) the Distribution Date and (ii) the Record Date for such Distribution Date.

        Section 4.05.  Preparation of Regulatory Reports

        (a) Subject to the provisions of subsections (b) and (c) of this Section 4.05, the Master Servicer shall prepare or cause to be prepared, on behalf of the Trust, and shall file or cause to be filed in a timely manner such supplementary and periodic information, documents and reports (collectively, "Periodic Reports") as may be required pursuant to Section 12(g) or Section 15(d) of the Exchange Act, by the rules and regulations of the SEC thereunder or as a condition to approval of any application for relief ("Application for Relief") hereinafter referred to and, in connection therewith, shall prepare such applications and requests for exemption and other relief from such provisions as it may deem appropriate. If any Periodic Report is required to be signed by Saxon or the Trustee rather than by the Master Servicer, the Master Servicer shall be deemed to certify as to each Periodic Report delivered to Saxon or the Trustee for its review and execution that such Periodic Report conforms in all material respects to applicable reporting requirements imposed by the Exchange Act or is otherwise in form and content appropriate for filing with the SEC. Saxon or the Trustee shall execute all such Periodic Reports and Applications for Relief delivered as provided above and shall return the same to the Master Servicer for filing with the SEC and other required filing offices, if any, on behalf of the Trust or shall authorize the Master Servicer to execute any such Periodic Report or Application for Relief on the Trustee's behalf.

        (b) Within 30 days after the beginning of the first fiscal year of the Trust during which the obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Master Servicer shall prepare, or cause to be prepared, a notice on SEC Form 15 ("Form 15") and shall forward such notice to the Trustee for execution. The Trustee shall execute each Form 15 delivered as provided above and shall return the same to the Master Servicer for filing with the SEC on behalf of the Trust or shall authorize the Master Servicer to execute such Form 15 on the Trustee's behalf; provided, however, that the Master Servicer shall be under no obligation to prepare such notice if the number of Certificateholders exceeds 300. The Certificate Registrar shall notify the Master Servicer in a timely manner if the number of Certificateholders at any one time exceeds 300. The Master Servicer shall file any Form 15 with the SEC in accordance with the provisions of Rule 15d-6 under the Exchange Act.

        (c) Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Certificate Registrar, the Paying Agent, or the Trustee has assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of Saxon or any other Person with respect to
(i) the registration of the

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Certificates pursuant to the Securities Act, (ii) the issuance or sale of the
Certificates or (iii) compliance with the provisions of the Securities Act, the Exchange Act or any applicable federal or state securities or other laws, including, but not limited to, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

        (d) In connection with the Master Servicer's preparation of any Form 15 or any Periodic Report, the Certificate Registrar shall provide the Master Servicer with such information as the Master Servicer may reasonably request concerning the number and identity of the Holders appearing on the Certificate Register, but the Certificate Registrar shall have no duty or obligation to provide information which does not appear on the Certificate Register, including any information concerning the ownership of Persons for whom a nominee is the Certificateholder of record.

                                   ARTICLE V
                   THE POOLING INTERESTS AND THE CERTIFICATES

        Section 5.01.  Pooling REMIC Interests

        If an election has been made to treat certain assets of the Trust as a Pooling REMIC, the Trust Agreement will set forth the terms of the Regular Interests and the Residual Interest of the Pooling REMIC. Unless otherwise provided in the Trust Agreement, (i) the Subaccounts will be the Regular Interests in the Pooling REMIC but will not constitute securities or certificates of interest in the Trust and (ii) the Trustee will be the owner of the Subaccounts, which may not be transferred to any person other than a successor trustee appointed pursuant to Section 8.07 hereof unless the party desiring the transfer obtains a Special Tax Opinion.

        Section 5.02.  The Certificates

        The Certificates shall be designated in the Trust Agreement. The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate. On the Closing Date, the aggregate Certificate Principal Balance of the Certificates will be equal to or less than the sum of
(i) the aggregate Scheduled Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and (ii) the amount in the Pre-Funded Account. The Certificates will be substantially in the forms annexed to the Trust Agreement. Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form, in denominations or authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

        Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of Saxon upon receipt by the Trustee of the documents specified in Section 2.01 hereof. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of such Certificates. The Certificate shall be authenticated by a manual signature of a duly authorized signatory of the Certificate Registrar. No Certificate shall be entitled to any benefit under the Trust Agreement or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Trust Agreement executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under the Trust Agreement. All Certificates shall be dated the date of their execution.






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        Section 5.03.  Book-Entry Certificates

        (a) The Book-Entry Certificates shall be represented initially by one or more certificates registered in the name designated by the Clearing Agency. Saxon, the Master Servicer the Certificate Registrar, the Paying Agent and the Trustee may for all intents and purposes (including the making of payments on the Book-Entry Certificates) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book-Entry Certificates for as long as such Certificates are registered in the name of the Clearing Agency. The rights of Beneficial Owners of the Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Certificates shall not be entitled to certificates for the Book-Entry Certificates as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Clearing Agency, as Certificateholder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. A Book-Entry Certificate may not be transferred by the Clearing Agency without the consent of Saxon, the Master Servicer and the Trustee except to another Clearing Agency that agrees to hold such Book-Entry Certificate for the account of the respective Clearing Agency Participants and Beneficial Owners.

        (b) Neither Saxon, the Master Servicer, the Certificate Registrar, the Paying Agent nor the Trustee shall have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Certificates held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

        (c) The Book-Entry Certificates shall be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Clearing Agency or its nominee, only if (i) Saxon advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates, and Saxon is unable to locate a qualified successor within 30 days, or (ii) Saxon, at its option, elects to terminate the book-entry system operating through the Clearing Agency. Upon the occurrence of either such event, the Trustee shall notify the Clearing Agency and the Certificate Registrar, which in turn shall notify all Beneficial Owners of Book-Entry Certificates through Clearing Agency Participants, of the availability of certificated Certificates. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar shall reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency. Such certificated Certificates shall not constitute Book-Entry Certificates. All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by Saxon.

        Section 5.04.  Registration of Transfer and Exchange of Certificates

        The Certificate Registrar shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in the Trust Agreement. The Certificate Registrar designated in the related Trust Agreement shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in the Trust Agreement. Upon any resignation of any Certificate Registrar, the Trustee shall promptly appoint, subject to Section 1.03 hereof, a successor or, in the absence of such appointment, shall assume the duties of Certificate Registrar. The Trustee shall have no liability or responsibility for any act or omission to act of any Certificate Registrar (unless the Trustee is then serving as such Certificate Registrar) appointed pursuant to the terms of the related Trust Agreement. The Certificate Registrar shall be entitled to the same rights, privileges and immunities accorded the Trustee pursuant to Article VIII hereof.

        Subject to Section 5.05 hereof, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar or at any other office or agency of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

        At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the

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


Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Certificate Registrar duly executed by, the Holder of such Certificate or his attorney duly authorized in writing.

        No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

        The Certificate Registrar shall provide notice to the Trustee of each transfer of a Certificate and shall provide the Trustee and the Master Servicer with an updated copy of the Certificate Register on January 1 and July 1 of each year. If the Trustee shall not at any time be acting as the Certificate Registrar, the Trustee shall have the right to inspect such Certificate Register at all reasonable times and to rely conclusively upon a certificate of the Certificate Registrar as to the names and addresses of the Certificateholders and the Percentage Interests held by each.

        Section 5.05.  Restrictions on Transfers

        (a) Securities Law Compliance. No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Private Certificate shall, and, by acceptance of such Certificate, does agree to, indemnify Saxon, the Trustee, the Certificate Registrar and the Master Servicer against any liability that may result if any transfer of such Certificate by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. None of Saxon, the Trustee, the Certificate Registrar or the Master Servicer is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificate without such registration or qualification. The Certificate Registrar shall not register any transfer of a Private Certificate (other than a Residual Certificate) unless and until the prospective transferee provides the Certificate Registrar with a Transferee Agreement or a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, and unless and until the transfer otherwise complies with the provisions of this Section 5.05. If the proposed transferee of a Private Certificate does not certify to facts which, if true, would mean that such proposed transferee is a Qualified Institutional Buyer, the Certificate Registrar shall require that the transferor and such proposed transferee certify as to the factual basis for the registration exemption(s) relied upon, and if the transfer is made within three years of the acquisition of such Certificate by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Master Servicer or the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of Saxon, the Certificate Registrar or the Master Servicer. Notwithstanding the foregoing, no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial issuance of the Private Certificates to Saxon, SMI, the Master Servicer, the Trustee or any of their Affiliates.

        Saxon shall provide to any Holder of a Private Certificate and any prospective transferee that is a Qualified Institutional Buyer designated by such Holder information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

        (b)    Regular Certificates.

               (i) Public Subordinated Certificates. No Regular Certificate that is a Public Subordinated Certificate shall be transferred to a transferee that acknowledges that it is a Plan Investor unless such transferee provides the Certificate Registrar and the Master Servicer with a Benefit Plan Opinion. The transferee of a Public Subordinated Certificate that does not provide the Certificate Registrar and the Master Servicer with a Benefit Plan Opinion will be deemed, by virtue of its acquisition of such Certificate, to have represented that it is not a Plan Investor.

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

               (ii) Private Subordinated Certificates. No Regular Certificate that is a Private Subordinated Certificate shall be transferred unless the prospective transferee provides the Certificate Registrar and the Master Servicer with a properly completed Benefit Plan Affidavit, together with a Benefit Plan Opinion if required in order to comply with such Benefit Plan Affidavit.

        (c) Residual Certificates. No Residual Certificate (including any beneficial interest therein) may be transferred to a Disqualified Organization. In addition, no Residual Certificate (including any beneficial interest therein) may be transferred unless (i) the proposed transferee provides the Certificate Registrar and the Master Servicer with (A) a Residual Transferee Agreement, (B) a Benefit Plan Affidavit, (C) a Disqualified Organization Affidavit and (D) if the proposed transferee is a Non-U.S. Person, a TAPRI Certificate, and (ii) the interest transferred involves the entire interest in a Residual Certificate or an undivided interest therein (unless the transferor or the transferee provides the Master Servicer and the Certificate Registrar with an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Certificate Registrar) that the transfer will not jeopardize the REMIC status of any related REMIC). Notwithstanding the foregoing, the Residual Transferee Agreement, Benefit Plan Affidavit, Disqualified Organization Affidavit or TAPRI Certificate shall not be required to be provided upon original issuance of a Residual Certificate to Saxon or SMI or any of their Affiliates or to the Master Servicer, the Trustee or any of their Affiliates for the purpose of acting as the Tax Matters Persons. Furthermore, if a proposed transfer involves a Private Certificate, (i) the Certificate Registrar shall require that the transferor and the transferee certify as to the factual basis for the registration exemption(s) relied upon and (ii) if the transfer is made within three years from the acquisition of the Certificate by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Certificate Registrar or the Master Servicer. In any event, the Certificate Registrar shall not effect any transfer of a Residual Certificate except upon notification of such transfer to the Master Servicer. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial issuance of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee.

        Upon notice to the Trustee that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions,
(i) such transferee shall be deemed to hold the Residual Certificates in constructive trust for the last transferor who was not a Disqualified Organization or an agent thereof, and such transferor shall be restored as the owner of such Residual Certificates as completely as if such transfer had never occurred; provided, however, that the Trustee may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificates and return such recovery to the transferor, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificates or any such agent (within 60 days of the request therefor by the transferor or such agent) such information as may be necessary for the computation of the tax imposed under section 860E(e) of the Code and as otherwise may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to the Residual Certificates (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost of computing and furnishing such information may be charged to the transferor or the agent referred to above; provided, however, that the Master Servicer shall in no event be excused from furnishing such information.

        If a tax or a reporting cost is borne by a REMIC as a result of the transfer of a Residual Certificate (or any beneficial interest therein) in violation of the restrictions set forth in this Section 5.05, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Paying Agent, upon notification from the Master Servicer, shall pay such tax or cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or the beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from Saxon, the Trustee, any REMIC, the Master Servicer, the Certificate Registrar, the Paying Agent or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost.

        Section 5.06.  Mutilated, Destroyed, Lost or Stolen Certificates

        If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to its respective satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Certificate Registrar such security or indemnity as may be required by them to

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save each of them harmless, then, in the absence of actual knowledge by the
Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.06, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section
5.06 shall constitute complete and indefeasible evidence of ownership in the Trust as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

        Section 5.07.  Persons Deemed Owners

        Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of either of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of either of them shall be affected by notice to the contrary.

        Section 5.08.  Paying Agent

        Any Paying Agent designated in the related Trust Agreement shall make distributions to Certificateholders. Upon any resignation of any Paying Agent, the Trustee shall promptly appoint, subject to Section 1.03 hereof, a successor or, in the absence of such appointment, shall assume the duties of Paying Agent. No such resignation shall be effective until the acceptance of appointment by the successor Paying Agent. The Trustee shall have no liability or responsibility for any act or omission to act of any Paying Agent appointed (unless the Trustee is then servicing as such Paying Agent) pursuant to the terms of the related Trust Agreement. Any such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. Any Paying Agent shall be entitled to the same rights, privileges and immunities accorded the Trustee pursuant to Article VIII hereof.

                                   ARTICLE VI
                         SAXON AND THE MASTER SERVICER

        Section 6.01. Liability of, and Indemnification by, Saxon and the Master Servicer

        Saxon and the Master Servicer shall each be liable in accordance herewith only to the extent of the respective obligations specifically imposed by the Trust Agreement and undertaken by Saxon and the Master Servicer under the Trust Agreement.

        The Master Servicer shall indemnify and hold harmless the Trustee, Saxon and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of or in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under the Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any payment pursuant to this Section 6.01 made by the Master Servicer to Saxon, the Trustee shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.01 or shall survive the resignation or removal of the Master Servicer and the termination of the Trust Agreement.

        Saxon shall indemnify and hold harmless the Master Servicer and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with the Trust Agreement (other than a loss, liability or expense subject to indemnification by the Master Servicer pursuant to the preceding paragraph), any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Master Servicer or any director, officer, employee or agent thereof, or the performance of any of the Master Servicer's duties under the Trust Agreement other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the Trust Agreement or by reason of its reckless disregard of its obligations and duties under the Trust Agreement. The provisions of this Section 6.01 shall survive the resignation or removal of the Master Servicer and the termination of the Trust Agreement.

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        Section 6.02.  Merger or Consolidation of Saxon or the Master Servicer

        Subject to the following paragraph, Saxon and the Master Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under the Trust Agreement.

        Saxon or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which Saxon or the Master Servicer shall be a party, or any Person succeeding to the business of Saxon or the Master Servicer, shall be the successor of Saxon or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement, anything herein to the contrary notwithstanding.


        Section 6.03. Limitation on Liability of Saxon, the Master Servicer and Others

        Neither Saxon, the Master Servicer nor any of the directors, officers, employees or agents of Saxon or the Master Servicer shall be under any liability to the Trust or the Certificateholders, and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Saxon, the Master Servicer and any of the directors, officers, employees or agents of Saxon or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither Saxon nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Trust Agreement and in its opinion does not involve it in any expense or liability, except as provided in Section 10.01(b) hereof; provided, however, that Saxon or the Master Servicer may in its discretion subject to Section 1.03 hereof undertake any such action that it deems necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder if Saxon or the Master Servicer, as the case may be, are offered reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

        Section 6.04.  Resignation of the Master Servicer

        The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not, in and of itself, result in a downgrading of any rated Certificates (without regard to any Credit Enhancement) or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have become the successor master servicer hereunder and agreed to perform the responsibilities, duties, liabilities and obligations of the Master Servicer that arise thereafter; provided, however, that no successor master servicer shall (unless otherwise agreed) assume any liability for the actions (or failure to act) of the Master Servicer prior to the date that such successor becomes Master Servicer under the Trust Agreement.

        Section 6.05.  Compensation to the Master Servicer

        The Master Servicer shall be entitled to receive a monthly fee as compensation for services rendered by the Master Servicer under the Trust Agreement. The monthly Master Servicing Fee with respect to the Trust shall equal the amount set forth in the Trust Agreement, which may be retained by the Master Servicer when it remits funds from the Master Servicer Custodial Account to the Asset Proceeds Account. The Master Servicer also will be entitled, as additional compensation, to any late reporting fees paid by a Servicer pursuant to Section 450 of the Guide.

        Section 6.06.  Assignment or Delegation of Duties by Master Servicer

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        Except as expressly provided in the Trust Agreement, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer under the Trust Agreement, without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment without such written consent shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee to delegate to, subcontract with, authorize or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment relieve the Master Servicer of any liability under the Trust Agreement.

                                  ARTICLE VII
           TERMINATION OF SERVICING AND MASTER SERVICING ARRANGEMENTS

        Section 7.01.  Termination and Substitution of Servicing Agreements

        Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to Saxon, the Master Servicer and the Trustee, a certificate of an Officer that an event has occurred that may justify termination of such Servicing Agreement, describing the circumstances surrounding such event. Subject to Section 1.03 hereof, the Master Servicer may or shall terminate such Servicing Agreement.

         If a Servicing Agreement is terminated, the Master Servicer shall enter into a substitute Servicing Agreement with another mortgage loan servicing company acceptable to the Master Servicer and Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer under such terminated Servicing Agreement. Notwithstanding the foregoing, no such substitute Servicing Agreement need contain a covenant by the substitute Servicer to purchase Converted Mortgage Loans. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer under the terminated Servicing Agreement. In no event, however, shall the Master Servicer be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any provision of the related Servicing Agreement or the Guide or to make Advances with respect to any Mortgage Loan, except to the extent specifically provided in Section 3.04 of the Standard Terms. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

        Section 7.02.  Termination of Master Servicer; Trustee to Act

        Each of the following shall constitute an Event of Default by the Master Servicer of its obligations under the Trust Agreement:

        (a) the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance pursuant to Section 3.04 hereof) contained in the Trust Agreement and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

        (b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or

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similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

        (c) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all its property; or

        (d) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

        (e) the Master Servicer shall fail to remit funds in the Master Servicer Custodial Account to the Asset Proceeds Account as required by Section 3.01(c) hereof within one Business Day of the date that such funds are due; or

        (f) the Master Servicer shall fail to make any Advance or other payment required by Section 3.04 or Section 3.05 hereof within one Business Day of the date that such Advance or other payment is due.

        The rights and obligations of the Master Servicer under the Trust Agreement may be terminated only upon the occurrence of an Event of Default and subject to Section 1.03 hereof. Subject to Section 1.03 hereof, if an Event of Default described in clauses (a) through (d) of this Section 7.02 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer under the Trust Agreement, other than its rights as a Certificateholder. Subject to Section 1.03 hereof if an Event of Default described in clauses (e) and (f) of this Section 7.02 shall occur, the Trustee may terminate, by notice in writing to the Master Servicer, all the rights and obligations of the Master Servicer under the Trust Agreement, other than its rights as a Certificateholder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Trust Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall, to the maximum extent permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 7.02 (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under the Trust Agreement on or prior to the date of such termination. Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers under the Trust Agreement, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer but for such termination.

        Upon any such termination, the Trustee shall, to the maximum extent permitted by law, be the successor in all respects to the Master Servicer in its capacity as master servicer under the Trust Agreement, but the Trustee shall not have any liability for, or any duty or obligation to perform, any duties or obligations of the Master Servicer required to be performed prior to the date that the Trustee becomes successor master servicer.

        As successor master servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such. The Trustee shall also, as successor master servicer, be entitled to all the protections and indemnification afforded to the Master Servicer pursuant to Section 6.03 hereof.

        Notwithstanding the above but subject to Section 1.03 hereof, upon the occurrence of an Event of Default, if the Trustee shall be unwilling so to act, or shall, if it is unable so to act or, if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer. No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement. Pending appointment of a successor to the Master

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


Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

        In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in the Trust Estate as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer under the Trust Agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        Upon the occurrence of any Event of Default, the Trustee, in addition to the rights specified in this Section 7.02, shall have the right, in its own name and as Trustee, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by the Trust Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy and no delay or failure to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

        For the purposes of this Section 7.02 and Section 8.01 hereof, the Trustee shall not be deemed to have knowledge of an Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of such Event of Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or the Trust Agreement.

        Section 7.03.  Notification to Certificateholders

        (a) Upon any termination pursuant to Section 7.01 or Section 7.02 hereof, or any appointment of a successor to a Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

        (b) Within 60 days after the occurrence of any Event of Default or the Trustee's receipt of notice of the occurrence of any event permitting termination of a Servicer, the Trustee shall transmit by mail to the Certificateholders notice of each such Event of Default or event known to the Trustee, unless such Event of Default or event shall have been cured or waived.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

        Section 8.01.  Duties of Trustee

        The Trustee, prior to the occurrence of an Event of Default and after the curing of each Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. During an Event of Default of which the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Trustee, upon receipt of any resolution, certificate, statement, opinion, report, document, order or other instrument specifically required to be furnished to it pursuant to any provision of the Trust Agreement, shall examine such instrument to determine whether it conforms to the requirements of the Trust Agreement; provided, however, that the Trustee shall be under no duty to recalculate, verify or recompute any information provided to it hereunder by Saxon or the Master Servicer. If any such instrument is found not to conform to the requirements of the Trust Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee shall provide notice thereof to the Certificateholders.

        No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

        (a) prior to the occurrence of an Event of Default, and after the curing of each Event of Default, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust

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Agreement, no implied covenants or obligations shall be read into the Trust
Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

        (b) the Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

        (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement;

        (d) any determination of negligence or bad faith of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

        (e) in no event shall the Trustee be held liable for the actions or omissions of the Master Servicer or a Servicer (excepting the Trustee's own actions as Master Servicer or Servicer), and in connection with any action or claim for recovery sought against the Trustee based upon facts involving the acts or omissions of the Master Servicer or Saxon, or involving any allegation or claim of liability or recovery against the Trustee by the Master Servicer or by a Seller, the Trustee shall not be held to a greater standard of care than the Master Servicer or the Seller would be held in such situation. No provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein (which duties shall not be deemed to include actions required to be taken by the Trustee arising out of the failure of another person to take any required action hereunder).

        Section 8.02.  Certain Matters Affecting the Trustee

        (a)    Except as otherwise provided in Section 8.01 hereof:

               (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

               (ii) the Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

               (iii) the Trustee may consult with counsel chosen with due care and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

               (iv) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

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

               (v) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

               (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action. The expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

               (vii) the Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties thereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement;

               (viii) whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 8.01 hereof;

               (ix) the permissive right or authority of the Trustee to take any action enumerated in the Trust Agreement shall not be construed as a duty or obligation; and

               (x) the Trustee shall not be deemed to have notice of any matter, including, but limited to, any Event of Default, unless an Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or the Trust Agreement.

        (b) All rights of action under the Trust Agreement or under any of the Certificates that are enforceable by the Trustee may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at any trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.

        Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans

        The recitals contained in the Trust Agreement and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of Saxon, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by Saxon of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to Saxon in respect of the Mortgage Loans or deposited in or withdrawn from the Asset Proceeds Account or the Master Servicer Custodial Account other than any funds held by or on behalf of the Trustee in accordance with Sections 3.01 and 3.02 hereof or as owner of the Regular Interests of the Pooling REMIC.

        Section 8.04.  Trustee May Own Certificates

        The Trustee, the Paying Agent, the Certificate Registrar or the Custodian in its respective individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, the Paying Agent, the Certificate Registrar or the Custodian.

        Section 8.05.  Trustee's Fees

        The Trustee shall be entitled to receive the Trustee Fee as compensation for its services under the Trust Agreement. The Trustee Fee shall be payable from amounts received with respect to the Mortgage Loans. Saxon shall

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indemnify and hold harmless the Trustee, the Paying Agent, the Certificate
Registrar or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with the Trust Agreement (other than a loss, liability or expense subject to indemnification by the Master Servicer pursuant to Section 6.01 hereof), any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee, the Paying Agent, the Certificate Registrar or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee, the Paying Agent or the Certificate Registrar under the Trust Agreement or the duties of the Custodian under any custodial agreement other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence in the performance of the duties under the Trust Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement). The provisions of this
Section 8.05 shall survive the resignation or removal of the Trustee, the Paying Agent or the Certificate Registrar and the termination of the Trust Agreement and the resignation or removal of the Custodian under any custodial agreement. The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

        Section 8.06.  Eligibility Requirements for Trustee

        The Trustee shall at all times be a bank or trust company that: (i) is not an Affiliate, (ii) is organized and doing business under the laws of the United States or any state thereof and is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $50,000,000, and (iv) is subject to supervision or examination by a federal or state authority. If such bank or trust company publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06 the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07 hereof.

        Section 8.07.  Resignation and Removal of the Trustee

        The Trustee may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to Saxon, the Master Servicer and all Certificateholders. Upon receiving such notice of resignation, Saxon shall promptly, subject to Section 1.03 hereof, appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. Saxon shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and each Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by Saxon, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Saxon, subject to Section
1.03 hereof, may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. Saxon shall also deliver a copy of such instrument to the Certificateholders, the Master Servicer and each Servicer.

        Subject to Section 1.03 hereof, the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of Saxon, the Trustee so removed and the successor so appointed. Saxon shall deliver a copy of such instruments to the Certificateholders, the Master Servicer and each Servicer.

        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

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        Section 8.08.  Successor Trustee

        Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to Saxon, the Master Servicer and the predecessor trustee an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver, or cause to be delivered, to the successor trustee all Trustee Mortgage Loan Files and related documents and statements held by it under the Trust Agreement, and Saxon, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

        No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

        Upon acceptance of appointment by a successor trustee as provided in this Section, Saxon shall mail notice of the succession of such trustee under the Trust Agreement to all Certificateholders at their addresses as shown in the Certificate Register. If Saxon fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Saxon.

        Section 8.09.  Merger or Consolidation of Trustee

        Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement provided such Person shall be eligible under the provisions of
Section 8.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 8.10.  Appointment of Trustee or Separate Trustee

        For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, Saxon, the Master Servicer and the Trustee acting jointly, subject to
Section 1.03 hereof, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as Saxon, the Master Servicer or the Trustee may consider necessary or desirable. If Saxon or the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee(s) or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

        In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Trust Agreement or as successor to the Master Servicer pursuant to Section 7.02 hereof), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct

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


of or affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

        Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Any expense associated with the appointment of a separate trustee or co-trustee shall not be an expense of the Master Servicer.

        Section 8.11.  Appointment of Custodians

        The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor by the Trustee, subject to Section 1.03 hereof, pursuant to a Custody Agreement satisfactory in form and substance to the Trustee. Subject to Section 1.03 hereof, the Trustee shall terminate the appointment of any Custodian and appoint a substitute custodian upon the request of the Master Servicer. The Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File. Any such Custodian may not be an affiliate of Saxon or any Seller.

        Section 8.12. Trustee May Enforce Claims Without Possession of Certificates

        All rights of action and claims under the Trust Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                                   ARTICLE IX
               TERMINATION OF THE TRUST; PURCHASE OF CERTIFICATES

        Section 9.01.  Termination of Trust

        The Trust created under a Trust Agreement and all obligations created thereby will terminate upon the payment to the Holders of all Certificates (including the Certificate Insurer, pursuant to its subrogation and reimbursement rights), from amounts other than those available under the Certificate Insurance Policies, of all amounts held by the Trustee and required to be paid to such Holders pursuant to this Agreement upon the last to occur of
(a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) if an election has been made to treat certain assets of the Trust as a REMIC, at any time when a Qualified Liquidation of the REMIC is effected as described below. To effect a termination of this Agreement pursuant to clause
(c) above, the Holders of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation , as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes, as to the REMIC, a Qualified Liquidation, and the Trustee either shall sell the assets constituting the REMIC and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all the assets of the Trust Estate to the remaining Holders of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. The Holders of the Certificates agree, by acceptance of Certificates, that there may be no claim under any Certificate Insurance Policy following termination of the Trust pursuant to clause (c) of the first sentence of this Section 9.01 without the consent of the Certificate Insurer. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United

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States, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Holder and Certificate Insurer in the manner set forth in Section 11.05 hereof.

        Section 9.02.  Optional Termination

        (a) On any Master Servicer Remittance Date on or after the Initial Optional Termination Date, Saxon or the Holders of a majority in Percentage Interests of the Class of Certificates designated in the Trust Agreement (the "Designated Class") may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account to the Asset Proceeds Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus in all cases all accrued and unpaid Servicing Fees and Master Servicing Fees plus any unpaid Reimbursement Amounts plus the aggregate amount of any unreimbursed Advances and any Advances which a Servicer or the Master Servicer has theretofore failed to remit; but in any event such purchase amount shall be sufficient to retire all other Certificates in full. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

        (b) If an election has been made to treat certain assets of the Trust as a REMIC, in connection with any such purchase, Saxon or such Holders shall direct the Trustee to adopt and the Trustee shall adopt, as to the REMIC, a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer, and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidation constitutes, as to the REMIC, a Qualified Liquidation. In addition, Saxon or such Holders shall provide to the Trustee an Opinion of Counsel acceptable to the Trustee to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

        (c) Promptly following any purchase described in this Section 9.02, the Trustee will release the Trustee Mortgage Loan File to the Holders of the Designated Certificates or otherwise upon their order.

        Section 9.03.  Optional Purchase

        On any Distribution Date on or after the Initial Optional Termination Date, the Holders of a majority in Percentage Interests of the Designated Class may purchase the Certificates of all other Classes by depositing with the Paying Agent on the preceding Master Servicer Remittance Date an amount equal to the Certificate Principal Balance of such Certificates on such Distribution Date plus interest thereon to such Distribution Date.

        Section 9.04.  Termination Upon Loss of REMIC Status

        If a REMIC has been formed with respect to all or any portion of the Trust Estate:

        (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Holders of a majority in Percentage Interests of the Regular Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as prepared by the Master Servicer, and
(ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account representing collections of principal on the Mortgage Loans during the current Remittance Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the Adjusted Pass-Through

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



Rate and (z) the aggregate amount of any unreimbursed Advances and any Advances which a Servicer or Master Servicer has theretofore failed to remit.

        Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Servicers and the Holders of the Residual Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Residual Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Scheduled Principal Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass-Through Rate, (b) the aggregate amount of any unreimbursed Advances and unpaid Servicing Fees and Master Servicing Fees, (c) any Advances which a Servicer or Master Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount.

        If, during the Purchase Option Period, the Holders of the Residual Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) if the Certificate Insurer or the Holders of a majority in Percentage Interests of the Regular Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and reimburse the Servicers or Master Servicer for unreimbursed Advances, Master Servicing Fees, and Servicing Fees and distribute the remaining proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or Holders with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) if the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) above, the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

        (b) Following a Final Determination, the Holders of a majority in Percentage Interests of the Residual Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer selected by such Holders which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Scheduled Principal Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed Advances, Servicing Fees and Master Servicing Fees, (c) the interest portion of any Advances which a Servicer or Master Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives such Holders notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Holders shall direct the Trustee to adopt a plan of complete liquidation acceptable to the Certificate Insurer, as prepared by the Master Servicer and shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters to the effect that such purchase constitutes, as to the REMIC, a Qualified Liquidation.

        Section 9.05.  Disposition of Proceeds

        The Trustee (or the Paying Agent on behalf of the Trustee) shall deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Asset Proceeds Account for application as provided in the Trust Agreement; provided, however, that any amounts representing unrecovered Advances which the Master Servicer

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determined to be non-recoverable and unreimbursed Advances, accrued and unpaid
Master Servicing Fees, and Servicing Fees theretofore funded by a Servicer from such Servicer's own funds shall be paid by the Trustee (or the Paying Agent on behalf of the Trustee) to the Master Servicer or such Servicer, respectively, from the proceeds of the Trust Estate.

                                   ARTICLE X
                              REMIC TAX PROVISIONS

        Section 10.01.  REMIC Administration

        (a) Unless otherwise specified in the Trust Agreement, the Trustee shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as one or more REMICs on Form 1066 or such other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have the Trust (or such assets) treated as one or more REMICs under state law.

        (b) The Master Servicer shall pay any and all tax related expenses (not including taxes) of the Trust and each REMIC, including, but not limited to, any professional fees or expenses related to (i) audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities or (ii) the adoption of a plan of complete liquidation.

        (c) The Master Servicer shall prepare any necessary forms for election as well as all the Trust's and each REMIC's federal and state tax and information returns. At the request of the Master Servicer, the Trustee shall sign and file such returns on behalf of each REMIC. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

        (d) The Master Servicer shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC under the REMIC Provisions or state or local tax law. Among its other duties, if required by the REMIC Provisions, the Master Servicer, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Trustee such information as is necessary for the Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

        (e) Saxon, the Master Servicer, the Trustee (to the extent it has been instructed by Saxon or the Master Servicer), and the Holders of the Residual Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

        (f) Saxon, the Master Servicer, the Trustee (to the extent it has been instructed by Saxon or the Master Servicer), and the Holders of the Residual Certificates shall not take any action required by the Code or REMIC Provisions or fail to take any action, or cause any REMIC to take any action or fail to take any action, that, if taken or not taken, could endanger the status of any such REMIC as a REMIC unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

        (g) Unless otherwise provided in the Trust Agreement, any taxes that are imposed upon the Trust or any REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section
10.02 hereof or as provided in the following sentence) shall be allocated in the same manner as Realized Losses are allocated. Any taxes imposed upon the Trust or any REMIC by the jurisdiction (or any subdivision thereof) in which the Corporate Trust Office of the Trustee is located that would not have been imposed on the Trust or such REMIC in the absence of any legal or business connection between the Trustee and such jurisdiction (or locality), shall be paid by the Trustee and, notwithstanding anything to the contrary in the Trust Agreement, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

        (h) Unless otherwise provided in the Trust Agreement, the Master Servicer or an Affiliate shall acquire a Residual Certificate in each REMIC and will act as the Tax Matters Person of each REMIC and perform various tax administration functions of each REMIC as its agent. If the Master Servicer or an Affiliate is unable for any reason to fulfill its duties as Tax Matters Person for a REMIC, the holder of the largest Percentage Interest of the Residual Certificates in such REMIC shall become the successor Tax Matters Person of such REMIC.

        Section 10.02.  Prohibited Activities

        Except as otherwise provided in the Trust Agreement, neither Saxon, the Master Servicer, the Holders of the Residual Certificates, nor the Trustee shall engage in, nor shall the parties permit, any of the following transactions or activities unless it has received (i) a Special Tax Opinion and (ii) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

               (i) the sale or other disposition of, or substitution for, any Mortgage Loan except pursuant to (A) a foreclosure or default with respect to such Mortgage Loan, (B) the bankruptcy or insolvency of any REMIC, (C) the termination of any REMIC pursuant to Section 9.02 hereof or (D) a substitution or purchase in accordance with Section 2.03 hereof;

               (ii) the acquisition of any Mortgage Loan for the Trust after the Closing Date except (A) during the three-month period beginning on the Closing Date pursuant to a fixed price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Master Servicer or (B) a substitution in accordance with Section
        2.03 hereof;

               (iii) the sale or other disposition of any investment in the Asset Proceeds Account at a gain;

               (iv) the sale or other disposition of any asset held in a Reserve Fund for a period of less than three months (a "Short-Term Reserve Fund Investment") if such sale or other disposition would cause 30% or more of a REMIC's income from such Reserve Fund for the taxable year to consist of gain from the sale or disposition of Short-Term Reserve Fund Investments;

               (v) the withdrawal of any amounts from any Reserve Fund except
        (A) for the distribution pro rata to the Holders of the Residual Certificates or (B) to provide for the payment of expenses of the related REMIC or amounts payable on the Certificates in the event of defaults or late payments on the Mortgage Loans or lower than expected returns on funds held in the Asset Proceeds Account, as provided under section 860G(a)(7) of the Code;

               (vi) the acceptance of any contribution to the Trust except (A) a cash contribution received during the three month period beginning on the Closing Date, (B) any transfer of funds from a Mortgagor Bankruptcy Fund, Special Hazard Fund or Interest Fund to the Asset Proceeds Account, (C) a cash contribution to a Reserve Fund owned by a REMIC that is made pro rata by the Holders of the Residual Certificates, (D) a cash contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 9.04(a)(A) hereof, or (E) any other cash contribution approved by the Master Servicer after consultation with tax counsel; or

               (vii) any other transaction or activity that is not contemplated by the Trust Agreement.

        Any party causing the Trust to engage in any of the activities prohibited in this Section 10.02 shall be liable for the payment of any tax imposed on the Trust pursuant to section 860F(a)(1) or 860G(d) of the Code as a result of the Trust engaging in such activities.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

        Section 11.01.  Amendment of Trust Agreement

        The Trust Agreement may be amended or supplemented from time to time by Saxon, the Master Servicer and the Trustee, subject to Section 1.03 hereof, but without the consent of any of the Certificateholders (i) to cure any ambiguity,
(ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust, as applicable under the Code at all times that any Certificates are outstanding or (iv) to make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust that are not covered by the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency to the effect that such amendment or supplement will not cause such Rating Agency to reduce the then current rating assigned to such Certificates.

        The Trust Agreement may also be amended from time to time by Saxon, the Master Servicer and the Trustee, subject to Section 1.03 hereof, and with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. For purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of Saxon or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

        Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

        It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        Section 11.02.  Recordation of Agreement; Counterparts

        To the extent permitted by applicable law, the Trust Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of or all the properties subject to the Security Instruments are situated, and in any other appropriate public recording office or elsewhere, only if such recording is deemed necessary by an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Trustee) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

        For the purpose of facilitating the recordation of the Trust Agreement as herein provided and for other purposes, the Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 11.03.  Limitation of Rights of Certificateholders

        The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision thereof.

        No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Trust Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or seek to obtain priority over or preference to any other Certificateholders or to enforce any right under the Trust Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.04.  Governing Law

        The Trust Agreement shall be construed in accordance with and governed by the laws of the State applicable to agreements made and to be performed therein.

        Section 11.05.  Notices

        All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to the party concerned at its address set forth in the Trust Agreement, or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by any such party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

        Section 11.06.  Severability of Provisions

        If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Certificateholders.

        Section 11.07.  Sale of Mortgage Loans

        It is the express intent of Saxon and the Trustee that the conveyance of the Mortgage Loans by Saxon to the Trustee pursuant to the Trust Agreement be construed as a sale of the Mortgage Loans by Saxon to the Trustee for the benefit of the Certificateholders. It is, further, not the intention of Saxon and the Trustee that such conveyance be deemed a pledge of the Mortgage Loans by Saxon to the Trustee for the benefit of the Certificateholders to secure a debt or other obligation of Saxon. Nevertheless, if, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of Saxon then (i) the Trust Agreement shall be deemed to be a security agreement within the meaning of Article 9 of the UCC, (ii) the conveyance by Saxon provided for in the Trust Agreement shall be deemed to be a grant by Saxon to the Trustee for the benefit of the Certificateholders of a security interest in all Saxon's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, but not limited to, all amounts, other than investment earnings, from time to time held or invested in the Master Servicer Custodial Account or Asset Proceeds Account, whether in the form of cash, instruments, securities or other property, (iii) the possession by the Trustee or the Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC of the State and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Saxon and the Trustee (to the extent it has been instructed by Saxon or the Master Servicer) shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement.

        Section 11.08.  Notice to Rating Agency

        (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

               (ii) the occurrence of any Event of Default involving the Master Servicer that has not been cured or any recommendation by the Master Servicer that a Servicing Agreement with a Servicer be terminated;

               (iii) the resignation, termination or merger of Saxon, the Master Servicer, the Trustee or any Servicer;

               (iv)   the purchase or substitution of Mortgage Loans pursuant to
        Section 2.03 hereof;

               (v)    the final payment to Certificateholders;

               (vi) any change in the location of any Master Servicer Custodial Account, Reserve Fund or Asset Proceeds Account;

               (vii) any event that would result in the inability of the Servicer or the Master Servicer to make Advances regarding delinquent Mortgage Loans or the inability of the Trustee to make any such Advance if it is serving as the Master Servicer pursuant to Section 7.02 hereof;

               (viii) any change in applicable law that would require an Assignment of a Security Instrument, not previously recorded pursuant to
        Section 2.01 hereof, to be recorded in order to protect the right, title and interest of the Trustee in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan.

        (b) The Master Servicer shall promptly notify the Trustee of any of the events listed in Section 11.08(a) of which it has actual knowledge. In addition, the Trustee shall promptly furnish to each Rating Agency at its address set forth in the Trust Agreement copies of the following:

               (i)     each report to Certificateholders described in Section
        4.01 hereof; and

               (ii)    each Annual Compliance Statement.

        (c) Any notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service, to each Rating Agency at the address specified in the Trust Agreement.

                                                                   Exhibit A-1

                         FORM OF INITIAL CERTIFICATION

                             [____________], 199[_]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]
[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]

              Trust Agreement, dated as of [____________], 199[_]
                     among Saxon Asset Securities Company,
                  [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

        In accordance with Section 2.02 of the Standard Terms to the above-captioned Trust Agreement, the Custodian hereby certifies that, as to each mortgage loan listed in the Mortgage Loan Schedule [to the Trust Agreement referred to above] [to the Subsequent Sales Agreement dated [ ], 199[ ], has reviewed the Trustee Mortgage Loan File and determined that, except as noted on the Schedule of Exceptions attached hereto: (i) all documents required to be included in the Trustee Mortgage Loan File (as set forth in Section 2.01 of the Standard Terms) are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on its examination, or the examination by a Custodian on its behalf, and only as to such documents, the information set forth on such Mortgage Loan Schedule accurately reflects the information set forth in the Trustee Mortgage Loan File. The Custodian further certifies that its review of each Trustee Mortgage Loan File included each of the procedures listed in clause (b) of
Section 2.02 of the Standard Terms.

        The Custodian further certifies as to each Mortgage Note that:

        (1) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; and

        (2) the Mortgage Note bears an endorsement (which appears to be an original) as required pursuant to clause (a) of the definition of Trustee Mortgage Loan File.

        Except as described herein, neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File. Neither the Trustee nor the Custodian makes any representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Trust Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan File should include any surety or guaranty agreement, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.


                                     A-1-1

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.

                              [CUSTODIAN],

                              as custodian

                              By:____________________________

                              Title:_________________________




                                     A-1-2

                                                                     Exhibit A-2

                          FORM OF FINAL CERTIFICATION

                             [____________], 199[_]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]
[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]

              Trust Agreement, dated as of [____________], 199[_]
                     among Saxon Asset Securities Company,
                  [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

        In accordance with Section 2.02 of the Standard Terms to the above-captioned Trust Agreement, the Custodian hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received a complete Trustee Mortgage Loan File which includes each of the documents required to be included in the Trustee Mortgage Loan File.

        Except as specifically required in the above-captioned Trust Agreement, neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File. Neither the Trustee nor the Custodian makes any representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Trust Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan File should include any surety or guaranty agreement, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.

                              [CUSTODIAN],

                              as custodian

                              By:____________________________

                              Title:_________________________




                                     A-2-1

                                                                       Exhibit B
                           FORM OF RECORDATION REPORT

                                               [____________], 199[_]
[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]
[TRUSTEE]

[-------------------------]
[-------------------------]
Attention:  [____________________]

               Trust Agreement, dated as of [____________], 199[_]
                      among Saxon Asset Securities Company,
                   [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

        In accordance with Section 2.02(e) of the Standard Terms, the Custodian hereby notifies you that, as of the date hereof with respect to the following Mortgage Loans, it has not received the indicated documents.

        If a Security Instrument for any Mortgage Loan has not been recorded and the original recorded Security Instrument or a copy of such recorded Security Instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office has not been delivered to the Trustee (or to a Custodian on its behalf), the Seller or Servicer may be required to purchase such Mortgage Loan from the Trustee if such defect materially and adversely affects the value of the Mortgage Loan or the interest of the Trust therein.

        [If an Assignment to the Trustee or a Custodian on its behalf, as applicable, of the Seller's interest in a Security Instrument has not been recorded within one year of the Closing Date, the Seller or Servicer shall be required to (i) purchase the related Mortgage Loan from the Trustee or (ii) if there have been no defaults in the Monthly Payments on such Mortgage Loan, deposit an amount equal to the Purchase Price into an escrow account maintained by the Trustee.]



                                            Documents Not Received
                                   _____________________________________

                                               Original Recorded

Saxon Loan Number       Original Recorded        Assignment of
                       Security Instrument     Security Instrument
------------------    -----------------------  ---------------------
                    or certified copy thereof  or certified copy thereof




               *Also required with regard to any intervening Assignments.

                              [TRUSTEE],

                              as Trustee

                              By:____________________________

                              Title:_________________________

                                                             Exhibit C

                           FORM OF REMITTANCE REPORT

                         Saxon Asset Securities Company

        Trust:  Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

        Distribution Date:  [____________], 199[_]

        Reporting Month:  [____________] 199[_]

               The following class, series and collateral information will be included on each Remittance Report, as appropriate:

Class Level                         Collateral Level                       Series Level
----------                          -----------------                      ------------

Class Name                           Asset Proceeds Account -               Scheduled Principal

Pass-Through Rate                      Deposits and Withdrawals             Unscheduled Principal

Beginning Balance                    Balance Information for                Scheduled Interest

Interest Distribution                  Other Accounts                       Beginning Loan Count

Principal Distribution               Advances on Delinquencies              Ending Loan Count

Realized Losses                      Beginning Balance                      Realized Losses

Ending Balance                       Interest Distribution                  Weighted Average Maturity

Aggregate Realized Losses            Principal Distribution                    (WAM)

Original Balance                     Realized Losses                        Weighted Average

Record Date                          Ending Balance                         Mortgage Note Rate

Interest Distribution Factor         Total Distribution                     Total Distribution

Principal Distribution Factor        Aggregate Realized Losses              Weighted Average Net Rate

Remaining Principal Factor           Original Balance                       Weighted Average Pass-

Scheduled Principal                  Remaining Principal Factor               Through Rate

Unscheduled Principal                Scheduled Principal                    Delinquency Statistics

Current Interest                     Unscheduled Principal                     - 30, 60, and 90 day

Recovery/(Shortfall)                 Current Interest                          delinquencies; foreclosures

Accretion                            Recovery/(Shortfall)                      and REO's

                                     Accretion



                                                                 Exhibit D


                 FORM OF RULE 144A AGREEMENT-QIB CERTIFICATION

                         SAXON ASSET SECURITIES COMPANY

    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [___]

                             [____________], 199[_]


[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]
Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060

Attention:  [____________________]

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Trustee and the Trust as follows:

         1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

         2. The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither Saxon, the Master Servicer, the Certificate Registrar, the Paying Agent, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

         3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a "qualified institutional buyer," and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms to the Trust Agreement.

         4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and
(b) the Trust Agreement referred to below.

         5. If applicable, the Transferee has complied or will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee, pursuant to which the Purchased Certificates were issued.

         IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement--QIB Certification to be executed by a duly authorized representative this [____] day of [____________], 199[_].

                                  [TRANSFEREE]

                        By:____________________________

                        Title:_________________________

                                                     Annex A1 to Exhibit D

             TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES
             ------------------------------------------------------

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (a) the Transferee owns and/or invests on a discretionary basis at least $100,000,000 in securities or, if the Transferee is a dealer, the Transferee owns and/or invests on a discretionary basis at least $10,000,000 in securities. The Transferee owned and/or invested on a discretionary basis at least $[____________] in securities (except for the excluded securities referred to in paragraph 3 below) as of [_____________], 199[_] [specify a date on or since the end of the Transferee's most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

         _____ Corporation. etc. The Transferee is an organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a) (2) of the Securities Act or a savings and loan association or other similar institution referenced in Section 3(a) (5) (A) of the Securities Act), a partnership, or a Massachusetts or similar business trust.

         ____ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a) (2) of the Securities Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                  (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

         _____ Saving and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in
                  Section 3(a) (5) (A) of the Securities Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

         _____    Broker-dealer.   The  Transferee  is  a  dealer   registered
                  pursuant to Section 15 of the Certificates Exchange Act of 1934, as amended (the "1934 Act").

         _____ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the Securities Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

         _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

         _____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

                                     D-1-1

         _____ Other. The Transferee qualifies as a "qualified institutional buyer" as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a "qualified institutional buyer" as defined in Rule 144A.

         3. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

         6. Will the Transferee be purchasing  YES     NO

the Purchased Certificates only for the Transferee's own account?

            If the answer to the foregoing question is "NO", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                     D-1-2

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this [____] day of [____________], 199[_].

                                  [TRANSFEREE]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

                        Date:__________________________

                  Saxon Asset Securities Company,

                  Mortgage Loan Asset Backed Certificates, Series 199[_]-[_], Class [___]


                                     D-1-3

                                                Annex A2 to Exhibit D

              TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES
              ----------------------------------------------------


         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the 'Transferee") or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (a) the Transferee is an investment company (a "Registered Investment Company") registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (b) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to in paragraph 4 below) as of [____________], 199[_] [specify a date on or since the end of the Transferee's most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities to the Transferee or the Transferee's Family of Investment Companies was used.

         _____ The Transferee owned $[____________] in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $[____________] in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                  144A).

         3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company, as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

         4. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

         6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                     D-2-1

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this [____] of [____________], 199[_].

                            [TRANSFEREE OR ADVISOR]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

                        Date:__________________________

                  Saxon Asset Securities Company,

                  Mortgage Loan Asset Backed Certificates, Series 199[_]-[_], Class [___]

                                 IF AN ADVISER:

                                 Print Name of Transferee

                                 Date:__________________________


                                     D-2-2

                                                   Exhibit E

                          FORM OF TRANSFEREE AGREEMENT

                         SAXON ASSET SECURITIES COMPANY

    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [___]

                             [____________], 199[_]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Trustee and the Trust as follows:

         1. Representations and Warranties. The Transferee represents and warrants:

                  (a) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Purchased Certificates and to enter into this Agreement, and has duly executed and delivered this Agreement.

                  (b) The Transferee is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution of the Purchased Certificates, in whole or in part, in violation of
         Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                  (c) The Transferee is an "Accredited Investor" as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

                  (d) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

                  (e) The Transferee confirms that Saxon has made available to the Transferee the opportunity to ask questions of, and receive answers from, Saxon concerning Saxon, the Trust, the purchase by the Transferee of the Purchased Certificates and all matters relating thereto, and to obtain additional information relating thereto that Saxon possesses or can acquire without unreasonable effort or expense.

         2.       Covenants.  The Transferee Covenants:

                  (a) The Transferee will not make a public offering of the Purchased Certificates, and will not reoffer or resell the Purchased Certificates in a manner that would render the issuance and sale of the Purchased

         Certificates, whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto;

                  (b) The Transferee agrees that, in its capacity as holder of the Purchased Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Purchased Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust Agreement and the securities; and

                  (c) If applicable, the Transferee will comply in all material respects with respect to the Purchased Certificates with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         3.       Transfer Restrictions.

                  (a) The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. If so requested by the Master Servicer or the Trustee, the Transferee and the transferor shall certify to Saxon, the Master Servicer and the Trustee as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither Saxon, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

                  (b) In the event that the transfer is to be made within three years of the date the Purchased Certificates were acquired by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Master Servicer or the Trustee may require an Opinion of Counsel (which shall not be an expense of Saxon, the Master Servicer or the Trustee) that such transfer is not required to be registered under the Securities Act or state securities laws.

                  (c) Any Certificateholder desiring to effect a transfer shall, and does hereby agree to, indemnify Saxon, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

                  (d) The transfer of the Certificates may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms of the Trust Agreement.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee, pursuant to which the Purchased Certificates were issued.

         IN WITNESS WHEREOF, the undersigned has caused this Transferee Agreement to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                                  [TRANSFEREE]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

                                                            Exhibit F

                         FORM OF BENEFIT PLAN AFFIDAVIT

Re:      Saxon Asset Securities Company
         Series 199[_]-[_] Trust (the "Trust")
         Mortgage Loan Asset Backed Certificates, Class [___]

STATE OF [____________]
                           ss:
CITY OF [_____________]


         Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

         1. I am a duly authorized officer of [____________] (the "Purchaser"), whose taxpayer identification number is [____________], and on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring a Class [___] Certificate representing an interest in the Trust, certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3.  The Purchaser either:

                  (i) (A) is not a Plan Investor and (B) either (I) is not an insurance company or (II) is an insurance company, in which case none of the funds used by the Purchaser in connection with its purchase of the Certificates constitute plan assets as defined in the Plan Asset Regulations ("Plan Assets") and its purchase of the Certificates shall not result in the Certificates or the assets of the Trust being deemed to be Plan Assets;

                  (ii) is an insurance company and either (A) represents that the funds used to purchase the Certificates are held in an "insurance company pooled separate account" within the meaning of United States Department of Labor Prohibited Transaction Class Exemption 90-1 ("PTCE 90-1") and that each of the applicable conditions set forth in PTCE 90-1 are met with respect to the purchase and holding of the Certificates, or (B) represents that the funds used to purchase the Certificates are held in an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that each of the applicable conditions set forth in PTCE 95-60 are met with respect to the purchase and holding of the Certificates; or

                  (iii) has provided a Benefit Plan Opinion, obtained at the Transferee's expense.

         All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto.

         IN WITNESS WHEREOF, the undersigned has caused this Benefit Plan Affidavit to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                                  [PURCHASER]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

         Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Purchaser, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Purchaser.

         Subscribed and sworn before me this [____] day of [____________], 199[_].

                         ------------------------------

                                 Notary Public

         My commission expires the [____] day of [____________], 199[_].

                                                             Exhibit G

                     FORM OF RESIDUAL TRANSFEREE AGREEMENT

                         SAXON ASSET SECURITIES COMPANY

     MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [R]

                             [____________], 199[_]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Residual Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Trustee, and the Trust as follows:

         1. Representations and Warranties. The Transferee represents and warrants:

                  (a) The Transferee's taxpayer identification number is as set forth on the signature page hereof;

                  (b) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Residual Certificates and to enter into this Agreement, and has duly executed and delivered this Agreement;

                  (c) The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes a "residual interest" in one or more real estate mortgage investment conduits (each, a "REMIC") and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of each such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by such Residual Certificates, (iii) it has the financial wherewithal and intends to pay any tax imposed on the income that it derives from the Certificates as they become due, and (iv) it has historically paid its debts as they became due and intends to pay its debts as they become due in the future;

                  (d) The Transferee (i) has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates, (ii) has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision, and (iii) is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment;

                  *(e) The Transferee is acquiring the Residual Certificates for its own account as principal and not with a view to the resale or distribution thereof, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"); and

                  *(f) The Transferee confirms that Saxon has made available to the Transferee the opportunity to ask questions of, and receive answers from, Saxon concerning Saxon, the Trust, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that Saxon possesses or can acquire without unreasonable effort or expense.

         2.       Covenants.  The Transferee covenants:

                  *(a) The Transferee will not make a public offering of the Residual Certificates, and will not reoffer or resell the Residual Certificates in a manner that would render the issuance and sale of the Residual Certificates whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto;

                  (b) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust Agreement and the Certificates;

                  (c) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products;

                  (d) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Trust Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to Saxon or the Trust may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust;

                  (e) The Transferee hereby agrees that the Master Servicer or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of each related REMIC as a REMIC, (ii) be, and perform the functions of, each such REMIC's tax matters person ("TMP"), and (iii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above;

                  (f) The Transferee hereby agrees to cooperate with the TMP and to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of each related REMIC;

                  (g) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of any related REMIC or result in the imposition of tax on any such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable;

                  (h) The Transferee hereby agrees to be bound by all the provisions of the Trust Agreement applicable to the holders of a Residual Certificate including, but not limited to, Section 5.05(c) of the Standard Terms to the Trust Agreement (which relates to the transfer of a Residual Certificate), and acknowledges that each Residual Certificate will bear a legend setting forth the applicable restrictions on transfer;

                  (i) The Transferee hereby agrees that it shall pay any tax or reporting costs borne by a REMIC as result of its purchase of the Residual Certificates or any beneficial interest therein in violation of Section 5.05(c) of the Standard Terms to the Trust Agreement to the extent such tax or reporting costs are not paid by the Transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee;

                  (j) The Transferee hereby agrees to indemnify and hold harmless Saxon, the Master Servicer, the Trustee, the Trust and each other holder of a Residual Certificate from and against any tax liability or reporting costs arising from its violation of the restrictions on transfer contained in Section 5.05(c) of the Standard Terms to the Trust Agreement or its breach of any of its representations, warranties, or covenants contained herein; and

                  (k) The Transferee agrees that it will take no action to question or invalidate the interest of the Trust in the Mortgage Loans or seek or maintain any claim or interest in the Mortgage Loans having a priority over the interest of the Trust in such Mortgage Loans.

The representations and covenants above marked with an * apply only to Residual Certificates that are Private Certificates.

         3.  Acknowledgments.

                  (a) The Transferee acknowledges that, if the Residual Certificates are Private Certificates, the Residual Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither Saxon, the Master Servicer nor the Trust is under any obligation to register the Certificate or make an exemption from such registration available.

                  (b) The Transferee acknowledges that if a Residual Certificate is transferred to a Non-U.S. Person, the transfer will not be recognized by the Withholding Agent (as defined below) unless the Withholding Agent has received from the Transferee an affidavit substantially in the form of Exhibit H-1 attached to the Standard Terms to Trust Agreement.

                  (c) The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the Treasury regulations thereunder (the "Withholding Agent") may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the Transferee (after giving effect to the withholding of taxes imposed on such Transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent.

                  (d) The Transferee acknowledges the Withholding Agent may (i) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (ii) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such Transferee on each Certificate it holds, and (iii) pay to the Internal Revenue Service all such amounts withheld.

                  (e) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have "tax avoidance potential" (as defined in Treasury regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes, and that Treasury regulations or other administrative guidance issued by the Treasury may effectively prohibit the transfer of the Residual Certificates to Non-U.S. Persons.

                  (f) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with such Certificates within the meaning of Treasury regulation section 1.860E-1(c)(1).

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                        [TRANSFEREE]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

                        Taxpayer ID #__________________

                                                                   Exhibit H-1

                       FORM OF NON-U.S. PERSON AFFIDAVIT
                       AND AFFIDAVIT PURSUANT TO SECTIONS
                          860D(a)(6)(A) and 86OE(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re:      Saxon Asset Securities Company
         Series 199[_]-[_] Trust (the "Trust")
         Mortgage Loan Asset Backed Certificates, Class [R]

STATE OF [____________]
                           ss:
CITY OF [_____________]


         Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

         1. I am a duly authorized officer of [____________________] (the "Transferee") and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the Class [R] Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code and the Treasury regulations thereunder on income derived from the Residual Certificates (a "Non-U.S. Person").

         4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

         5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.

         6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment of such tax to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the Treasury regulations thereunder (the "Withholding Agent").

         7. The Transferee understands that until it provides written evidence of the payment of tax due upon the disposition of a Residual Certificate to the Withholding Agent pursuant to paragraph 6 above, the Withholding Agent may (i) withhold an amount equal to such tax from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and (ii) pay the withheld amount to the Internal Revenue Service.


                                     H-1-1

         8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificate it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

         9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

         10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

         11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

         12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a) (2) (C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         13. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by Saxon (upon the advice of counsel to Saxon) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.


                                     H-1-2

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].

                        [TRANSFEREE]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

         Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this [____] day of [____________], 199[_].

                         ------------------------------

                                 Notary Public

         My commission expires the [____] day of [____________], 199[_].



                                     H-1-3

                                                                  Exhibit H-2

                         FORM OF U.S. PERSON AFFIDAVIT
               PURSUANT TO SECTIONS 860D(a)(6)(A) and 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re:      Saxon Asset Securities Company
         Series 199[_]-[_] Trust (the "Trust")
         Mortgage Loan Asset Backed Certificates, Class [R]

STATE OF [____________]
                           ss:
CITY OF [_____________]


         Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

         1. I am a duly authorized officer of [____________________] (the "Transferee") and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the Class [R] Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income, or (iv) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

         4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         5. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by Saxon (upon the advice of counsel to Saxon) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].


                                     H-2-1

                                  [TRANSFEREE]

                        By:____________________________

                        Name:__________________________

                        Title:_________________________

         Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this [____] day of [____________], 199[_].

                         ------------------------------

                                 Notary Public

         My commission expires the [____] day of [____________], 199[_].



                                     H-2-2